    As filed with the Securities and Exchange Commission on August 9, 2001


                                                     Registration No. 333-60188
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                                AMENDMENT NO. 4
                                    FORM S-4


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                          DELTA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                     6163                                         11-3336165
      (State of incorporation)                 (Primary standard industrial                   (I.R.S. employer classification
                                                  identification number)                               code number)

                                ----------------

                               1000 Woodbury Road
                            Woodbury, New York 11797
                                 (516) 364-8500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                ----------------
                  DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC
             (Exact name of registrant as specified in its charter)

              DELAWARE                                     6189                                         52-2325327
      (State of incorporation)                 (Primary standard industrial                   (I.R.S. employer classification
                                                  identification number)                               code number)

                                ----------------

                               1000 Woodbury Road
                            Woodbury, New York 11797
                                 (516) 364-8500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                ----------------
                    DELTA FUNDING RESIDUAL MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                     6189                                         52-2325326
      (State of incorporation)                 (Primary standard industrial                   (I.R.S. employer classification
                                                  identification number)                               code number)

                                ----------------

                               1000 Woodbury Road
                            Woodbury, New York 11797
                                 (516) 364-8500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                ----------------

                              Marc E. Miller, Esq.
                          Delta Financial Corporation
                               1000 Woodbury Road
                            Woodbury, New York 11797
                                 (516) 364-8500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------

                                    Copy to:
                            James R. Tanenbaum, Esq.
                              Anna T. Pinedo, Esq.
                         Stroock & Stroock & Lavan LLP
                                180 Maiden Lane
                            New York, New York 10038
                                 (212) 806-5400
                                ----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

       If the securities being registered on this form are being offered in connection with the formation of a holding company, and there is compliance with General Instruction G, check the following box. [ ]

   If the form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                ----------------

   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A) MAY DETERMINE.
===============================================================================

The information contained in this document is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      Subject to Completion August 9, 2001



PROSPECTUS

                                                                [DELTA LOGO]

                          DELTA FINANCIAL CORPORATION,
               DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC, AND
                    DELTA FUNDING RESIDUAL MANAGEMENT, INC.

                OFFER TO EXCHANGE DELTA FINANCIAL CORPORATION'S
                          9 1/2% SENIOR NOTES DUE 2004
                                      AND
                      9 1/2% SENIOR SECURED NOTES DUE 2004
                                      FOR
            SERIES A PREFERRED STOCK OF DELTA FINANCIAL CORPORATION,
         CLASS A VOTING MEMBERSHIP INTERESTS IN DELTA FUNDING RESIDUAL
                   EXCHANGE COMPANY, LLC, AND COMMON STOCK OF
                    DELTA FUNDING RESIDUAL MANAGEMENT, INC.

                              --------------------

       THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                               ON AUGUST 20, 2001

                              --------------------

   We are offering the holders of our 9 1/2% Senior Notes due 2004 and the holders of our 9 1/2% Senior Secured Notes due 2004 an opportunity to exchange their notes for:

   o shares of our newly issued preferred stock;

   o newly issued voting membership interests of Delta Funding Residual Exchange Company, LLC, a recently organized Delaware limited liability company; and

   o shares of newly issued common stock of Delta Funding Residual Management, Inc., a recently created Delaware corporation.

   We will not pay noteholders any cash in connection with exchanging their notes.

   Delta Funding Residual Exchange Company, LLC's only assets will be comprised of mortgage-related securities that we or our affiliates currently hold. If you exchange your notes, you will no longer receive regular interest payments or a return of your principal. Instead, if you exchange your notes,

   o as a holder of shares of our preferred stock, you will receive dividends, only if declared and paid by our board of directors, beginning in July 2003;

   o as a holder of membership interests of Delta Funding Residual Exchange Company, LLC, you will receive cash payments, if any, produced by the mortgage-related securities held by Delta Funding Residual Exchange Company, LLC after Delta Funding Residual Exchange Company, LLC makes required payments of fees, expenses and taxes as well as preferential returns to us; and

   o as a holder of shares of common stock of Delta Funding Residual Management, Inc., you will receive an ownership interest in the managing member of Delta Funding Residual Exchange Company, LLC.

   In connection with exchanging your notes, we urge you to read this document in its entirety, including the section describing risks relating to the exchange offer, our business, Delta Funding Residual Exchange Company LLC, and Delta Funding Residual Management, Inc. See "Risk Factors" beginning on page 13.

   As part of the exchange offer, we also are asking the noteholders to consent to certain proposed amendments to the indentures which govern the notes. We describe these proposed amendments under "The Exchange Offer--The Proposed Amendments" beginning on page 34. If you tender your notes and the exchange offer is consummated you will not receive the interest payment due to you on August 1, 2001.

   We will keep the exchange offer open until 5:00 p.m., New York City time on August 20, 2001.

   Our offer to exchange your notes is conditioned upon receiving at least ninety-five percent in aggregate principal amount of the outstanding notes for exchange.

   We describe the procedure for tendering your notes for exchange under "The Exchange Offer" beginning on page 34.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AND EXCHANGE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is August __, 2001.

                               TABLE OF CONTENTS



QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER ...........................     1
PROSPECTUS SUMMARY .......................................................     4
 Structure of the Exchange Offer .........................................     4
 Delta Financial Corporation .............................................     5
 Delta Funding Residual Exchange Company, LLC ............................     6
 Delta Funding Residual Management, Inc. .................................     7
 Risk Factors ............................................................     7
DELTA FINANCIAL CORPORATION SUMMARY HISTORICAL FINANCIAL DATA ............     9
SUMMARY PRO FORMA FINANCIAL DATA FOR DELTA FUNDING RESIDUAL EXCHANGE
  COMPANY, LLC............................................................    10
SUMMARY PRO FORMA FINANCIAL DATA FOR DELTA FUNDING RESIDUAL
  MANAGEMENT, INC.........................................................    12
RISK FACTORS .............................................................    13
 Risks Associated with the Exchange Offer ................................    13
 Risks Affecting Us and Our Business .....................................    16
 Risks Associated with Delta Funding Residual Exchange Company, LLC ......    23
 Risks Associated with the Mortgage-Related Securities ...................    26
 Risks Associated with Delta Funding Residual Management, Inc. ...........    31
USE OF PROCEEDS ..........................................................    32
DELTA FINANCIAL CORPORATION CAPITALIZATION ...............................    32
DELTA FINANCIAL CORPORATION SELECTED HISTORICAL
  FINANCIAL DATA..........................................................    33
THE EXCHANGE OFFER .......................................................    34
 Terms of the Exchange Offer; Period for Tendering Notes .................    34
 The Proposed Amendments .................................................    34
 Expiration Date; Extensions; Amendments .................................    35
 Release of Legal Claims by Tendering Noteholders ........................    35
 Procedures for Tendering Notes ..........................................    35
 Acceptance of Notes for Exchange; Delivery of Shares of our
   Preferred Stock, the Membership Interests of Delta Funding
   Residual Exchange Company, LLC and the Shares of Common
   Stock of Delta Funding Residual Management, Inc. ......................    37
 Book-Entry Transfers ....................................................    37
 Guaranteed Delivery Procedures ..........................................    38
 Withdrawal Rights .......................................................    38
 Conditions to the Exchange Offer ........................................    39


 Exchange Agent ..........................................................    40
 Information Agent; Assistance ...........................................    40
 Fees and Expenses .......................................................    40
 Transfer Taxes ..........................................................    41
 Consequences of Failure to Exchange .....................................    41
BACKGROUND OF THE EXCHANGE OFFER .........................................    42
CONSIDERATIONS FOR NOTEHOLDERS WHO ELECT NOT TO PARTICIPATE IN THE
  EXCHANGE OFFER..........................................................    43
 Effect of the Proposed Amendments .......................................    43
 Adverse Effects on Trading Market for the Notes .........................    44
 Liquidation Value of the Assets Securing the Senior Secured Notes .......    44
DELTA FINANCIAL CORPORATION ..............................................    47
DESCRIPTION OF OUR PREFERRED STOCK .......................................    53
 General .................................................................    53
 Rank ....................................................................    53
 Dividends ...............................................................    53
 Voting Rights--General ..................................................    54
 Election of Additional Directors ........................................    54
 Optional Redemption .....................................................    55
 Mandatory Redemption ....................................................    55
 Liquidation Rights ......................................................    56
 Amendment ...............................................................    56
 Reacquired Shares .......................................................    56
 Preemptive Rights; Sinking Fund .........................................    56
 Restrictions on Transfer ................................................    56
DESCRIPTION OF DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC ..............    57
 General .................................................................    57
 Terms of Delta Funding Residual Exchange Company, LLC's Operating
   Agreement .............................................................    57
 Management Agreement ....................................................    59
 Assets of Delta Funding Residual Exchange Company, LLC ..................    60
 Description of the Mortgage-Related Securities ..........................    60
DESCRIPTION OF DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC MEMBERSHIP
  INTERESTS...............................................................    75
 Restrictions On Transfer ................................................    75
 Withdrawal ..............................................................    76
 Voting Rights ...........................................................    76
 Rights Upon Liquidation .................................................    76
DESCRIPTION OF DELTA FUNDING RESIDUAL MANAGEMENT, INC. ...................    76

DESCRIPTION OF DELTA FUNDING RESIDUAL MANAGEMENT, INC. COMMON STOCK ......    78
 Dividends ...............................................................    78
 Voting Rights ...........................................................    78
 Rights Upon Liquidation .................................................    79
COMPARISON OF RIGHTS OF HOLDERS OF THE NOTES AND OUR PREFERRED STOCK,
  THE MEMBERSHIP INTERESTS OF DELTA FUNDING RESIDUAL EXCHANGE COMPANY,
  LLC AND THE COMMON STOCK OF DELTA FUNDING RESIDUAL MANAGEMENT, INC......    79
FEDERAL AND STATE REGULATORY REQUIREMENTS ................................    81
ERISA CONSIDERATIONS .....................................................    81
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER ......    83
 Tax Consequences of the Exchange Offer ..................................    83
 Taxation of Holders of Our Preferred Stock ..............................    86
 Taxation of Delta Funding Residual Exchange Company, LLC and Holders of
   its Membership Interests ..............................................    87
 Taxation of Holders of Shares of Common Stock of Delta Funding Residual
   Management, Inc. ......................................................    91
 Tax Consequences to Us ..................................................    92
 Retention of Notes; Adoption of Proposed Amendments .....................    93
 Backup Withholding ......................................................    93
LEGAL MATTERS ............................................................    93
EXPERTS ..................................................................    93
WHERE YOU CAN FIND MORE INFORMATION ......................................    93
INCORPORATION OF DOCUMENTS BY REFERENCE ..................................    94
FORWARD-LOOKING STATEMENTS ...............................................    95
ANNEX A -- THE PROPOSED AMENDMENTS .......................................   A-1
EXHIBITS A through V -- STATEMENT OF CERTIFICATEHOLDERS INFORMATION ......     B

                 QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER


Q:   Why are we proposing the exchange offer?

A: Based on our current estimates, it is unlikely that we will have sufficient funds to make the interest payments due on the notes in August 2001 and thereafter, and at the same time comply with the restrictive covenants in our warehouse line of credit, and otherwise operate our business. If the exchange offer is not consummated, we will not be able to continue as a going concern.

     We would like to continue improving our operating efficiencies and reducing our negative cashflow from operations. If we are able to complete the exchange offer, we will no longer have an obligation to make regular interest payments on the notes. In addition, we will have greater operating and financial flexibility because we will not be subject to the covenants in the senior secured notes indenture.

Q:   Which noteholders may participate in the exchange offer?

A: Holders of Delta Financial Corporation's 9 1/2% Senior Notes due 2004 and 9 1/2% Senior Secured Notes due 2004 may participate in the exchange offer.

Q:   What will you receive in the exchange offer?

A:   For each $1,000 principal amount of notes you tender you will receive:

     o one share of our preferred stock;
     o one voting membership interest of Delta Funding Residual Exchange Company, LLC; and
     o one share of common stock of Delta Funding Residual Management, Inc.

     You will not receive any cash.

Q: If the exchange offer is consummated but you did not tender your notes, how will your rights be affected?

A: Non-tendering holders of the senior secured notes no longer will have collateral securing their notes and no longer will be protected by the restrictive covenants in the senior secured notes indenture.

Q:   What is Delta Funding Residual Exchange Company, LLC?

A: Delta Funding Residual Exchange Company, LLC is a Delaware limited liability company that we organized to facilitate completion of this exchange offer. Delta Funding Residual Exchange Company, LLC will not conduct any business or operations; it will exist solely to hold mortgage-related securities primarily for the benefit of the noteholders.

Q:   What are the assets of Delta Funding Residual Exchange Company, LLC?

A: Delta Funding Residual Exchange Company, LLC will hold mortgage-related securities, which currently are held by us or by our affiliates. These mortgage-related securities currently serve as collateral securing our obligations under the senior secured notes. All of these mortgage-related securities were issued in connection with our securitization transactions and represent the right to receive payments from securitization trusts.

     We describe the securities in more detail beginning on page 57 under the section "Description of Delta Funding Residual Exchange Company, LLC-- Assets of Delta Funding Residual Exchange Company, LLC."

Q:   What is Delta Funding Residual Management, Inc.?

A: Delta Funding Residual Management, Inc. is a Delaware corporation and a wholly owned subsidiary of Delta Funding Residual Exchange Company, LLC. We organized it to facilitate the exchange offer and to manage the assets held by Delta Funding Residual Exchange Company, LLC upon completion of the exchange offer. Delta Funding Residual Management, Inc. will not conduct any business or operations other than those associated with its management of Delta Funding Residual Exchange Company, LLC.

Q:   What are the assets of Delta Funding Residual Management, Inc.?

A: Delta Funding Residual Management, Inc. will not have substantial assets. It will have minimal capitalization and it will hold a non-voting membership interest in Delta Funding Residual Exchange Company, LLC.

Q: What payments do you currently have a right to receive as a holder of the notes?

A: The notes entitle you to receive regular interest payments from us and to receive, at maturity in 2004, the return of your principal. However, we may not have the cash required to continue to make regular interest payments on the notes. If we are unable to make the required interest payments on the notes, we will have defaulted on our obligations under the indentures governing the notes. The noteholders may declare the entire amount then due on the notes immediately payable. The holders of the senior secured notes would then have their right to payment satisfied by looking to the collateral securing our obligations to them under the senior secured notes. The senior secured notes are secured indirectly by pledges of mortgage-related securities which had an approximate value in our view of $152.8 million as of March 31, 2001.

Q: What payments would you receive following the exchange offer as a holder of shares of our preferred stock, the membership interests, and shares of the common stock?

A: If you tender your notes and the exchange offer is consummated, you will not receive regular interest payments and you will not be entitled to receive a return of your principal. You will not receive the interest payment due to you on August 1, 2001.

     As a holder of our preferred stock, beginning in July 2003, you will receive dividend payments if, and only if, declared and paid by our board of directors out of funds which are legally available for this purpose. The preferred stock will not be convertible into shares of our capital stock. We describe the terms of our preferred stock in more detail in the section titled "Description of Our Preferred Stock" beginning on page 53.

     As a holder of membership interests in Delta Funding Residual Exchange Company, LLC, you will receive quarterly cash distributions only to the extent that Delta Funding Residual Exchange Company, LLC receives cash from its mortgage-related securities in an amount that exceeds the fees, expenses, taxes and distributions to us that are payable by Delta Funding Residual Exchange Company, LLC. Delta Funding Residual Exchange Company, LLC's expenses will include paying income tax liabilities arising in connection with the mortgage-related securities, portions of our settlement with the New York Department of Banking, and between ten and fifteen percent of the net after tax cashflow of Delta Funding Residual Exchange Company, LLC to us. Only once all of Delta Funding Residual Exchange Company, LLC's expenses are paid will you, as a holder of Delta Funding Residual Exchange Company, LLC's membership interest receive any cash distribution. We describe Delta Funding Residual Exchange Company, LLC's membership interests in more detail in the section titled "Description of Delta Funding Residual Exchange Company, LLC Membership Interests" beginning on page 75.

     As a holder of Delta Funding Residual Management, Inc.'s common stock, you will receive an equity interest in the managing member of Delta Funding Residual Exchange Company, LLC. Delta Funding Residual Management, Inc. does not intend to make dividend payments. We describe the terms of this common stock in more detail in the section titled "Description of Delta Funding Residual Management, Inc. Common Stock" beginning on page 78.

Q: Will you be able to transfer shares of our preferred stock, the membership interests, and shares of the common stock?

A: You only will be able to transfer Delta Funding Residual Exchange Company, LLC's membership interests and shares of Delta Funding Residual Management, Inc.'s common stock on a corresponding pro rata basis to a qualified institutional buyer as defined under Rule 144A of the Securities Act who is a qualified purchaser as defined under
     Section 2(a)(51)(a) of the Investment Company Act and the transferee must agree in writing to be bound by the terms and conditions of Delta Funding Residual Exchange Company, LLC's operating agreement. The shares of our preferred stock will be subject to limited restrictions on transfer.

     None of these securities will be listed on a national securities exchange and we do not expect that a trading market will develop for any of these securities.

Q: How should you evaluate an investment in the preferred stock, the membership interests and the shares of common stock?

A: As discussed above, beginning in July 2003, holders of the preferred stock are entitled to receive dividend payments if, and only if, declared and paid by our board of directors, out of funds legally available for this purpose.

     As for an investment in the membership interests of Delta Funding Residual Exchange Company, LLC, we provide information about the mortgage-related securities which will be held by it, including our analysis of the projected cashflows from these securities over the next thirty years, beginning on page 57 under the section titled "Description of Delta Funding Residual Exchange Company, LLC." Our analysis is based on a number of assumptions concerning future events. There can be no assurance that the actual cash flows will approximate the projected cash flows.

     Holders of shares of Delta Funding Residual Management, Inc.'s common stock will not receive any dividends.

Q:   What are the conditions to the exchange offer?

A: We will complete the exchange offer if the holders of at least ninety-five percent aggregate outstanding principal amount of notes tender their notes for exchange. If the holders of at least 90% aggregate outstanding principal amount of notes tender their notes for exchange, we will have the option to complete the exchange offer.

     Each noteholder who tenders its senior secured notes in the exchange offer also must consent to several amendments to the indenture which govern the senior secured notes. If you tender your notes and the exchange offer is consummated, you will not receive the interest payment due to you on August 1, 2001.

     By tendering your notes, you also will be deemed to have released and waived legal claims (except claims arising under federal securities laws) against us and our affiliates. We describe these releases in the section titled "The Exchange Offer--Release of Legal Claims by Tendering Noteholders" on page 35.

Q:   What are the proposed amendments?

A: The indenture governing the senior secured notes will be amended to conform with the terms of this exchange offer. The amendments will remove all of the collateral currently securing the notes. In addition, the amendments will remove from the indenture governing the senior secured notes most of the restrictive covenants that currently limit (for the benefit of the noteholders) our ability to engage in certain activities, like incurring additional debt or disposing of our assets. We describe these amendments in detail under "The Exchange Offer--The Proposed Amendments" beginning on page 34. The indenture governing the senior notes does not contain these restrictive covenants as a result of amendments made to it in connection with the exchange offer we completed in December 2000.

Q:   How do you participate in the exchange offer?

A:   To participate in the exchange offer, a noteholder must deliver:

     o    a consent to the proposed amendments to the indentures;

     o a completed letter of transmittal or an agent's message if the notes are tendered through DTC's Automated Tender Offer Program, or ATOP; and

     o the notes or a notice of guaranteed delivery, unless the notes are tendered through ATOP.

     All of these documents must be delivered to the exchange agent before the expiration date for the exchange offer. Please see "The Exchange Offer-- Procedures for Tendering Notes" beginning on page 35.

Q:   When does the exchange offer expire?

A: The exchange offer will expire at 5:00 p.m., New York City time, on August 20, 2001.

Q:   Can you withdraw your tender of notes?

A: You may withdraw any tendered notes at any time prior to the expiration time.

Q:   Who will pay the fees and expenses associated with the exchange?

A: We will bear all fees and expenses incurred in connection with consummating the exchange offer. See "The Exchange Offer--Fees and Expenses" on page 40.

Q:   Who can answer my questions concerning the exchange offer?

A: If you have any questions about the exchange offer or how to submit your letter of transmittal, or if you need additional copies of this prospectus or of our Annual Report on Form 10-K/A or our Quarterly Report on Form 10-Q/A, you should contact:

     Richard Blass
     Executive Vice President and Chief
       Financial Officer
     Delta Financial Corporation
     Telephone: 516-812-8200
     e-mail: rblass@deltafinancial.com

     You also may contact the exchange agent or the information agent. U.S. Bank Trust National Association is the exchange agent. Its address is 180 East Fifth Street, 4th Floor, St. Paul, Minnesota, 55101 Attention:
     Default Processing. Its toll-free number is 1-800-934-6802.

     D.F. King & Co., Inc. is the information agent. Its address is D.F. King & Co., Inc., 77 Water Street, New York, New York 10005. Its toll-free number is 1-800-488-8095.

     We have scheduled the following two conference calls to answer any of your questions about the exchange offer and we urge you to participate:

     Date: Thursday, July 26, 2001 at 10 a.m., New York City time. Dial-in number: 1-888-869-0374.

     Date: Tuesday, July 31, 2001 at 10 a.m., New York City time. Dial-in number 1-800-720-5850.

     If you intend to participate, please contact us at the number above, or the information agent, D.F. King, at 1-800-488-8095 for the password, which you will need in order to join the conference call.

                               PROSPECTUS SUMMARY


Structure of the Exchange Offer

   The diagram below illustrates the structure of the exchange offer.


   The three participants in the exchange offer are: Delta Financial Corporation, Delta Funding Residual Exchange Company, LLC, and Delta Funding Residual Management, Inc. We describe each of these entities in more detail under the following sections: "Delta Financial Corporation" on page 47, "Description of Delta Funding Residual Exchange Company, LLC" on page 57, and "Description of Delta Funding Residual Management, Inc." on page 76.


   Upon receipt of the required percentage of senior notes and senior secured notes tendered in the exchange offer, Delta Funding Residual Exchange Company, LLC will transfer all notes tendered to us for cancellation. In turn, we will transfer our newly issued preferred stock and all of the mortgage-related securities that currently comprise the collateral for the senior secured notes to Delta Funding Residual Exchange Company, LLC. Delta Funding Residual Exchange Company, LLC will distribute to the tendering noteholders shares of the preferred stock of Delta Financial Corporation, membership interests of Delta Funding Residual Exchange Company, LLC, and common stock of Delta Funding Residual Management, Inc.


                                   [graphic]

Delta Financial Corporation

   We are a Delaware corporation that was organized in August 1996. On October 31, 1996, in connection with our initial public offering, we acquired all of the outstanding common stock of Delta Funding Corporation, a New York corporation that had been organized on January 8, 1982, to originate, sell, service and invest in residential first and second mortgages. On November 1, 1996, we completed our initial public offering of 4,600,000 shares of common stock, par value $.01 per share.

   We are a specialty consumer finance company that has engaged in originating, acquiring, selling and servicing non-conforming home equity loans through our subsidiaries since 1982. Throughout our operating history, we have focused on lending to individuals who generally do not qualify for conforming credit. Generally, these borrowers do not qualify for conforming credit because they have imperfect credit histories, including past delinquencies or personal bankruptcies, or they have difficulty providing income or employment verification. Our management believes that these borrowers have largely been dissatisfied by more traditional providers of mortgage credit, which underwrite loans in accordance with conventional, or conforming, loan guidelines established by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. We make loans to these borrowers for such purposes as debt consolidation, home improvement, refinancing or education, and these loans are primarily secured by first mortgages on one- to four-family residential properties.

   There are two major components to our business. First, we make mortgage loans, which is a cash and expense outlay for us, because our cost to originate a loan exceeds the fees we collect at the time of origination for that loan. At the time we originate a loan, and prior to the time we sell that loan, we finance that loan using a warehouse line of credit. Second, we sell loans, either through securitization or on a whole loan basis, to generate revenues and cash. We use the proceeds from the sales to repay our warehouse line of credit and for working capital.

   Recent Developments. In August 2000, we announced a corporate restructuring as part of our continuing efforts to improve operating efficiencies and to address our negative cash flow from operations. Prior to the restructuring, we had approximately $150 million aggregate principal amount of senior notes outstanding. As part of this restructuring, we sought and obtained the consent of the holders of greater than fifty percent of the senior notes to modify a negative pledge covenant contained in the senior notes indenture, which previously prevented us from selling or otherwise obtaining financing against any of our excess cashflow certificates. In consideration for the consent of the holders of the senior notes, we agreed, in the senior notes exchange offer, to offer the holders of the senior notes the option to exchange their then existing senior notes for (a) the senior secured notes, and (b) ten-year warrants to buy approximately 1.6 million shares of our common stock, at an initial exercise price of $9.10 per share, subject to upward or downward adjustment in certain circumstances. The senior secured notes have the same coupon, face amount, and maturity date as the old notes and initially were secured by at least $165 million of our excess cashflow certificates.

   The senior notes exchange offer was consummated on December 21, 2000. As a result of the notes exchange, we have outstanding approximately $1.8 million aggregate principal amount of senior notes, approximately $148.2 million aggregate principal amount of senior secured notes, and warrants exercisable for approximately 1.6 million shares of our common stock. The warrants will remain outstanding following this exchange offer.

   This exchange offer is being offered to the remaining senior noteholders who did not participate in the August 2000 transaction and to the existing holders of the senior secured notes.

   Following consummation of the senior notes exchange offer, management believed that additional steps were necessary to permit us to continue as a going concern. Management's principal concerns were:

   o the cash drain created by its ongoing monthly delinquency and servicing advance requirements as servicer, or securitization advances;

   o the high cost of servicing a seasoned loan portfolio, including the capital charges associated with making securitization advances;

   o our ability to make timely interest payments on the notes and ultimately repay the $150 million of notes; and

   o our ability to effectuate a successful business model given the overhang of corporate ratings of "Caa2" by Moody's and "CC" by Fitch.

   Therefore in the first quarter of 2001, management embarked upon a business plan aimed at alleviating some of these concerns and issues.

   In January 2001, we entered into an agreement with Ocwen Federal Bank, FSB to transfer the servicing of our existing loan portfolio to Ocwen. Ocwen has taken over servicing responsibilities, including making securitization advances, and in return Ocwen will earn all servicing related fees. The transfer was completed on May 2, 2001.

   In February 2001, we entered into a letter of intent with the beneficial holders of over fifty percent of the senior secured notes to restructure, and ultimately extinguish, the senior secured notes. In March 2001, we obtained the formal consent of these beneficial holders of the senior secured notes through a consent solicitation that modified certain provisions of the senior secured notes indenture to, among other things, allow for the release of two excess cashflow certificates then securing the senior secured notes. In consideration for their consent, we have agreed to make this make exchange offer.

   Former Servicing Platform. Historically, we had serviced virtually all of the mortgage loans we originated. However, in May 2001, we transferred all of our servicing rights to Ocwen and, as such, no longer have a servicing platform. With the disposition of our servicing operations to Ocwen, we eliminated the cashflow drain associated with making monthly delinquency and servicing related advances. At the same time, we expect this transfer of servicing to improve our profitability as we will no longer bear the high costs of servicing a seasoned portfolio, nor will we incur the additional capital charges associated with making advances.

   Our principal executive offices are located at 1000 Woodbury Road, Woodbury, New York 11797, and our telephone number is (516) 364-8500.

Delta Funding Residual Exchange Company, LLC

   Delta Funding Residual Exchange Company, LLC is a newly formed Delaware limited liability company. We formed Delta Funding Residual Exchange Company, LLC to facilitate the completion of this exchange offer. Delta Funding Residual Exchange Company, LLC will deliver to the noteholders who exchange their notes membership interests in Delta Funding Residual Exchange Company, LLC, shares of our preferred stock and shares of common stock of Delta Funding Residual Management Inc.

   Delta Funding Residual Exchange Company, LLC's Assets. Delta Funding Residual Exchange Company, LLC's assets will include mortgage-related securities that are owned by us or by one of our affiliates. These mortgage-related securities, which will be transferred to Delta Funding Residual Exchange Company, LLC upon consummation of the exchange offer, include:

   o excess cashflow certificates now held by two special purpose vehicles, Delta Funding Residual Holding Trust 2000-1 and Delta Funding Residual Holding Trust 2000-2, both of which are our affiliates, and any assets generated by the excess cashflow certificates;

   o a net interest margin owner trust certificate now held by Delta Funding Residual Holding Trust
     2000-1; and

   o an owner trust certificate representing ownership of Delta Funding Non-Performing Loan Trust 2000-1, owning certain non-performing loan receivables.

   We currently own all of the outstanding membership interests of Delta Funding Residual Exchange Company, LLC. Upon consummation of the exchange offer, our voting membership interests in Delta Funding Residual Exchange Company, LLC will be converted automatically into a non-voting membership interest. At the same time, we will transfer to Delta Funding Residual Exchange Company, LLC all of the mortgage-related securities and any cash held by the Delta Funding Residual Holding Trust 2000-1 and Delta Funding Residual Holding Trust 2000-2.


   Membership Interests. All of the voting membership interests in Delta Funding Residual Exchange Company, LLC will be held by the noteholders directly. Delta Funding Residual Management, Inc. will be the managing member of Delta Funding Residual Exchange Company, LLC and will hold one non-voting membership interest of Delta Funding Residual Exchange Company, LLC.

   Delta Funding Residual Exchange Company, LLC Distributions. Delta Funding Residual Exchange Company, LLC will distribute the cash generated by the mortgage-related securities (after payment of its expenses) in the following order of priority:

   o to Delta Funding Residual Management, Inc. to permit it to pay any expenses it incurs as the managing member;

   o to Delta Funding Residual Management, Inc. to permit it to pay income tax liabilities related to the mortgage-related securities (all of which income tax liabilities relating to excess inclusion income will be allocated to it for income tax purposes);

   o to us to permit us to pay a portion of our settlement obligations to the New York State Department of Banking;

   o to us fifteen percent of the remaining cash after all of the distributions made above, except that after three years this distribution will be reduced to ten percent. However, these amounts may be reduced and retained by Delta Funding Residual Exchange Company, LLC if we do not pay the tax liabilities allocated to us or that tax allocation is not respected by the Internal Revenue Service;

   o to us to permit us to pay the balance of our settlement obligations to the New York State Department of Banking; and


   o the balance of Delta Funding Residual Exchange Company, LLC's available cash will be distributed to the holders of its voting membership interests, within eighty-five business days following each of April 30, June 30, September 30, and December 31.


   We describe the terms of Delta Funding Residual Exchange Company, LLC's operating agreement in the section titled "Description of Delta Funding Residual Exchange Company, LLC" beginning on page 57.

   Delta Funding Residual Exchange Company, LLC's principal executive offices are located at 1000 Woodbury Road, Woodbury, New York 11797, and its telephone number is (516) 364-8500.

Delta Funding Residual Management, Inc.

   Delta Funding Residual Management, Inc. is a newly formed Delaware corporation organized by Delta Funding Residual Exchange Company, LLC. Initially, Delta Funding Residual Exchange Company, LLC will hold all the common stock of Delta Funding Residual Management, Inc., par value $.01 per share. At the completion of the exchange offer, Delta Funding Residual Exchange Company, LLC will distribute the shares of common stock of Delta Funding Residual Management, Inc. to the tendering noteholders.

   Delta Funding Residual Management, Inc.'s sole purpose is to serve as Delta Funding Residual Exchange Company, LLC's managing member. It will not own substantial assets and will not conduct any business outside of its role as managing member. Delta Funding Residual Management, Inc. will hold a non-voting membership interest in Delta Funding Residual Exchange Company, LLC. Through their ownership of Delta Funding Residual Management, Inc.'s common stock, the tendering noteholders will have an additional indirect non-voting membership interest in Delta Funding Residual Exchange Company, LLC and will control its managing member.

   Delta Funding Residual Management, Inc.'s certificate of incorporation will limit its purpose and will prevent Delta Funding Residual Management, Inc. from engaging in various activities including incurring debt outside the ordinary course of business activity, issuing additional securities and merging. We describe the capital stock of Delta Funding Residual Management, Inc. in the section titled "Description of Delta Funding Residual Management, Inc. Common Stock" beginning on page 78.

   Delta Funding Residual Management, Inc.'s principal executive offices are located at 1000 Woodbury Road, Woodbury, New York 11797, and its telephone number is (516) 364-8500.

Risk Factors

   The risks relating to the exchange offer include:

   o if the exchange offer fails we may not be able to pay interest on the notes;

   o if the exchange offer is consummated, non-tendering holders of the senior secured notes no longer will have collateral securing the notes and no longer will receive the protection of restrictive covenants;

   o noteholders who tender their notes in the exchange offer will not receive guaranteed payment amounts. Instead, the holders will receive cash distributions in respect of their membership interest in Delta Funding Residual Exchange Company, LLC and, after July 2003, dividends on the preferred stock;

   o the amount of distributions to be paid by Delta Funding Residual Exchange Company, LLC will depend on the future cashflows generated by the mortgage-related securities comprising the assets of Delta Funding Residual Exchange Company, LLC;

   o there is no independent appraisal or valuation of the mortgage-related securities and these securities are difficult to value; and

   o we will require additional financing to operate our business, either through warehouse financing, securitizations, whole loan sales or the issuance of additional indebtedness.

   See "Risk Factors" beginning on page 13 for a complete discussion of factors that should be considered by holders of outstanding notes before tendering their notes in the exchange offer.

         DELTA FINANCIAL CORPORATION SUMMARY HISTORICAL FINANCIAL DATA


   The summary historical financial data for each of the years in the three-year period ended December 31, 2000, has been derived from our audited consolidated financial statements. In connection with the exchange offer, notes held by nonaffiliates may be exchanged for shares of our preferred stock, membership interests of Delta Funding Residual Exchange Company, LLC and the shares of common stock of Delta Funding Residual Management, Inc.

   The summary historical financial data for the quarters ended March 31, 2000 and 2001 has been derived from our unaudited interim consolidated financial statements for such periods. Our results for interim periods may not be indicative of our results for the full year.


   You also should read "Management's Discussion and Analysis of Financial Condition and Results of Operations;" the consolidated financial statements and related notes; the report of our independent auditors included in our annual report on Form 10-K/A for the fiscal year ended December 31, 2000; and our quarterly report on Form 10-Q/A for the quarter ended March 31, 2001, incorporated by reference herein.



                                                                                                              Three Months Ended
                                                                      Year Ended December 31,                      March 31,
                                                                      -----------------------             -------------------------
                                                                 1998           1999           2000          2000           2001
                                                                 ----           ----           ----          ----           ----
                                                                 (Dollars in thousands, except for
                                                                              shares)                            (unaudited)
Revenues:
  Net gain on sale of mortgage loans......................    $    91,380   $    78,663    $    47,550    $    14,654   $     5,377
  Interest................................................         12,458        31,041         32,287         10,537       (14,789)
  Servicing fees..........................................         10,464        16,341         14,190          4,066         2,213
  Origination fees .......................................         25,273        28,774         24,944          6,688         4,162
                                                              -----------   -----------    -----------    -----------   -----------
  Total revenues..........................................        139,575       154,819        118,971         35,945        (3,037)
                                                              -----------   -----------    -----------    -----------   -----------
Expenses:
  Payroll and related costs...............................         56,709        65,116         56,525         15,561        11,324
  Interest................................................         30,019        26,656         30,386          7,803         5,829
  General & administrative................................         34,351        55,318         94,685          9,456        13,090
                                                              -----------   -----------    -----------    -----------   -----------
   Total expenses.........................................        121,079       147,090        181,596         32,820        30,243
                                                              -----------   -----------    -----------    -----------   -----------
Income (loss) before income tax expense (benefit) and
  extraordinary item......................................         18,496         7,729        (62,625)         3,125       (33,280)
Provision for income tax expense (benefit) ...............          7,168         3,053        (13,208)         1,299           472
                                                              -----------   -----------    -----------    -----------   -----------
Net income (loss).........................................    $    11,328   $     4,676    $   (49,417)   $     1,826   $   (33,752)
                                                              -----------   -----------    -----------    -----------   -----------
Per share data:
Earnings (loss) per common share - basic and diluted......    $      0.74   $      0.30    $     (3.10)   $      0.11   $     (2.12)
Weighted average number of shares outstanding.............     15,382,161    15,511,214     15,920,869     15,920,869    15,920,869
Selected Balance Sheet Data:
Loans held for sale, net..................................    $    87,170   $    89,036    $    82,698    $    92,426   $   101,360
Capitalized mortgage servicing rights.....................         33,490        45,927             --         45,144            --
Interest-only and residual certificates...................        203,803       224,659        216,907        233,111       196,070
Total assets..............................................        481,907       556,835        452,697        558,474       437,374
Senior notes, warehouse financing and other borrowings....        229,660       258,493        238,203        271,565       256,411
Investor payable..........................................         63,790        82,204         69,489         73,825        73,068
Total liabilities.........................................        344,219       409,694        354,973        409,507       373,402
Stockholders' equity......................................        137,688       147,141         97,724        148,967        63,972

               SUMMARY PRO FORMA FINANCIAL DATA FOR DELTA FUNDING
                         RESIDUAL EXCHANGE COMPANY, LLC


   The following table presents our projected pro forma financial data for Delta Funding Residual Exchange Company, LLC at the time the exchange offer is consummated.



                                                                  (Dollars in thousands)
        Assets:
        Residual certificates .................................          $152,799
        Non-performing assets .................................             2,381
        Investment in Delta Funding Residual Management, Inc. .                 2
                                                                         --------
          Total assets.........................................          $155,182
                                                                         ========
        Liabilities & Membership Interest Liabilities:
        Accounts payable ......................................                 2
                                                                         --------
          Total liabilities....................................          $      2
                                                                         ========
        Membership Interest:
        Membership interest ...................................          $150,000
        Donated surplus .......................................             5,180
                                                                         --------
          Total membership interest............................           155,180
                                                                         --------
          Total liabilities and membership interest............          $155,182
                                                                         ========


   Delta Funding Residual Exchange Company, LLC will hold mortgage-related securities. We have estimated the projected annual cashflows that will be produced by the mortgage-related securities. Our estimates are based on assumptions which we believe are reasonable concerning mortgage prepayment rates on the underlying mortgage loans, default rates on the underlying mortgage loans, prevailing interest rates and other matters, at March 31, 2001. There can be no assurance that our estimates were accurate or that our assumptions were reasonable.

   We are providing you this information so you can evaluate possible distributions to be made by Delta Funding Residual Exchange Company, LLC to the holders of its membership interests. However, the table below does not take into account

   o expenses to be paid by Delta Funding Residual Exchange Company, LLC,

   o taxes to be paid by the holders of Delta Funding Residual Exchange Company, LLC's membership interests,

   o distributions to us to pay a portion of our settlement obligations to the New York State Department of Banking,

   o distributions to us, or,

   o distributions to us to pay the balance of our settlement obligations to the New York State Department of Banking.


   We describe the priority of payments to be made by Delta Funding Residual Exchange Company, LLC in the section titled "Description of Delta Funding Residual Exchange Company, LLC" beginning on page 57. You should read the information we provide here together with the information concerning Delta Funding Residual Exchange Company, LLC beginning on page 57.

   Actual cashflows may vary significantly from these projections due to a variety of factors, including changes in interest rates, economic conditions, servicer defaults, loan losses, prepayments, and delinquency triggers resulting in changes in the level of cash used by the securitization trust to prepay the holders of its asset-backed pass-through certificates. See "Assets of Delta Funding Residual Exchange Company, LLC--Credit Enhancement Structure of Related Securitization Trusts for Excess Cashflow Certificates."

                        Projected Gross Excess Cashflows


                                                                                                                  Cumulative
                                                                                                               Present Value of
                                                                        Annual Gross    Cumulative Gross    Gross Cashflows by Year
Year Ended                                                                Cashflows        Cashflows       (at beginning of period)
  ----------                                                              ---------        ---------       ------------------------
December-01 (1).....................................................     $ 6,031,199      $  6,031,199           $152,799,000
December-02 (2).....................................................      34,565,171        40,596,370            155,957,335
December-03.........................................................      38,223,025        78,819,395            141,666,618
December-04.........................................................      35,122,374       113,941,769            121,860,253
December-05.........................................................      31,185,402       145,127,171            102,579,712
December-06.........................................................      26,614,099       171,741,270             84,729,673
December-07.........................................................      22,149,609       193,890,879             69,130,432
December-08.........................................................      17,728,666       211,619,545             55,967,778
December-09.........................................................      13,784,490       225,404,035             45,514,924
December-10.........................................................      10,184,435       235,588,470             37,647,374
December-11.........................................................       8,230,394       243,818,864             32,357,097
December-12.........................................................       6,920,854       250,739,718             28,333,126
December-13.........................................................       5,533,869       256,273,587             25,095,579
December-14.........................................................       4,470,411       260,743,998             22,824,135
December-15.........................................................       3,678,917       264,422,915             21,320,861
December-16.........................................................       3,263,846       267,686,761             20,413,656
December-17.........................................................       3,257,948       270,944,709             19,803,586
December-18.........................................................       2,919,790       273,864,499             19,120,104
December-19.........................................................       3,396,309       277,260,808             18,685,927
December-20.........................................................       6,941,028       284,201,836             17,718,788
December-21.........................................................       6,173,446       290,375,282             13,081,203
December-22.........................................................       4,441,007       294,816,289              8,608,314
December-23.........................................................       3,079,977       297,896,266              5,286,387
December-24.........................................................       1,978,856       299,875,122              2,893,640
December-25.........................................................       1,079,818       300,954,940              1,290,958
December-26.........................................................         335,907       301,290,847                378,964
December-27.........................................................          74,470       301,365,317                 92,323
December-28.........................................................          27,218       301,392,535                 29,855
December-29.........................................................           6,665       301,399,200                  6,518
December-30.........................................................             792       301,399,991                    700


---------------
(1) Represents excess cashflows from July 1, 2001 to December 31, 2001.
(2) Our estimates assume that the net interest margin securities issued to investors by the net interest margin securitization trust will be paid off in 2002. At such time, cashflow from the excess cashflow certificates underlying the net interest margin owner trust certificate will begin to be received by Delta Funding Residual Exchange Company, LLC.


   The excess cashflows above are based upon our current assumptions at March 31, 2001. Actual results could vary significantly from the projections due to a variety of facts, including changes in interest rates, economic conditions, servicer defaults, loan defaults, prepayments, and delinquency triggers resulting in changes in the level of cash held by the securitization trust to prepay the holders of its asset backed pass-through certificates.

   These projected gross excess cashflows, even if they were to be received by Delta Funding Residual Exchange Company, LLC will first be used by it to pay its expenses and fees and to make preferential payments to us. It is difficult to estimate the annual expenses and other amounts that will be paid prior to making any distribution to the holders of its membership interests. However, you may use some estimates we provide. Using these estimates, you may deduct from the projected gross excess cashflows:

   o total annual expenses that will be incurred by Delta Funding Residual Exchange Company, LLC of approximately $250,000;

   o payments to us to permit us to pay a portion of our settlement obligations to the New York State Department of Banking. The amounts may vary subject to prepayments by the borrowers on the mortgages underlying the excess cashflow certificates. If prepayments by the borrowers are higher than anticipated the actual expenses will be higher than what we project. For the year ended December 2001, we project that the payment will equal $258,600;

   o additional amounts would be deducted to pay taxes associated with the excess cashflows. It is difficult to calculate the tax liability which would be associated with the excess cashflows; however, we estimate that from July 2001 through December 2002, the tax liability will be approximately sixty-eight percent of the projected cashflows on average;

   o Then, we will receive distributions equal to fifteen percent for the first three years, and ten percent thereafter of the excess cashflow remaining after deducting the expenses, the settlement payments to the New York State Department of Banking, and the tax payments.

   We provide additional estimates under the section "Description of Delta Funding Residual Exchange Company, LLC--The Mortgage-Related
Securities--Projected Gross Excess Cashflows" beginning on page 68.


                      SUMMARY PRO FORMA FINANCIAL DATA FOR
                    DELTA FUNDING RESIDUAL MANAGEMENT, INC.


   The following table presents our projected pro forma financial data for Delta Funding Residual Management, Inc. at the time the exchange offer is consummated. As indicated below, Delta Funding Residual Management, Inc. will have minimal assets and will limit its future business and operations to managing Delta Funding Residual Exchange Company, LLC.

                                                                  (Dollars in thousands)
        Assets:
        Accounts receivable ...................................            $  2
                                                                           ----
          Total assets.........................................            $  2
                                                                           ====
        Stockholders' Equity:
        Common stock, $.01 par value ..........................            $  2
                                                                           ----
          Total stockholders' equity...........................            $  2
                                                                           ====

                                  RISK FACTORS


   You should consider carefully the following risks and all of the information set forth in this prospectus before tendering your notes for exchange. Your agreement to participate in the exchange offer means that you will receive the following securities: shares of our preferred stock, membership interests in Delta Funding Residual Exchange Company, LLC and shares of common stock of Delta Funding Residual Management, Inc. An investment in these securities involves a high degree of risk.

Risks Associated with the Exchange Offer

   If the exchange offer does not take place we will be unable to pay interest on the notes.

   Based on our current estimates, it is unlikely that we will have sufficient funds to make the interest payments due on the notes in August 2001 and thereafter, and at the same time comply with certain covenants in our warehouse line of credit, and otherwise operate our business. If we are unable to make the interest payment on August 1, 2001, we will be in default under the indenture governing the senior secured notes, which could result in the senior secured notes becoming immediately due and payable. In this event, with insufficient assets available to repay the senior secured notes, holders of the senior secured notes would have to attempt to realize on their collateral for repayment. We may be forced to seek, or may be forced into, protection under Chapter 11 of the United States Bankruptcy Code. The expense of any such proceeding will reduce the assets available for payment or distribution to our creditors, including the holders of the notes.

   The collateral underlying the senior secured notes may be inadequate to satisfy the amounts due under the senior secured notes.

   Although the secured notes are secured by perfected first priority liens on the beneficial interests in the trusts that hold the mortgage-related securities, including excess cashflow certificates and a net interest margin owner trust certificate, the proceeds from the sale of the collateral, especially in a forced sale or liquidation scenario, are likely to be insufficient to satisfy the amounts due under the senior secured notes. The fair value of these mortgage-related securities is determined based on various economic factors, including loan types, balances, interest rates, dates of origination, terms and geographic locations. The market value of the mortgage-related securities depends on a variety of factors outside of our control, including interest rates, prepayment rates and economic conditions generally. We believe that there is no active market for the sale of these mortgage-related securities. No assurance can be given that these mortgage-related securities could be sold at their stated value on our balance sheet, if at all.

   If we default on the senior secured notes, the remaining holders of the senior notes may not receive any payments.

   If we default on our obligations to the senior secured noteholders, it is unlikely that the senior noteholders will receive any additional payments in respect of their notes. The collateral underlying the senior secured notes is not likely to be sufficient to repay the senior secured noteholders. It is unlikely that the senior noteholders will receive any payments unless, and until, the senior secured noteholders are paid in full.

   There will be a limited trading market for senior secured notes that are not tendered in the exchange offer. The market for the senior notes remaining outstanding after the exchange will continue to be limited.

   The trading market for outstanding senior secured notes not exchanged in the exchange offer is likely to be significantly more limited than it is at present. By way of example, following the December 2000 exchange offer, the trading market for the remaining outstanding senior notes became significantly more limited. Therefore, if your senior secured notes are not tendered in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged senior secured notes.

   If the exchange offer is consummated, non-tendering holders of senior secured notes will no longer have any collateral securing their notes nor the benefits of substantially all of the restrictive covenants in the indenture governing the senior secured notes.

   If the exchange offer is consummated, any senior secured notes that are not tendered in the exchange offer will no longer have any collateral securing their notes, nor will they have the benefits of substantially all of the restrictive covenants in the indenture governing the senior secured notes, which covenants will be removed from the senior secured notes indenture in connection with the exchange offer. While we anticipate that we will be subject to certain restrictive covenants contained in other debt agreements, holders, if any, who do not tender their senior secured notes will be unable to enforce those covenants and they will be subject to change without the consent of the remaining holders of the senior secured notes.

   The distribution of shares of our preferred stock, the membership interests of Delta Funding Residual Exchange Company, LLC, and shares of Delta Funding Residual Management, Inc.'s common stock in connection with the exchange offer could be found to be a fraudulent conveyance and could be voided.

   Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent conveyance law, if, among other things, we or any of our subsidiaries, at the time we or such subsidiary transferred or caused to be transferred the mortgage-related securities, as the case may be,
(1) (a) were or are insolvent or rendered insolvent by reason of such occurrence, (b) were or are engaged in a business or transaction for which the assets remaining with us constitutes unreasonably small capital, or (c) were or are intending to incur debts that would be beyond our ability to pay as they mature, and (2) we or such subsidiary received or receives less than the reasonably equivalent value of fair consideration for the transfer of such assets, the distribution of securities in the exchange offer could be voided, or claims in respect of the securities issued in the exchange offer (or the assets underlying such securities) could be eliminated or subordinated to all of our or such subsidiary's other debts, as the case may be.

   If such transfers are voided under Section 550(a) of the Bankruptcy Code, a trustee in bankruptcy or debtor in possession could seek to recover either the property transferred or the value of such property from the transferees. In addition, payments made in connection with, or transfers of mortgage-related securities to, Delta Funding Residual Exchange Company, LLC could be voided and required to be returned to the person making such payment, or to a fund for the benefit of our or such subsidiary's creditors, as the case may be. Moreover, under applicable provisions of federal bankruptcy law, a security interest granted by us or any of our subsidiaries may be subject to avoidance by the debtor-in-possession or a trustee in bankruptcy under Section 547(b) of the Bankruptcy Code, if the following is established by a preponderance of the evidence:

   o the transfer of an interest of the debtor in property, was made while the debtor was insolvent on or within 90 days prior to the filing of the debtor's bankruptcy petition or, if the creditor was determined to be an insider (as defined in Section 101(31) of the Bankruptcy Code) of the debtor at the time the transfer was made, within one year, prior to the filing of the debtor's bankruptcy petition;

   o to or for the benefit of the creditor;

   o for or on account of an antecedent debt owed by the debtor to the creditor before the transfer was made; and

   o which transfer enables the creditor to receive more than it would have had the transfer not been made and had the debtor's case been administered under Chapter 7 of the Bankruptcy Code, and the creditor received distribution on its claim thereunder.

   The debtor is presumed to be insolvent on and during the 90 days prior to filing its bankruptcy petition, pursuant to Section 547(f) of the Bankruptcy Code.

   The measures of insolvency for purposes of the above considerations will vary depending upon the law applied in any proceeding. Generally, however, we or a subsidiary would be considered insolvent if (a) the sum of our or its debts, as the case may be, including contingent liabilities, were greater than the saleable value of all of our or its, as the case may be, assets at a fair valuation or if the present saleable value of our or its assets were less than the amount of our or its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or (b) we or such subsidiary could not pay our or its debts as they become due, as the case may be.

   On the basis of our historical financial information, our recent operating history included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K/A and other factors, we believe and each of our subsidiaries believes that, after giving effect to the exchange offer, we and each such subsidiary:

   o will not be insolvent, will not have unreasonably small capital for the businesses in which we are or such subsidiary is engaged and will not incur debts beyond our or such subsidiary's ability to pay such debts as they mature, and

   o will have sufficient assets to satisfy any probable money judgment against us or such subsidiary in any pending action. There can be no assurance, however, as to what standard a court would apply in making such determinations.


   The contribution of the notes to Delta Funding Residual Exchange Company, LLC followed by the distribution of our preferred stock and shares of common stock of Delta Funding Residual Management, Inc. may be treated, for tax purposes, as a disguised sale to the extent of the fair market value of the property distributed.

   The contribution of the notes to Delta Funding Residual Exchange Company, LLC is intended to qualify as a tax-free contribution of assets to a partnership. Similarly, the distribution of our preferred stock and the shares of common stock of Delta Funding Residual Management, Inc. is intended to constitute a tax-free distribution under Section 731 of the Internal Revenue Code of 1986, as amended. However, if the contribution and distribution are recharacterized as a disguised sale, noteholders that tender their notes will be required to recognize either gain or loss on the portion of their notes deemed sold.


   The receipt by Delta Funding Residual Exchange Company, LLC of shares of our preferred stock and mortgage-related assets in exchange for the tendered notes may not be treated as a reorganization under the Internal Revenue Code and may result in a greater tax liability for you through your ownership of Delta Funding Residual Exchange Company, LLC's membership interests.

   The exchange by Delta Funding Residual Exchange Company, LLC of the tendered notes for shares of our preferred stock and various other assets is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. If the exchange offer does so qualify under the Code, Delta Funding Residual Exchange Company, LLC generally will recognize a capital gain (but not a loss) in an amount equal to the lesser of (a) the sum of the cash and the fair market value of the shares of preferred stock and other assets received pursuant to the exchange offer
(other than any cash, preferred stock or other assets that are attributable to accrued but unpaid interest), less Delta Funding Residual Exchange Company, LLC's adjusted tax basis in the notes, and (b) the sum of the cash and fair market value of the other assets (other than any cash or other assets that are attributable to accrued but unpaid interest) received in the exchange. Conversely, if the exchange offer fails to qualify as a recapitalization, Delta Funding Residual Exchange Company, LLC generally would be required to recognize capital gain or loss in an amount equal to the difference between
(a) the sum of the cash and the fair market value of the preferred stock and other assets received in the exchange, and (b) Delta Funding Residual Exchange Company, LLC's adjusted tax basis in the notes. For a further discussion see "United States Federal Income Tax Consequences of the Exchange Offer." In addition, it is possible that Delta Funding Residual Exchange Company, LLC might not distribute cash at times or in amounts sufficient to satisfy any such tax liability.

   If you exchange your notes, you may never receive a return of your principal amount, and the timing of payments you will receive will be difficult to predict.

   As a noteholder you are entitled to receive regular interest payments and the return of your principal amount. However, if you exchange your notes, you are not guaranteed the return of your principal amount. The timing of payments you will receive in the form of limited liability company distributions is uncertain. Distributions in turn will depend on cashflows received on the mortgage-backed securities. You will not begin to receive dividend payments on the shares of our preferred stock until July 2003. We cannot accurately predict the full amount of payments you will receive nor the timing of any such payments.

Risks Affecting Us and Our Business

   Following the exchange offer, we will be subject only to limited covenant restrictions contained in our warehouse and other financing facilities.

   Following the exchange offer, there will be no covenants in the indentures limiting our activities, including the incurrence of additional debt or the issuance of additional stock, or the activities of our subsidiaries. Rather, we will be subject only to those covenant restrictions contained in our warehouse and other financing facilities and the covenants contained in our newly issued preferred stock, which are generally less encompassing than those currently contained in the indentures. See "Description of Our Preferred Stock" beginning on page 53.

   As a result, we may incur debt, encumber our assets or engage in any number of activities currently prohibited by the indentures. The degree to which we are leveraged following the exchange offer could have important consequences to you, including:

   o we may be more vulnerable to adverse general economic and industry conditions;

   o we may find it more difficult to obtain additional financing for future working capital, capital expenditures, acquisitions, general corporate purposes or other purposes; and

   o we may have to dedicate a substantial portion of our cashflows from operations to the payment of principal and interest on indebtedness we may incur in the future, thereby reducing the funds available for operations and future business opportunities.

   Our ability to grow our business and sustain our growth will depend on our future operating performance, and our ability to effect additional securitizations and/or whole loan sales and debt and/or equity financing, which, to a certain extent, is subject to economic, financial, competitive and other factors beyond our control. If we are unable to generate sufficient cashflow to support our operations, we may be required to obtain additional financing or to issue additional securities, including additional preferred stock. There can be no assurance that we can obtain any additional financing on terms reasonably satisfactory to us. The inability to obtain additional financing could have a material adverse effect on our ability to continue our business.

   Following the exchange offer we may not be able to declare dividends on our preferred stock or, if declared out of funds legally available therefor, we may not be able to pay the declared dividends.

   Under the terms of the preferred stock, holders will be entitled to receive dividends at the rate of ten percent per annum, payable semi-annually, beginning in July 2003. There can be no assurance that in July 2003 our business and financial condition will have improved and that we will have the funds required to authorize the payment of dividends. Even if the funds were legally available for the declaration of dividends, there can be no assurance that we will have the required funds to make such dividends payments when due.

   We have operated on a negative cashflow basis in the past and anticipate that we will continue to do so in the foreseeable future.

   We require substantial amounts of cash to fund our loan origination and securitization activities. In the past, we have operated generally on a negative cashflow basis. If we can increase loan originations to a sufficient level so as to bring down our overall cost to originate loans, we believe that we can generate positive cashflow within approximately twelve months. To do so, we must generate sufficient cash from (1) securitizing and selling whole loans, (2) origination fees on newly closed loans, and (3) cashflow from the excess cashflow certificates we retain in connection with our securitizations. However, there can be no assurance that we will begin generating positive cashflow within twelve months or at all.

   We must be able to sell loans and obtain adequate credit facilities to continue to originate loans.

   Currently, our primary cash requirements include the funding of:

   o loan originations pending their pooling and sale, net of warehouse financing;

   o interest expense on warehouse and other financings;

   o fees, expenses, and tax payments incurred in connection with our securitization program; and

   o general ongoing administrative and operating expenses.

   Historically, we have utilized various financing facilities, the issuance of debt, like the senior notes, and an equity financing to offset negative operating cashflow and support our loan originations, securitizations, servicing and general operating expenses. Our primary sources of liquidity continue to be warehouse, residual and other financing facilities (e.g., capital leasing), securitizations of mortgage loans, and, subject to market conditions, sales of whole loans, proceeds from excess cashflow certificates and the issuance of debt and equity securities. We also anticipate, subject to market conditions, utilizing net interest margin securitizations and/or other financing against our residual assets. If we are not able to obtain financing, we will not be able to originate new loans and our business and results of operations will be materially and adversely affected.

   If the value of the collateral securing our indebtedness declines, we may be required to post additional collateral or reduce our borrowings.

   We currently have substantial outstanding indebtedness. With respect to our subsidiaries' existing warehouse debt, if the value of the collateral securing any such indebtedness were insufficient to repay such indebtedness in full, the lender may be entitled to seek payment of the shortfall, if any, from us and our subsidiaries. We may not have the funds necessary to meet such payments. If we are not able to make such additional payments, we may be required to reduce our borrowings or reduce our originations. This would have a material adverse effect on our business and result of operations.

   We depend on financing to originate new loans; our failure to obtain and maintain adequate financing could have a material adverse effect on our business and results of operations.

   We fund substantially all of the loans which we originate and purchase through borrowings under warehouse financing facilities and through repurchase agreements. In turn, we repay our borrowings with the proceeds we receive from selling such loans through securitizations or whole loan sales. We have relied upon a few lenders to provide the primary credit facilities for our loan originations and purchases. We currently have one warehouse facility for this purpose. This warehouse facility is a $200 million credit facility that has a variable rate of interest and expires on August 31, 2001. There can be no assurance that we will be able to renew this warehouse facility at its maturity on terms satisfactory to us or at all. Any failure to renew or obtain adequate funding under this warehouse financing facility or other financing arrangements, or any substantial reduction in the size of or increase in the cost of such facilities, could have a material adverse effect on our business. To the extent that we are not successful in maintaining adequate financing, we would not be able to hold a large volume of loans pending securitization and, therefore, we would have to curtail our loan origination activities or sell loans either through whole loan sales or in smaller securitizations, which would have a material adverse effect on our business and results of operations.

   We are required to comply with various operating and financial covenants included in the financing agreements we described above which are customary for agreements of their type. The continued availability of funds under these financing agreements is subject to, among other conditions, our continued compliance with these covenants. We believe we are in compliance with all such covenants under these financing agreements, although there can be no assurance that we will continue to remain in compliance therewith.

   If we cannot complete securitizations, or complete them on an attractive basis, we may not be able to continue our operations.

   We rely significantly upon securitizations to generate cash proceeds to repay our warehouse facilities and to provide funds to originate new loans. In addition, we rely on our continued ability to sell interest-only certificates to generate additional cash proceeds. Further, gains on sale of loans generated by our securitizations represent a significant portion of our revenues. Several factors affect our ability to complete securitizations, including

   o conditions in the securities markets generally;

   o conditions in the asset-backed securities market specifically;

   o the credit quality of our portfolio of loans; and

   o our ability to obtain credit enhancement.

   If we were unable to securitize profitably a sufficient number of loans in a particular financial reporting period, then our revenue, representing gain on sale, for such period would decline and could result in lower income or a loss for such period. In addition, unanticipated delays in closing securitizations could increase our costs associated with financing our mortgage loans during the warehousing period, including hedging costs. Any impairment of, or delay in, our ability to complete securitizations would have a material adverse effect on our business and results of operations.

   We have relied on credit enhancements provided by senior/subordinate structures and by monoline insurance carriers to guarantee certain outstanding investor certificates in the related trusts to enable us to obtain an AAA/Aaa rating for such investor certificates. Any substantial reductions in the size or availability of such insurance policies, or increases in the price charged by, or increases in the overcollateralization limits required by, the insurance companies issuing such policies, could impair our ability to complete a securitization. Similarly, any decrease in investor demand for our subordinate securities, or increases in the spreads required by such asset-backed investors, could impair our ability to complete a securitization. There is no assurance that we will be able to procure insurance policies, or to attract asset-backed investors to purchase subordinate securities from our securitization, or to otherwise provide the necessary credit enhancement, at prices and terms reasonably satisfactory to us. Our failure to satisfy any of these requirements will impair our ability to complete a securitization.

   Potential changes in valuation of excess cashflow certificates will adversely affect our business and results of operations.


   We determine the fair value of our retained excess cashflow certificates based on various economic factors, including loan types, balances, interest rates, dates of origination, terms and geographic locations. We also use other available information applicable to the types of loans we originate and purchase, such as reports on prepayment rates, interest rates, collateral value, economic forecasts and historical default and prepayment rates of the portfolio under review. We estimate the expected cashflow that we will receive over the life of a portfolio of loans. The expected cashflow constitutes the excess of the interest rate payable by the obligors of the mortgage loans over the interest rate paid to the purchasers of the related asset-backed securities, or the pass-through rate, less applicable recurring fees and credit losses. We then discount the expected cashflow using a discount rate that we believe market participants would use for similar financial instruments. As of December 31, 2000 and March 31, 2001, respectively, our balance sheet reflected the fair value of excess cashflow certificates of $217 million and $196 million. (The decrease at March 31, 2001 was due to the sale of five excess cashflow certificates and a $25.7 million write-down related to this sale. See "Liquidation Value of the Assets Securing the Senior Secured Notes" beginning on page 44).


   Realization of the estimated fair value of these excess cashflow certificates is subject to the prepayment and loss characteristics of the underlying loans and to the timing and ultimate realization of the stream of cashflow associated with such loans. Significant prepayment or loss experience would impair the future cashflow of the excess cashflow certificates. If actual experience differs from the assumptions we used to determine the asset values, future cashflow and earnings could be negatively impacted and we could be required to write down the value of our excess cashflow certificates. No assurance can be given that our excess cashflow certificates will not experience significant prepayments or losses or as to whether, and in what amounts, we, in the future, may have to write down the value of the excess cashflow certificates from our securitization transactions. In addition, if the prevailing interest rate rose, the required discount rate might also rise, resulting in impairment of the value of the excess cashflow certificates. We believe that there is no active market for the sale of our excess cashflow certificates. No assurance can be given that these assets could be sold at their stated value on our balance sheet, if at all.

   We are exposed to contingent risks in respect of all the loans we originate and purchase.

   Although we sell substantially all of the loans that we originate and purchase on a non-recourse basis, meaning that we generally do not retain the liabilities associated with the loans, we retain some degree of credit risk on all loans we originate or purchase. During the period of time that we hold loans pending sale, we are subject to the business risks associated with lending, including the risk of borrower default, the risk of foreclosure and the risk that an increase in interest rates would result in a decline in the value of loans to potential purchasers. Our securitizations generally require the use of the excess cashflow distributions related to the excess cashflow certificates to accelerate the amortization of certificate holders' principal balances relative to the amortization of the mortgage loans held by the trust up to certain overcollateralization limits. The resulting overcollateralization serves as credit enhancement for the related securitization trust and therefore is available to absorb losses realized on loans held by such securitization trust. Generally, the form of credit enhancement agreement entered into in connection with securitization transactions contains specified limits on the delinquency, default and loss rates on the receivables included in each securitization trust. If, at any measuring date, the delinquency, default or loss rate with respect to any trust were to exceed the specified delinquency, default and loss rates, excess cashflow from the securitization trust, if any, would be used to fund the increased overcollateralization limit instead of being distributed to us as holders of the excess cashflow certificate, which would have a material adverse effect on our cashflow. Lastly, agreements governing whole loan sales and securitizations require the seller to commit to repurchase or replace loans that do not conform to the representations and warranties made by the seller at the time of sale.

   We also have sold loans and/or pools of loans directly to a network of commercial banks, savings and loans, insurance companies, pension funds and accredited investors. We generally sold these pools or individual loans with recourse whereby we are obligated to repurchase any loan if it defaults and the related mortgaged property becomes a REO (real estate owned) property. This obligation is subject to various terms and conditions, including, in some instances, a time limit. At December 31, 2000, $6.2 million, or 0.2%, of our $3.3 billion servicing portfolio was subject to be repurchased in the future should such loans become REO properties. At March 31, 2001, $5.4 million, or 0.2%, of our $3.1 billion servicing portfolio was subject to be repurchased in the future should such loans become REO properties.

   Our business and results of operations may be adversely affected by periods of economic slowdowns and fluctuating interest rates.

General

   Our business and results of operations may be affected adversely by periods of economic slowdown or recession which may be accompanied by decreased demand for consumer credit and declining real estate values. In the mortgage business, any material decline in real estate values reduces the ability of borrowers to use the equity in their homes to support borrowings and increases the loan-to-value ratios of loans we previously made, thereby weakening collateral coverage and increasing the possibility of a loss in the event of default. Delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions, however, delinquencies, foreclosures and losses also have increased during recent periods of economic growth and there can be no assurance that delinquencies, foreclosures and losses will not increase in the future during periods of continued economic growth.

   Because of our focus on credit-impaired borrowers in the home equity loan market, the actual rates of delinquencies, foreclosures and losses on such loans could be higher under adverse economic conditions than delinquencies, foreclosures and losses currently experienced in the mortgage lending industry in general. Any sustained period of increased delinquencies, foreclosures, losses or increased costs could adversely affect our ability to sell, and could increase the cost of selling, loans through securitization or on a whole loan basis, which could adversely affect our business and results of operations.

Interest Rates

   Our profitability may be directly affected by the level of, and fluctuation in, interest rates, which affect our ability to earn a spread between interest received on our loans and the cost of our borrowings, which are tied to various United States Treasury maturities, commercial paper rates and LIBOR. Our profitability is likely to be adversely affected during any period of unexpected or rapid changes in interest rates.

   Rapid changes, either upward or downward, in interest rates may adversely affect our profits. Any future rise in interest rates may:

   o reduce customer demand for our products;

   o widen investor spread requirements for securities issued in securitizations and increase overcollateralization requirements in future securitizations;

   o increase our cost of funds;

   o reduce the spread between the rate of interest we receive on loans and interest rates we must pay under our outstanding credit facilities and debt securities;

   o reduce the profit we will realize in securitizations or other sales of loans; and

   o limit our access to borrowings in the capital market.

   Gain on sale of loans may be impacted unfavorably if we hold fixed rate mortgages prior to securitization. A change in interest rates would reduce the spread between the average coupon rate on fixed rate loans and the weighted average pass-through rate paid to investors for interests issued in connection with a securitization. Although the average loan coupon rate is fixed at the time the loan is originated, the pass-through rate to investors in a securitization is not fixed until the pricing of the securitization which occurs just prior to the sale of the loans by Delta to the securitization trust. Therefore, if the market rates required by investors increase prior to securitization of the loans, the spread between the average coupon rate on the loans and the pass-through rate to investors may be reduced or eliminated which would reduce or eliminate our profit on the sale of the loans. In addition, an increase in interest rates could increase our financing costs and reduce spreads on securitized loans which could negatively impact our liquidity and capital resources by reducing cashflows which would decrease our profitability. Since a portion of the certificates issued to investors by securitization trusts are floating rate certificates, the interest rates on these certificates adjust based on an established index plus a spread. The fair value of the excess cashflow we will receive from these trusts would be reduced as a result of any changes in interest rates paid on the floating certificates.

Prepayment Risk

   If loan prepayment rates are higher than anticipated, our profits could be reduced. A significant decline in market interest rates could increase the level of loan prepayments, which would decrease the size of the pools of securitized loans underlying our excess cashflow certificates and the related projected cashflows to us from those excess cashflow certificates. Higher than anticipated loan prepayment rates could require us to write down, or reduce, on our balance sheet the fair value of the related excess cashflow certificates. This would adversely impact our earnings during that period which would reduce our profitability.

Loss Risk

   A decline in real estate values could reduce mortgage loan originations, which, in turn, could reduce our revenues.

   A decline in the value of the collateral securing mortgage loans in securitizations could result in an increase in mortgage loan losses on foreclosure which could reduce our profitability. Declining real estate values also will increase the loan-to-value ratios of loans we previously made, which in turn, increases the probability of a loss in the event the borrower defaults and we have to sell the mortgaged property. In addition, delinquencies and foreclosures generally increase during economic slowdowns or recessions. As a result, the market value of the real estate or other collateral underlying our loans in securitizations may not, at any given time, be sufficient to satisfy the outstanding principal amount of the loans.

Competitive Risk

   Competition from other lenders could adversely affect our profitability. The lending markets that we compete in are highly competitive. Some competing lenders have substantially greater resources, greater experience, lower cost of funds, and a more established market presence than we have. If our competitors increase their marketing efforts to include our market niche of borrowers, we may be forced to reduce the rates and fees we currently charge in order to maintain and expand our market share. Any reduction in our rates or fees could have an adverse impact on our profitability. Our profitability and the profitability of other similar lenders may attract additional competitors into this market.

Geographic Concentration Risk

   An economic downturn in the eastern half of the United States could result in reduced revenues for us. We currently originate loans primarily in the eastern half of the United States. The concentration of loans in a specific geographic region subjects us to the risk that a downturn in the economy in the eastern half of the country would more greatly affect us than if our lending business were more geographically diversified.

   Our business is subject to extensive regulation; failure to comply with such regulation may prevent us from operating or subject us to legal proceedings.

   Our lending business is subject to extensive government regulation, supervision and licensing requirements by various state departments of banking or financial services which may hinder our ability to operate profitably. Our lending business also is subject to various laws and judicial and administrative decisions imposing requirements and restrictions on all or part of our lending activities. We also are subject to examinations by state departments of banking or financial services in each of the states where we are licensed with respect to originating, processing, underwriting, selling and servicing home equity loans. We also are subject to Federal Reserve Board regulations related to residential mortgage lending and servicing and the Department of Housing and Urban Development regulation and reporting requirements. Failure to comply with these requirements can lead to, among other remedies, termination or suspension of our licenses, rights of rescission for mortgage loans, class action lawsuits and administrative enforcement actions.

   Federal, state and local government agencies and/or legislators have recently begun to consider, and in some instances have adopted, legislation to restrict lenders' ability to charge rates and fees in connection with subprime residential mortgage loans and loans to borrowers with problem credit histories. This legislation also imposes various loan term restrictions, e.g., limits on balloon loan features. Frequently referred to generally as "predatory lending" legislation, such legislation may limit our ability to impose certain fees, charge certain interest rates on certain consumer loans and may impose additional regulatory restrictions on our business.

   Although we believe that we have implemented systems and procedures to facilitate compliance with these requirements, more restrictive laws, rules and regulations may be adopted in the future that could make compliance more difficult or expensive and hinder our ability to operate profitably.

   The Truth in Lending Act and Regulation Z contain disclosure requirements designed to provide consumers with uniform, understandable information about the terms and conditions of loans and credit transactions so that consumers may compare credit terms. The Truth in Lending Act also guarantees consumers a three-day right to cancel transactions described in the act and imposes specific loan feature restrictions on some loans including the same type originated by us. We believe that we are in compliance with the Truth in Lending Act in all material respects. If we were found not to be in compliance with the Truth in Lending Act, some aggrieved borrowers could have the right to rescind their loans and/or to demand, among other things, the return of finance charges and fees paid at loan origination. Other fines and penalties also can be imposed under the Truth in Lending Act and Regulation Z.

   We also are subject to the Real Estate Settlement Procedures Act and Regulation X. These laws and regulations, which are administered by the Department of Housing and Urban Development, impose limits on the amount of funds a borrower can be required to deposit with us in any escrow account for the payment of taxes, insurance premiums or other charges; limits the fees which may be paid to third parties; and imposes various disclosure requirements. We are subject to various other federal and state laws, rules and regulations governing the licensing of mortgage lenders and servicers, procedures that must be followed by mortgage lenders and servicers, and disclosures that must be made to consumer borrowers. Failure to comply with these laws, as well as with the laws described above, may result in civil and criminal liability.

   We currently are, and in the future may be, subject to various settlement agreements that may have a material adverse effect on our financial condition.

   The subprime mortgage market in which we operate has been the subject of significant scrutiny by various federal and state governmental agencies and legislators. Our lending practices, in particular, have been the subject of investigations by the New York State Banking Department, the Office of the Attorney General of the State of New York and the United States Department of Justice. The investigations centered on our compliance with various federal and state laws discussed above. We entered into a series of related settlement agreements with the above regulatory agencies, joined by HUD and the Federal Trade Commission, which provided for changes to our lending practices on a prospective basis, and retrospective relief to certain borrowers.

   The settlement agreements arose from allegations by the New York State Banking Department and a lawsuit filed by the New York State Office of the Attorney General, alleging that we had violated various state and federal lending laws. In September 1999, we settled the claims with the New York State Banking Department and the New York State Office of the Attorney General. As part of the settlement, we have implemented certain agreed upon changes to our lending practices; have provided reduced loan payments aggregating $7.25 million to certain borrowers identified by the New York State Banking Department; and have created a fund financed by the grant of 525,000 shares of our common stock. The proceeds of the fund will be used to, among other things, compensate certain borrowers and for a variety of consumer educational and counseling programs. The subsidy payments are being made on behalf of several hundred borrowers who have, to date, been identified by the Banking Department. The majority of these borrowers are currently receiving subsidy payments of $50 per month, with a lesser amount receiving subsidies totaling between $75-125 per month, for so long as their loans remain outstanding. These subsidy payments will be paid out of cashflows generated by the assets of Delta Funding Residual Exchange Company, LLC. In March 2000, we finalized an agreement with the United States Department of Justice, the Federal Trade Commission and HUD to complete the global settlement that we had reached with the New York State Banking Department and New York Office of the Attorney General. This agreement mandates some additional compliance efforts for us, but does not require any additional financial commitments from us.

   Legal actions are pending against us, which if successful, would have a material adverse effect on our financial condition.

   Because the nature of our business involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, we are subject to numerous claims and legal actions in the ordinary course of its business. Generally, we are subject to claims made against us by borrowers and investors arising from, among other things:

   o losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentation, error and omission by our employees, officers and agents;

   o incomplete documentation; and

   o failure to comply with various laws and regulations applicable to our business.

   While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to claims and actions, an adverse judgment in a claim or action may have a significant adverse effect on our financial condition.

   We have been named in several lawsuits brought as class actions, alleging violations of various federal and state consumer protection laws, and have entered into settlement agreements with various governmental agencies following investigations of our lending practices. Defending these claims and any claims asserted in the future may result in significant legal expenses, which will reduce our revenues, if any. A finding against us may result in the payment by us of damages which may be material to our business and results of operations.

   We depend on key personnel and the loss of any such key personnel could disrupt our operations and result in reduced revenues.

   The success of our operations depends on the continued employment of our senior level management. If key members of the senior level management were for some reason unable to perform their duties or were to leave us for any reason, we may not be able to find capable replacements which could disrupt operations and result in reduced revenues.

   We are controlled by principal stockholders who have the ability to effect fundamental corporate changes if they acted in concert.

   As of December 31, 2000, our principal stockholders, members of the Miller family, beneficially own an aggregate of sixty-six percent of our outstanding shares of common stock. Accordingly, such persons, if they were to act in concert, would have majority control of us with the ability to approve certain fundamental corporate transactions (including mergers, consolidations and asset sales), to elect all members of our board of directors and to appoint new management. As long as the Millers are our controlling stockholders, third parties will not be able to gain control of us through purchases of common stock not beneficially owned or otherwise controlled by the Millers. The directors elected by the Millers will have the authority to effect decisions affecting our capital structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends.

Risks Associated with Delta Funding Residual Exchange Company, LLC

   There is no public market for the membership interests of Delta Funding Residual Exchange Company, LLC; the membership interests will be subject to restrictions on transfer; and holders of the membership interests may not be able to sell their interests.

   Under the terms of Delta Funding Residual Exchange Company, LLC's operating agreement, the membership interests may not be sold or transferred except under limited circumstances. The membership interests of Delta Funding Residual Exchange Company, LLC will not be transferable except to affiliates of the noteholders and to transferees who are qualified institutional buyers as defined under Rule 144A promulgated under the Securities Act, who also are qualified purchasers as defined under Section 2(a)(51)(a) of the Investment Company Act, and in each case, in private transactions exempt from registration under the Securities Act. The membership interests of Delta Funding Residual Exchange Company, LLC will not be listed on any securities exchange. Thus, there will be no market for the membership interests and you will have to bear the risk of ownership for an indefinite period of time.

   The market value of the mortgage-related securities comprising the assets of Delta Funding Residual Exchange Company, LLC is difficult to ascertain and the value of these assets may decline over time.

   The assets that will be held by Delta Funding Residual Exchange Company, LLC include:

   o the excess cashflow certificates irrevocably transferred from Delta Residual Holding Trust 2000-1 and Delta Residual Holding Trust 2000-2;

   o a net interest margin owner trust certificate irrevocably transferred from Delta Residual Holding Trust 2000-1;

   o all cash and other property generated by the excess cashflow certificates and net interest margin certificates held by Delta Residual Holding Trust 2000-1 and Delta Residual Holding Trust 2000-2 at the time of the consummation of the exchange offer; and

   o the owner trust certificate representing ownership in Delta Non-Performing Loan Trust 2000-1, owning certain non-performing loan receivables.

   We believe that the current market value of the excess cashflow certificates is approximately $73 million and of the excess cashflow certificates underlying the net interest margin owner trust certificate is approximately
$79 million; however, this market value calculation is based only on management estimates. Our estimates may be wrong or inaccurate or based on incomplete information. The value of these securities generally depends on a variety of factors which we describe below. There can be no assurance that the value of these assets will not decline due to economic factors outside of our and Delta Funding Residual Exchange Company, LLC's control. There is no active market for the sale of these mortgage-related securities.

   We have not requested a third-party report or appraisal as to the fair value of the mortgage-related securities comprising the assets of Delta Funding Residual Exchange Company, LLC.

   We have not requested a third-party report or appraisal as to the fair value of the mortgage-related securities, so you will not have the benefit of a third-party valuation in making your investment decision concerning mortgage-related securities. There is no organized market for the trading of these mortgage-related securities. An analysis of the fair value of these securities requires an analysis of the underlying securitizations; an understanding of the historical performance of the underlying mortgage loan pools; and knowledge of the factors affecting the valuation of mortgage-related securities. There are only a limited number of investment banks with the resources to undertake this analysis. As a result, a report or appraisal is costly and time-consuming.

   Management has not made any determination concerning the fairness of the transaction.

   Management has not made any determination concerning the fairness of the transaction from a financial point of view. Holders of the notes must make their own judgment concerning the fairness to them of the transaction.

   Management's estimates concerning fair value may prove to be incorrect or incomplete.

   Management regularly estimates the fair value of mortgage-related securities like those which will comprise the assets of Delta Funding Residual Exchange Company, LLC. Management's estimates are based on a number of assumptions, including assumptions concerning:

   o prepayment rate speeds;

   o loan losses on the underlying mortgage pools;

   o interest rates generally;

   o industry trends; and

   o economic conditions generally.


   Management's assumptions may be incorrect or inaccurate. Actual performance of the underlying mortgage pools may vary from its projected performance. The performance of the mortgage pools may be affected by circumstances outside of management's control, like a recession or changing market conditions which affect interest rates. The value of these assets also depends largely on the structure of the related securitization transaction. We have described the assumptions we use to determine the value of these securities in the section titled "Summary Pro Forma Financial Data for Delta Funding Residual Exchange Company, LLC" on page 10 and in the section titled "Description of Delta Funding Residual Exchange Company, LLC--Fair Value of Excess Cashflow Certificates" on page 63.


   The amount of distributions made on the membership interests of Delta Funding Residual Exchange Company, LLC will be extremely sensitive to the rate and the timing of principal payments and realized losses on the underlying mortgage-related securities.

   The amount of distributions which Delta Funding Residual Exchange Company, LLC will make to the holders of its membership interests will depend upon the cashflows received by Delta Funding Residual Exchange Company, LLC from its mortgage-related securities. In turn, the cashflows produced by the mortgage-related securities will depend upon the rate and timing of principal payments and realized losses on the mortgage loans underlying the mortgage-related securities. The average life of the excess cashflow certificates held by Delta Funding Residual Exchange Company, LLC and the yields realized on the excess cashflow certificates will be sensitive to levels of payments, including prepayments, on the underlying mortgage loans. The yield to maturity on the excess cashflow certificates may be affected adversely by a higher than expected rate of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and realized losses on the underlying mortgage loans. The amount of distributions on the excess cashflow certificates will be affected negatively by a rapid rate of principal payments and greater than expected realized losses on the related mortgage loans. The amount of distributions on the excess cashflow certificates will decrease more significantly as a result of principal payments and realized losses on the mortgage loans with relatively high rates of interest. In addition, subordination triggers on the underlying securitization trusts delay and/or reduce the amount of distributions on the excess cashflow certificates.

   The membership interests of Delta Funding Residual Exchange Company, LLC represent equity interests in Delta Funding Residual Exchange Company, LLC and are not guaranteed by any other entity nor secured or collateralized by any assets.

   The membership interests of Delta Funding Residual Exchange Company, LLC represent equity interests in Delta Funding Residual Exchange Company, LLC. The membership interests do not represent a general corporate obligation of, nor do they represent an interest in, or any obligation of ours or of any of our affiliates, or of any other person. Delta Funding Residual Exchange Company, LLC is not required to make any distributions and it may not have the funds required to make distributions.

   The membership interests of Delta Funding Residual Exchange Company, LLC are subject to restrictions on transfer, limited liquidity, and no secondary market may exist for them.

   The membership interests of Delta Funding Residual Exchange Company, LLC may be assigned only under the following conditions:

   o if the assignee is a qualified institutional buyer as defined under Rule 144A promulgated under the Securities Act who also is a qualified purchaser as defined under Section 2(a)(51)(a) of the Investment Company Act;

   o if the assignee agrees in writing to be bound by the terms and conditions of Delta Funding Residual Exchange Company, LLC's operating agreement or any other document acceptable to the managing member; and

   o the holder of the membership interest of Delta Funding Residual Exchange Company, LLC also assigns or transfers a corresponding pro rata number of shares of the common stock of Delta Funding Residual Management, Inc. owned by the holder to the assignee.

   Benefit plan investors are subject to special considerations with respect to their acquisition of the membership interests of Delta Funding Residual Exchange Company, LLC and the shares of common stock of Delta Funding Residual Management, Inc. See "ERISA Considerations" on page 81.

   There is currently no secondary market for the membership interests of Delta Funding Residual Exchange Company, LLC. As a result of the foregoing restrictions on transfer and other factors, it is doubtful that a secondary market for the membership interests of Delta Funding Residual Exchange
Company, LLC will develop or, if a secondary market does develop with respect to the membership interests of Delta Funding Residual Exchange Company, LLC, that it will provide you with liquidity of investment or that it will continue for the life of the membership interests of Delta Funding Residual Exchange Company, LLC. If a trading market does not develop, you may be unable to resell the membership interests of Delta Funding Residual Exchange Company, LLC for an extended period of time, if at all. Future trading prices for the membership interests of Delta Funding Residual Exchange Company, LLC will depend upon many factors including, among others, prevailing interest rates, payment and loss experience with respect to the underlying mortgage-related securities, the likelihood of the exercise of the clean-up calls and the market for similar securities, each of which is subject to various general economic pressures outside of our control or the control of Delta Funding Residual Exchange Company, LLC.

   Holders of the membership interests of Delta Funding Residual Exchange Company, LLC will not receive any distributions from Delta Funding Residual Exchange Company, LLC until Delta Funding Residual Exchange Company, LLC has made all required payments pursuant to Delta Funding Residual Exchange Company, LLC's operating agreement.

   Delta Funding Residual Exchange Company, LLC will distribute the cash generated by the mortgage-related securities in the following order of priority:

   o to Delta Funding Residual Management, Inc. to permit it to pay any expenses it incurs as Delta Funding Residual Exchange Company, LLC's managing member;

   o to Delta Funding Residual Management, Inc. to permit it to pay income tax liabilities arising in connection with the mortgage-related securities (all of which income tax liabilities relating to excess inclusion income will be allocated to it for income tax purposes under Delta Funding Residual Exchange Company, LLC's operating agreement);

   o to us to permit us to pay a portion of our settlement obligations to the New York State Department of Banking;

   o to us fifteen percent of the remaining cash after all of distributions described above have been made, except that after three years this distribution amount will be reduced to ten percent. However, these amounts may be reduced and retained by Delta Funding Residual Exchange Company, LLC if we do not pay the tax liabilities allocated to us or that allocation is not respected by the Internal Revenue Service;

   o to us to permit us to pay the balance of our settlement obligations to the New York State Department of Banking; and

   o to the holders of the voting membership interest of Delta Funding Residual Exchange Company, LLC, the balance if any, of Delta Funding Residual Exchange Company, LLC's available cash, within five business days following each of April 30, June 30, September 30, and December 31.

   Delta Funding Residual Exchange Company, LLC may not have sufficient funds to make all of the above distributions or it may not have funds remaining after making the priority distributions. In either event, holders of the membership interests of Delta Funding Residual Exchange Company, LLC will not receive any payments.

   Holders of the membership interest of Delta Funding Residual Exchange Company, LLC may be allocated income that exceeds the amounts of cash they receive.

   Delta Funding Residual Exchange Company, LLC will be treated as a partnership for federal income tax purposes. Accordingly, Delta Funding Residual Exchange Company, LLC will not be subject to federal income tax; rather, each owner of a membership interest of Delta Funding Residual Exchange Company, LLC will be required to take into account separately its allocable share of income, gains, losses, deductions and credits accrued by Delta Funding Residual Exchange Company, LLC, whether or not there is a corresponding cash distribution and whether or not Delta Funding Residual Exchange Company, LLC has received any cash. Thus, cash basis holders will in effect be required to report their allocable share of income from Delta Funding Residual Exchange Company, LLC on the accrual basis and thus may become liable for the taxes on their allocable share of limited liability company income even if they have not received cash from Delta Funding Residual Exchange Company, LLC to pay the taxes.

Risks Associated with the Mortgage-Related Securities

   Payments on the mortgage-related securities will be made only after certain fees and expenses have been paid by each securitization trust.

   With respect to each of the securitization trusts, payments of principal and interest on any of the related mortgage loans will be available to make payments on the related underlying mortgage-backed certificates only after payment of related servicing fees, trustee fees and any insurer premiums, payment of other related specified expenses and reimbursements and payment of required distributions to holders of all other classes of the related series of certificates. Consequently, the amount of excess cashflow distributable on the excess cashflow certificates is extremely sensitive to losses on the related mortgage loans (and the timing and severity of those losses), because the entire amount of realized losses will be allocated directly or indirectly to the related excess cashflow certificates, either by reduction in amounts otherwise payable on those excess cashflow certificates or by a reduction in the amount of overcollateralization provided to the related publicly offered certificates, called the senior certificates, by the related mortgage loans.

   Any reduction in the amount of overcollateralization provided to the senior certificates of any series by the related mortgage loans to a level below the related required overcollateralization amount will be borne by the related excess cashflow certificates, because any amounts otherwise available for distribution on these excess cashflow certificates will be distributed instead on the related senior certificates to restore the reduced amount of overcollateralization to the required overcollateralization amount. In addition, certain securitization trusts include a cross-collateralization feature in which excess cashflow from one mortgage group is used to cover shortfalls in available funds from the other mortgage group, including shortfalls in amounts necessary to create or maintain the overcollateralization amount for that other mortgage group at the related required overcollateralization amount.

   Excess cashflow certificates absorb all losses suffered by the securitization trust and are paid out only after payment is made on senior certificates.

   With respect to the excess cashflow certificates relating to each securitization trust, the order of priority for monthly distribution of all collected funds, including scheduled payments and unscheduled recoveries on mortgage loans, plus advances, less servicing fees, trustee fees and any insurer premiums, in respect of the related mortgage loans generally results in the following amounts being paid prior to any distributions on those excess cashflow certificates:

   o numerous permitted fees and reimbursements from the related securitization trust to the trustee thereof and to the related servicer and to the certificate insurer where applicable; and

   o principal, including amounts necessary to meet and maintain the related required overcollateralization amount, and interest on the related senior certificates.

   Realized losses with respect to the underlying mortgage loans will likely result in a reduction of the amount of overcollateralization available to the related senior certificates and accordingly, with respect to the related excess cashflow certificates, losses on the mortgage loans will be allocated to the related excess cashflow certificates and will reduce the excess cashflow to which those excess cashflow certificates might otherwise be entitled. If the prepayment, default, delinquency and/or loss severity experience with respect to the mortgage loans is higher than that assumed by investors, you may experience a lower than anticipated yield or may fail to recoup the value of the exchanged notes.

   Decisions made by the servicer may affect adversely the holders of the excess cashflow certificates.

   Numerous decisions by the servicer, including, but not limited to, decisions regarding the optional purchase of defaulted mortgage loans and decisions regarding whether or not certain interest advances or servicing advances are nonrecoverable, also may affect the availability of cashflow with respect to the excess cashflow certificates, which are comprised of the excess cashflow certificates, the net interest margin owner trust certificate and the non-performing owner trust certificate. In addition, the servicer has the right to purchase all of the mortgage loans and terminate the related securitization trust when the principal balance of the mortgage loans falls below a specified level. Any optional termination also will terminate the related excess cashflow certificates.

   The senior certificates issued and sold by the securitization trusts are subject to different pass-through rates which may result in amounts distributable to the excess cashflow certificates being substantially reduced.

   Senior certificates issued and sold by the securitization trusts are subject to a ceiling or cap on their pass-through rates. These pass-through rates affect both the timing and the likelihood of payment on the excess cashflow certificates associated with the applicable securitization trusts. The pass-through rate ceiling applicable to any class of the senior certificates subject to a ceiling generally is calculated with reference to the weighted average of the mortgage rates of the related mortgage loans, net of servicing fees, trustee fees, insurer premiums, if applicable, and interest payable to the related interest-only classes of senior certificates. Many senior certificates have pass-through rates based upon the value of one-month London Interbank Offered Rate, or LIBOR, while the mortgage rates on the related mortgage loans either do not adjust or are adjustable mortgage loans based on a different index, subject to periodic adjustments and limitations on adjustments. Other classes of senior certificates have variable pass-through rates, and the related mortgage loans have fixed mortgage rates.

   In a rising interest rate environment, the pass-through rates on any class of adjustable rate senior certificates may rise while the mortgage rates of the related mortgage loans may rise more slowly or not at all. As a consequence, cashflow resulting from excess interest on the mortgage loans, and accordingly, amounts distributable to the excess cashflow certificates, may be substantially reduced. In addition, prepayments, including prepayments and collections upon defaults, liquidations and repurchases, on mortgage loans with relatively high mortgage rates, may reduce the pass-through rate ceiling. If the pass-through rate on any class of senior certificates equals the applicable pass-through rate ceiling, then none or only a minimal amount of excess interest will be generated by the portion of the related securitization trust represented by the class principal balance of that class of senior certificates.

   Classes of senior certificates that are subject to these basis risk shortfalls will be entitled to recover the amount of any basis risk shortfalls, with interest, on any distribution date on which related excess cashflow or other amounts are available to fund a recovery. Any amounts paid on any distribution date directly or indirectly from excess cashflow to any class of senior certificates in respect of any basis risk shortfalls will reduce the excess cashflow amounts that would otherwise be distributable on the related excess cashflow certificates.

   The mortgage pools are subject to overcollateralization requirements which may limit when distributions will be made on the excess cashflow certificates.

   Each of the mortgage pools and, in some cases, each mortgage group, is subject to an overcollateralization requirement--called the "required overcollateralization amount". The required overcollateralization amount with respect to each mortgage pool will be determined for any distribution date as set forth in the pooling and servicing agreement relating to that securitization transaction. On each distribution date, no payments will be made in respect of the related excess cashflow certificates until after the then-applicable required overcollateralization amount is met.

   After a specified date for each mortgage pool set forth in the related pooling and servicing agreement, the required overcollateralization amount with respect to that mortgage pool may decrease, subject to certain specified conditions. If at any time certain delinquency and/or loss levels are exceeded with respect to a mortgage pool, there will be a delay in the reduction of, or in some cases, an increase in, the related required overcollateralization amount. You bear the risk that there may be significant periods during which no or limited distributions will be made on the excess cashflow certificates.

   For some securitizations, distributions to the holders of the senior certificates are insured by an insurer that is given rights and benefits which may negatively affect your distributions on the excess cashflow certificates.

   With respect to the senior certificates relating to some securitization trusts, distributions to the holders of those senior certificates are insured by a bond insurer in exchange for which the bond insurer receives a premium to be paid by the related securitization trust fund on each distribution date. With respect to those securitization trusts, the insurer is afforded rights and benefits under the pooling and servicing agreement or other underlying transaction documents, including the right to exercise powers of the holders of the senior certificates, the right to terminate or allow to be terminated the servicer under specified conditions and the right to direct certain of the actions of the trustee. In addition, the insurer generally will be entitled to recover any amounts paid for the benefit of the holders of the related senior certificates under the related insurance policy and any other amounts due the insurer under the pooling and servicing agreement, together with interest thereon, from the cashflow of the mortgage loans in either mortgage group distributed on any distribution date, prior to any cashflow being distributed on the related excess cashflow certificates.

   Excess cashflow certificates are subject to credit risks relating to the quality of the underlying mortgage loans.

   Each mortgage pool relating to the excess cashflow certificates contains mortgage loans originated by us pursuant to our underwriting standards and serviced by a servicer under the terms of the related pooling and servicing agreement. Accordingly, any benefits arising from the diversification of holdings of Delta Funding Residual Exchange Company, LLC will be limited.

   In light of the nature of the excess cashflow certificates and the complexity of analyzing the credit risks associated with these certificates, excess cashflow certificates are an appropriate investment only for persons familiar with subprime mortgage loan performance and asset-backed securities structures.

   Features of the underlying mortgage loans may result in losses or cashflow shortfalls which will impair the value of the excess cashflow certificates held by Delta Funding Residual Exchange
Company, LLC.

   There are a number of features of the mortgage loans relating to the excess cashflow certificates which will affect the timing and the realization of the cashflows associated with those certificates. These characteristics include the following:

   o The borrowers have less than perfect credit and may be more likely to default. Our underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent us from making a loan but may reduce the size and the loan-to-value ratio of the loan we will make. As a result of these less restrictive standards, the securitization trusts may experience higher rates of delinquencies, defaults and losses than if the mortgage loans were underwritten in a more traditional manner.

   o Balloon loans may have higher rates of default which may cause losses. Securitization trusts containing balloon loans may suffer higher losses. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available mortgage rates, the value of the property or the borrower's payment or credit history. The securitization trust will not have any funds to refinance a balloon loan, and we are not obligated to do so. If the borrower is unable to refinance the balloon loan, the securitization trust may suffer a loss.

   o Defaults on second lien mortgage loans may result in more severe losses. Securitization trusts containing second lien mortgage loans may suffer more severe losses. If a borrower on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on liquidation of the related property are subordinate to the rights of the holder of the first lien on the related property. There may not be enough proceeds to pay both the holder of the first lien and the second lien, and the securitization trust would suffer a loss.

   o The concentration of mortgage loans in specific geographic areas may increase the risk of loss. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the securitization trust with respect to the related mortgage loans. Certain states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. If there is a geographic concentration of mortgage loans in those states, these problems may have a greater effect on the mortgage loans in a securitization trust if borrowers and properties were more spread out in different geographic areas.

     A substantial portion of the mortgage loans in each mortgage pool are secured by mortgaged properties located in the State of New York. If areas in New York suffer natural disasters or if the New York residential real estate market should experience an overall decline in property values after the mortgage loans are originated, the rates of delinquencies, foreclosures, bankruptcies and losses on the mortgage loans may be expected to increase, and may increase substantially.

   o Higher loan-to-value mortgage loans may suffer greater risks of loss. A portion of the mortgage loans in each mortgage pool had a loan-to-value ratio at origination in excess of eighty percent. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio.

   Payments on the excess cashflow certificates are not fixed.

   Unlike standard corporate bonds, the timing and amount of cashflows on the excess cashflow certificates will depend on the rate and timing of principal payments on the underlying mortgage loans, including prepayments and collections upon defaults, liquidations and repurchases, by the rate and timing of realized losses on the mortgage loans, by adjustments of the pass-through rates of the related senior certificates and adjustments of the mortgage rates of the adjustable-rate mortgage loans.

   The voting rights under the excess cashflow certificates provide no effective remedies to the holder of the excess cashflow certificates.

   The voting rights evidenced by the excess cashflow certificates are insufficient to cause or prevent the exercise of any remedies under any pooling and servicing agreement, including removal of the servicer if it defaults in its obligations under a pooling and servicing agreement.

   Environmental conditions affecting the mortgaged properties may result in losses.

   Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the mortgaged property.

   Violations of consumer protection laws may result in losses which may impair the value of the excess cashflow certificates held by Delta Funding Residual Exchange Company, LLC.

   Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

   The mortgage loans also are subject to federal laws, including:

   o the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the mortgage loans;

   o the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

   o the Real Estate Settlement Procedures Act, which requires, among other things, particular disclosures to the borrowers regarding lender servicing and escrow account practices and regulates certain types of referral fees;

   o the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation;

   o the Fair Housing Act which, among other things, prohibits discrimination on the basis of race or color, national origin, religion, sex, familial status or handicap in housing; and

   o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

   The mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994 which amended the Truth in Lending Act as it applies to mortgages subject to the Home Ownership and Equity Protection Act of 1994. The Home Ownership and Equity Protection Act of 1994 requires additional disclosures, specifies the timing of these disclosures, and limits or prohibits inclusion of some provisions in mortgages subject to the Home Ownership and Equity Protection Act 1994. The Home Ownership and Equity Protection Act 1994 also provides that any purchaser or assignee of a mortgage covered by the Home Ownership and Equity Protection Act 1994, including the securitization trust, is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Home Ownership and Equity Protection Act 1994 from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust, as owner of the mortgage loans, to damages and administrative enforcement. Under the documents governing the securitizations, we are required to repurchase or replace loans that do not conform to the representations and warranties (including a representation that the loans were made in compliance with applicable lending laws) made by us as seller of the securitization. If we fail to repurchase or replace any such loans, the holders of the excess cash flow certificates may suffer losses.

   Our lending practices, in particular, have been the subject of investigations by various regulatory agencies including the New York State Banking Department, the Office of the Attorney General of the State of New York, and the United States Department of Justice. The investigations centered on our compliance with various federal and state laws discussed above. We entered into a series of related settlement agreements with the above regulatory agencies, joined by HUD and the Federal Trade Commission, which provided for changes to our lending practices on a prospective basis, and retrospective relief to certain borrowers.

Risks Associated with Delta Funding Residual Management, Inc.

   Delta Funding Residual Management, Inc. has minimal assets and no operations.


   Delta Funding Residual Management, Inc. was created to effect the exchange offer and to serve as the managing member of Delta Funding Residual Exchange Company, LLC. As a result, it has no operating history. It will limit its future operations to holding a non-voting membership interest of Delta Funding Residual Exchange Company, LLC and managing the mortgage-related securities held by Delta Funding Residual Exchange Company, LLC. Delta Funding Residual Management, Inc.'s only asset will be its non-voting membership interest in Delta Funding Residual Exchange Company, and, in the future, we do not expect that it will have significant assets. Noteholders making an investment decision concerning Delta Funding Residual Management, Inc. and its common stock may not have much information on which to base their investment decision.


   Delta Funding Residual Management, Inc. does not intend to declare dividends on its common stock.

   Noteholders who exchange their notes will receive shares of common stock of Delta Funding Residual Management, Inc. in addition to other securities. Delta Funding Residual Management, Inc. does not intend to declare any dividends with respect to its common stock because its only source of income will be distributions from Delta Funding Residual Exchange Company, LLC to pay taxes and expenses and those distributions should not result in Delta Funding Residual Management, Inc. receiving funds sufficient to permit it to pay dividends. You should not expect to receive any additional income as a result of your ownership of the common stock of Delta Funding Residual Management, Inc.

   The common stock of Delta Funding Residual Management, Inc. will be subject to restrictions on transfer.

   The common stock of Delta Funding Residual Management, Inc. will not be listed on any securities market; and we do not expect that there will be any trading market for the common stock. Generally, the common stock will be transferable only in connection with a transfer by a holder of a membership interest of Delta Funding Residual Exchange Company, LLC and, then, only in the same pro rata proportions as the transferred membership interest. The common stock of Delta Funding Residual Management, Inc. and the membership interests of Delta Funding Residual Exchange Company, LLC will be transferable only to qualified institutional buyers, as such term is defined under the Securities Act, who also are qualified purchasers as defined under Section 2(a)(51)(a) of the Investment Company Act.

                                USE OF PROCEEDS


   We will not receive any cash proceeds from the exchange offer.


                   DELTA FINANCIAL CORPORATION CAPITALIZATION

   The following table sets forth:

   o our actual capitalization at March 31, 2001; and

   o our pro forma capitalization assuming that the exchange offer had been completed at March 31, 2001.

   The information presented below should be read in conjunction with the information included under "Delta Financial Corporation Selected Historical Financial Data" in this prospectus and our interim unaudited financial data for the quarter ended March 31, 2001 incorporated by reference herein from our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001.


                                                            Three Months Ended
                                                              March 31, 2001
                                                          ----------------------
                                                                      Pro Forma
                                                           Actual    As Adjusted
                                                           ------    -----------
                                                          (Dollars in thousands)
Debt:
Warehouse financing and other borrowings .............    $106,815     $106,815
Bank payable .........................................       2,696        2,696
Notes due 2004 .......................................     149,596           --
                                                          --------     --------
Total debt ...........................................    $259,107     $109,511
                                                          --------     --------
Stockholders' equity:
Common stock, $.01 par value: 49,000,000 shares
  authorized; 16,000,549 shares outstanding, actual
  and pro forma.......................................    $    160     $    160
Preferred stock, $.01 par value; 1,000,000 shares
  authorized; no shares outstanding actual and 150,000
  shares outstanding pro forma........................          --       15,000
Additional paid-in capital ...........................      99,472       99,472
Retained earnings ....................................     (34,342)     (55,255)
Treasury stock .......................................      (1,318)      (1,318)
                                                          --------     --------
 Total stockholders' equity ..........................      63,972       58,059
                                                          --------     --------
   Total capitalization...............................    $323,079     $167,570
                                                          ========     ========

         DELTA FINANCIAL CORPORATION SELECTED HISTORICAL FINANCIAL DATA

   The following table presents our selected historical financial data for the periods indicated. The financial data for the period from the five fiscal years ended 1996, 1997, 1998, 1999 and 2000 have been derived from our audited consolidated financial statements for such periods. The financial data for the quarters ended March 31, 2000 and March 31, 2001 have been derived from our unaudited interim consolidated financial statements for such periods. Interim results may not be indicative of results for the full year. The data should be read in conjunction with our consolidated financial statements, related notes and other financial information incorporated by reference in this prospectus from our public filings with the SEC.


                                                                                                                 (unaudited)
                                                                                                             Three Months Ended
                                                        Year Ended December 31,                                   March 31,
                                 ---------------------------------------------------------------------    -------------------------
                                    1996           1997          1998           1999           2000          2000           2001
                                    ----           ----          ----           ----           ----          ----           ----
                                                              (Dollars in thousands except per share)
Income Statement Data
Revenues:
  Net gain on sale of
   mortgage loans............    $    46,525   $    85,890    $    91,380   $    78,663    $    47,550    $    14,654   $     5,377
  Interest...................         16,372        22,341         12,458        31,041         32,287         10,537       (14,789)
  Servicing fees.............          5,368         7,511         10,464        16,341         14,190          4,066         2,213
  Origination fees...........          5,266        18,108         25,273        28,774         24,944          6,688         4,162
                                 -----------   -----------    -----------   -----------    -----------    -----------   -----------
   Total revenues............         73,531       133,850        139,575       154,819        118,971         35,945        (3,037)
                                 -----------   -----------    -----------   -----------    -----------    -----------   -----------
Expenses:
  Payroll and related costs .         17,633        41,214         56,709        65,116         56,525         15,561        11,324
  Interest...................         11,298        19,964         30,019        26,656         30,386          7,803         5,829
  General & administrative...         11,112        21,522         34,351        55,318         94,685          9,456        13,090
                                 -----------   -----------    -----------   -----------    -----------    -----------   -----------
   Total expenses............         40,043        82,700        121,079       147,090        181,596         32,820        30,243
                                 -----------   -----------    -----------   -----------    -----------    -----------   -----------
Income (loss) before income
  tax expense (benefit) and
  extraordinary item.........         33,488        51,150         18,496         7,729        (62,625)         3,125       (33,280)
Provision for income tax
  expense (benefit)..........          9,466        20,739          7,168         3,053        (13,208)         1,299           472
                                 -----------   -----------    -----------   -----------    -----------    -----------   -----------
Income (loss) before
  extraordinary item.........         24,022        30,411         11,328         4,676        (49,417)         1,826       (33,752)
Extraordinary item:
 Gain on extinguishments of
  debt.......................          3,168            --             --            --             --             --            --
                                 -----------   -----------    -----------   -----------    -----------    -----------   -----------
Net income (loss)............    $    27,190   $    30,411    $    11,328   $     4,676    $   (49,417)   $     1,826   $   (33,752)
                                 -----------   -----------    -----------   -----------    -----------    -----------   -----------
Pro forma information (1)(2):
Provision for pro forma
  income tax expense before
  extraordinary item.........         14,400            --             --            --             --             --            --
                                 -----------   -----------    -----------   -----------    -----------    -----------   -----------
Pro forma income (loss)
  before extraordinary item..    $    19,088   $    30,411    $    11,328   $     4,676    $   (49,417)   $     1,826   $   (33,752)
                                 -----------   -----------    -----------   -----------    -----------    -----------   -----------
Per share data(1)(3):
Earnings (loss) per common
  share - basic and diluted..          $1.46         $1.98          $0.74         $0.30         $(3.10)         $0.11        $(2.12)
Weighted average number of
  shares
  outstanding................     13,066,485    15,359,280     15,382,161    15,511,214     15,920,869     15,920,869    15,920,869
Selected Balance Sheet Data:
Loans held for sale, net.....       $ 82,411      $ 79,247       $ 87,170      $ 89,036       $ 82,698       $ 92,426      $101,360
Capitalized mortgage
  servicing rights...........         11,412        22,862         33,490        45,927             --         45,144            --
Interest-only and residual
  certificates...............         83,073       167,809        203,803       224,659        216,907        233,111       196,070
Total assets.................        231,616       393,232        481,907       556,835        452,697        558,474       437,374
Senior notes, warehouse
  financing and other
  borrowings.................         95,482       177,540        229,660       258,493        238,203        271,565       256,411
Investor payable.............         20,869        40,852         63,790        82,204         69,489         73,825        73,068
Total liabilities............        138,098       266,779        344,219       409,694        354,973        409,507       373,402
Stockholders' equity.........         93,518       126,453        137,688       147,141         97,724        148,967        63,972

---------------
(1) Figures for December 31, 1997, 1998, 1999 and 2000 are actual; pro forma presentation for the year 1996.
(2) Prior to October 31, 1996, Delta Funding Corporation (a wholly-owned subsidiary) was treated as an S corporation for federal and state income tax purposes. The pro forma presentation reflects a provision for income taxes as if we have always been a C corporation at an assumed tax rate of 43%.
(3) Pro forma earnings per common share has been computed by dividing pro forma net income by the sum of (a) 10,653,000 shares of our common stock received by the former shareholders in exchange for their shares of Delta Funding, and (b) the effect of the issuance of 1,976,182 shares of our common stock issued in our initial public offering to generate sufficient cash for certain S corporation distributions paid to the former shareholders, which shares are treated as if they had always been outstanding.

                               THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Notes

   Upon the terms and conditions set forth in this prospectus and in the accompanying letter of transmittal and consent, we will accept for exchange notes that are properly tendered on or prior to the expiration date and not withdrawn.

   As of March 31, 2001, $148.2 million aggregate principal amount of senior secured notes were outstanding and $1.8 million aggregate principal amount of senior notes were outstanding. We are offering to exchange for each $1,000 principal amount of notes tendered:

   o one share of our preferred stock;

   o one voting membership interest of Delta Funding Residual Exchange Company, LLC; and

   o one share of common stock of Delta Funding Residual Management, Inc.

   This prospectus, together with a letter of transmittal and consent, is being sent on or about the date hereof to all noteholders known to us. Your delivery to us of the letter of transmittal and consent will satisfy the letter of transmittal and consent delivery requirements for tendering notes pursuant to this prospectus. Our obligation to accept your notes for exchange pursuant to the exchange offer is subject to certain conditions we describe under "Conditions to the Exchange Offer."

   Notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

   As part of the exchange offer, we are soliciting consents from the noteholders to the proposed amendments to the indenture governing the senior secured notes described below.

The Proposed Amendments

   As a part of the exchange offer, we are soliciting consents from the holders of senior secured notes to the proposed amendments to the indenture governing those notes and other related documents entered into in connection with the issuance of the notes. The purpose of the proposed amendments is to amend the senior secured notes indenture to (1) remove all of the collateral securing the senior secured notes, and (2) modify or remove restrictive covenants or agreements which limit our business activities, including removing covenants which prevent the issuance of liens, encumbrances or debt, the issuance of additional shares, or other similar matters.

   To tender your notes for exchange, you must deliver an executed consent to the proposed amendments.

   Holders who tender their notes in the exchange offer will not receive the interest payment due to them on August 1, 2001.

   Senior Secured Notes Indenture. In connection with this exchange offer we are seeking the consent of senior secured noteholders to certain proposed amendments to the senior secured indenture.

   If they become effective, the proposed amendments would, among other things:

   o delete substantially all covenants in the indenture that governs the senior secured notes relating to our or our subsidiaries' business or operations;

   o delete the covenants in the indenture restricting mergers, consolidations and sales of all or substantially all of our assets;

   o delete all events of default, other than defaults in payment of interest and principal;

   o delete in their entirety the provisions of the indenture that create for the benefit of the holders of the senior secured notes a security interest in the excess cashflow certificates and other assets of ours; and

   o make certain other conforming and related changes to the indenture.

   The proposed amendments also will release all of the collateral currently held by the Delta Funding Residual Holding Trust 2000-1 and Delta Funding Residual Holding Trust 2000-2 securing the senior secured notes. Under the terms of this exchange offer, all of the mortgage-related securities currently held by these residual holding trusts, as well as securities of our subsidiaries, will be transferred out of these trusts. All of the mortgage-related securities will be transferred to Delta Funding Residual Exchange Company, LLC upon consummation of the exchange offer.

   Any holder who does not participate in the exchange offer pursuant to the terms and conditions of this prospectus will not be deemed to have granted its consent to the proposed amendments. Notes that are not validly tendered for exchange will remain outstanding as our obligations. To be effective, valid consents to the proposed amendments must be received from holders of a majority of the outstanding principal amount of the notes. Consents will not be counted toward the approval of the proposed amendments unless we are prepared, subject to the terms and conditions set forth in this prospectus, to accept the tender of the notes to which such consents relate for exchange or to waive any defects in such tender. Consents of a holder will not be counted if the tender of such holder's secured notes does not conform to the requirements set forth in "Procedures for Tendering Notes" below and the defect is not cured prior to 5:00 p.m., New York City time, on the Expiration Date, or waived by us in our sole discretion. Please also see "Considerations for Noteholders who Elect Not to Participate in the Exchange Offer--Effect of the Proposed Amendments."

   The transfer of notes on our register will not revoke any consent to the proposed amendments previously given by the holder of such notes. See "Withdrawal Rights," below. Pursuant to the terms of the exchange offer, the completion, execution and delivery of a letter of transmittal and consent by a holder of secured notes in connection with the delivery of notes for exchange will constitute the delivery of a consent to the proposed amendments.

   Under the senior secured notes indenture most terms of the indenture may be modified with the written consent of a majority of the noteholders. Thus, if ninety-five percent of the notes are tendered and accepted for exchange, the restrictive covenants in the senior secured notes indenture will be removed. However, if the exchange offer is consummated, senior secured noteholders who do not tender their notes will still be entitled to principal and interest payments, because the provisions governing these payments cannot be amended without the consent of each noteholder affected.

Expiration Date; Extensions; Amendments

   The "expiration date" means 5:00 p.m., New York City time, on August 20,
2001.

   We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any notes, upon the occurrence of any of the conditions of the exchange offer specified under "Conditions to the Exchange Offer." We will give oral or written notice of any amendment, non-acceptance or termination to the noteholders as promptly as practicable.

Release of Legal Claims by Tendering Noteholders

   By tendering your notes in the exchange offer, you will be deemed to have released and waived any and all claims or causes of action of any kind whatsoever (including the right to payment of principal and accrued interest under the secured notes), whether known or unknown, that, directly or indirectly, arise out of, are based upon or are in any manner connected with your or your successors' and assigns' ownership or acquisition of the notes, including any related transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, including without limitation any approval or acceptance given or denied, which occurred, existed, was taken, permitted or begun prior to the date of such release, in each case, that you, your successors and your assigns have or may have had against (a) us, our subsidiaries, our affiliates and our stockholders, and (b) directors, officers, employees, attorneys, accountants, advisors, agents and representatives, in each case whether current or former, of us, our subsidiaries, or our affiliates. This release of legal claims does not apply to any rights or claims which may be made under federal securities laws. Any release of rights under the federal securities laws is void.

Procedures for Tendering Notes

   Your tender of notes to us as set forth below and our acceptance of the tendered notes will constitute a consent to the proposed amendments to the indentures governing the notes and a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal and consent. Except as set forth below, to tender notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal and consent, including all other documents required by such letter of transmittal and consent or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal and consent, to U.S. Bank Trust National Association, as exchange agent, at the address set forth below under "Exchange Agent" on or prior to the expiration date. In addition, either:

   o a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such notes, if such procedure is available, into the exchange agent's account at the Depository Trust Company, or DTC, pursuant to the procedure for book-entry transfer described beginning on page 37 must be received by the exchange agent, or, if notes are held through DTC, ATOP procedures described below under the caption "Book-Entry Transfers" are followed, prior to the expiration date, with the letter of transmittal and consent or an agent's message in lieu of such letter of transmittal and consent, or

   o the holder must comply with the guaranteed delivery procedures described below, or

   o certificates for the notes must be received by the exchange agent along with the letter of transmittal and consent.

   The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from you that you have received and agreed to be bound by the letter of transmittal and consent and that we may enforce such letter of transmittal and consent against you.

   The method of delivery of notes, letters of transmittal and consent and all other required documents is at your election and risk. If such delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Please send all certificates for notes, letters of transmittal and consent and agent's messages to U.S. Bank Trust National Association, the exchange agent for the exchange offer at the address set forth under "Exchange Agent". No letter of transmittal and consent or notes should be sent to us.

   Signatures on a letter of transmittal and consent or a notice of withdrawal, as the case may be, must be guaranteed unless the notes surrendered for exchange are tendered:

   o by a holder of the notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and consent, or

   o for the account of an eligible institution (as defined below).

   If signatures on a letter of transmittal and consent or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an eligible institution). If notes are registered in the name of a person other than the signer of the letter of transmittal and consent, the notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

   We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular note not properly tendered or to not accept any particular note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender notes in the exchange offer). Our or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular note either before or after the expiration date (including the letter of transmittal and consent and the instructions thereto) will be final and binding on all parties. Unless waived, any effects or irregularities in connection with tenders of notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of notes exchange, and no one will be liable for failing to provide such notification.

   If the letter of transmittal and consent is signed by a person or persons other than the registered holder or holders of notes, such notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the notes.

   If the letter of transmittal and consent or any notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal and consent.

Acceptance of Notes for Exchange; Delivery of Shares of our Preferred Stock, the Membership Interests of Delta Funding Residual Exchange Company, LLC and the Shares of Common Stock of Delta Funding Residual Management, Inc.

   Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all notes which are properly tendered and will issue the securities promptly after acceptance of the notes. See "Conditions to the Exchange Offer." For purposes of the exchange offer, we shall be deemed to have accepted properly tendered notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

   The holder of each note accepted for exchange will receive, for each $1,000 principal amount of surrendered notes,

   o one share of our preferred stock,

   o one membership interest of Delta Funding Residual Exchange Company, LLC, and

   o one share of common stock of Delta Funding Residual Management, Inc.

   In all cases, issuance of the above securities for notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

   o certificates for such notes or a timely book-entry confirmation of such notes into the exchange agent's account at DTC,

   o a properly completed and duly executed letter of transmittal and consent or an agent's message in lieu thereof, and

   o all other required documents.

   If any tendered notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged notes will be returned without expense to the tendering holder (or, in the case of notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

   For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make a book-entry delivery of notes by causing DTC to transfer such notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of notes may be effected through book-entry transfer at DTC, the letter of transmittal and consent or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with. If you cannot comply with these procedures, you may be able to use the guaranteed delivery procedures described below.

   You may tender your notes in accordance with DTC's Automated Tender Offer Program, or ATOP, to the extent it is available to you for the notes you wish to tender. Under ATOP you may electronically transmit you acceptance of the exchange offer by causing DTC to transfer the notes to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an agent's message to the exchange agent for its acceptance. If you are tendering through ATOP, you must expressly acknowledge that you have received and agreed to be bound by the letter of transmittal and consent and that the letter of transmittal and consent may be enforced against you. This also applies to stockbrokers.

Guaranteed Delivery Procedures

   If you desire to tender your notes and your notes are not immediately available, or time will not permit your notes or other required documents to reach the exchange agent before the expiration date, you may effect a tender of your notes if:

   o the tender is made through an eligible institution,

   o prior to the expiration date, the exchange agent received from such eligible institution a notice of guaranteed delivery, substantially in the form we provide (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth your name and address, the amount of notes you are tendering, and stating that the tender is being made thereby,

   o you guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered notes, in proper form for transfer, or a book-entry confirmation of transfer of the notes into the exchange agent's account at DTC, including the agent's message that forms a part of the book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal and consent or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal and consent will be deposited by such eligible institution with the exchange agent, and

   o the certificates for all physically tendered notes, in proper form for transfer, or a book-entry confirmation of transfer of the notes into the exchange agent's account at DTC, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal and consent or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal and consent, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

   You may withdraw your tender of notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "Exchange Agent." This notice must specify:

   o the name of the person having tendered the notes to be withdrawn,

   o the notes to be withdrawn (including the principal amount of such notes), and

   o where certificates for notes have been transmitted, the name in which such notes are registered, if different from that of the withdrawing holder.

   If certificates for notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder also must submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn secured notes and otherwise comply with the procedures of DTC. If notes have been tendered pursuant to the ATOP procedure set forth under the caption above "Book-Entry Transfers," the notice of withdrawal also must specify the name and the number of the account at DTC to be credited with the withdrawn shares and must otherwise comply with the procedures of DTC.

   We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such notes will be credited to an account maintained with DTC for the notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. IF YOU HAVE PREVIOUSLY VALIDLY TENDERED YOUR NOTES, THEN YOU MAY EXERCISE YOUR WITHDRAWAL RIGHTS AT ANY TIME PRIOR TO THE EXPIRATION DATE. Properly withdrawn notes may be re-tendered by following one of the procedures we describe above under "Procedures for Tendering Notes" at any time on or prior to the expiration date.

Conditions to the Exchange Offer

   Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue the securities in exchange for, any notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such notes:

   o there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

      (1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof; or

      (2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the notes pursuant to the exchange offer; or

      (3) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government; governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above.

   o there shall have occurred:

      (1) any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer; or

      (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

      (3) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or

   o any change (or any development involving a prospective change) shall have occurred or be threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the notes or the securities;

in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

   In addition to the foregoing, the consummation of the exchange offer is conditioned upon greater than ninety-five percent in principal amount of the outstanding notes being validly tendered for exchange and not properly withdrawn, and we and the trustee having executed a supplemental indenture to the indenture governing the senior secured notes implementing the proposed amendments after obtaining the requisite consents from the holders of notes. In addition, if greater than ninety percent, but ninety-five percent or less, in principal amount of the outstanding notes are validly tendered for exchange and not properly withdrawn, and we and the trustee have executed a supplemental indenture to the indenture governing the senior secured notes implementing the proposed amendments after we have obtained the requisite consents from the noteholders, then we will have the option to complete the exchange offer.

   The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which we may assert at any time.

   In addition, we will not accept for exchange any notes tendered, and no securities will be issued in exchange for any such notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part.

Exchange Agent

   We have appointed U.S. Bank Trust National Association as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and consent and requests for notices of guaranteed delivery should be directed to the exchange agent at the following address:

                      U.S. Bank Trust National Association
                        180 East Fifth Street, 4th Floor
                           St. Paul, Minnesota 55101
                                 1-800-934-6802
                         Attention: Default Processing

   DELIVERY OF THE LETTER OF TRANSMITTAL AND CONSENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF SUCH LETTER OF TRANSMITTAL AND CONSENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL AND CONSENT.

Information Agent; Assistance

   Questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal and consent, or our Annual Report on Form 10-K/A or Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001, should be directed to the information agent as follows:

                         By hand or overnight courier:

                             D.F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005
                                 1-800-488-8095

   We have scheduled the following two conference calls to answer your questions about the exchange offer and we urge you to participate:

   Date: Thursday, July 26, 2001 at 10 a.m. New York City time. Dial-in number: 1-888-869-0374.

   Date: Tuesday, July 31, 2001 at 10 a.m. New York City time. Dial-in number:
         1-800-720-5850.

   If you intend to participate please contact either us, or the information agent at 1-800-488-8095 for the password, which you will need in order to join the conference call.

Fees and Expenses

   The principal solicitation is being made by mail by U.S. Bank Trust National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with providing these services and we will pay other registration expenses, including fees and expenses of the trustees under the indentures relating to the notes, filing fees, blue sky fees and printing and distribution expenses. We may pay brokers, dealers or others soliciting acceptances of the exchange offer.

   Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Transfer Taxes

   You will not be obligated to pay any transfer taxes in connection with the tender of notes in the exchange offer unless you instruct us to register the securities in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

Consequences of Failure to Exchange

   There are no dissenters' rights of appraisal in connection with the exchange. If you do not exchange your notes, they will remain outstanding, but will have substantially fewer rights under the applicable indenture.

                        BACKGROUND OF THE EXCHANGE OFFER


   On December 21, 2000 we consummated the consent and exchange offer of our then outstanding senior notes for our senior secured notes and warrants to purchase shares of our common stock. Holders of greater than $148 million of senior notes tendered their senior notes in exchange for which they received senior secured notes and warrants. As a result of the senior notes exchange offer, we had outstanding approximately $1.8 million aggregate principal amount of senior notes, approximately $148.2 million aggregate principal amount of senior secured notes, and warrants exercisable to purchase approximately 1.6 million shares of our common stock. In connection with the closing of the senior notes exchange offer, we placed in escrow funds equal to the interest payment due on February 1, 2001. Such interest payment was timely made.

   In or about mid-January, we commenced discussions with certain holders of our senior secured notes constituting the Informal Committee of Noteholders regarding the senior secured notes. The noteholders comprising the Informal Committee include Putnam Investment Management, Fidelity Investment and Prudential Investments. The Informal Committee is represented on legal matters by Ropes & Gray and on financial matters by Houlihan Lokey Howard & Zukin Capital. During these initial discussions, we informed the Informal Committee that it was possible that we might not be able to make the interest payment on the senior secured notes that would come due on August 1, 2001. Over the next several weeks we and representatives of the Informal Committee participated in several telephone conference calls to formulate a workable interest payment structure for the senior secured notes that would allow us to meet our ongoing cashflow needs (and thereby maximize our the value for all of our investors, including the holders of the senior secured notes) and avoid an interest payment default on the senior secured notes. During the conference calls in late January and early February, we discussed with the Informal Committee the possibility of filing for bankruptcy protection under Title 11 of the Bankruptcy Code. It was ultimately decided after consultation with the Informal Committee and our insolvency counsel that we would seek to restructure our interest payment obligations without filing for bankruptcy.

   On February 23, 2001, we and the members of the Informal Committee executed a non-binding letter of intent setting forth the basic terms of a new exchange offer. The letter of intent provided, inter alia, that we would offer to exchange equity interests in a newly formed liquidating trust in exchange for all of the outstanding senior secured notes. The corpus of the liquidating trust would include (1) certain excess cashflow certificates presently securing our obligations under the senior secured notes, (2) newly issued shares of our preferred stock, (3) cash generated by the excess cashflow certificates starting in July 2001, and (4) interests in a non-performing loan trust. The letter of intent also provided that we would meet our immediate cashflow needs by obtaining interim financing from a third-party funding source. As security for the interim funding, we would pledge certain mortgage-related securities that had been pledged to the holders of the senior secured notes to secure our obligations. The holders of the senior secured notes consented to the release of some of the collateral securing the senior secured notes in order to make the interim funding possible.

   During the weeks between February 23 and March 16, 2001, we and the representatives of the Informal Committee participated in numerous telephone conference calls for the purpose of negotiating a third supplemental indenture to the indenture governing the senior secured notes. The third supplemental indenture effectuated and/or facilitated many of the transactions described in the letter of intent.

   On March 16, 2001, we executed the third supplemental indenture and closed the interim financing referred to in the letter of intent.

   In the ensuing months we and the representatives of the Informal Committee continued to negotiate the specific terms and structure of the proposed exchange offer. These continued discussions resulted in a number of successive changes. Thus, on May 4, 2001 we filed our registration statement on Form S-4, on July 3, 2001 we filed amendment number 1 to our registration statement on Form S-4, on July 18, 2001 we filed amendment number 2, and on July 23, 2001 we filed amendment number 3.

                         CONSIDERATIONS FOR NOTEHOLDERS
               WHO ELECT NOT TO PARTICIPATE IN THE EXCHANGE OFFER


   In addition to the other information set forth in this prospectus, the following considerations, should be reviewed carefully prior to determining whether to tender your notes and consent to the proposed amendments.

Effect of the Proposed Amendments

   Senior Secured Notes. If the exchange offer is consummated and the proposed amendments become effective, holders of senior secured notes that are not properly tendered for exchange for any reason will no longer be entitled to the benefits of substantially all of the restrictive covenants of the senior secured notes indenture. All of these provisions will have been eliminated or modified by the proposed amendments. In addition, the holders of non-tendered senior secured notes will no longer have any collateral securing their notes. Holders who tender their notes for exchange will not receive the interest payment due on August 1, 2001.

   The proposed amendments would amend the indenture governing the senior secured notes to delete most restrictive provisions, including covenants relating to:

   o our ability to incur indebtedness,

   o our ability to pay dividends,

   o our ability to engage in asset sales,

   o our ability to merge or consolidate with another entity,

   o our ability to incur liens,

   o our ability to make payments or other distributions to affiliates,

   o our ability to enter into business relationships with affiliates, and

   o our ability to take other actions that would otherwise be restricted under the senior secured notes indenture.

   The elimination or modification of those provisions would permit us to take actions that could increase the credit risks faced by the holders of any remaining senior secured notes, adversely affect the market price of any remaining senior secured notes or otherwise be adverse to the interests of the holders of any remaining senior secured notes. While we anticipate that we will be subject to restrictive covenants contained in other debt agreements, holders of senior secured notes, if any, will not be able to enforce those covenants and those covenants will be subject to change without the consent of holders, if any, of senior secured notes.

   We may manage our business in a manner that otherwise might have been prohibited under the senior secured notes indenture prior to the effectiveness of the proposed amendments. The proposed amendments might have a material adverse effect on the value of the senior secured notes resulting from, among other things, our increased ability to incur debt, incur liens, pay dividends, make transfers of funds or other assets, or merge or consolidate with another entity.

   The proposed amendments also will release all of the collateral currently held by the Delta Funding Residual Holding Trust 2000-1 and Delta Funding Residual Holding Trust 2000-2 securing the senior secured notes. Under the terms of this exchange offer, all of the mortgage-related securities currently held by these two residual holding trusts, as well as securities of our subsidiaries, will be transferred out of these trusts and released. All of the mortgage-related securities will be transferred to Delta Funding Residual Exchange Company, LLC upon consummation of the exchange offer. Thus, holders of the senior secured notes who do not tender their notes in the exchange offer will no longer be able to look to the collateral securing their notes for payment in the event that we default on our obligations to pay principal interest under the senior secured notes.

   Based on our current estimates, it is unlikely that we will have sufficient funds to both make the interest payments due on the notes in August 2001 and thereafter, and at the same time comply with restrictive covenants in our warehouse line of credit, and otherwise operate our business. If the exchange offer is not consummated, we will not be able to continue as a going concern.

   Senior Notes. In connection with our August 2000 consent and exchange offer, the holders of the senior notes who tendered their notes for exchange and received the senior secured notes consented to amendments to the indenture governing the senior notes.

   The proposed amendments to be entered into with Delta Funding Residual Exchange Company, LLC will not relieve us from our obligation to make scheduled payments of principal and accrued interest in accordance with the terms of the senior notes and the senior secured notes indentures (as amended by the proposed amendments, assuming we consummate the exchange offer), on the notes, if any, that are not exchanged pursuant to the exchange offer.

Adverse Effects on Trading Market for the Notes

   An issue of debt securities with a smaller outstanding principal amount available for trading (a smaller "float") may command a lower price than would comparable debt securities with a greater float. Therefore, the market price for any notes not tendered for exchange may be adversely affected because of reduced float. The reduced float also may tend to make the trading price of the notes more volatile. We cannot assure you that a trading market will exist for the notes, if any, following consummation of the exchange offer. The extent of the market for notes following consummation of the exchange offer will depend upon, among other things, the remaining outstanding principal amount of the notes after the exchange offer and the number of remaining holders, if any.

Liquidation Value of the Assets Securing the Senior Secured Notes

   If we do not consummate the exchange offer, we are unlikely to have the funds necessary to continue making timely interest payments on the notes. As a result, we would be in default of our obligations under the indentures governing the notes. The senior secured noteholders might then be required to look to the collateral for payment which is comprised principally of mortgage-related securities. If we should be in default of our obligations under the indenture governing the senior notes, those noteholders might then be required to look for payment to our assets, which, like the collateral for the senior secured notes, are comprised principally of mortgage-related securities.

   There is no ready market for our mortgage-related securities and, consequently, it is difficult for us to value these securities accurately. However, the value of these securities may diminish in a liquidation where the securities would be sold all at once to bidders at a discount.

   In the section titled "Summary Pro Forma Financial Data for Delta Funding Residual Exchange Company, LLC" on page 10, we describe the projected cashflows to be received over the next thirty years from the mortgage-related assets which will be held by Delta Funding Residual Exchange Company, LLC. The projected cashflows are based on a number of assumptions, including assumptions concerning projected prepayment rates and loan losses. The estimates also assume that the mortgage-related securities will be held by Delta Funding Residual Exchange Company, LLC and not sold. The mortgage-related securities held by Delta Funding Residual Exchange Company, LLC will be managed by Delta Funding Residual Management, Inc.

   If we were asked to assess the liquidation value for the mortgage-related securities, we would first assume that a market exists for these securities. Currently, there are only a handful of buyers for these types of assets-- mainly opportunistic buyers. We believe that any assessment of the purchase price would depend on a number of factors such as:

   o the conditions under which these mortgage-related securities would be sold, e.g., fire sale;

   o whether Delta Funding Corporation, our subsidiary, as the seller under the respective securitization trusts, would be able to continue, on a going-forward basis, to satisfy any claims due to breach of representations and the warranties made concerning the underlying mortgages sold to the securitization trust that issued the excess cashflow certificates;

   o the servicer of the mortgage loans that currently services the majority of our securitized loans, Ocwen Federal Bank, FSB, will receive significant termination fees if any securitization mortgage pool which it purchased from us is transferred to another servicer;

   o the actual mortgage pool performance and the collateral characteristics of each pool of mortgages underlying the excess cashflow certificates (e.g., first liens versus second liens, credit grades of the underlying borrowers, the loan-to-value ratios of the mortgage loans, geographic concentration of the underlying properties, property type, etc.);

   o type of asset-backed securitization structure (e.g., bond insured or senior subordinate structure);

   o changes in the level of cash required to be used by the securitization trust to prepay holders of its asset backed pass-through certificates to support the securitization if the mortgage pool performance deteriorates, which will have an adverse impact on timing of excess cashflows; and

   o costs and expenses for due diligence on the mortgage pool, accounting fees to model cashflows, significant investment banking fees (up to five percent of purchase price) to facilitate the sale of such a transaction, bond insurer and trustee consent fees and legal fees.

   We have some idea of the maximum potential liquidation value for the mortgage-related securities based upon the pricing we have obtained in two of our recent transactions, which are the only transactions of this type that we have completed since our inception. These two transactions are as follows:

   o in November 2000, we sold a basket of six excess cashflow certificates to a securitization trust and issued a senior net interest margin security backed by a subordinate net interest margin owner trust certificate. The sale of the senior net interest margin security, which was rated "BB-" by Fitch, yielded a purchase price of $30 million. This purchase price represented approximately twenty-seven percent of the carrying value on our balance sheet for the excess cashflow certificates. The senior net interest margin security was a more protected security than the excess cashflow certificates themselves, because the senior net interest margin security is supported by a subordinate certificate (the net interest margin owner trust certificate), whereas the excess cashflow certificates are the most subordinate securities issued by the securitization trusts. As a result, the senior net interest margin security commanded a higher price than the price we would expect to receive for the excess cashflow certificates. The liquidation value for the subordinate net interest margin owner trust certificate which is being transferred to Delta Funding Residual Exchange Company, LLC as part of the exchange offer, however, would be significantly less than the liquidation value for the excess cashflow certificates; and

   o the sale of five excess cashflow certificates for $15 million. This purchase price represented approximately thirty-seven percent of the carrying value on our balance sheet for these five excess cashflow certificates.

   Therefore, taking into consideration the pricing factors and our recent transaction experience, we estimate that the liquidation value of the mortgage-related securities to be held by Delta Funding Residual Exchange Company, LLC is as follows:

   o all of the excess cashflow certificates, approximately $10-20 million, representing approximately fourteen percent to twenty-seven percent of the carrying value on our balance sheet for these securities; and

   o the excess cashflow certificates underlying the net interest margin owner trust certificate, approximately $10 million, representing approximately thirteen percent of the carrying value on our balance sheet for these securities.

   This aggregate total of between $20 to $30 million does not take into account expenses we would expect to incur for investment banking assistance, due diligence, accounting fees, possible termination fees if the current servicer does not continue on as the servicer, consent fees from the bond insurer and trustees, legal and other expenses. Thus, we cannot be certain that $20 to $30 million is a fair liquidation value for the securities. Moreover, the potential buyers for these assets will be opportunistic and, therefore, the price at which the mortgage-related securities held by Delta Funding Residual Exchange Company, LLC may be sold will likely be much lower than the purchase prices we received in recent transactions.

   By contrast, we estimate that the present value of the aggregate expected future cashflows from the excess cashflow certificates is $73 million, and the present value of the expected future cashflows from the excess cashflow certificates underlying the net interest margin owner trust certificate is $79 million, in total $152 million. These estimates are based on management's assumptions concerning a number of factors that we describe more fully in the section titled "Underlying Assumptions for Fair Value Analysis" on page 64. However, there can be no assurance that these estimates will prove correct.

                          DELTA FINANCIAL CORPORATION


   Delta Financial Corporation has two principal components to its mortgage business. First, we make mortgage loans, which is a cash and expense outlay for us, because our cost to originate a loan exceeds the fees we collect at the time of origination for that loan. At the time we originate a loan, and prior to the time we sell that loan, we finance that loan using a warehouse line of credit. Second, we sell loans, either through securitization or on a whole loan basis, to generate revenues and cash. We use the proceeds from the sales to repay our warehouse line of credit and for working capital.

   Origination of Mortgage Loans. We receive loan applications both directly from borrowers and from licensed independent third party mortgage brokers who submit applications on a borrower's behalf. We process and underwrite the submission and, if the loan comports with our underwriting criteria, approve the loan and lend the money to the borrower. While we generally collect points and fees from the borrower when a loan closes, our cost to originate a loan typically far outweighs any fees we may collect from the borrower.

   Through our wholly-owned subsidiary, Delta Funding Corporation, we primarily originate home equity loans indirectly through independent licensed mortgage brokers who submit loan applications on behalf of borrowers. Prior to July 2000, through Delta Funding Corporation, we purchased loans from mortgage bankers and smaller financial institutions that satisfied our underwriting guidelines. We discontinued these correspondent operations in July 2000 to focus on our less cash intensive broker and retail channels. Delta Funding Corporation currently originates the majority of its loans in 20 states, through its network of approximately 1,500 brokers.

   Through our wholly-owned retail subsidiary, Fidelity Mortgage Inc., we develop retail loan leads primarily through a telemarketing system and a network of 10 retail offices located in Illinois, Indiana, Missouri, North Carolina, Ohio (3), Pennsylvania (2), Tennessee, and a call center in New York. During 2000, we closed two under-performing retail offices in Georgia and Florida, and opened a new retail origination call center at its headquarters in Woodbury, New York. In the first two quarters of 2001, we closed two additional under-performing retail offices in Florida and one in Ohio.

   For the three months ended March 31, 2001, we originated $171 million of loans, of which $105 million were brokered loans and $66 million were retail loans. For the year ended December 31, 2000, we originated or purchased $933 million of loans, of which $604 million were brokered loans, $260 million were retail loans and $69 million were correspondent loans from mortgage bankers and smaller financial institutions.

   Our business strategy includes increasing our loan origination platform by focusing our efforts on our broker and retail channels of originations by:

   o continuing to provide top quality service to our network of brokers, and retail clients;

   o maintaining our underwriting standards;

   o penetrating further our established and recently-entered markets and expanding into new geographic markets;

   o expanding our retail origination capabilities; and

   o leveraging and continuing our investment in information and processing technologies.

   Pooling of Loans Prior to Sale. After we close or fund a loan, we typically pledge the loan as collateral under a warehouse line of credit to obtain financing against that loan. By doing so, we replenish our capital so we can make new loans. Loans are typically financed on a warehouse line of credit for only a limited time, until such time as we can "pool" enough loans and sell the pool of loans either through securitization or on a whole-loan basis. During this time, we earn interest paid by the borrower as income, but this income is offset in part by the interest we pay to the warehouse creditor for providing us with financing.

   Sale of Loans. We generally sell loans in one of two manners--either through securitization or on a whole loan basis.

   Through the first three quarters of 2000, we sold substantially all of the loans originated and purchased by us in securitizations--$725 million securitized, and $12 million sold on a whole loan basis. In the fourth quarter of 2000, however, we sold a considerably larger amount of our loan production for a cash premium on a whole loan basis--$46 million of whole loan sales and $115 million securitized. In all, for the year ended December 31, 2000, we sold a total of $840 million of loans through four real estate mortgage investment conduit securitizations and $58 million loans on a whole loan basis.

   In the first quarter of 2001, we did not complete a securitization, but instead sold $144 million in whole loan sales for a cash premium. In the second quarter of 2001, we already have completed a $165 million securitization and have sold $21 million of whole loans. We plan to continue to utilize a combination of securitization and whole loan sales in the foreseeable future.

   Securitization. Securitizations effectively provide us with a source of long-term financing.

   In a securitization, we pool together loans, typically each quarter, and sell these loans to a securitization trust. The securitization trust raises money to purchase the mortgage loans from us by selling securities to the public--known as "asset-backed pass-through securities" that are secured by the pool of mortgage loans held by the securitization trust. These asset-backed securities, which are usually purchased by insurance companies, mutual and/or money market funds and other institutional investors, are typically sold for a "par" purchase price, or a slight discount to "par"--with "par" representing the aggregate principal balance of the mortgage loans backing the asset-backed securities. For example, if a securitization trust contains collateral of $100 million of mortgage loans, we typically receive close to $100 million in proceeds from the sale of the asset-backed securities to the securitization trust, depending upon the structure that we utilize for the securitization. The asset-backed securities entitle the holder to receive interest, referred to as the "pass-through rate," on the declining balance of mortgage loans in the pool, in addition to all principal paid by the borrowers on the underlying mortgage loans.

   As an issuer, we typically derive the following economic interests from a securitization:

   o we retain interest-only and residual certificates, referred to as excess cashflow certificates, from the securitization trust, which entitle us to receive the difference between the interest payments due on the loans sold to the securitization trust and the interest payments due, at the pass-through rates, to the holders of the pass-through securities, less the contractual servicing fee and other costs and expenses of administering the securitization trust. For any monthly distribution, a holder of an excess cashflow certificate receives payments only after payments have been made on all the other securities issued by the securitization trust. These cashflows are received over time, but under existing accounting rules, we must report at the time of the securitization as income the present value of all projected cashflows we expect to receive from these excess cashflow certificates based upon an assumed discount rate. Our valuation of these excess cashflow certificates is based on (1) our estimate of the amount of expected losses or defaults that will take place on the underlying mortgage loans over the life of the mortgage loans because the excess cashflow certificates are subordinate in right of payment to all other securities issued by the securitization trust. Consequently, any losses sustained on mortgage loans comprising a particular securitization trust are first absorbed by the excess cashflow certificates, and (2) the expected amount of prepayments on the mortgage loans due to the underlying borrowers of the mortgage loans paying off their mortgage loan prior to the loan's expected maturity.

   o we receive a cash purchase price from the sale of an interest-only certificate sold in connection with a securitization, which entitles the holder to a recurring interest payment over a guaranteed period of time, typically 36 months, and reduces the cashflows we would otherwise receive as owner of the excess cashflow certificates.

   o we receive a cash premium from selling the right to service the loans being securitized, which entitles the contractual servicer to service the loans on behalf of the securitization trust, and earn a contractual servicing fee, and ancillary servicing fees in such capacity.

   At the time we complete the securitization, we recognize as revenue (recorded under "net gain on sale of mortgage loans" on our balance sheet) each of the three economic interests we described above.

       The diagram below illustrates the steps involved in a hypothetical securitization of $100 million of our mortgage loans.


                                   [graphic]

   Securitization Economics. The majority of our revenues and cashflows result from the sale of newly originated pools of mortgage loans through securitization (including the sale of related servicing rights) and on a whole loan basis. The excess cashflow certificates, which we retain after a securitization, are subordinated in right of payment to the other securities issued and sold to investors by the securitization trust.

   The excess cashflow certificates entitle us to receive any remaining cashflows collected by the securitization trust from principal and interest payments on the underlying mortgage loans after the securitization trust has first paid

   o all principal and interest required to be passed through to holders of the trust's publicly offered securities,

   o all contractual servicing fees, and

   o other recurring fees and costs of administering the securitization trust.

   Upon securitizing a pool of loans, we recognize a gain on sale of loans equal to the difference between cash we receive from the securitization trust when it sells asset-backed pass-through certificates to investors and the investment in the loans remaining after allocating portions of that investment to record the value of the sale of servicing rights, and the value of the excess cashflow certificates received by us in the securitization. The majority of the gain on the sale of mortgage loans results from, and is realized initially in the form of, the excess cashflow certificates, the sale of the interest-only certificate, and the sale of the mortgage servicing rights.

   To further illustrate the example we gave above, we have provided below a hypothetical example to demonstrate the income, expenses and fees associated with the excess cashflow certificate retained by us in connection with a securitization of $100 million in principal amount of mortgage loans.

        Excess Cashflow Certificate:
          ----------------------------
        Borrowers' interest rate on the pool of mortgage
          loans sold:                                          11.00%
        Less: pass-through interest rate paid to investor
          buying the securitization trust securities........   (6.50%)
            Sale of interest-only certificate...............   (1.00%)
            Service fee to servicer.........................   (0.65%)
            Bond insurer and trustee fees...................   (0.10%)
            Loss reserve....................................   (1.10%)
                                                               -------
        Pre-tax excess cashflow per annum to holder of the
          excess cashflow certificate...........    1.65% net spread (yield)


   We will continue to earn 1.65% per annum of income as a percentage of the mortgage pool outstanding. Based upon our current gain on sale assumptions the excess cashflow certificate has a duration of 2.65 years. This means that if we took the product of (1) the 1.65% yield, and (2) the duration of 2.65 years, the present value of the excess cashflow certificate equals 4.37% of the $100 million in principal amount of mortgage loans sold, resulting in a present value for the excess cashflow certificate of $4.37 million.

   Using the example above, we project the future expected excess cashflow produced by the excess cashflow certificate to be $4.37 million, assuming

   o a specific prepayment speed on the underlying mortgage loans (see "Fair Value Determination" below). A higher prepayment speed means that the mortgage loans prepay faster than anticipated and, as such, we will earn less income in connection with the mortgage loans and receive less excess cashflow in the future because the mortgage loans have paid off; conversely, if we have slower prepayment speeds, the mortgage loans remain outstanding for longer than anticipated and, as such, we earn more income and receive more excess cashflow in the future;

   o a default or loss rate on the underlying mortgage loans. The excess cashflow certificate is the "first-loss" piece and is subordinated in right of payment to all other securities issued by the securitization trust. Any defaults or losses on the underlying mortgage loans are absorbed by the excess cashflow certificates. If defaults are higher than we anticipate, we will receive less income and less excess cashflow than expected in the future; conversely, if defaults are lower than we expected, we will receive more income and more excess cashflow than expected in the future; and

   o the present value of the monthly excess cashflows at an assumed discount rate which management believes to be reasonable (see "Fair Value Determination" below) (if the expected receipt (timing) of the future excess cashflows is either extended or shortened due to prepayments or defaults, or if the amount of excess cashflow that was expected increases or decreases due to changes in prepayment and default rates, the present value of the excess cashflow certificate may increase or decrease).

   Using the example above, the present value of the future expected excess cashflows, or $4.37 million, is recorded initially on our balance sheet as an interest-only and a residual certificate asset, based upon its fair value and recorded initially on our income statement as revenue under net gain on mortgage loans sold.

   The excess cashflow certificates are reflected on our balance sheet as trading securities. As such we are required to mark-to-market the excess cashflow certificates on a regular basis by making an adjustment to our interest income.

   Although we initially recognize income from retaining excess cashflow certificates immediately upon completion of a securitization, we receive cashflows from these assets over the life of the transferred loans. We typically begin to receive cashflows from the excess cashflow certificates retained upon securitization approximately eighteen to twenty-four months after a securitization is completed with the specific timing depending on the structure and performance of the securitization. Initially, securitization trusts utilize the excess cashflows to make additional payments of principal on the publicly offered securitization trust certificates in order to establish a spread between the principal amount of the trust's outstanding loans and the amount of outstanding publicly offered certificates. Once a spread, or overcollateralization, of between 1.50% and 3% of the initial securitization principal is established, the excess cashflows are distributed to the holder of the excess cashflow certificates unless any excess cashflows are needed to cover mortgage loan losses or to replenish or maintain the required level of overcollateralization.

   Fair Value Determination. The fair values of the excess cashflow certificates are significantly affected by, among other factors, prepayments of loans and estimates of future prepayment rates. We continually review our prepayment assumptions in light of our own and industry experience and make adjustments to those assumptions as needed.

   The underlying assumptions we use to determine the fair value of our excess cashflow certificates are as follows:

   o We base our prepayment rate assumptions upon the performance of mortgage pools we previously securitized, and the performance of similar pools of mortgage loans securitized by others in the industry. We apply different prepayment speed assumptions to different loan product types because it has been our experience that different loan product types exhibit different prepayment patterns. Generally, our loans can be grouped into two loan products--fixed-rate loans and hybrid loans. With fixed-rate loans, an underlying borrower's interest rate remains fixed throughout the life of the loan. With a hybrid loan, the rate generally remains fixed for typically the first three years of the loan, and then adjusts typically every six months thereafter. We had previously originated adjustable rate loans. However, we stopped originating these loans in 1998. Currently, these loans represent less than five percent of the total loans outstanding underlying the pool of mortgages in securitization trusts which have issued excess cashflow certificates. With adjustable rate loans, the borrower's interest rate adjusts throughout the life of the loan, typically every six months. We adjusted our prepayment rate assumptions in the third quarter of 2000 and the fourth quarter of 1999. The following table shows the changes we made to the prepayment assumptions at each of these dates and the assumptions we used prior to the 1999 fourth quarter change:

                                                                           Month One Speed                 Peak Speed *
                                                                           ---------------                 ------------
                                                                     9/30/00    12/31/99   Prior    9/30/00   12/31/99    Prior
                                                                     -------    --------   -----    -------   --------    -----
    Loan Type
    Fixed-Rate Loans .............................................      4.0%       4.0%      4.8%     23%        31%       31%
    Six-Month LIBOR ARMS .........................................     10.0%      10.0%     10.0%     50%        50%       50%
    Hybrid ARMS ..................................................      4.0%       4.0%      6.0%     50%        50%       50%


---------------
* Since the second quarter of 1998, we have utilized a "vector" curve, instead of a "ramp" curve, which we believe will be more representative of future loan prepayments.

   o a default reserve for both fixed- and adjustable-rate loans sold to the securitization trusts of 3.50% of the amount initially securitized at December 31, 2000 compared to 3.10% at December 31, 1999 and two percent at December 31, 1998; and

   o an annual discount rate of thirteen percent was used to determine the present value of cash flows from the excess cashflow certificates, which represent the predominant form of retained interest, at March 31, 2001 and December 31, 2000, up from twelve percent prior thereto. An annual discount rate of eighteen percent is used during the duration of the net interest margin transaction on a portion of our excess cashflow certificates.

   In the third quarter of 2000, we lowered our prepayment speed assumptions mainly by reducing the peak speed on our fixed rate product, which comprises the majority of securitized loans underlying our excess cashflow certificates. In the fourth quarter of 1999, we lowered our prepayment speed assumption along parts of the prepayment rate vector curve while leaving the peak speeds intact. We revised the prepayment rate assumption primarily to reflect our actual loan performance experience over the past several quarters.

   We revised our loan loss reserve assumption to reflect management's belief that (1) slower prepayment speeds, (2) anticipated flat to slightly moderate rise in home values as compared to the past few years, and (3) the inability of borrowers to refinance their mortgages to avoid default because of industry consolidation may have an adverse effect on our non-performing loans.

   In the third and fourth quarters of 2000, we changed the discount rate we use to determine the present value of cash flows from residual certificates, as follows:

   o in the third quarter of 2000, we increased the discount rate we use on those excess cashflow certificates included in the net interest margin transaction to eighteen percent (from twelve percent) and recorded an $8.8 million valuation adjustment. This adjustment reflects a reduction in the present value of those excess cashflow certificates sold in connection with our net interest margin transaction completed in the fourth quarter of 2000. We increased the discount rate on these excess cashflow certificates, during the period that the senior net interest margin securities will be outstanding, to account for the potentially higher risk associated with the excess cashflows we retained from a certificated interest in the net interest margin trust, which is subordinated to the senior security sold to investors in the net interest margin transaction.

   o in the fourth quarter of 2000, we raised the annual discount rate we use to determine the present value of cash flows from "senior" excess cashflow certificates (i.e., those excess cashflow certificates that are not subject to the net interest margin transaction) to thirteen percent from twelve percent, and recorded a $7.1 million valuation adjustment. This adjustment reflects what management believes is an increase in volatility concerning the other underlying assumptions used in estimating expected future cash flows due to greater uncertainty surrounding current and future market conditions, including without limitation, inflation, recession, home prices, interest rates and equity markets.

   Whole Loan Sales. We also sell loans, without retaining the right to service the loans, in exchange for a cash premium. This is recorded as income under net gain on sale of mortgage loans at the time of sale. The cash premiums have ranged recently between 3.5% to 5.75% of the principal amount of mortgage loans sold.

   In addition to the income and cashflows earned from our securitizations and whole loan sales, we also earn income and generate cashflows from the net interest spread earned on loans (the difference between the interest rate on the mortgage loan paid by the underlying borrower less the financing costs to our warehouse lender to fund our loans) while they are held for sale and from loan origination fees on brokered loans and retail loans.

                       DESCRIPTION OF OUR PREFERRED STOCK



   The following summary, which sets forth the material terms and provisions of our preferred stock, does not purport to be complete and is qualified in its entirety by reference to the terms and provisions of the Certificate of Designations, Voting Powers, Preferences and Rights of the Series A Preferred Stock, or the certificate of designations, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.


General

   Our board of directors will authorize and create the preferred stock, up to 150,000 shares of which will be issued to tendering holders of our senior secured notes and senior notes.

   The holders of the preferred stock will have no preemptive rights with respect to any shares of our capital stock or any of our other securities convertible into or carrying rights or options to purchase shares of our capital stock. The preferred stock is perpetual and will not be convertible into shares of common stock or any other class or series of capital stock and will not be subject to any sinking fund.

Rank

   Compared to our other securities, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, the preferred stock will rank:

   o senior to all classes of our common stock and to each other class of capital stock or series of preferred stock; and

   o on parity with any additional shares of preferred stock issued by us.

   We will not issue any securities that are senior to or on parity with the preferred stock, in respect of our liquidation, dividends, winding-up or dissolution, except upon the occurrence of a special funding event, in which case we may issue securities having rights senior to or on parity with our preferred stock. A special funding event shall mean a transaction in which we issue equity securities to one or more investors in one or more related transactions which result in net cash or cash equivalents proceeds to us. If we receive net cash proceeds of at least $5 million in cash or cash equivalents in a special funding event, we may issue to the investor securities that rank on parity with our preferred stock. If we receive net cash proceeds of at least $25 million in cash or cash equivalents in a special funding event, we may issue to the investor securities that rank senior to our preferred stock.

Dividends

   The holders of preferred stock will be entitled to receive, if declared by our board of directors out of our funds legally available for dividends, cumulative preferential dividends accruing at the rate per share of 10% per annum of the liquidation preference of $100, payable in cash semi-annually in arrears on each of the first days of January and July, or, if any such date is not a business day, on the next succeeding business day, each a dividend payment date. Dividends payable on the preferred stock will be computed on the basis of a 360-day year of twelve 30-day months, and will be deemed to accrue on a daily basis from January 1, 2003. Dividends will be payable beginning on July 1, 2003. For a discussion of certain federal income tax considerations relevant to the payments of dividends on the preferred stock, see "United States Federal Income Tax Consequences of the Exchange Offer."

   Dividends on the preferred stock will accrue whether or not we have earnings or profits, whether or not there are funds legally available for the payment of dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid when due for the period to which they relate.

   If at any time cash dividends on the preferred stock are then unpaid for a total of five dividend periods with respect to which cash dividends are required, holders of the preferred stock, together with the holders of any other class or series of capital stock with similar voting rights, will be entitled to elect two directors to our board of directors. See "Description of the Preferred Stock--Election of Additional Directors."

   For so long as we fail to pay any required dividends on the preferred stock for any dividend period:

   o no dividends or other distributions will be declared or paid or set apart for payment upon shares ranking junior to or equal to the preferred stock;

   o no shares ranking junior to or equal with the preferred stock (including shares held by our affiliates) will be redeemed, purchased or otherwise acquired for any consideration and no monies will be paid or made available for a sinking fund for our redemption of those shares;

   o no distributions on our shares ranking junior to or equal with the preferred stock will be made until such time as full dividends on all outstanding preferred stock have been paid for two consecutive dividend periods; and

   o we will not declare or pay any dividend or make any other payment or distribution on account of any of our or our subsidiaries' equity interests, other than dividends payable to us by our subsidiaries or dividends payable in equity interests ranking junior to the preferred stock.

   No dividends on the preferred stock shall be paid by us if the payment of dividends is restricted or prohibited by law. We are not a party to and will not enter into any agreement that restricts our compliance with the certificate of designations.

   The above restrictions will not apply to any mandatory redemption of the preferred stock.

   For a discussion of the tax treatment of distributions to holders, see "United States Federal Income Tax Consequences of the Exchange Offer."

Voting Rights--General

   Holders of the preferred stock will have no voting rights, except as required by law and as provided in the certificate of designations.

Election of Additional Directors

   To the extent permitted by law, if at any time cash dividends on the preferred stock are then unpaid for a total of five dividend periods with respect to which cash dividends are required, the holders of the preferred stock, will have the right, voting separately as one class, and until terminated as provided below, to elect two directors for newly created directorships on our board of directors. At no time will the number of directors on the board exceed ten during the time that the preferred shares are outstanding, unless we have received approval from the holders of at least a majority of the preferred stock to increase such number.

   At any time when the right to elect these additional directors is vested but has not yet terminated, we will call a special meeting of the holders of the preferred stock to fill these directorships. When dividends on the preferred stock have been paid in full for four consecutive dividend periods, the voting rights of the holders of the preferred stock to elect two directors as described above will terminate, subject to revesting in the event of each and every one of our subsequent failures to pay dividends for a total of five dividend periods as described above. Any vacancies with respect to these additional directors, if the right to elect the directors is vested, shall be filled by an affirmative vote of the holders of at least a majority of the preferred stock.

   Any directors who will have been elected by the holders of the preferred stock and holders of capital stock whose voting rights have vested, as described above, may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of a majority of the outstanding shares of preferred stock and capital stock whose voting rights are vested as described above, voting separately as one class, at a duly held meeting of the holders of the preferred stock and the holders of the capital stock. Upon termination of the voting rights described above, the term of office of all directors elected by the holders of the preferred stock then in office will terminate unless otherwise required by law. Upon termination, the number of directors constituting the board of directors will be reduced by two, subject always to the increase in number of directors pursuant to the above described provisions in case of the future vesting of the right of holders of the preferred stock to elect directors.

   The directors elected in the manner described above will be entitled to one vote each on any and all matters on which the other directors are entitled to vote. The other directors are also entitled to one vote on all such matters.


Optional Redemption


   The preferred stock may be redeemed at our option on a pro rata basis at any time after the date of issuance, at the liquidation preference plus accumulated and unpaid dividends to the date of redemption, upon not less than 30 or more than 60 days' prior written notice.

Mandatory Redemption


   The holders of the preferred stock will have the right to mandatory redemption which must be exercised or forfeited within five business days upon the occurrence of any of the following:


   o our dissolution or liquidation,


   o a change of control, including, but not limited to, the sale of substantially all of our assets to one or more entities that are not affiliates of ours in one transaction or in a series of related transactions, except for a sale pursuant to a securitization or a financing facility or any other arrangement entered into in the ordinary course of our business,


   o commencement by or against us of a case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors,

   o the sale of our company through the exercise of creditors' remedies, or

   o our breach of any term of the certificate of designations that materially and adversely affects the rights of the holders of preferred stock.

   Upon the occurrence of a mandatory redemption, the holders of the preferred stock shall be entitled to receive the liquidation preference of their stock, plus all accrued and unpaid dividends, except that upon the occurrence of a change of control, the holders will not have a right to mandatory redemption:

   o if in such transaction, the holders of the preferred stock receive cash or receive securities in an amount equal to their liquidation preference plus accrued and unpaid dividends; and

   o if the holders of the preferred stock are to receive or will hold securities of the buyer in the transaction, then the holders must have received an opinion from a nationally recognized investment banking firm satisfactory to the holders that the buyer's financial condition is equal to or better than ours; and

   o if in exchange for their junior securities, the Millers and the holders of all other capital stock junior to the preferred stock, receive only securities in the transaction which are junior to the securities received by the holders of the preferred stock in such transaction.

   Upon the occurrence of a change of control resulting from (1) a change, directly or indirectly, of more than fifty percent of our voting stock, (2) a merger as a result of which we are the surviving entity, or (3) the first day on which a majority of the members of our board of directors no longer continues to serve as board members, excluding the directors, if any, elected by the holders of the preferred stock, the holders will not have a right to a mandatory redemption:

   o if in such transaction, the holders of the preferred stock will continue to hold the preferred stock, and all dividend payments payable in respect of the preferred stock, including any accrued dividends, shall have been made, and

   o if in such transaction, holders of junior securities receive only securities which are junior to the preferred stock.

Liquidation Rights

   If our voluntary or involuntary liquidation, dissolution or winding up occurs, the holders of the preferred stock will be entitled to receive out of assets available for distribution to shareholders, after any distribution of assets to which holders of stock senior to the preferred stock are entitled, but before any distribution of assets is made to holders of shares junior to the preferred stock, a liquidation distribution in the amount of $100 per share, plus accrued and unpaid dividends for the then-current dividend period whether or not declared to the date fixed for liquidation.

   If, upon (a) our voluntary or involuntary liquidation, dissolution or winding up or merger with or into any other entity that is not an affiliate of ours, the consolidation or merger of any other entity that is not an affiliate of ours with or into us, or the sale of all or substantially all of our property or business to an entity that is not an affiliate of ours, amounts payable with respect to the preferred stock and any shares ranking equal to the preferred stock are not paid in full, then the holders of the preferred stock and any other equal shares will share ratably in any distribution of assets in proportion to the full liquidation preference to which they would otherwise be entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

Amendment

   Other than in connection with a special funding event as described above, we will not amend our certificate of incorporation, bylaws or other charter documents so as to adversely affect the rights of the holders of the preferred stock without obtaining the written consent of the holders of at least a majority of the preferred stock. In connection with the consummation of a special funding event, we may amend our certificate of incorporation to create a new class of securities having powers, preferences or special rights senior to or equal with the preferred stock.

Reacquired Shares

   Any preferred stock purchased, redeemed or otherwise acquired by us will be retired and cancelled. The shares will become authorized but unissued shares of preferred stock, no longer designated as preferred stock and subject to reissuance as part of a new series or class of preferred stock if so designated by our board of directors.

Preemptive Rights; Sinking Fund

   The holders of the preferred stock will have no preemptive rights with respect to the issuance of any shares of our capital stock or any of our securities convertible into, exercisable or exchangeable for, or carrying rights or options to purchase shares of our capital stock. The shares of preferred stock are perpetual and are not convertible into shares of our common stock or any other class or series or our capital stock and will not be subject to any sinking fund.

Restrictions on Transfer


   Holders of preferred stock may not assign all or any part of their shares of preferred stock unless the assignee is a qualified institutional buyer, as defined in Rule 144A promulgated under the Securities Act of 1933, as amended, who also is a qualified purchaser as defined in Section 2(a)(51)(A) under the Investment Company Act.

          DESCRIPTION OF DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC


General


   Delta Funding Residual Exchange Company, LLC has been created to facilitate the exchange offer. It will not conduct any business and its sole purpose will be to hold mortgage-related securities now held by us or by our affiliates. At the conclusion of the exchange offer, the noteholders will own all of the voting membership interests of Delta Funding Residual Exchange Company, LLC. Delta Funding Residual Management, Inc. will hold a non-voting membership interest. We will hold a non-voting membership interest. As holders of the membership interests of Delta Funding Residual Exchange Company, LLC, the noteholders will be able to receive, in the form of limited liability company distributions, cashflows generated by the mortgage-related securities so long as these cashflows exceed the expenses and other payments to be made by Delta Funding Residual Exchange Company, LLC.


Terms of Delta Funding Residual Exchange Company, LLC's Operating Agreement

   The following summary sets forth the material terms and provisions of Delta Funding Residual Exchange Company, LLC's operating agreement. It does not purport to be a complete summary of Delta Funding Residual Exchange Company, LLC's operating agreement. A copy of the operating agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Manager: Delta Funding Residual Management, Inc. will serve as the managing member of Delta Funding Residual Exchange Company, LLC. The managing member will have sole responsibility for managing the business and affairs of Delta Funding Residual Exchange Company, LLC and shall have full power to do any and all acts necessary, incidental or convenient to, or for the furtherance of, the purposes described in Delta Funding Residual Exchange Company, LLC's operating agreement.

Allocation of Profits:         Profits for any fiscal year or other period
                               shall be allocated among the holders of Delta
                               Funding Residual Exchange Company, LLC's membership interests as follows:

                                    First, excess inclusion income in respect to the mortgage-related securities shall be allocated to Delta Funding Residual Management, Inc.;

                                    Second, any remaining profits shall be
                                    allocated to holders of the voting
                                    membership interests  of Delta Funding
                                    Residual Exchange Company, LLC in
                                    proportion to, and to the extent of, any losses allocated to them pursuant to Delta Funding Residual Exchange Company, LLC's operating agreement;

                                    Third, any remaining profits shall be
                                    allocated to us to permit us to pay a
                                    portion of our settlement obligations to the New York State Department of Banking;

                                    Fourth, fifteen percent of any remaining profits in respect of any period ending on or before the end of the 36th full calendar month following the consummation of the exchange offer, and ten percent of any such remaining profits in respect of any period thereafter, shall be allocated to us;

                                    Fifth, until such time as the net interest margin securityholders are paid in full, to us an amount equal to the income from the excess cashflow certificates that relate to and underlie the net interest margin owner trust certificate other than excess inclusion income;


                                    Sixth, any remaining profits shall be
                                    allocated to us to pay the balance of our settlement obligations to the New York State Department of Banking; and

                                    Seventh, any remaining profits shall be
                                    allocated to the holders of the voting
                                    membership interests of Delta Funding
                                    Residual Exchange Company, LLC in
                                    proportion to their percentage interests.

Allocation of Losses:          Losses for any fiscal year or other period shall
                               be allocated among the holders of the membership interests of Delta Funding Residual Exchange
                               Company, LLC as follows:


                                    First, excess inclusion losses, if any,
                                    from the mortgage-related securities shall be allocated to Delta Funding Residual Management, Inc. to the extent of the positive balance, if any, in its capital account.


                                    Second, losses shall be allocated to us to the extent of our excess profits.

                                    o Our excess profits shall equal the
                                      excess, if any, of (x) the aggregate
                                      amount of profits allocated to us over
                                      (y) the sum of (1) the aggregate amount
                                      of losses allocated to us pursuant to
                                      Delta Funding Residual Exchange Company,
                                      LLC's operating agreement for all prior
                                      periods, plus (2) the aggregate amount
                                      of available cash that has been
                                      distributed to us.

                                    Third, any remaining losses shall be
                                    allocated to the holders of the voting
                                    membership interests of Delta Funding
                                    Residual Exchange Company, LLC in
                                    proportion to their percentage interests.

Distributions:                 Delta Funding Residual Exchange Company, LLC
                               will distribute the cash generated by mortgage-related securities in the following order of priority:

                               o to Delta Funding Residual Management, Inc. to
                                 permit it to pay any expenses it incurs as Delta Funding Residual Exchange Company, LLC's managing member;

                               o to Delta Funding Residual Management, Inc. to
                                 permit it to pay excess inclusion income tax liabilities related to the mortgage-related securities (all of which income tax liabilities relating to excess inclusion income will be allocated under Delta Funding Residual Exchange Company, LLC's operating agreement to it for income tax purposes);

                               o to us to permit us to pay a portion of our
                                 settlement obligations to the New York State
                                 Department of Banking;

                               o to us fifteen percent of the remaining cash
                                 after all of the distributions described above have been made, except that after three years this distribution amount will be reduced to ten percent. However, these amounts may be reduced and retained by Delta Funding Residual Exchange Company, LLC if we do not pay the tax liabilities allocated to us or that allocation is not respected by the Internal Revenue Service;

                               o to us to permit us to pay the balance of our
                                 settlement obligations to the New York State
                                 Department of Banking; and

                               o to the holders of the voting membership
                                 interests of Delta Funding Residual Exchange
                                 Company, LLC, the balance of Delta Funding
                                 Residual Exchange Company, LLC's cash.


Timing of Distributions:       Delta Funding Residual Exchange Company, LLC
                               will make cash distributions
                               within eighty-five business days following each of April 30, June 30, September 30, and
                               December 31.

Dissolution:                   Subject to the Delaware Limited Liability Act,
                               Delta Funding Residual Exchange Company, LLC shall be dissolved and its affairs shall be wound up upon the earliest to occur of:

                               o the expiration of the term of Delta Funding
                                 Residual Exchange Company, LLC as provided in its operating agreement;

                               o the sale or distribution by Delta Funding
                                 Residual Exchange Company, LLC of all or substantially all of its assets; or

                               o the written consent of holders of the voting
                                 membership interests of Delta Funding
                                 Residual Exchange Company, LLC representing not less than two-thirds of all holders of the voting membership interests of Delta Funding Residual Exchange Company, LLC and us.

                               Any other provision of Delta Funding Residual Exchange Company, LLC's operating agreement to the contrary notwithstanding, no withdrawal, assignment, removal, bankruptcy, insolvency, death, incompetency, termination, dissolution or distribution with respect to any member or any membership interest will effect a dissolution of Delta Funding Residual Exchange Company, LLC.


Amendments:                    Delta Funding Residual Exchange Company, LLC's
                               operating agreement may be amended with (but only with) our written consent, and the consent of a majority in interest of the holders of the voting membership interests of Delta Funding
                               Residual Exchange Company, LLC and a majority in interest of the holders of common stock of Delta
                               Funding Residual Management, Inc. The managing member shall send each member a copy of any amendment that is adopted.


Management Agreement

   Delta Funding Residual Exchange Company, LLC and Delta Funding Residual Management, Inc. will enter into a management agreement on the date of the exchange offer which shall provide that Delta Funding Residual Management, Inc. will manage Delta Funding Residual Exchange Company, LLC for an initial period of three years, automatically renewable for successive three-year terms, while we own a non-voting membership interest in Delta Funding Residual Management, Inc.


   Delta Funding Residual Management, Inc. or in collaboration with any employees of Delta Funding Residual Exchange Company, LLC, will perform the following responsibilities as Delta Funding Residual Exchange Company, LLC's managing member:


   o make all of the distributions for, and pay all expenses of, Delta Funding Residual Exchange Company, LLC;

   o work with legal and accounting advisors to make all tax filings for Delta Funding Residual Exchange Company, LLC, including those required to be made as holder of the excess cashflow certificates;

   o handle all administrative functions, including processing of information and requests, and handling of all inquiries from related parties;

   o portfolio retention on the mortgage loans in the securitization trusts underlying the excess cashflow certificates; and

   o loss mitigation on the mortgage loans in the securitization trusts underlying the excess cashflow certificates.

   Delta Financial Corporation will incur approximately $550,000 per annum in custodial fees relating to the safekeeping and administration performed by the custodians on the mortgage loans in the securitization trusts underlying the excess cashflow certificates (these fees decrease each year as the underlying mortgage loans are prepaid). This amount will be payable by us for so long as we are entitled to receive distributions from Delta Funding Residual Exchange Company, LLC.

Assets of Delta Funding Residual Exchange Company, LLC

   Upon consummation of the exchange offer, the assets of Delta Funding Residual Exchange Company, LLC will be comprised of:

   o excess cashflow certificates now held by two special purpose vehicles, Delta Funding Residual Holding Trust 2000-1 and Delta Funding Residual Holding Trust 2000-2;

   o a net interest margin owner trust certificate now held by Delta Funding Residual Holding Trust 2000-1;

   o all cash and other property generated by the excess cashflow certificates and net interest margin certificates held by Delta Residual Holding Trust 2000-1 and Delta Residual Holding Trust 2000-2; and

   o the owner trust certificate representing ownership of Delta Funding Non-Performing Loan Trust
     2000-1, a business trust owning certain non-performing loan receivables.

   The mortgage-related assets which are being transferred to Delta Funding Residual Exchange Company, LLC are all of the assets that currently secure the senior secured notes. The only mortgage-related securities which previously secured the senior secured notes which are not being transferred to Delta Funding Exchange Company, LLC are certain excess cashflow certificates, the release of which was approved expressly by the holders of the senior secured notes. Management responded to the requests of its creditors, including the holders of the senior secured notes in determining which assets to allocate to Delta Funding Residual Exchange Company, LLC.

   The assets held by Delta Funding Residual Exchange Company, LLC are difficult to value. There is no ready market for these mortgage-related securities. As a result, there are no available market rates or market prices for these securities.

   We have not asked an independent third party to value these securities. Below, we describe how we determine the value of these assets. We believe our calculation of fair value is reasonable; however, our estimates may prove not to be accurate or complete. The fair value of these assets is based on a number of assumptions concerning factors which are outside of our control. Our assumptions may not be correct. We have described the assumptions we use to determine the fair value of these securities in the section titled "Underlying Assumptions for Fair Value Analysis" starting on on page 64. The fair value of these assets also depends largely on the structure of the related securitization transaction. We have described below under "--Credit Enhancement Structure of Related Securitization Trusts for Excess Cashflow Certificates," the types of securitization structures we use and we provide you with information concerning each of these securitization trusts.

   You may obtain additional information concerning each of the securitization trusts by referring to Exhibits A through V included in this prospectus.

Description of the Mortgage-Related Securities

 Excess Cashflow Certificates

   The excess cashflow certificates represent an ownership interest in a securitization trust. The assets of each securitization trust consist primarily of two groups of mortgage loans: a group of fixed rate mortgage loans and a group of hybrid/adjustable rate mortgage loans. We refer to the loans included in each securitization trust as the related mortgage pool. The mortgage loans in each mortgage pool consist of fully amortizing and balloon mortgage loans secured by first or second liens primarily on one- to four-family residential real properties having original terms to stated maturity of not greater than 30 years.

   Excess cashflow certificates represent a subordinate right to receive excess cashflow, if any, generated by the related mortgage pool. Excess cashflow certificates represent the difference between the interest payments due on the mortgage loans sold to the securitization trust and the interest payments due, at the pass-through rates, to the holders of the pass-through certificates of the same series, less contractual servicing fees, trustee fees and any insurer premiums, reimbursements and other costs and expenses of administering the securitization trust. The holder of an excess cashflow certificate will receive cash only if there are any amounts remaining following payment of all amounts owing on all other securities of the securitization and the payment of expenses.

   The excess cashflow of a securitization trust in any month is applied:

   o first, to cover any losses on the mortgage loans in the related mortgage pool,

   o second, to reimburse the insurer, if any, of the related series of pass-through certificates for amounts paid by or otherwise owing to that insurer,

   o third, to build or maintain the overcollateralization for that securitization trust at the required level by being applied as an accelerated payment of principal to the holders of the pass-through certificates of the related series,

   o fourth, to reimburse holders of the subordinated certificates of the related series of pass-through certificates for unpaid interest and for any losses previously allocated to those certificates,

   o fifth, to pay interest on the related pass-through certificates which was not paid because of the imposition of a cap on their pass-through rates-- these payments being called basis risk shortfall amounts, and

   o sixth, to the related excess cashflow certificates.

   In addition, if the required level of overcollateralization for a securitization trust is allowed to step down, or decrease in amount, pursuant to the terms of the related pooling and servicing agreement, the related excess cashflow certificates will receive a portion of the principal payments on the mortgage loans in the related mortgage pool.

   Typically, the excess cashflow certificates begin to receive cashflow approximately eighteen to twenty-four months after the completion of a securitization, with the specific timing of the cashflows depending on the structure and performance of the securitization. Initially, securitization trusts utilize any available excess cashflows to make additional payments of principal on the pass-through certificates in order to establish a spread between the principal amount of the securitization trust's outstanding loans and the amount of outstanding pass-through certificates.

   Set forth below is a list of the mortgage-related securities that Delta Funding Residual Holding Trust 2000-1 and Delta Funding Residual Holding Trust 2000-2 will transfer to Delta Funding Residual Exchange Company, LLC at the time of the consummation of the exchange offer.



Name and Series of the                                                          Percentage Interest
Securitization Trust                                  Classes of Certificates      in the Class
--------------------                                  -----------------------      ------------
Delta Funding Non-Performing
 Loan Trust 2000-1(1) ............................    owner trust certificate   100%
CTS Home Equity Loan Trust 1994-2.................    R                         75%
Delta Residual Interest Trust 1995-1..............    B                         100% (represents 62.5% of
                                                                                Delta Funding Home Equity Loan
                                                                                Trust 1995-1, Class R-1 and R-2)
Delta Funding Home Equity Loan Trust 1995-2.......    R                         99.999999%
Delta Funding Home Equity Loan Trust 1995-2.......    R                         0.000001%
Delta Funding Home Equity Loan Trust 1997-3.......    R-1; R-2                  0.000001%
Delta Funding Home Equity Loan Trust 1997-4.......    R-1; R-2                  0.000001%
Delta Funding Home Equity Loan Trust 1998-1.......    R-1; R-2                  0.000001%
Delta Funding Home Equity Loan Trust 1998-2.......    R-1; R-2                  99.999999%
Delta Funding Home Equity Loan Trust 1998-2.......    R-1; R-2                  0.000001%
Delta Funding Home Equity Loan Trust 1998-3.......    R-1; R-2; R-3             99.99999%
Delta Funding Home Equity Loan Trust 1998-3.......    R-1; R-2; R-3             0.000001%
Delta Funding Home Equity Loan Trust 1998-4.......    R-1; R-2; R-3             99.99999%
Delta Funding Home Equity Loan Trust 1998-4.......    R-1; R-2; R-3             0.000001%
Delta Funding Home Equity Loan Trust 1999-1.......    R-1; R-2; R-3             99.99999%
Delta Funding Home Equity Loan Trust 1999-1.......    R-1; R-2; R-3             0.000001%
Delta Funding Home Equity Loan Trust 1999-2.......    BIO                       100%
Delta Funding Home Equity Loan Trust 1999-2.......    R-1; R-2; R-3             99.999999%
Delta Funding Home Equity Loan Trust 1999-2.......    R-1; R-2; R-3             0.000001%
Delta Funding Home Equity Loan Trust 2000-1.......    BIO                       100%
Delta Funding Home Equity Loan Trust 2000-1.......    R-1; R-2; R-3             99.999999%
Delta Funding Home Equity Loan Trust 2000-1.......    R-1; R-2; R-3             0.000001%
Delta Funding Home Equity Loan Trust 2000-2.......    BIO                       100%
Delta Funding Home Equity Loan Trust 2000-2.......    R-1; R-2; R-3             99.999999%
Delta Funding Home Equity Loan Trust 2000-2.......    R-1; R-2; R-3             0.000001%
Delta Funding Home Equity Loan Trust 2000-3.......    BIO                       100%
Delta Funding Home Equity Loan Trust 2000-3.......    R-1; R-2; R-3             99.999999%
Delta Funding Home Equity Loan Trust 2000-3.......    R-1; R-2; R-3             0.000001%
Delta Funding Home Equity Loan Trust 2000-4.......    BIO                       100%
Delta Funding Home Equity Loan Trust 2000-4.......    R-1; R-2; R-3             99.999999%
Delta Funding Home Equity Loan Trust 2000-4.......    R-1; R-2; R-3             0.000001%
Delta Funding NIM Trust 2000-1(2).................    owner trust certificate   100%



---------------
(1) We provide a description of the Delta Funding Non-Performing Loan Trust 2000-1 on page 74.

(2) The following excess cashflow certificates underlie the Delta Funding NIM Trust 2000-1 owner trust certificate: Delta Funding Home Equity Loan Trust 1997-3, Class R-1 and R-2; Delta Funding Home Equity Loan Trust 1997-4, Class R-1 and R-2; Delta Funding Home Equity Loan Trust 1998-1, Class R-1 and R-2; Delta Funding Home Equity Loan Trust 1998-3, Class BIO; Delta Funding Home Equity Loan Trust 1998-4, Class BIO; and Delta Funding Home Equity Loan Trust 1999-1, Class BIO. These excess cashflow certificates will be released once the net interest margin securityholders are paid in full and the net interest margin trust is dissolved.

   Set forth below is a list of the excess cashflow certificates that will revert back to Delta Funding Residual Exchange Company, LLC once the net interest margin trust security holders are paid in full.


Name and Series of the                                                         Percentage Interest
Securitization Trust                               Classes of Certificates         in the Class
--------------------                               -----------------------         ------------
Delta Funding Home Equity Loan Trust 1997-3....... R-1, R-2                    99.999999%
Delta Funding Home Equity Loan Trust 1997-4....... R-1; R-2                    99.999999%
Delta Funding Home Equity Loan Trust 1998-1....... R-1, R-2                    99.999999%
Delta Funding Home Equity Loan Trust 1998-3....... BIO                         100%
Delta Funding Home Equity Loan Trust 1998-4....... BIO                         100%
Delta Funding Home Equity Loan Trust 1999-1....... BIO                         100%


   The Certificates. Each excess cashflow certificate is an excess cashflow certificate that we or one of our affiliates retained in connection with one of our securitizations.

   With respect to each securitization trust, we made one or more separate elections to treat portions of that securitization trust as a real estate mortgage investment conduit, or REMIC, for federal income tax purposes. Each Class BIO certificate is a "regular interest" in a REMIC and each Class R certificate is a "residual interest" in a REMIC. REMICs are groups of mortgages or mortgage related assets, generally included in a trust, that make a special election to be treated as a REMIC under the Internal Revenue Code. Being treated as a REMIC provides certain tax benefits.

   There are two types of interests in REMICs, residual interests and regular interests. The residual interests usually are called Class R certificates. Some residual interests may generate cash flow as well as taxable income. Other residual interests generate no cash flow, but they do generate taxable income (generally in the early years of the REMIC) which may be offset by taxable losses in later years. All taxable income from residual interests that do not generate cash flow, and all or some of the taxable income from residual interests that may generate cash flow, are subject to special tax rules. This income is called "excess inclusion income," and, among other disadvantages, may not be offset by a taxpayer's losses (including net operating loss carryover) and is subject to tax in the hands of pension plans and other usually tax-exempt entities.

   The other type of interest in a REMIC is a regular interest. Regular interests are taxed as if they were debt instruments, even if, as is the case with the BIO Classes, they economically resemble residual certificates. Regular interests do not create excess inclusion income.

   Residuals that may generate cash and residuals that will not generate cash, as well as BIO interests, will be held by the Delta Funding Residual Exchange Company, LLC.

   A net interest margin certificate is an interest in a securitization trust, in this case, a net interest margin trust. The net interest margin trust will contain Class R interests and BIO interests. The net interest margin trust has issued debt securities to public investors. All cash flow from the net interest margin trust will be used to pay off the debt securities. Before the debt securities are paid off, the owner of the net interest margin owner trust certificate is treated for federal income tax purposes as if it owned the Class R and BIO interests held by the net interest margin trust and was liable on the debt securities. Once the debt securities are paid off, the net interest margin owner trust certificate becomes for federal income tax purposes an undivided interest in the Class R and BIO interests held by the net interest margin trust.

   Fair Value of Excess Cashflow Certificates. We record the values of the excess cashflow certificates on our balance sheet, and corresponding amounts on our statement of operations based upon their fair value. We estimate the fair value at the date of the applicable securitization based on the stated terms of the transferred loans adjusted for estimates of future prepayments and defaults that may occur among those loans. The fair value of the excess cashflow certificates is reduced for distributions which are received from the related securitization trust, and is adjusted for subsequent changes in the fair value of these certificates. We have determined the fair value of the excess cashflow certificates based on various economic factors, including loan type, sizes, interest rates, dates of origination, terms and geographic locations. We also use other available information such as reports on prepayment rates, interest rates, collateral values, economic forecasts, and historical default and prepayment rates of the loan portfolio.

   Although we believe our fair value estimates for the excess cashflow certificates are reasonable and may be realized, the prepayment rate, loan losses and the discount rate we used are estimates. Actual experience may vary. For instance, actual prepayment rates may vary from the assumed prepayment rate because of a change in interest rates (lower interest rates may motivate borrowers to refinance their loans, thereby increasing prepayments), a change in the economy (in times of economic prosperity, borrowers' credit profiles may improve, which may provide them access to credit at lower interest rates, thereby increasing prepayments), or simply from increased competition (which could drive down the interest rates charged to borrowers, thereby increasing prepayments). Higher than anticipated prepayment or loss rates would require the fair value of the excess cashflow certificates to be written down. Similarly, if delinquencies, liquidations or interest rates were greater than initially assumed, the fair value of the excess cashflow certificates would be negatively impacted. Our prepayment and default assumptions are based upon the "seasoning" of the loan portfolio, i.e. the period of time since we originally securitized the loan portfolio.

   Underlying Assumptions for Fair Value Analysis. The underlying assumptions we used to determine the fair value of the excess cashflow certificates are as follows:

   o an annual discount rate of thirteen percent;

   o a loan loss reserve for both fixed- and adjustable-rate loans sold to the securitization trusts of 3.50%; and

   o prepayment rate assumptions are based upon our ongoing analysis of industry and specific mortgage pool trends.

   Discount Rate. We use a discount rate which we believe reflects the risks associated with our securitization assets. While quoted market prices on comparable interest-only strips are not available, we have performed comparisons of our valuation assumptions and performance experience to our competitors' in the non-conventional mortgage industry. Our thirteen percent discount rate takes into account the asset quality and the performance of our securitized assets compared to industry asset quality and the performance and other characteristics of our securitized loans that we describe below. We quantify the risks associated with our securitization assets by comparing the asset quality and payment and loss performance experience of the underlying securitized mortgage pools to comparable industry performance. We believe that the practice of many companies in the non-conventional mortgage industry has been to add a spread for risk to the all-in cost of securitizations to determine their discount rate. From these comparisons, we have identified a spread which we add to the all-in cost of our mortgage loan securitization trusts' investor certificates.

   We believe the following data supports our thirteen percent discount rate:

   o public data on other lenders with similar collateral who are servicing their own loan portfolio use an average discount rate between ten to fifteen percent;

   o we have underlying loan collateral with fixed yields higher than others in the non-conventional mortgage industry. The average coupons of our securitized mortgage loans exceed the industry average by 100 basis points or more. Approximately seventy to seventy-five percent of our loans have fixed interest rates which generally are more predictable than loans with adjustable rates;

   o we have a portfolio mix of first and second mortgage loans of ninety to ninety-five percent and five to ten percent, respectively. We believe our high proportion of first mortgages results in lower delinquencies and losses; and

   o we have a portfolio credit grade mix comprised of eighty-one percent A and B credit, and nineteen percent C and D credit. In addition, our loss experience generally is below that experienced by others in the non-conventional mortgage industry.

   The discount rate we use to determine the present value of cashflows from excess cashflow certificates reflects increased uncertainty surrounding current and future market conditions, including without limitation, uncertainty concerning inflation, recession, home prices, interest rates and equity markets.

   Some of the excess cashflow certificates support floating rate pass-through certificates, which are susceptible to interest rate risk, positive or negative, associated with a movement in short-term interest rates.

   Loan Loss Rate. Our loan loss assumption reflects our belief that:

   o prepayment speeds generally will be slower in the future than in the past;

   o the rise in home values will be flat or slightly moderate as compared to the past few years; and

   o borrowers will therefore be less able to refinance their mortgages to avoid default which may have an adverse effect on our non-performing loans in the underlying securitizations trust.

   Prepayment Rates. We base our prepayment rate assumptions upon the performance of mortgage pools we previously securitized, and the performance of similar pools of mortgage loans securitized by others in the industry. We apply different prepayment speed assumptions to different loan product types because it has been our experience that different loan product types exhibit different prepayment patterns. Generally, our loans can be grouped into two loan products - fixed rate loans and hybrid loans. With fixed rate loans, an underlying borrower's interest rate remains fixed throughout the life of the loan. With a hybrid loan, the rate generally remains fixed for typically the first three years of the loan, and then adjusts typically every six months thereafter. We had previously originated adjustable rate loans. However, we stopped originating these loans in 1998. Currently, these loans represent less than five percent of the total loans outstanding underlying the pool of mortgages in securitization trusts which have issued excess cashflow certificates. With adjustable rate loans, the borrower's interest rate adjusts throughout the life of the loan, typically every six months.

   The table below shows a prepayment rate comparison between fixed-rate and adjustable-rate mortgage loans.


        Fixed-Rate Mortgages/Hybrid-Rate Mortgages Prepayment Comparison
               Historical vs. Assumption as of December 31, 2000


                                                                                                                  Historical as a %
                                                                                       Historical    Assumption     of Assumption
                                                                                       ----------    ----------     -------------
Fixed-Rate Mortgage Loan
 prior three-month weighted average rate
  (based upon an annualized percentage)............................................      15.20%        19.20%            79%
 prior six-month weighted average rate
  (based upon an annualized percentage)............................................      15.30%        19.60%            78%
Hybrid-Rate Mortgage Loan
 prior three-month weighted average rate
  (based upon an annualized percentage)............................................      21.60%        23.20%            93%
 prior six-month weighted average rate
  (based upon an annualized percentage)............................................      23.10%        24.80%            93%


   Within each product type, other factors can affect prepayment rate assumptions. Some of these factors, for instance, include:

   o whether or not a loan contains a prepayment penalty - an amount that a borrower must pay to a lender if he or she prepays the loan within a certain time after the loan was originated. Loans containing prepayment penalty typically do not prepay as quickly as those without such a penalty.

   o as is customary with hybrid and adjustable rate mortgage loans, the introductory interest rate charged to the borrower is artificially lower, between one and two full percentage points, than the rate for which the borrower would have otherwise qualified. Generally, once the hybrid or adjustable rate mortgage begins adjusting on the first adjustment date, the interest rate payable on that loan increases, at times fairly substantially. This interest rate increase can be exacerbated if there is an absolute increase in interest rates. As a result of these increases and the potential for future increases, hybrid and adjustable rate mortgage loans typically are more susceptible to early prepayments.

   There are several reasons why a loan will prepay prior to its maturity, including (but not limited to):

   o a decrease in interest rates,

   o improvement in the borrower's credit profile, which may allow them to qualify for a lower interest rate loan,

   o competition in the mortgage market, which may result in lower interest rates being offered,

   o the borrower's sale of their home, and

   o a default by the borrower, resulting in foreclosure by the lender.

   It is unusual for a borrower to prepay a mortgage loan during the first few months because

   o it typically takes at least several months after the mortgage loans are originated for any of the above events to occur,

   o there are costs involved with refinancing a loan, and

   o the borrower does not want to incur prepayment penalties.

   Thereafter, we have found that the rate at which loans prepay will slowly increase and stabilize, then decrease and eventually level off. Historically, we used a "ramp" prepayment curve, in which we projected that a loan would initially begin prepaying at a certain rate, and that rate would incrementally increase (or "ramp up") over its first 12 months, and level off thereafter. Commencing in 1998, we began using a "vector" curve, which is similar to a "ramp curve" in that prepayment rates incrementally increase over a longer period of time and then stabilize. However, as opposed to a ramp curve (which remains constant once prepayments stabilize), we believe that a vector curve is more representative of projected future loan prepayment experience, as it thereafter decreases and then eventually levels off.

   The following table shows the changes to prepayment assumptions we have made since 1998 when we adopted the vector curve:

                                                                               Month One Speed                   Peak Speed
                                                                         ---------------------------    ---------------------------
Loan type                                                                9/30/00    12/31/99   Prior    9/30/00    12/31/99   Prior
                                                                         -------    --------   -----    -------    --------   -----
Fixed-Rate Loans .....................................................     4.0%       4.0%      4.8%      23%        31%       31%
Six-Month LIBOR ARMS .................................................    10.0%      10.0%     10.0%      50%        50%       50%
Hybrid ARMS ..........................................................     4.0%       4.0%       60%      50%        50%       50%

   The following graphs illustrate our prepayment assumptions.

                                   [graphic]




















                                   [graphic]



















   The fair value of the projected excess cashflows depends principally upon prepayment and default rate assumptions. Any changes to these two assumptions will change the future expected excess cashflows significantly. However, other factors can influence or change the value of the expected excess cashflows such as reserve triggers on the underlying securitization which can increase the overcollateralization (cash reserve requirements) of the securitization transaction. Typically, an increase in the reserve requirements will defer the receipt of the excess cashflows because these cashflows are being used to meet the higher reserve amounts. Below, we show the projected excess cashflows resulting from the excess cashflow certificates which we are transferring to Delta Funding Residual Exchange Company, LLC. After applying a thirteen percent annualized discount rate, the calculated value should approximate our estimate of the fair value of the excess cashflow certificates shown below.

                        Projected Gross Excess Cashflows

   The table below shows projected gross excess cashflows (includes cashflows on excess cashflow certificates underlying the net interest margin owner trust certificate once the net interest margin trust is dissolved and the excess cashflow certificates are transferred to Delta Funding Residual Exchange Company, LLC). The excess cashflows shown are projected gross cashflows before deducting any expenses or taxes or the distributions being made to us by Delta Funding Residual Exchange Company, LLC. However, holders of the membership interests of Delta Funding Residual Exchange Company, LLC will receive distributions only after Delta Funding Residual Exchange Company, LLC pays its expenses and makes distributions to us.



                                                                                                    Cumulative Present Value of
                                                                 Annual Gross   Cumulative Gross      Gross Cashflows by Year
    Year Ended                                                    Cashflows         Cashflows        (at beginning of period)
    ----------                                                    ---------         ---------        ------------------------
    December-01 (1)..........................................    $ 6,031,199      $  6,031,199             $152,799,000
    December-02 (2)..........................................     34,565,171        40,596,370              155,957,335
    December-03..............................................     38,223,025        78,819,395              141,666,618
    December-04..............................................     35,122,374       113,941,769              121,860,253
    December-05..............................................     31,185,402       145,127,171              102,579,712
    December-06..............................................     26,614,099       171,741,270               84,729,673
    December-07..............................................     22,149,609       193,890,879               69,130,432
    December-08..............................................     17,728,666       211,619,545               55,967,778
    December-09..............................................     13,784,490       225,404,035               45,514,924
    December-10..............................................     10,184,435       235,588,470               37,647,374
    December-11..............................................      8,230,394       243,818,864               32,357,097
    December-12..............................................      6,920,854       250,739,718               28,333,126
    December-13..............................................      5,533,869       256,273,587               25,095,579
    December-14..............................................      4,470,411       260,743,998               22,824,135
    December-15..............................................      3,678,917       264,422,915               21,320,861
    December-16..............................................      3,263,846       267,686,761               20,413,656
    December-17..............................................      3,257,948       270,944,709               19,803,586
    December-18..............................................      2,919,790       273,864,499               19,120,104
    December-19..............................................      3,396,309       277,260,808               18,685,927
    December-20..............................................      6,941,028       284,201,836               17,718,788
    December-21..............................................      6,173,446       290,375,282               13,081,203
    December-22..............................................      4,441,007       294,816,289                8,608,314
    December-23..............................................      3,079,977       297,896,266                5,286,387
    December-24..............................................      1,978,856       299,875,122                2,893,640
    December-25..............................................      1,079,818       300,954,940                1,290,958
    December-26..............................................        335,907       301,290,847                  378,964
    December-27..............................................         74,470       301,365,317                   92,323
    December-28..............................................         27,218       301,392,535                   29,855
    December-29..............................................          6,665       301,399,200                    6,518
    December-30..............................................            792       301,399,991                      700

---------------


(1) Represents projected gross excess cashflows beginning July 2001 through December 2001.


(2) Our estimates provide for the net interest margin securities issued to investors to be paid in full in 2002. At such time, cashflow from the excess cashflow certificates underlying the net interest margin owner trust certificate will begin to be received by Delta Funding Residual Exchange Company, LLC.

   The excess cashflows above are based upon our current assumptions at March 31, 2001. Actual results could vary significantly from the projections due to a variety of facts, including changes in interest rates, economic conditions, servicer defaults, loan defaults, prepayments, and delinquency triggers resulting in changes in the level of cash held by the securitization trust to prepay the holders of its asset backed pass-through certificates. See the section titled "Credit Enhancement Structure of Related Securitization Trusts for Excess Cashflow Certificates" below.

   These projected gross excess cashflows, even if they were to be received by Delta Funding Residual Exchange Company, LLC will first be used by it to pay its expenses and fees and to make preferential payments to us. It is difficult to estimate the annual expenses and other amounts that will be paid prior to making any distribution to the holders of its membership interests. However, you may use some estimates we provide below. Using these estimates, you may deduct from the projected gross excess cashflow shown above (1) projected expenses of Delta Funding Residual Exchange Company, LLC, (2) New York State Banking Department Settlement Payments, (3) tax payments; and (4) distributions to be made to us.


   Projected Expenses of Delta Funding Residual Exchange Company, LLC. The expected annual expenses that will be incurred by Delta Funding Residual Exchange Company, LLC include the following:

            REMIC and LLC tax work (1)..........................................    $155,000
            Paying Agent and other fees (2).....................................      50,000
                                                                                    --------
             Total estimated annual expenses....................................    $205,000

---------------
(1) Does not include an initial $100,000 expense for KPMG LLC arising in connection with fees to be paid for delivery of a tax opinion.
(2) Bank fees and other charges in connection with paying cash distributions to Delta Funding Residual Exchange Company, LLC members, in addition to miscellaneous expenses such as administration fees and overhead costs.

   The expenses above do not include unusual or unexpected fees that may be incurred from time to time by Delta Funding Residual Exchange Company, LLC for such matters as legal or accounting services. The type and amounts of these unusual or unexpected expenses cannot be predicted.

   New York State Banking Department Settlement Payments. Additionally, Delta Funding Residual Exchange Company, LLC will be responsible for making payments to us to permit us to pay a portion of our settlement obligations to the New York State Department of Banking. The amounts below may vary subject to prepayments by the borrowers on the mortgages underlying the excess cashflow certificates. If prepayments by the borrowers are higher than anticipated the actual expenses will be lower than what we project below. If prepayments by the borrowers are lower than anticipated the actual expenses will be higher than what we project below.

                                                                         Annual Banking
         Year Ended                                                    Department Payment
          ----------                                                   ------------------
         December-01(1)............................................         $258,600
         December-02...............................................          477,150
         December-03...............................................          438,400
         December-04...............................................          398,150
         December-05...............................................          357,150
         December-06...............................................          313,400
         December-07...............................................          273,900
         December-08...............................................          222,150
         December-09...............................................          197,600
         December-10...............................................          197,500
         December-11...............................................          197,250
         December-12...............................................          197,000
         December-13...............................................          194,000
         December-14...............................................          192,750
         December-15...............................................          188,750
         December-16...............................................          188,750
         December-17...............................................          188,750
         December-18...............................................          187,500
         December-19...............................................          185,750
         December-20...............................................          184,000
         December-21...............................................          169,500
         December-22...............................................          166,110
         December-23...............................................          162,788
         December-24...............................................          159,532
         December-25...............................................          156,341
         December-26...............................................          153,215
         December-27...............................................          150,150
         December-28...............................................          147,147

---------------
(1) Represents only six months -- July 2001 through December 2001.

   Tax Payments. It is extremely complicated to calculate or predict the tax liability that will be associated with the excess cashflows, because of the variability in default rates, recoveries, and prepayment speeds. In our typical securitization, the tax liability as a percentage of cashflow we receive is generally greater in the earlier years of the transaction (first five years), compared to the later years of the transaction (years six through
30). This is due primarily to two factors:

      1. "Cashless" or "phantom" income generated by the excess cashflow certificates, which results in taxable liability without the benefit of actual cashflows to pay for the tax liability. The cash may be generated, but it is used by the securitization trust to make payments to other securityholders. This phantom income is generated typically when the cashflows from the excess cashflow certificates are used to create overcollateralization -- pay the principal of the asset-backed securities -- rather than being used to pay the excess cashflow certificate holder. It also may arise when excess cashflow certificates are used as collateral for debt (such as in the net interest margin securitization), in which case the cashflows are used to pay the debt even though no overcollateralization is created. Cashflows from excess cashflow certificates typically are used to build overcollaterization either in the first 18-24 months of a securitization or at a later time when a delinquency trigger has been exceeded, requiring the overcollateralization amount to be increased. While some of the excess cashflow certificates are likely to generate phantom income over much of their lives, the majority of this phantom income is projected to occur within the first few years of the securitization, when the initial overcollaterization is created with cashflows that otherwise would be paid to the holders of the excess cashflow certificates. It may also occur later, however, if cashflows that otherwise would be paid to the excess cashflow certificates are used to cover losses on the underlying mortgage loans.

      2. We generally have used a securitization structure that issues securities with different durations, in which the securities receive principal payments sequentially. In most interest rate environments, the shorter duration instruments have lower interest rates than the longer duration instruments. This means that over time, as payments are made on the shorter duration instruments, the average interest expense of the securitization trust increases while the average interest income on the mortgage loans may stay constant, thereby reducing the issuer's taxable income as a percentage of the principal amount of the mortgage loans. As the holder of the excess cashflow certificates, or residual interests in the securitizations, we pay tax on the taxable income of the issuer, so our tax as a percentage of the principal balance of the mortgage loans in the early years is generally greater than the percentage in later years. Since the cashflow we receive as a holder of the excess cashflow certificate is determined in large part by the principal balance of the mortgage loans that are paying (though it is also affected by the weighted average interest rate of those mortgage loans), our taxable income as a percentage of our cashflow will generally be greater in the earlier years and lower in the later years. All or a portion of our taxable income (so-called "excess inclusion income") is subject to special tax rules that do not allow us to offset the income from one residual interest with other losses we may have.

   For illustration purposes only, assume we complete a securitization in which we anticipate (using our current gain on sale assumptions) receiving $10 million in taxable income over the life of the securitization (i.e., 30 years). Assuming a tax rate of thirty-five percent, we would incur, over the life of the securitization, $3.5 million in taxes (thirty-five percent of $10 million). However, due to the phantom income and the interest rate structure of the issued securities, we would expect to incur tax liability equal to sixty percent to seventy percent of the cash revenue generated from the excess cashflow certificates during approximately the first five years. Thereafter, we would expect the tax liability to be between only 10-20% of the cash revenue generated by the excess cashflow certificates. In total, however, the federal income taxes we would owe over the life of the securitization would be $3.5 million.

   The excess cashflow certificates being transferred to the Delta Funding Residual Exchange Company, LLC were issued in securitizations that were completed between six months to seven years ago. We expect the tax liability in respect of Delta Funding Residual Exchange Company, LLC's excess cashflow certificates to reflect the following:

   o from July 2001 through December 2002, approximately sixty-eight percent of the projected cashflows on average; and

   o January 2003 and thereafter, approximately seventeen percent of the projected cashflows on average.

   These estimates, however, are based on many assumptions, which may or may not be accurate. Higher than expected mortgage loan losses can reduce substantially the cash revenue generated by the excess cashflow certificates, causing the tax liability to be higher than we have projected. Furthermore, there can be no assurance that the tax liability does not exceed the cash revenues generated by the excess cashflow certificates in any period.

   Distributions to Us. We will receive distributions equal to fifteen percent for the first three years, and ten percent thereafter, of the excess cashflow after deducting the expenses, settlement payments, and tax payments.


   Sample Calculation of Projected Net Excess Cashflows. Below we provide a sample of the projected net excess cashflows. Above, we have shown projected gross excess cashflows. However, even if Delta Funding Residual Exchange Company, LLC were to receive the projected gross excess cashflows, these amounts will first be used by it to pay its expenses and fees and to make preferential payments to us. The expenses and fees are difficult to calculate. The tax liability associated with the excess cashflows is especially difficult to calculate as we explain above. The table is based on management's assumptions which we have described. We are providing you with this example for illustrative purposes only. We cannot assure you that you will actually receive these amounts.

                                                                                  Annual                          Cumulative Present
                 Cashless or        Annual                                     Projected Net    Cumulative Net      Value Net Cash
Year Ended        "Phantom"     Projected Gross                                Cash Flows to    Cash Flows to      Flows by Year to
  ----------     Income/Loss       Cash Flow      Expenses(3)      Taxes      be Distributed    be Distributed      be Distributed
                 -----------      -----------      ---------    -----------     -----------      ------------        ------------
December-01 (1)    5,766,334      $ 6,031,199      $(361,100)   $(4,002,752)    $ 2,655,433      $  2,655,433        $126,758,105
December-02 (2)  (14,942,322)     $34,565,171      $(682,150)   $(6,629,245)    $27,739,851      $ 30,395,284        $132,341,949
December-03      (23,929,257)     $38,223,025      $(643,400)   $(4,777,629)    $32,801,996      $ 63,197,280        $121,806,551
December-04      (24,332,755)     $35,122,374      $(603,150)   $(3,565,264)    $30,953,960      $ 94,151,240        $104,839,407
December-05      (20,925,544)     $31,185,402      $(562,150)   $(3,394,198)    $27,229,054      $121,380,294        $ 87,514,570
December-06      (17,511,319)     $26,614,099      $(518,400)   $(3,004,533)    $23,091,166      $144,471,460        $ 71,662,410
December-07      (14,326,119)     $22,149,609      $(478,900)   $(2,570,607)    $19,100,103      $163,571,563        $ 57,887,358
December-08      (11,435,580)     $17,728,666      $(427,150)   $(2,053,077)    $15,248,438      $178,820,001        $ 46,312,611
December-09       (8,672,885)     $13,784,490      $(402,600)   $(1,648,152)    $11,733,739      $190,553,740        $ 37,084,813
December-10       (5,924,504)     $10,184,435      $(402,500)   $(1,350,101)    $ 8,431,834      $198,985,573        $ 30,172,100

---------------

(1) Represents projected gross excess cashflows beginning July 2001 through December 2001.

(2) Our estimates provide for the net interest margin securities issued to investors to be paid in full in 2002. At such time, Delta Funding Residual Exchange Company, LLC will begin to receive cashflows from the excess cashflow certificates underlying the net interest margin owner trust certificate.

(3) Includes NYS Banking Department payments, plus projected expenses of Delta Funding Residual Exchange Company, LLC.


   Credit Enhancement Structure of Related Securitization Trusts for Excess Cashflow Certificates. The table set forth on the next page provides information with respect to the excess cashflow certificates. We separated the information based upon the type of credit enhancement structure of the related securitization trust. The credit enhancement structure of a securitization affects both the timing and the amount of cashflow that might be received on the related excess cashflow certificates. The credit enhancement structures of securitization trusts generally fall into three categories which we refer to as bond insured, senior-sub or modified wrap.

   "Bond insured" refers to a securitization trust where all of the pass-through certificates issued by that securitization trust and sold to investors are insured as to timely payment of interest and ultimate payment of principal under a financial guaranty insurance policy issued by a monoline insurance company. The insurer relies on the excess cashflow and the overcollateralization feature to limit the likelihood that a claim will be made on the insurance policy. In this type of transaction, the required level of overcollateralization may increase as well as decrease based on the delinquency and loss performance of the related mortgage pool.

   "Senior-sub" refers to a securitization trust where payments on one or more classes of the pass-through certificates are subordinated to other classes of that series. This means that classes with a relatively higher payment priority receive their payments before, and are allocated losses after, the class or classes that are subordinated to those higher priority classes. A senior-sub transaction uses excess cashflow to cover losses and to build and maintain overcollateralization to provide protection for the lowest payment priority class of pass-through certificates. In most cases, the required level of overcollateralization will not increase but may be prevented from reducing or stepping down based on the delinquency and loss performance of the mortgage pool. In addition, if the overcollateralization is reduced to zero due to losses on the mortgage pool, any additional losses will be allocated to the subordinated certificates. In subsequent periods, any excess cashflow not used to cover new losses or to restore the overcollateralization to the required level will be used to reimburse the holders of the subordinated certificates for unpaid interest and losses previously allocated to those certificates before any amounts are paid on the related excess cashflow certificates.

   "Modified wrap" refers to a securitization trust which includes a financial guaranty insurance policy for some but not all of the related pass-through certificates and one or more classes of subordinated certificates. If there is only a single class of subordinated certificates, the transaction more closely resembles a bond insured transaction. If more than one class of subordinated certificates were issued, the transaction more closely resembles a senior-sub transaction.

   None of the securitizations had a reserve fund.

As of the April 2001 Distribution Date

                                                                                                              Ending Mortgage
Structure/Deal                                                                                                Weighted Average
  --------------         Mortgage Balance   Certificate Balance    Target OC Level(1)   Actual OC Level(2)    Coupon (WAC)(3)
                         ----------------   -------------------    ------------------   ------------------    ----------------
Bond Insured
Delta 1994-2             $  7,560,276.51      $  6,981,549.42        $   578,727.09       $   578,727.09           11.49%
Delta 1995-1               10,524,064.27         9,714,444.07          1,286,497.58           809,620.20           11.92%
Delta 1995-2               27,938,622.98        24,396,610.91          3,542,012.07         3,542,012.07           11.31%
Delta 1998-3 Group I      288,595,774.85       273,465,774.85         15,130,000.00        15,130,000.00            9.95%
Delta 1998-3 Group II      11,586,037.98         9,861,037.98          1,725,000.00         1,725,000.00           12.41%
Senior-sub
Delta 1997-3 Group I     $103,545,035.12      $101,701,494.88        $ 2,649,972.56       $ 1,843,540.24           10.84%
Delta 1997-3 Group II      14,151,241.92        13,411,544.30            749,995.59           739,697.62           13.03%
Delta 1997-4 Group I      143,146,567.67       139,570,456.47          3,578,664.19         3,576,111.20           10.52%
Delta 1997-4 Group II      17,341,739.83        16,491,755.64            849,984.19           849,984.19           12.95%
Delta 1998-1 Group I      164,615,233.69       155,375,233.69          9,240,000.00         9,240,000.00           10.25%
Delta 1998-1 Group II      20,748,771.69        19,343,282.94          1,167,118.41         1,405,488.75           12.95%
Delta 1998-2 Group I      218,100,072.25       213,281,694.98          5,040,000.00         4,818,377.27           10.04%
Delta 1998-2 Group II      23,660,697.03        22,998,341.72            850,000.00           662,355.31           13.13%
Delta 1999-2              316,794,931.50       311,964,931.50          4,830,000.00         4,830,000.00            9.91%
Modified Wrap
Delta 1998-4             $267,374,970.72      $261,374,970.72        $ 6,000,000.00       $ 6,000,000.00            9.97%
Delta 1999-1              261,297,268.29       255,297,268.29          6,000,000.00         6,000,000.00           10.19%
Delta 2000-1              222,592,531.79       219,357,789.47          4,625,000.00         3,234,742.33           10.85%
Delta 2000-2              248,218,279.27       245,613,733.64          4,537,500.00         2,604,545.63           11.00%
Delta 2000-3              188,516,111.05       187,317,280.94          4,500,044.45         1,198,830.11           11.74%
Delta 2000-4              112,138,586.06       111,502,606.09          2,587,489.12           635,979.97           12.32%

                             Current
                           Certificate
                            Weighted
Structure/Deal               Average         Servicer      Public/
  --------------         Coupon (WAC)(4)     --------     Private(5)
                         ---------------                  ----------
Bond Insured
Delta 1994-2                  8.31%           Ocwen        Private
Delta 1995-1                  8.62%           Ocwen        Private
Delta 1995-2                  8.30%           Ocwen         Public
Delta 1998-3 Group I          6.84%           Ocwen         Public
Delta 1998-3 Group II         5.81%           Ocwen         Public
Senior-sub
Delta 1997-3 Group I          7.11%           Ocwen         Public
Delta 1997-3 Group II         5.67%           Ocwen         Public
Delta 1997-4 Group I          6.89%           Ocwen         Public
Delta 1997-4 Group II         5.77%           Ocwen         Public
Delta 1998-1 Group I          6.36%           Ocwen         Public
Delta 1998-1 Group II         5.83%           Ocwen         Public
Delta 1998-2 Group I          7.89%           Ocwen         Public
Delta 1998-2 Group II         5.64%           Ocwen         Public
Delta 1999-2                  7.80%           Ocwen         Public
Modified Wrap
Delta 1998-4                  7.74%           Ocwen         Public
Delta 1999-1                  7.44%           Ocwen         Public
Delta 2000-1                  8.99%           Ocwen         Public
Delta 2000-2                  9.52%        Countrywide      Public
Delta 2000-3                 10.02%        Countrywide      Public
Delta 2000-4                  9.80%        Countrywide      Public



(1) Target OC is the required level of overcollateralization for the related securitization trust. Once the target overcollateralization level has been reached, any excess cashflow will be paid out to the holders of the excess cashflow certificate.
(2) Actual OC is the actual or current level of overcollateralization for the related securitization trust.
(3) Mortgage WAC is the weighted average interest rate, or coupon, of the applicable mortgage loans in the related securitization trust.
(4) Certificate WAC is the weighted average pass-through rate of the series of pass-through certificates issued by the related securitization trust to the public.
(5) For public transactions, you may obtain copies of the underlying transaction documents for the securitization, or of the prospectus which describes the asset-backed securities issued in the securitization transaction. Please refer to page B for the applicable SEC file numbers.

   We have attached to this prospectus as Exhibits A through V the Statement of Certificateholders furnished by the trustee of each securitization trust for the distribution date in either March or April for each underlying securitization. Each statement is comprised of multiple schedules which provide information about, among other things,

   o payments made to the holders of the related series of pass-through certificates on that distribution date,

   o the stratification of the related mortgage pool by various characteristics,

   o credit enhancement levels, and

   o the delinquency and loss experience of the related mortgage pool.

   We encourage you to review carefully the related exhibits for information about the excess cashflow certificates. We have not prepared the information included in the exhibits. We have not verified any of the information included in these exhibits, nor do we make any representation as to the accuracy of the information.

 A Net Interest Margin Owner Trust Certificate

   A net interest margin owner trust certificate is generated in a net interest margin transaction, whereby several excess cashflow certificates are sold to a Delaware business trust and that trust then issues and sells notes to investors. The notes issued by the trust are secured by a pledge of, and payments due on the notes are made from the cashflows received from, those excess cashflow certificates. Amounts received on those pledged excess cashflow certificates are applied to pay:

   o first, the administrative expenses of the transaction,

   o second, interest on the notes,

   o third, principal of the notes until the notes are paid in full, and

   o fourth, the holder of the owner trust certificate which evidences the ownership interest in the Delaware business trust.

   In November 2000, we securitized the following excess cashflow certificates from six securitization trusts in a net interest margin transaction: 1997-3, 1997-4, 1998-1, 1998-3, 1998-4, and 1999-1. Delta Funding NIM Trust 2000-1,
the issuer of the notes, issued and sold $30 million of notes to investors. The notes bear interest at 12.5% per annum and are rated "BB-" by Fitch. The net interest margin owner trust certificate evidences an over-75% subordinated interest in the net interest margin trust. Once the net interest margin securityholders are paid in full, the net interest margin trust will be dissolved and the net interest margin owner trust certificate will be cancelled. At such time, Delta Funding Residual Exchange, LLC will become the holder of the excess cashflow certificates underlying the cancelled net margin owner trust certificate, and all cashflow on these excess cashflow certificates will be paid to Delta Funding Residual Exchange Company, LLC.

   We determined the fair value of the net interest margin owner trust certificate based on the fair value of the underlying pledged excess cashflow certificates. We calculated the fair value of the pledged excess cashflow certificates in the same manner as we calculated the fair value of the other excess cashflow certificates being transferred to Delta Funding Residual Exchange Company, LLC. We calculated the fair value at March 31, 2001 of the net interest margin certificate to be $79 million.

   Based upon our gain-on-sale assumptions at March 31, 2001, we project that the net interest margin security holders will be paid in full in or about April 2002. However, we can give no assurance that the net interest margin security holders will be paid in full at such time.

 Non-Performing Owner Trust Certificate

   In February 2000, Delta Funding Non-Performing Loan Trust 2000-1, as issuer, issued $3 million of 9.50% Delta Funding Non-Performing Loan Trust Notes, Series 2000-1, or the non-performing loan trust notes, pursuant to an indenture, dated as of February 11, 2000, between the issuer and Wells Fargo Bank

Minnesota, National Association, as indenture trustee. The issuer is a Delaware business trust formed pursuant to an amended and restated trust agreement, dated February 11, 2000, between Delta Funding Corporation, as depositor, and Wilmington Trust Company, as owner trustee. The trust is not a REMIC for tax purposes. The structure of this transaction is similar to that of the net interest margin transaction. The non-performing loan trust notes are secured by, and payable from, the cashflow from a pool of non-performing mortgage loans sold to the issuer by Delta Funding Corporation pursuant to a sale agreement, dated as of February 11, 2000, among Delta Funding Corporation, the issuer, the indenture trustee and Clayton National, Inc., as servicer. The servicer is servicing the mortgage loans on behalf of the issuer and the noteholders. DF Special Holdings Corporation, our subsidiary, owns one hundred percent of the owner trust certificates representing the non-performing loan receivables issued by the issuer and is entitled to any cashflow and other assets remaining after the non-performing loan trust notes have been paid in full. The notes were not rated by any rating agency.

   We determined the value of the non-performing owner trust certificate based on an analysis similar to the analysis we used to value the excess cashflow certificates described above.

                     DESCRIPTION OF DELTA FUNDING RESIDUAL
                   EXCHANGE COMPANY, LLC MEMBERSHIP INTERESTS

   As of the date of this prospectus, Delta Funding Residual Exchange Company, LLC is authorized to issue 150,002 interests, to be allocated in the following manner: 150,000 Class A voting membership interests, one Class B non-voting membership interest, and one Class C non-voting membership interest. The voting membership interests will be owned initially by the holders of the notes who successfully tender their notes in the exchange offer. The Class B non-voting membership interest will be owned by Delta Funding Residual Management, Inc. and the Class C non-voting membership interest will be owned by us.

Restrictions On Transfer

   The membership interests of Delta Funding Residual Exchange Company, LLC may be assigned only under the following conditions:

   o the assignee is a qualified institutional buyer as defined under Rule 144A promulgated under the Securities Act who also is a qualified purchaser as defined under Section 2(a)(51)(a) of the Investment Company Act;

   o the assignee agrees in writing to be bound by the terms and conditions of Delta Funding Residual Exchange Company, LLC's operating agreement or any other document acceptable to the managing member;

   o the holder of the membership of Delta Funding Residual Exchange Company, LLC interest also assigns a corresponding pro rata number of shares of the common stock of Delta Funding Residual Management, Inc. owned by the holder to the assignee;

   o the assignor furnishes evidence to the managing member that (1) the assignment would not affect Delta Funding Residual Exchange Company, LLC's existence or qualification as a limited liability company under the Delaware Limited Liability Company Act or any other law or regulation applicable to Delta Funding Residual Exchange Company, LLC and (2) (a) the assignment would not jeopardize the classification of Delta Funding Residual Exchange Company, LLC as a partnership for federal income tax consequences or (b) otherwise have an adverse effect on federal income tax consequences on Delta Funding Residual Exchange Company, LLC or any member;

   o in the opinion of the assignor's counsel, the assignment would not (1) subject Delta Funding Residual Exchange Company, LLC or its members to any additional regulatory requirements, (2) result in the violation of any law or regulation that is or might be applicable to Delta Funding Residual Exchange Company, LLC or its members, or (3) otherwise materially and adversely affect the interests of Delta Funding Residual Exchange Company, LLC and its members, as such; and

   o the assignee executes and delivers a counterpart to Delta Funding Residual Exchange Company, LLC's operating agreement.

   The Class B non-voting membership interest may not be assigned to any person, in whole or in part. However, the holders of a majority of the Class A voting membership interests may require the holder of the Class B non-voting membership interest to assign all of its interest to another person, who will then become the managing member, subject to the limitations set forth in Delta Funding Residual Exchange Company, LLC's operating agreement. We may not assign the Class C non-voting membership interest.

Withdrawal

   No member may withdraw as a member, be required to withdraw as a member, be required to withdraw its membership interest, or borrow or withdraw any portion of its capital contribution or capital account of Delta Funding Residual Exchange Company, LLC.

Voting Rights

   The holders of the Class A voting membership interests are entitled to one vote per membership interest on all matters submitted to a vote of members. The holders of the Class B and Class C non-voting membership interests are not entitled to vote.

Rights Upon Liquidation

   In the event of a dissolution of Delta Funding Residual Exchange Company, LLC and the liquidation of its assets and properties, there will be a final allocation and distribution. Proceeds from the liquidation will be applied in the following order and priority:

   o first, to the setting up of a reserve for our New York State Banking Department settlement and any other reserves that may be deemed reasonably necessary for any contingent liabilities or obligations of Delta Funding Residual Exchange Company, LLC,

   o second, for the payment of Delta Funding Residual Exchange Company, LLC's liabilities and obligations to its creditors who are not members of Delta Funding Residual Exchange Company, LLC,

   o third, for the payment of the Delta Funding Residual Exchange Company, LLC's liabilities and obligations to its creditors who are members of Delta Funding Residual Exchange Company, LLC

   o fourth, to us an amount between ten and fifteen percent of the net after tax cashflow of Delta Funding Residual Exchange Company, LLC, and

   o finally, the balance will be paid to the members pro rata in accordance with their balances in their capital accounts.

             DESCRIPTION OF DELTA FUNDING RESIDUAL MANAGEMENT, INC.


   Delta Funding Residual Management, Inc. is a newly formed Delaware limited purpose corporation that was organized by Delta Funding Residual Exchange Company, LLC. Initially, Delta Funding Residual Exchange Company, LLC will hold all the common stock of Delta Funding Residual Management, Inc., par value $.01 per share. Upon consummation of the exchange offer, Delta Funding Residual Exchange Company, LLC will distribute the shares of common stock of Delta Funding Residual Management, Inc. to the noteholders who participated in the exchange offer.


   Delta Funding Residual Management, Inc. will engage solely in the following activities:

   o manage the assets of Delta Funding Residual Exchange Company, LLC; and

   o engage in only those other activities necessary, advisable or incidental to accomplishing the purposes set forth above.

   In addition to its limited purpose, and in order to preserve its separate and distinct identity, Delta Funding Residual Management, Inc. will not own any assets other than those necessary for it to carry out its purpose and, at all times conducting its affairs, shall:

   o maintain its books and records separate from any other person or entity;

   o maintain its bank accounts separate from any other person or entity;

   o not commingle its assets with those of any other person or entity and hold all of its assets in its own name;

   o conduct its own business in its own name;

   o maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity;

   o file its tax returns separate from those of any other entity and not file a consolidated tax return with any other entity;

   o pay its own liabilities and expenses only out of its own funds;

   o observe all corporate and other organizational formalities;

   o maintain an arm's length relationship with its affiliates and enter into transactions with affiliates only on a commercially reasonable basis;

   o not incur any indebtedness other than in the ordinary course of its business;

   o not guarantee or become obligated for the debts of any other person or entity;

   o not hold out its credit as being available to satisfy the obligations of any other person or entity;

   o allocate fairly and on terms which are commercially reasonable any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

   o use separate stationery, invoices and checks bearing its own name;

   o not pledge its assets for the benefit of any other person or entity to secure any of its debt obligations;

   o hold itself out as a separate entity;

   o correct any known misunderstanding regarding its separate identity;

   o not identify itself as a division of any other person or entity;

   o maintain adequate capital in light of its contemplated business operations; and

   o not form, or caused to be formed, any subsidiaries.


   Delta Funding Residual Management, Inc. will hold a non-voting membership interest in Delta Funding Residual Exchange Company, LLC. Through their ownership of Delta Funding Residual Management, Inc. common stock, the noteholders will have an additional indirect non-voting membership interest in Delta Funding Residual Exchange Company, LLC.


   Delta Funding Residual Management, Inc. shall at all times be required to have at least one independent director. A director shall be independent so long as he or she is not, and never was,

   o a stockholder, customer or supplier of, or any person that has received any benefit (excluding, however, any compensation received by the director in such individual's capacity as such an independent director) in any form whatsoever from, or any person that has provided any service (excluding, however, any service provided by the director, in such person's capacity as such a director) in any form whatsoever to, Delta Funding Residual Management, Inc. or any of its affiliates or associates; or

   o a director, officer, employee, affiliate or associate of Delta Funding Residual Exchange Company, LLC or any of its affiliates (other than Delta Funding Residual Management, Inc.) or associates; or

   o a person related to any person referred to in the two clauses above; and is not a trustee, conservator or receiver for Delta Funding Residual Exchange Company, LLC or any of its affiliates, provided, however, that any person who serves as an independent director for any of our affiliates which affiliates are special purpose entities, may serve as an independent director of Delta Funding Residual Management, Inc. No director serving in the capacity of an independent director may be removed unless his or her successor (who shall satisfy the requirements set forth above) has first been elected to the board of directors; provided, however, that in the event of the resignation or the death or incapacity of an independent director, the board of directors shall promptly appoint a replacement independent director and the board of directors shall not vote on any matter requiring the vote of the independent director unless and until at least one independent director has been duly appointed to serve on the board.

                     DESCRIPTION OF DELTA FUNDING RESIDUAL
                         MANAGEMENT, INC. COMMON STOCK

   As of the date of this prospectus, Delta Funding Residual Management, Inc. is authorized to issue up to 150,000 shares of common stock, par value $.01, none of which are outstanding.

   Shares of common stock issued in connection with this exchange offer will be fully paid and nonassessable. The holders of the common stock will not be entitled to preemptive or redemption rights. Shares of the common stock are not convertible into shares of any other class of capital stock. Mellon Shareholder Services LLC is the transfer agent and registrar for the common stock.

   Delta Funding Residual Management, Inc. is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general,
Section 203 prevents an interested stockholder (defined generally as a person owning fifteen percent or more of Delta Funding Residual Management, Inc.'s outstanding voting stock) from engaging in a business combination with Delta Funding Residual Management, Inc. for three years following the date that person became an interested stockholder unless:

   o before that person became an interested stockholder, the board of directors of Delta Funding Residual Management, Inc. approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

   o upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent of the voting stock of Delta Funding Residual Management, Inc. outstanding at the time the transaction commenced (excluding stock held by persons who are both directors and officers of Delta Funding Residual Management, Inc. or by certain employee stock plans); or

   o on or following the date on which that person became an interested stockholder, the business combination is approved by Delta Funding Residual Management, Inc.'s board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of a least 66 2/3% of the outstanding voting stock of Delta Funding Residual Management, Inc. (excluding shares held by the interested stockholder).

   A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

Dividends

   Delta Funding Residual Management, Inc. does not intend to declare any dividends.

Voting Rights

   The holders of the common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

Rights Upon Liquidation

   In the event of Delta Funding Residual Management, Inc.'s voluntary or involuntary liquidation, dissolution, or winding up, the holders of Delta Funding Residual Management, Inc.'s common stock will be entitled to share equally in any assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

              COMPARISON OF RIGHTS OF HOLDERS OF THE NOTES AND OUR
                  PREFERRED STOCK, THE MEMBERSHIP INTERESTS OF
              DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC AND THE
            COMMON STOCK OF DELTA FUNDING RESIDUAL MANAGEMENT, INC.

   This section of the prospectus describes certain differences between the rights of holders of the notes and holders of our preferred stock, Delta Funding Residual Exchange Company, LLC's membership interest and Delta Funding Residual Management, Inc.'s common stock. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the differences between being a holder of notes and being a holder of our preferred stock, membership interests of Delta Funding Residual Exchange Company, LLC and the common stock of Delta Funding Residual Management, Inc.

   Our preferred stock, membership interests of Delta Funding Residual Exchange Company, LLC, and the common stock of Delta Funding Residual Management, Inc. differ from the notes in the following material ways:

   Governing Document

   As a holder of notes, your rights currently are set forth in, and you may enforce your rights under, the notes indentures. After completion of the exchange offer, you will become a holder of our preferred stock, Delta Funding Residual Exchange Company, LLC interests, and the common stock. Your rights will be governed by the certificate of designations for our preferred stock, the Delta Funding Residual Exchange Company, LLC's operating agreement, and Delta Funding Residual Management, Inc.'s charter documents, respectively.

   Voting Rights

   o holders of the preferred stock will have voting rights with respect to all matters on which holders of our preferred stock are entitled to vote in accordance with our certificate of designations;

   o holders of the membership interests will have voting rights with respect to all matters on which members of Delta Funding Residual Exchange Company, LLC are entitled to vote, in accordance with its operating agreement;

   o holders of the shares of common stock will have voting rights with respect to all matters on which the common stockholders of Delta Funding Residual Management, Inc. are entitled to vote, in accordance with its charter documents; and

   o the noteholders have no voting rights.

   Collateral

   o the senior secured notes are secured by a pledge of all of the capital stock of seven of our direct and indirect subsidiaries and a first priority lien on the beneficial interests of two Delaware business trusts that hold mortgage-related securities, including the excess cashflow certificates and the net interest margin owner trust certificate; by contrast, the preferred stock, the membership interests, and the shares of common stock are not "secured" or "collateralized" by any assets.

   Equity compared to Debt

   o the holders of senior secured notes are our creditors. If the holders of the senior secured notes were to force a liquidation of the collateral securing their notes and the liquidation proceeds were insufficient to pay the amounts owing under the senior secured notes, the holders of the senior secured notes would have recourse against us. The membership interests, the shares of preferred stock, and the common shares, on the other hand, represent equity interests in Delta Funding Residual Exchange Company, LLC, Delta Financial Corporation, and Delta Funding Residual Management, Inc., respectively. Furthermore, the membership interests and shares of common stock are not our obligations.

   Payments

   o after the exchange, you will not receive regular payments and you may not receive a return of your principal amount;

   o it will be difficult to predict the timing and amount of any distributions made by Delta Funding Residual Exchange Company, LLC;

   o the holders of the notes were entitled to receive interest and principal payments on the notes; whereas, the holders of our preferred stock will be entitled to receive dividends, the holders of the membership interests will be entitled to receive distributions from Delta Funding Residual Exchange Company, LLC, following the payment by Delta Funding Residual Exchange Company, LLC of its expenses and fees, representing a proportionate share of the cashflow, if any, generated by the assets of Delta Funding Residual Exchange Company, LLC, having an initial value as of March 31, 2001 of $152.8 million; and

   o we will receive certain amounts from the assets of Delta Funding Residual Exchange Company, LLC prior to the payment of any amounts to the holders of the membership interests;

   Rank

   o the senior secured notes are secured by the mortgage-related securities and are senior to other indebtedness only to the extent of their collateral;

   o the senior notes are not secured by any collateral and are on parity with all other unsecured indebtedness;

   o holders of the membership interest are entitled to payment under the operating agreement only after certain expenses and priority payments to us are paid;

   o we may, under certain circumstances issue additional shares of preferred stock which will rank on parity with or senior to, the preferred stock being issued to the noteholders in the exchange offer; and

   o the shares of common stock of Delta Funding Residual Management, Inc. will not receive any dividends.

   Restrictive Covenants

   o the note indentures have numerous restrictive covenants that prohibit us from taking certain actions. For example, we are prohibited from incurring a significant amount of debt or merging with another entity without the consent of the noteholders. Generally, these covenants benefit the noteholders because the covenants limit our ability to engage in these and other types of activities. The certificate of designations for the preferred stock, Delta Funding Residual Exchange Company, LLC's operating agreement, and Delta Funding Residual Management, Inc.'s charter documents contain few covenants in place. Delta Funding Residual Exchange Company, LLC and Delta Funding Residual Management, Inc. both are special purpose entities. As such, they will be subject to numerous restrictions, including prohibitions against incurring debt outside of the ordinary course of business and merging with other entities;

   Liquidation Preference

   o the preferred stock will have an aggregate liquidation preference of $15 million and will pay a ten percent dividend semi-annually beginning on July 1, 2003. The dividends on the preferred stock will be non-cumulative. If we fail to make five or more cash dividend payments the holders of the preferred stock will have the right to appoint two directors to our board of directors. We have the right at any time to redeem the preferred stock on a pro rata basis by paying to the holders of the preferred stock the liquidation preference and all accrued interest at the time of redemption; and

   o in the event of our bankruptcy, holders of our preferred stock will receive their liquidation preference following any payments made to our creditors, but prior to any payments made to other equity holders of junior securities.

   Defaults

   o the note indentures contained numerous "Events of Default". For example, we would be in default under the indentures if we fail to pay principal and interest when due, file for protection under the bankruptcy code, or dispose of the collateral. Whereas, there will be no such events of default under the terms of the preferred stock, Delta Funding Residual Exchange Company, LLC's operating agreement or Delta Funding Residual Management, Inc.'s charter documents.

                   FEDERAL AND STATE REGULATORY REQUIREMENTS

   There are no federal or state regulatory requirements or approvals that must be obtained in connection with this exchange.

                              ERISA CONSIDERATIONS

   Before authorizing an investment in our preferred stock, the membership interests of Delta Funding Residual Exchange Company, LLC, and the shares of common stock of Delta Funding Residual Management, Inc., fiduciaries of pension, profit-sharing or other employee benefit plans subject to ERISA should consider

   o the fiduciary standards under ERISA,

   o whether the investment satisfies the prudence and diversification requirements of ERISA, including whether the investment is prudent, and

   o whether such fiduciaries have the authority to make the investment under the appropriate plan investment policies and governing instruments and under Title I of ERISA. Fiduciaries of an individual retirement account also should consider that the account may make only investments that are authorized by the appropriate governing instrument.

   In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Internal Revenue Code of 1986, as amended (as well as any entity whose underlying assets are deemed to be plan assets by reason of such plan, arrangement or account investing in such entity), each, a "Plan," should also consider (1) prohibitions in ERISA relating to improper delegation of control over, or responsibility for, "plan assets," (2) prohibitions in ERISA and in the Code relating to a Plan engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan, and (3) other provisions in ERISA dealing with plan assets.

   These prohibited transaction provisions are complex and may prohibit an investment by Plans in our preferred stock, Delta Funding Residual Exchange Company, LLC membership interests, and the shares of common stock of Delta Funding Residual Management, Inc.

   ERISA and the Code do not define plan assets. The Department of Labor has published regulations relating to the definition of plan assets, pursuant to which the assets of an entity in which Plans acquire an equity interest would be deemed plan assets under certain circumstances. The regulation generally provides that when a Plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established that either the entity is an "operating company" or the equity participation in the entity by benefit plan investors is not "significant," in each case as defined in the Regulation.

   We believe that we should be treated as an "operating company" for purposes of the regulation and therefore an investment by Plans in our preferred stock will not cause our assets to be deemed plan assets of such Plans. However, neither Delta Funding Residual Exchange Company, LLC nor Delta Funding Residual Management, Inc. will qualify as an "operating company" under the Regulation.

   For purposes of the Regulation, equity participation in an entity by benefit plan investors is not significant if their aggregate interests are less than twenty-five percent of the value of any class of equity interests in the entity. Benefit plan investors, for these purposes, include Plans, and certain other types of plans, such as governmental plans, church plans and plans maintained outside of the United States primarily for the benefit of nonresident aliens, which are not ordinarily subject to Title I of ERISA.

   If the assets of Delta Funding Residual Exchange Company, LLC or Delta Funding Residual Management, Inc. were deemed to be plan assets of Plans that invest in the membership interests of Delta Funding Residual Exchange Company, LLC and shares of the common stock whether as a result of the application of the Regulation or otherwise, Title I of ERISA and Section 4975 of the Code would extend to investments made by the Plans. This would result, among other things, in (1) the application of the fiduciary standards of ERISA to investments made by the Plan, and (2) the possibility that certain transactions that Delta Funding Residual Exchange Company, LLC and Delta Funding Residual Management, Inc. might enter into in the ordinary course of their business and operation might constitute "prohibited transactions" under ERISA and the Code. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries with respect to Plans, may also result in the imposition of an excise tax under the Code upon a party in interest or disqualified person with respect to a Plan. In addition, the mortgage-related securities, including the net interest margin owner trust certificate, have existing transfer restrictions applicable to them which prohibit them being beneficially owned directly or indirectly by Plans. As a result, if the assets of Delta Funding Residual Exchange Company, LLC were deemed to be plan assets this could prevent the transfer of these securities to Delta Funding Residual Exchange Company, LLC, and could cause the Plans holding the membership interests of Delta Funding Residual Exchange Company, LLC to be deemed to have engaged in prohibited transactions with respect to the securitization trusts issuing such securities.

   The membership interests of Delta Funding Residual Exchange Company, LLC and the shares of common stock will most likely be deemed "equity interests" for purposes of the Regulation. Therefore, if equity participation in Delta
Funding Residual Exchange Company, LLC and Delta Funding Residual Management, Inc. by benefit plan investors is "significant" within the meaning of the Regulation, their assets could be deemed to be assets of investing Plans with the possible consequences just discussed. Accordingly, the manager of Delta Funding Residual Exchange Company, LLC will use its reasonable best efforts to adopt procedures in order to determine whether or not equity participation by or on behalf of benefit plan investors in Delta Funding Residual Exchange Company, LLC and Delta Funding Residual Management, Inc. will be significant.

   In order to determine whether equity participation in Delta Funding Residal Exchange Company, LLC and Delta Funding Residual Management Inc. by benefit plan investors is less than twenty-five percent after consummation of the exchange offer, each investor acquiring membership interests of Delta Funding Residual Exchange Company, LLC and the shares of common stock of Delta Funding Residual Management, Inc. will be required to represent whether or not it is a "benefit plan investor" within the meaning of the Regulation. Without limiting the generality of the foregoing, to the extent that the investor is an insurance company acting on behalf of its general account, such investor must represent that, as of the date it acquires its membership interests and shares of common stock and for so long as it holds such membership interests and common stock, the assets of such general account (as determined in accordance with the methodology set forth in PTE 95-60) that constitute plan assets for purposes of Title I of ERISA and Section 4975 of the Code will not exceed a specified percentage represented by the investor in the subscription booklet.

   If we determine that equity participation in Delta Funding Residual Exchange Company, LLC and Delta Funding Residual Management, Inc. by Plans participating in this exchange offer is significant or we are unable to determine that it is not significant, we intend to apply to the U.S.
Department of Labor for a prohibited transaction exemption which will allow Plans to acquire the membership interests and the shares of common stock. Although, the Department of Labor's granting such an exemption is not guaranteed, we believe that one would be attainable if necessary based on informal discussions we have had with representatives of the Department. To the extent that we determine after consummation of the exchange offer the equity participation by benefit plan investors is not significant, the Delta Funding Residual Exchange LLC's operating agreement will provide that no membership interests or shares of common stock may be transferred to a Plan investor if such transfer would result in benefit plan investor participation being significant.

   Potential employee benefit plan investors should consult with their respective counsel regarding the consequences under ERISA, the Code or other similar statutes of their acquisition and ownership of our preferred stock, the membership interests and shares of the common stock.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
                             OF THE EXCHANGE OFFER

   Holders of the notes are urged to consult their tax advisors as to the specific tax consequences to them of the transactions we describe in this prospectus, including the applicable federal, state, local and foreign tax consequences of such transactions in their particular circumstances.


   The following discussion under the heading "United States Federal Income Tax Consequences of the Exchange Offer" discusses the material federal income tax issues of the noteholders that are not subject to special tax treatment under the Code. It is based upon existing statutes, as well as judicial and administrative interpretations thereof, all of which are subject to change, including changes which may be retroactive. Moreover, substantial uncertainties exist with respect to various federal income tax consequences of the exchange offer. We will not request any opinion of counsel or ruling from the Internal Revenue Service on any tax issue connected with the exchange offer. Accordingly, we can give no assurance that the IRS will not challenge any of the tax positions described herein or that, if made, such a challenge will not be successful.


   The discussion below does not address the foreign, state or local tax consequences of the exchange offer, nor does it specifically address the tax consequences to taxpayers subject to special treatment under the federal income tax laws (including dealers in securities or currencies, pass-through entities, life insurance companies, tax-exempt organizations, financial institutions, regulated investment companies, taxpayers subject to the alternative minimum tax, persons that hold the notes as part of an integrated investment (including a "straddle") consisting of the notes and one or more other positions, foreign corporations, foreign partnerships, foreign trusts, foreign estates, persons who, for federal income tax purposes, are not citizens or residents of the United States, or persons whose functional currency is other than the United States dollar).

   The discussion below assumes the notes, the membership interests of Delta Funding Residual Exchange Company, LLC, the shares of common stock of Delta Funding Residual Management, Inc. and the newly issued shares of our preferred stock are or will be held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

Tax Consequences of the Exchange Offer

   In the exchange offer, (1) the noteholders will transfer their tendered notes to Delta Funding Residual Exchange Company, LLC in exchange for voting membership interests, (2) Delta Funding Residual Exchange Company, LLC will transfer the tendered notes to us and receive in return:

   o the excess cashflow certificates now held by Delta Funding Residual Holding Trust 2000-1 and Delta Funding Residual Holding Trust 2000-2;

   o a net interest margin owner trust certificate now held by Delta Funding Residual Holding Trust 2000-1;

   o all cash and other property generated by the excess cash certificates and net interest margin owner trust certificate held by Delta Residual Holding Trust 2000-1 and Delta Residual Holding Trust 2000-2 at the time of the consummation of the exchange offer;

   o the owner trust certificate representing ownership in Delta Funding Non-Performing Loan Trust 2000-1, a business trust owning certain non-performing loan receivables; and

   o shares of our preferred stock,

and (3) Delta Funding Residual Exchange Company, LLC will distribute to the holders of its voting membership interests (i.e., former noteholders) the shares of common stock of Delta Funding Residual Management, Inc. and the shares of our preferred stock received in the exchange offer.

   Consistent in form with the terms of the exchange offer, and under general United States federal income tax principles, the transaction described in (1) above should be characterized for United States federal income tax purposes as a tax-free contribution of one hundred percent of the notes by the holders of the notes to Delta Funding Residual Exchange Company, LLC in exchange for Delta Funding Residual Exchange Company, LLC membership interests. As such, a noteholder will not recognize any gain or loss on the contribution of the notes in exchange for Delta Funding Residual Exchange Company, LLC's membership interests, will receive an initial tax basis in the membership interests equal to the holder's adjusted tax basis in the notes surrendered and a holding period in the membership interests that includes the holder's holding period in the notes. The adjusted tax basis of a note to a particular holder will equal the holder's cost for the note, increased by any original issue discount, market discount and gain previously included by such holder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such holder with respect to the note.

   In (2) above, Delta Funding Residual Exchange Company, LLC will exchange the tendered notes for shares of our preferred stock and certain mortgage-related securities. We believe that under general United States federal income tax principles, these transactions should be characterized as an exchange of the notes for shares of our preferred stock and other assets. In certain circumstances, a transaction which includes the exchange of notes of a corporation for preferred stock of the same corporation qualifies for special tax treatment as a recapitalization. Accordingly, the United States federal income tax consequences of these transactions to Delta Funding Residual Exchange Company, LLC will depend on whether the exchange of the notes for our preferred stock and other assets, pursuant to the exchange offer, constitutes a recapitalization within the meaning of the Code.


   Whether the exchange of the notes for our preferred stock and other assets constitutes a recapitalization will depend on whether the notes qualify as "securities" for United States federal income tax purposes. The term "securities" is not defined in the Code or the applicable Treasury regulations. Whether a debt instrument qualifies as a security is a question of fact and depends upon an overall evaluation of the nature of the debt instrument. The term of a debt instrument is usually the most significant factor in determining whether it qualifies as a security. Generally, a debt instrument with a term of ten years or more is treated as a security. Debt instruments with maturities ranging between five and ten years are often held to be securities. Debt instruments with a five year term or less rarely qualify as securities.


   The notes initially were issued with a term of seven years. Thus, given the nature and term of the notes, including the fact that the notes were issued to the public and secured by collateral, we believe that the notes should qualify as securities and that the exchange of the notes for our preferred stock and other assets should constitute a recapitalization. However, because the notes were issued with a term of less than ten years and were the subject of an exchange offer in December 2000, Stroock & Stroock & Lavan LLP is unable to provide us with an opinion on this matter. Assuming we are correct, Delta Funding Residual Exchange Company, LLC will recognize gain (but not loss) in an amount equal to the lesser of (a) the sum of the cash and the fair market value of our preferred stock and other assets received pursuant to the exchange offer (other than any cash, preferred stock or other assets that are attributable to accrued but unpaid interest as described below), less Delta Funding Residual Exchange Company, LLC's adjusted tax basis in the notes and
(b) the sum of the cash and fair market value of the other assets (other than any cash or other assets that are attributable to accrued but unpaid interest) received pursuant to the exchange offer. Any such gain will be allocated to the holders of Delta Funding Residual Exchange Company, LLC's membership interests that surrendered notes with a fair market value in excess of basis in accordance with Section 704(c) of the Code. Delta Funding Residual Exchange Company, LLC's adjusted tax basis in the notes will equal the aggregate adjusted tax basis of the notes in the hands of the former holders of the notes at the time of the exchange.

   Generally, any gain recognized by Delta Funding Residual Exchange Company, LLC pursuant to the exchange offer will be capital gain unless the notes have accrued market discount, in which case, such gain will be taxable as ordinary income to the extent of such accrued market discount. If the gain or loss is capital gain or loss, such gain or loss will be long-term capital gain or loss if, and to the extent, the former holders of the notes had held the notes for more than one year. In addition, Delta Funding Residual Exchange Company, LLC's aggregate tax basis in the preferred stock generally will equal Delta Funding Residual Exchange Company, LLC's adjusted tax basis in the notes surrendered, increased by the amount of capital gain recognized in the exchange and reduced by the sum of the amount of cash and the fair market value of the other assets received in the exchange. Delta Funding Residual Exchange Company, LLC's aggregate tax basis in the other assets will equal the aggregate fair market value of such assets. Delta Funding Residual Exchange Company, LLC's holding period of the preferred stock will include the former noteholders' holding period in the notes. However, Delta Funding Residual Exchange Company, LLC's holding period in the preferred stock will not be uniform to the extent the former holders of the notes did not all have the same holding period in their notes. The holding period of the other assets will begin the day after the exchange offer is consummated.

   If the exchange fails to qualify as a recapitalization because the notes are not securities for United States federal income tax purposes, Delta Funding Residual Exchange Company, LLC would be required to recognize capital gain or loss (except Delta Funding Residual Exchange Company, LLC would be required to recognize ordinary income to the extent of any accrued market discount) in an amount equal to the difference between (a) the sum of the cash and the fair market value of the preferred stock and other assets received in the exchange and (b) Delta Funding Residual Exchange Company, LLC's adjusted tax basis in the notes and allocate such gain or loss in accordance with Section 704(c) of the Code. Any such capital gain or loss would be long-term capital gain or loss if, and to the extent, the former holders of the notes had held the notes for more than one year at the time of the exchange. Delta Funding Residual Exchange Company, LLC's tax basis in the preferred stock and the other assets would equal the fair market value of the preferred stock and other assets, respectively, and the holder's holding period for the preferred stock and other assets would begin on the day following the day of the exchange.

   A portion of the consideration received by Delta Funding Residual Exchange Company, LLC in exchange for the notes may be attributable to accrued but unpaid interest. Such portion will result in ordinary income to Delta Funding Residual Exchange Company, LLC.

   The remaining discussion assumes that the exchange of notes for our preferred stock and other assets will constitute a recapitalization for United States federal income tax purposes.

   Following the exchange, Delta Funding Residual Exchange Company, LLC will distribute to the holders of the voting membership interests of Delta Funding Residual Exchange Company, LLC (i.e., former noteholders) the shares of common stock of Delta Funding Residual Management, Inc. and the shares of our preferred stock received in the exchange. We believe that this distribution should be governed by Section 731 of the Code. Assuming we are correct, neither the holders of the voting membership interests nor Delta Funding Residual Exchange Company, LLC will recognize any gain as a result of the distribution. Rather, each holder of a voting membership interest will reduce the basis in its Delta Funding Residual Exchange Company, LLC's membership interest by an amount equal to the lesser of (A) Delta Funding Residual Exchange Company, LLC's basis in the shares of preferred stock and common stock of Delta Funding Residual Management, Inc. distributed to such holder and (B) such holder's basis in its membership interest and receive a commensurate aggregate tax basis in the shares of preferred stock and common stock received in the distribution. We understand that Delta Funding Residual Exchange Company, LLC's aggregate tax basis in the shares of common stock of Delta Funding Management, Inc. is nominal.

   The IRS could recharacterize the contribution of the notes to Delta Funding Residual Exchange Company, LLC followed by the distribution of shares of our preferred stock and shares of common stock of Delta Funding Residual Management, Inc. to the noteholders as a disguised sale of the notes to the extent of the fair market value of property distributed. If so, the noteholders would recognize gain or loss on the portion of the notes deemed sold. Any notes not deemed sold would be treated as contributed to Delta Funding Residual Exchange Company, LLC. The remaining discussion assumes that the contribution of notes to Delta Funding Residual Exchange Company, LLC followed by the distribution of our preferred stock and the common stock of Delta Funding Residual Management, Inc. will not constitute a disguised sale. However, because the determination of whether or not the contribution of the notes to Delta Funding Residual Exchange Company, LLC followed by the distribution of our preferred stock and shares of common stock of Delta Funding Residual Management, Inc. is a disguised sale is a factual one, Stroock & Stroock & Lavan LLP is not able to provide us with an opinion with respect to this matter.


Taxation of Holders of Our Preferred Stock

 Dividends on Our Preferred Stock

   Dividends on our preferred stock, whether paid in cash, in property or in kind with additional shares of our preferred stock, that are paid out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includable as ordinary income by a holder when received or accrued in accordance with such holder's method of accounting. The amount of each such dividend will equal the amount of cash or the fair market value of the property or preferred stock received by the holder. To the extent a holder receives a dividend that exceeds our current or accumulated earnings and profits, the dividend will be treated first as a non-taxable return of capital that reduces the holder's adjusted tax basis in its preferred stock to the extent of such basis and thereafter as taxable gain from the sale or exchange of the preferred stock.

   Subject to certain limitations, dividends received by corporate shareholders taxable as ordinary income as described above will be eligible for the seventy percent (eighty percent for certain corporate shareholders) dividends-received deduction under Section 243 of the Code. Pursuant to Section 1059 of the Code, in the event of an "extraordinary dividend," a corporate shareholder will, in certain circumstances, be required to reduce its basis (but not below zero) in an amount equal to the amount excluded from income pursuant to the dividends-received deduction under Section 243 of the Code. Any such amount in excess of the shareholder's basis will be treated as gain from the sale or exchange of the preferred stock. Corporate shareholders should consult their own tax advisors as to the availability of the dividends received deduction and the application of Section 1059 of the Code to their receipt of dividends.

 Disposition of Preferred Stock


   In the opinion of Stroock & Stroock & Lavan LLP, any sale, exchange, redemption (except as discussed below) or other disposition of the preferred stock generally will result in a holder recognizing taxable gain or loss in an amount equal to the difference between the amount of cash or fair market value of other property received in exchange for the preferred stock and the holder's adjusted tax basis in the preferred stock. The aggregate adjusted tax basis of the preferred stock in the hands of a holder generally will equal the holder's adjusted tax basis in the notes surrendered, increased by the amount of its share of the capital gain recognized by Delta Funding Residual Exchange Company, LLC in the exchange and reduced by the sum of the amount of cash and the fair market value of the other assets received in the exchange. Any gain or loss recognized on a disposition of the preferred stock will be capital gain or loss unless the notes for which the preferred stock was received had accrued market discount not otherwise taken into account in the exchange, in which case such gain should be taxable as ordinary income to the extent of such accrued market discount. Any capital gain or loss will be long-term capital gain or loss if the holder's holding period with respect to such preferred stock is more than one year. For this purpose, each holder's holding period in the preferred stock should include such holder's holding period in the notes. In addition, any cash received in payment of declared but unpaid dividends will be taxed as a dividend in accordance with the treatment described above in "Dividends on Our Preferred Stock."

   In certain cases, if we redeem our preferred stock the redemption proceeds may be treated as a dividend, rather than as a payment in exchange for such stock. In such event, the redemption payment will be treated as ordinary dividend income to the extent such payment is made out of our current and accumulated earnings and profits. The determination of whether a redemption payment is properly treated as a dividend rather than as a payment in exchange for preferred stock will depend on whether and to what extent the holder's percentage stock ownership interest in us is reduced (taking into account certain constructive ownership rules).

Taxation of Delta Funding Residual Exchange Company, LLC and Holders of its Membership Interests

 Partnership Taxation

   As a partnership for federal income tax purposes, Delta Funding Residual Exchange Company, LLC generally will not be subject to federal income tax. Rather, each owner of a membership interest of Delta Funding Residual Exchange Company, LLC will be required to take into account separately its allocable share of income, gains, losses, deductions and credits accrued by Delta Funding Residual Exchange Company, LLC, whether or not there is a corresponding cash distribution and whether or not Delta Funding Residual Exchange Company, LLC has received any cash. Thus, cash basis holders will in effect be required to report their allocable share of income from Delta Funding Residual Exchange Company, LLC on the accrual basis and thus may become liable for taxes on their allocable share of Delta Funding Residual Exchange Company, LLC income even if they have not received cash from Delta Funding Residual Exchange Company, LLC to pay the taxes.

   Delta Funding Residual Exchange Company, LLC's income will consist primarily of "excess inclusion income" and interest income on the mortgage-related securities owned by Delta Funding Residual Exchange Company, LLC and any gain upon the collection or disposition of Delta Funding Residual Exchange Company, LLC's assets. Delta Funding Residual Exchange Company, LLC's deductions will consist primarily of servicing and other fees, and losses or deductions upon collection or disposition of Delta Funding Residual Exchange Company, LLC's assets.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., Delta Funding Residual Exchange Company, LLC's operating agreement and related documents). Delta Funding Residual Exchange Company, LLC's operating agreement will provide, in general, that its taxable income will be allocated in the following manner:

   o first, to Delta Funding Residual Management, Inc. to the extent of any excess inclusion income;

   o second, to the holders of the voting membership interests of Delta Funding Residual Exchange Company, LLC in proportion to, and to the extent of, any previously allocated losses;

   o third, to us to the extent of any cash previously distributed to us (or paid on our behalf) for the payment of a portion of our obligation to the New York State Department of Banking;

   o fourth, to us fifteen percent of any remaining income in each of the first three years after the effective date and ten percent thereafter;

   o fifth, until such time as the net interest margin securityholders are paid in full, to us an amount equal to the income from the excess cashflow certificates that relate to and underlie the net interest margin owner trust certificate other than excess inclusion income;

   o sixth, to us to the extent of any cash previously distributed to us (or paid on our behalf) for the payment of the remainder of our obligation to the New York State Department of Banking; and

   o seventh, to the holders of the voting membership interests of Delta Funding Residual Exchange Company, LLC in proportion to their interests in Delta Funding Residual Exchange Company, LLC.

   In addition, as stated above, any gain recognized by Delta Funding Residual Exchange Company, LLC in the exchange will be allocated to the holders of its voting membership interests that surrendered notes with a fair market value in excess of basis in accordance with Section 704(c) of the Code.

   Based on the economic arrangement of the parties, the foregoing approach for allocating the income of Delta Funding Residual Exchange Company, LLC should be permissible under applicable Treasury regulations. However, even under this method of allocation, holders of voting membership interests of Delta Funding Residual Exchange Company, LLC may be allocated income in excess of the amount of cash available for current distribution. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of the membership interests, but such holders may be receiving their membership interests at different times and at different prices, holders of the membership interests may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by Delta Funding Residual Exchange Company, LLC.


   Moreover, due to the dearth of authority in this area, Stroock & Stroock & Lavan LLP is unable to provide us with an opinion that such an allocation would be respected and no assurance can be given that the IRS would not disagree with the foregoing allocation. In particular, the IRS could assert that the allocation of excess inclusion income to Delta Funding Residual Management, Inc. lacks "substantial economic effect" and require a portion of the excess inclusion income to be allocated to holders of the voting membership interests. If excess inclusion income were to be allocated to holders of the voting membership interests, Delta Funding Residual Exchange Company, LLC would be required to pay tax on the excess inclusion income allocated to "disqualified organizations" at the highest corporate tax rate. Moreover, holders of Delta Funding Residual Exchange Company, LLC's membership interests that are not disqualified organizations would not be able to offset their allocable share of the excess inclusion income with losses from other activities and any income allocated to a tax-exempt entity would be treated as unrelated business taxable income.


   An individual taxpayer's share of expenses of Delta Funding Residual Exchange Company, LLC, including its share of the owner trusts' fees to the servicer, but not interest expense, will be characterized as miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of the individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of Delta Funding Residual Exchange Company, LLC, other than interest, in determining his liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) three percent of the excess of adjusted gross income over the specified threshold amount, or (2) eighty percent of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the holder of Delta Funding Residual Exchange Company, LLC's membership interests being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of Delta Funding Residual Exchange Company, LLC. In the case of a partnership that has one hundred or more partners and elects to be treated as an "electing large partnership," seventy percent of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the two percent floor that would otherwise be applicable to individual partners. Delta Funding Residual Exchange Company, LLC does not intend to make such an election.

   Delta Funding Residual Exchange Company, LLC may make certain tax calculations relating to income and allocations to holders of Delta Funding Residual Exchange Company, LLC interests on an aggregate basis to the extent relevant. If the IRS were to require that the calculations be made separately for each asset of Delta Funding Residual Exchange Company, LLC the calculations may result in some timing and character differences under some circumstances.

 Section 708 Termination

   Under Section 708 of the Code, Delta Funding Residual Exchange Company, LLC will be deemed to terminate for federal income tax purposes if fifty percent or more of the capital and profits interests in Delta Funding Residual Exchange Company, LLC are sold or exchanged within a twelve-month period. If a termination occurs under Section 708 of the Code, Delta Funding Residual Exchange Company, LLC will be considered to contribute its assets to a new Delta Funding Residual Exchange Company, LLC, which would be treated as a new partnership, in exchange for membership interests in the new Delta Funding Residual

Exchange Company, LLC. The original Delta Funding Residual Exchange Company, LLC will then be deemed to distribute the membership interests in the new Delta Funding Residual Exchange Company, LLC to each of the owners of the original Delta Funding Residual Exchange Company, LLC in liquidation of the original Delta Funding Residual Exchange Company, LLC. Delta Funding Residual Exchange Company, LLC will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, Delta Funding Residual Exchange Company, LLC may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, Delta Funding Residual Exchange Company, LLC might not be able to comply with these requirements due to lack of data.


 Disposition of Delta Funding Residual Exchange Company, LLC Membership
Interests


   In the opinion of Stroock & Stroock & Lavan LLP, capital gain or loss, generally, will be recognized on a sale of the membership interests of Delta Funding Residual Exchange Company, in an amount equal to the difference between the amount realized and the seller's tax basis in the membership interests sold. Any gain or loss would be long-term capital gain or loss if the holder of the membership interests has held such interests for more than one year. A holder's tax basis in the membership interests of Delta Funding Residual Exchange Company, LLC generally will equal such holder's tax basis in the notes surrendered in the exchange, decreased by an amount equal to the lesser of (A) Delta Funding Residual Exchange Company, LLC's basis in the shares of preferred stock and common stock of Delta Funding Residual Management, Inc. distributed to such holder and (B) such holder's basis in the notes surrendered and further decreased by any distributions received by or losses allocated to such holder with respect to the membership interests and increased by the holder's allocable share of Delta Funding Residual Exchange Company, LLC income. In addition, both the holder's tax basis in Delta Funding Residual Exchange Company, LLC interests and the calculation of the amount realized on a sale of such membership interests would include such holder's share, determined under Treasury Regulations, of any notes and other liabilities of Delta Funding Residual Exchange Company, LLC. A holder acquiring membership interests at different prices will generally be required to maintain a single aggregate adjusted tax basis in its membership interests and, upon a sale or other disposition of some of the such membership interests, allocate a portion of the aggregate tax basis to the membership interests sold, rather than maintaining a separate tax basis in each membership interest for purposes of computing gain or loss on a sale of that membership interest.


   If a holder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of Delta Funding Residual Exchange Company, LLC that exceeds the aggregate cash distributions received with respect to Delta Funding Residual Exchange Company, LLC, the excess will generally give rise to a capital loss upon the retirement of the membership interests.

 Allocations Between Transferors and Transferees

   In general, Delta Funding Residual Exchange Company, LLC's taxable income and losses will be determined quarterly and the tax items for a particular calendar month will be apportioned among the holders of voting membership interests of Delta Funding Residual Exchange Company, LLC in proportion to their capital accounts as of the close of the last day of the applicable month. As a result, a holder purchasing voting membership interests may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

   The use of a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of Delta Funding Residual Exchange Company, LLC might be reallocated among the holders of its voting membership interests. Delta Funding Residual Exchange Company, LLC's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

 Section 731 Distributions

   In the case of any distribution to a holder of Delta Funding Residual Exchange Company, LLC's membership interests, no gain will be recognized by that holder provided that the amount of money distributed to such holder does not exceed the holder's adjusted tax basis in its membership interests. To the extent that the amount of money distributed exceeds that holder's adjusted tax basis, gain will be currently recognized. In the case of any distribution to a holder, no loss will be recognized except in certain cases upon a distribution in liquidation of a holder's membership interests. Any gain or loss recognized by a holder on a distribution generally will be capital gain or loss.

 Section 754 Election

   If a holder sells its membership interests of Delta Funding Residual Exchange Company, LLC at a profit (or loss), the purchaser will have a higher (or lower) basis in the membership interests than the seller had. The tax basis of Delta Funding Residual Exchange Company, LLC's assets will not be adjusted to reflect that higher (or lower) basis unless Delta Funding Residual Exchange Company, LLC were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, Delta Funding Residual Exchange Company, LLC currently does not intend to make an election under Section 754 of the Code. As a result, purchasers of its membership interests might be allocated a greater or lesser amount of Delta Funding Residual Exchange Company, LLC income than would be appropriate based on their purchase price.

 Administrative Matters

   Delta Funding Residual Management, Inc. is required to keep or cause to be kept complete and accurate books of Delta Funding Residual Exchange Company, LLC. Delta Funding Residual Management, Inc. will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of Delta Funding Residual Exchange Company, LLC and will report each holder's allocable share of items of Delta Funding Residual Exchange Company, LLC income and expense to the holders and the IRS on Schedule K-1. Delta Funding Residual Management, Inc. will provide the Schedule K-1 information to nominees that fail to provide Delta Funding Residual Exchange Company, LLC with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the membership interests of Delta Funding Residual Exchange Company, LLC. Generally, holders must timely file tax returns that are consistent with the information return filed by Delta Funding Residual Exchange Company, LLC or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

   Under Section 6031 of the Code, any person that holds membership interests of Delta Funding Residual Exchange Company, LLC as a nominee at any time during a calendar year is required to furnish Delta Funding Residual Exchange Company, LLC with a statement containing specific information on the nominee, the beneficial owners and the membership interests so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

   o the name, address and identification number of such person,

   o whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

   o particular information on membership interests that were held, bought or sold on behalf of the person throughout the year.

   In addition, brokers and financial institutions that hold membership interests through a nominee are required to furnish directly to Delta Funding Residual Exchange Company, LLC information as to themselves and their ownership of the membership interests. A clearing agency registered under
Section 17A of the Exchange Act is not required to furnish any information statement to Delta Funding Residual Exchange Company, LLC. The information referred to above for any calendar year must be furnished to Delta Funding Residual Exchange Company, LLC on or before the following January 31. Nominees, brokers and financial institutions that fail to provide Delta Funding Residual Exchange Company, LLC with the information described above may be subject to penalties.

   Delta Funding Residual Management, Inc. will be designated as the tax matters partner for Delta Funding Residual Exchange Company, LLC and, as such, will be responsible for representing the holders of Delta Funding Residual Exchange Company, LLC's membership interests in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of Delta Funding Residual Exchange Company, LLC's membership interests by the appropriate taxing authorities could result in an adjustment of the returns of the holders of the membership interests, and, under some circumstances, a holder may be precluded from separately litigating a proposed adjustment to the items of Delta Funding Residual Exchange Company, LLC. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of Delta Funding Residual Exchange Company, LLC.

   A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Delta Funding Residual Exchange Company, LLC will not elect to apply the simplified flow-through reporting system.

Taxation of Holders of Shares of Common Stock of Delta Funding Residual Management, Inc.

 Dividends on the Shares of Common Stock


   In the opinion of Stroock & Stroock & Lavan LLP, the tax consequences associated with receiving dividends on the shares of common stock are substantially similar to those described above in "Dividends on Our Preferred Stock." Thus, dividends, whether paid in cash or in property (other than with additional shares of common stock), that are paid out of the current or accumulated earnings and profits (as determined for United States federal income tax purposes) of Delta Funding Residual Management, Inc. will be includable as ordinary income by a holder of the shares of the common stock when received or accrued in accordance with such holder's method of accounting. The amount of each such dividend will equal the amount of cash or the fair market value of the property received by the holder. To the extent a holder receives a dividend that exceeds current or accumulated earnings and profits, the dividend will be treated first as a non-taxable return of capital that reduces the holder's adjusted tax basis in the shares of common stock to the extent of such basis and thereafter as taxable gain from the sale or exchange of the shares of common stock.

   For rules relating to the availability of the dividends received deduction and the application Code Section 1059 see "Dividends on Our Preferred Stock" above.


 Disposition of the Shares of Common Stock


   In the opinion of Stroock & Stroock & Lavan LLP, any sale, exchange, redemption (except as discussed below) or other disposition of the shares of common stock generally will result in a holder of such shares recognizing taxable gain or loss in an amount equal to the difference between the amount of cash or the fair market value of other property received in exchange for the shares and the holder's adjusted tax basis in the shares of common stock. The aggregate adjusted tax basis of the shares of common stock in the hands of a holder generally will equal the adjusted tax basis of such shares in the hands of Delta Funding Residual Exchange Company, LLC at the time of the exchange. Any gain or loss recognized on a disposition of the shares of common stock will be a capital gain or loss and will be a long-term capital gain or loss if the holder's holding period with respect to such shares of common stock is more than one year. In addition, any cash received in payment of declared but unpaid dividends will be taxed as a dividend in accordance with the treatment described above in "Dividends on the Shares of Common Stock."


   In certain cases, a redemption of the shares of common stock may be treated as a dividend, rather than as a payment in exchange for such stock. In such event, the redemption payment will be treated as ordinary dividend income to the extent such payment is made out of current or accumulated earnings and profits. The determination of whether a redemption payment is properly treated as a dividend rather than as a payment in exchange for the shares of common stock will depend on whether and to what extent the holder's percentage stock ownership interest in Delta Funding Residual Management, Inc. is reduced (taking into account certain constructive ownership rules).

Tax Consequences to Us

 COD and Potential Gain Recognition


   We will be required to realize cancellation of debt, or COD, income as a result of the exchange offer if, and to the extent, the outstanding balance (principal plus accrued but unpaid interest) of the notes exceeds the sum of the cash and the fair market value of the preferred stock and other assets delivered in exchange. Because we expect that the cash and the fair market value of the preferred stock and other assets received in the exchange will approximately equal the outstanding balance of the notes surrendered, we do not expect to realize significant COD income, if any. However, because of the factual nature of this issue, Stroock & Stroock & Lavan LLP is not able to provide us with an opinion to this effect.


   If we realize any COD income, unless the exchange occurs in a proceeding under Chapter 11 or unless we can establish that we are "insolvent" (i.e., our liabilities exceed the fair market value of our assets), we will be required to include such income in our gross income for federal income tax purposes. In that case, subject to the alternative minimum tax, or AMT, and potential
Section 382 limitations, discussion below, such income will be offset by any available net operating loss carryovers or by losses incurred in the taxable year of the exchange.


   In addition, in the opinion of Stroock & Stroock & Lavan LLP, we will recognize the gain or loss, if any, in the mortgage related assets upon their exchange. Such gain or loss will be equal to the difference between our tax basis in the mortgage related assets and their fair market values. However, any such gain will be offset by any available net operating loss carryovers (except for any AMT) or by losses incurred in the taxable year of the exchange, subject to potential Section 382 limitations.


 AMT

   For any taxable year, our federal income tax liability equals the greater of
(a) the regular tax computed at standard corporate rates on taxable income and
(b) the AMT computed at a 20 percent rate on alternative minimum taxable income, or AMTI, (as defined in Section 55 of the Code). In computing our regular federal income tax liability, all of the income recognized in a taxable year may be offset by net operating loss carryovers (to the extent permitted under Section 382 of the Code). Conversely, for purposes of computing AMTI, net operating loss carryovers (as determined for AMT purposes) may not offset more than ninety percent of our pre-net operating loss AMTI. Thus, we will be required to pay federal income tax at an effective rate of at least two percent on our pre-net operating loss AMTI, if any, regardless of the amount of our net operating loss carryovers. To the extent our AMT liability exceeds our regular tax liability for any taxable year, the excess may be carried forward as a credit against our regular tax liability in subsequent years.

 Section 382

   We estimate that our net operating loss carryovers for regular tax purposes were approximately $63 million as of December 31, 2000. These net operating loss carryovers remain subject to examination by the IRS, and will be reduced if and to the extent we realize any COD income as a result of the exchange. In addition, these net operating loss carryovers may be subject to limitation under Section 382 of the Code.


   Under Section 382 of the Code, if the exchange results in an "ownership change," our use of our net operating loss and certain other tax attribute carryovers and certain built-in losses and deductions (collectively, "tax attributes") generally will be limited to an amount equal to the fair market value of our capital stock immediately prior to the ownership change (i.e., prior to the issuance of the preferred stock in the exchange) multiplied by the "long-term tax exempt rate" (5.01% for the month of July) for the month the exchange occurs. We believe it is unlikely that the exchange will result in an ownership change. However, such a determination is a factual question and, therefore, Stroock & Stroock & Lavan LLP is unable to provide us with an opinion to this effect and there can be no assurances that the IRS will agree that no ownership change has occurred. If it is determined that an ownership change did, in fact, occur, our ability to use our net operating loss carryovers and certain other tax attributes will be significantly limited.


Retention of Notes; Adoption of Proposed Amendments


   The United States federal income tax consequences of the adoption of the proposed amendments to the indenture governing the senior secured note to a noteholder that does not participate in the exchange offer and chooses to retain its notes depends on whether the adoption of the proposed amendments will cause a significant modification of the retained notes under Treasury regulations relating to the modification of debt instruments. In the opinion of Stroock & Stroock & Lavan LLP, the adoption of the proposed amendments would be treated as a significant modification of the notes, and accordingly, the retention of the notes as modified by the proposed amendments should constitute a taxable event. Accordingly, a noteholder that does not participate in the exchange offer will recognize gain or loss in an amount equal to the difference between the issue price of the modified notes and such holder's adjusted tax basis in the old notes.


Backup Withholding

   Payments received in the exchange offer and dividends paid on, or the proceeds of a sale, exchange, or redemption of, our preferred stock, the membership interest of Delta Funding Residual Exchange Company, LLC or the shares of common stock of Delta Funding Residual Management, Inc. may be subject to backup withholding at a rate of thirty-one percent unless, in general, such holder is an exempt recipient or provides the payor with a taxpayer identification number. (This rate will be reduced to 30.5% effective August 7, 2001, and further reduced gradually to twenty-eight percent by the year 2006). Backup withholding is not an additional tax. Any amount so withheld may be credited against the holder's United States federal income tax liability or refunded by the IRS.

                                 LEGAL MATTERS

   Certain legal matters with respect to the validity of the issuance of our preferred stock, the membership interests of Delta Funding Residual Exchange Company, LLC and the shares of common stock of Delta Funding Residual Management, Inc. and tax matters will be passed upon for us by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP has acted as counsel for us in connection with the exchange offer. Stroock & Stroock & Lavan LLP has from time to time represented, and may continue to represent, us and certain of our affiliates in connection with certain legal matters.

                                    EXPERTS

   Our consolidated financial statements as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, or a solicitation of an offer to buy, any of the notes to any person or by anyone in any jurisdiction where it is unlawful. Neither the delivery of this prospectus nor any sale using the prospectus shall, under any circumstances, create any implication that the information contained in this document or that we have referred you to is correct after the date hereof or that there has been no change in our affairs since the date hereof.

                      WHERE YOU CAN FIND MORE INFORMATION

   We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with the Exchange Act, we file reports and other information with the Securities and Exchange Commission. Such reports and other information can be read and copies obtained at the SEC's Public

Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports and information statements and other information regarding issuers that file electronically with the SEC, ourselves included.

   We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the offering of our preferred stock, the membership interests of Delta Funding Residual Exchange Company, LLC and the shares of common stock of Delta Funding Residual Management, Inc. This prospectus does not contain all of the information in the registration statement. You will find additional information about us, our preferred stock, Delta Funding Residual Exchange Company, LLC, its membership interests, Delta Funding Residual Management, Inc. and its common stock in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC.

   This prospectus is accompanied by a copy of our latest annual report on Form 10-K/A for the period ended December 31, 2000 and a copy of our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001 which contain additional information about us.

   Delta Funding Residual Exchange Company, LLC has not issued any securities prior to the exchange offer, except to us in exchange for shares of our preferred stock, which will convert into a non-voting membership interest upon completion of the exchange offer.

   Delta Funding Residual Management, Inc. has not issued any securities prior to the exchange offer, except to us in exchange for shares of our preferred stock, which will convert into a non-voting membership interest upon completion of the exchange offer.

   Prior to or following completion of the exchange offer, we will file a request for no-action relief for each of Delta Funding Residual Exchange Company, LLC and Delta Funding Residual Management, Inc. seeking an exemption from the reporting requirements of the Exchange Act. If our request for no-action relief is granted, Delta Funding Residual Exchange Company, LLC and Delta Funding Residual Management, Inc. each will covenant to provide all information to securityholders required pursuant to Rule 144A(d)(4) as in effect on the date of this prospectus.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

   This prospectus incorporates documents, including important business and financial information, by reference that are not part of this prospectus or delivered with this prospectus. This means that we are disclosing important information to you by referring you to those documents. You should be aware that information in a document incorporated by reference may have been modified or superseded by information that is included in other documents that were filed at a later date and which are also incorporated by reference or included in this prospectus.

   We have filed the following documents with the SEC and they are incorporated herein by reference:

   o our Registration Statement on Form-8-A (SEC File No. 001-12109) containing a description of our common stock;

   o our annual report on Form 10-K/A for the year ended December 31, 2000 (SEC File No. 001-12109);

   o our quarterly report on Form 10-Q/A for the quarterly period ended March 31, 2001 (SEC File No. 001-12109); and

   o our current reports on Form 8-K filed January 10, 2001, March 2, 2001, and March 22, 2001 (SEC File No. 001-12109).

   All documents and reports filed by us with the SEC after the date of this prospectus and before the termination of the offering of our preferred stock, the membership interests of Delta Funding Residual

Exchange Company, LLC and the shares of common stock of Delta Funding Residual Management, Inc. shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   We will provide without charge, upon written or oral request, to each person to whom a copy of this prospectus is delivered, a copy of any of our documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) incorporated by reference herein.

                           FORWARD-LOOKING STATEMENTS

   This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's beliefs and assumptions, based on information currently available to management and are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, the information concerning our possible or assumed future results of operations set forth under:

   o "Risk Factors;"

   o "The Exchange Offer;"

   o "Considerations for Noteholders Who Elect Not to Participate in the Exchange Offer;" and

   o "United States Federal Income Tax Consequences of the Exchange Offer"

preceded by, followed by, or that include, the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

   Forward-looking statements are not guarantees of performance. Our future results may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Holders of the notes are cautioned not to put undue reliance on any forward-looking statement.

   Holders of the notes should understand that the following important factors, in addition to those discussed, could affect our future operating results and could cause results to differ materially from those expressed in such forward-looking statements:

   o changes in economic conditions and increases in interest rates;

   o increased competition in the sub-prime lending industry;

   o our substantial leverage and our ability to service our debt; and

   o changes in laws or regulations, third party relations and approvals and decisions of courts, regulations and governmental bodies.

   Further, we operate in an industry sector where security values, like the values of the excess cashflow certificates, which are comprised of the excess cashflow certificates, the net interest margin owner trust certificate and the non-performing owner trust certificate, may be volatile and may be influenced by economic and other factors beyond our control.

                                    ANNEX A
                            THE PROPOSED AMENDMENTS


   Holders of senior secured notes who desire to participate in the exchange offer must tender their senior secured notes and deliver their letter of transmittal and consent to the proposed amendments prior to 5:00 p.m. New York City time on the expiration date. No holder of senior secured notes may participate in the exchange offer without consenting to the proposed amendments, either affirmatively or in the form of a consent to the proposed amendments contained in the letter of transmittal and consent. The proposed amendments, if approved, will be contained and reflected in a supplemental indenture.

1. Senior Secured Note Indenture.

   The following is a description of the proposed amendments to certain restrictive covenants, certain of the event of default provisions and certain other provisions of the indenture governing the senior secured notes, as amended to be made effective in accordance with Article Nine of the indenture.

   If the proposed amendments become effective, the provisions set forth in the form of italicized clauses below will be deleted from the indenture. The proposed amendments also would delete those definitions from the indenture that are used only in provisions that would be eliminated as a result of the elimination or modification of the following provisions, and cross-references to provisions in the indenture that have been deleted as a result of the proposed amendments will be revised to reflect such deletions.

   The provisions of the indenture, reprinted below, are qualified in their entirety by reference to the indenture. Capitalized terms that are used but not otherwise defined in this paragraph 1 of Annex A have the same meanings as set forth in the indenture.

   If the proposed amendments become effective, the following sections of the indenture will be eliminated:

A. From the Indenture:

   PREAMBLE

   The Company has duly authorized the creation of an issue of the Senior Notes (as defined) and the Subsidiary Guarantees (as defined), and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. [delete: The Senior Notes and certain of the Subsidiary Guarantees will be secured by a lien and security interest in the Collateral (as defined) maintained with the Collateral Agent (as defined) pursuant to the terms of the Collateral Agreements (as defined).] The Senior Notes will be jointly and severally guaranteed, on an unconditional senior secured basis, by the Subsidiary Guarantors (as defined). All things necessary to make the Senior Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and the Subsidiary Guarantors and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors, have been done.

 SECTION 4.02  Maintenance Of Office Or Agency

   [delete: The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-Registrar) where Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

   The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

   The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.]

 SECTION 4.03  Reports.

   [delete: Whether or not required by the rules and regulations of the SEC, so long as any of the Senior Notes are outstanding, the Company will furnish to the Holders of the Senior Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and the consolidated Subsidiaries of the Company (showing in reasonable detail, either on the face of the financial statements or in the notes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, if applicable, the financial condition and results of operations of the Company and its Restricted Subsidiaries separately from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Delivery of quarterly information shall be made within 45 days of the end of each quarter. Delivery of annual information shall be made within 90 days of the end of each fiscal year.

   With respect to the delivery of the annual information only and within 90 days of the end of each fiscal year, the Company shall cause KPMG LLP (or such other firm of internationally recognized accountants as is then retained by the Company as its independent auditors) to issue an agreed-upon procedures report comparing the methodology and assumptions utilized by the Company and its Subsidiaries in determining the book value of the Residual Receivables owned by the Company or any of its Subsidiaries to the requirements of Section
4.17 of this Indenture and to historical and available industry data during the audit period.

   Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).]

 SECTION 4.04  Compliance Certificate.

   [delete: (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (which ends on December 31 of each year), commencing December 31, 2000, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each of its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

   (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, and so long as the Company's independent public accountants agree, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

   (c) The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, as soon as possible and in any event within five days after any Officer of the Company becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default what action the Company is taking or proposes to take with respect thereto.]

 SECTION 4.05  Taxes.

   [delete: The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not reasonably expected to be adverse in any material respect to the Holders of the Senior Notes.]

 SECTION 4.06  Stay, Extension And Usury Laws.

   [delete: The Company and each of the Subsidiary Guarantors covenants (to the extent that they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted. The Company and each of the Subsidiary Guarantors hereby agree that this Indenture contains the terms and provisions of a workout agreement. The Company and each of the Subsidiary Guarantors also agrees that the Collateral, consisting primarily of the pledge to the Collateral Agent of the ownership interest in the Residual Collateral Trusts, the principal assets of which are Residual Receivables, will rapidly and materially diminish in value in the event of a bankruptcy filing unless servicing of such Residual Receivables previously has been or is implemented immediately by the Back-Up Servicer under the Back-Up Servicing Agreements. As a material incentive for the Holders and Beneficial Holders, the Company and each of the Subsidiary Guarantors hereby agree that they consent to and will not contest or seek to delay the grant of relief (including the request for immediate relief on an emergency basis) requested in any motion for relief from stay, filed by the Holders, the Beneficial Holders, the Collateral Agent or the Trustee, in a bankruptcy case (whether under Chapters 7 or 11 of the Bankruptcy Code and whether a voluntary or involuntary case) of any of The Company or the Subsidiary Guarantors, seeking relief from the automatic stays under Section 362(a) of the Bankruptcy Code to the extent necessary to foreclose upon and sell the ownership interest in the Residual Collateral Trusts or either of them or to put in place a new servicer, whether under the Back-Up Servicing Agreements or otherwise, and for any related relief, or any similar request for relief in any other insolvency proceeding. The Holders, the Beneficial Holders, the Collateral Agent and the Trustee shall have the right to specific performance of this provision from the bankruptcy court or other court supervising such an insolvency proceeding.]

 SECTION 4.07  Restricted Payments.

   [delete: The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Owner Trust Certificates (including, without limitation, any payment in connection with any merger or consolidation involving the Company) other than dividends or other payments or distributions payable in Owner Trust Certificates (other than Disqualified Stock) of the Company or dividends or other payments or distributions payable to the Company or any Wholly-Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Owner Trust Certificates of the Company (other than any such Owner Trust Certificates owned by any Wholly-Owned Restricted Subsidiary of the Company) or any direct or indirect parent of the Company; (iii) make any principal payment on or with respect to, purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes or any Subsidiary Guarantee (other than intercompany Indebtedness payable to the Company or a Restricted Subsidiary by any Restricted Subsidiary), except at its stated maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

      (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

      (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in Section 4.09(a) hereof; and

      (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date is less than the sum of (i) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Owner Trust Certificates of the Company (other than Disqualified Stock) or of Disqualified Stock or Indebtedness represented by securities of the Company that have been converted into such Owner Trust Certificates (other than Owner Trust Certificates (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or other Indebtedness represented by securities that have been converted into Disqualified Stock); plus (ii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash the cash return of capital with respect to such Restricted Investment (less the sum of (x) the cost of disposition, if any, plus (y), if a portion of such Restricted Investment included a Permitted Investment, the amount of such Permitted Investment).

      Notwithstanding the foregoing, the Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Owner Trust Certificates that are issued and outstanding as of the Issue Date (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than dividends or other payments or distributions payable in Owner Trust Certificates (other than Disqualified Stock) of the Company or dividends or other payments or distributions payable to the Company or any Wholly-Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Owner Trust Certificates of the Company that are issued and outstanding as of the Issue Date (other than any such Owner Trust Certificates owned by any Wholly-Owned Restricted Subsidiary of the Company) or any direct or indirect parent of the Company issued and outstanding as of the date of this Indenture; and (iii) take any of the actions specified in clauses (i) or (ii) of this paragraph with respect to Owner Trust Certificates issued after the Issue Date and owned by the Miller Stockholders unless the issuance and terms of such Owner Trust Certificates and such action have been approved by a majority of the independent members of the Board of Directors, whose resolution shall be delivered to the Trustee.

      The provisions of this Section 4.07 shall not prohibit the following Restricted Payments:

      (i) the payment of any dividend not prohibited by the immediately preceding paragraph, within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture (including this Section 4.07);

      (ii) the payment of principal on, or purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Owner Trust Certificates of the Company (other than Disqualified Stock); provided, that the amount of any such net cash proceeds from any such sale of Owner Trust Certificates that are utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause
   (c)(ii) of the preceding paragraph;

      (iii) advances to a Securitization Trust required to be made by the Company or any Restricted Subsidiary (in its capacity as the holder of the residual interest in such trust) if such advances rank senior in right of payment to all other interests in, and Indebtedness of, such trust; and

      (iv) the making and consummation of any offer to repurchase any Indebtedness upon the occurrence of a change of control under and as defined in the documents governing such Indebtedness; provided, that in connection with Indebtedness incurred after the Original Issue Date, the definition of "change of control" is the same in all material respects as the definition of "Change of Control" set forth in this Indenture and payments pursuant thereto are not required to be made prior to the date on which the Change of Control Payment is required to be made under this Indenture and, with respect to any Indebtedness subordinated in right of payment to the Senior Notes, no sooner than 30 days after the date such Change of Control Offer is required to be made.

   The Board of Directors may designate any Restricted Subsidiary not in existence on the Issue Date to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

   The amount of all Restricted Payments other than cash shall be the Fair Market Value (evidenced by an Officers' Certificate on the date of the Restricted Payment) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash Restricted Payment in excess of $1.0 million shall be determined by the Board of Directors in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such Fair Market Value exceeds $10.0 million. In addition, in the case of any non-cash Restricted Payment which will be received in whole or in part by the Miller Stockholders, the Board Resolution determining the Fair Market Value thereof shall require the approval of a majority of the independent members of the Board of Directors, whose Resolution shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.07 were computed.]

 SECTION 4.08  Dividend And Other Payment Restrictions Affecting Subsidiaries.

   [delete: The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to
(i)(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) agreements relating to Indebtedness as in effect as of the Original Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions (including additional Warehouse Facilities), replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the agreements relating to Indebtedness as in effect on the Original Issue Date, (b) applicable law, (c) any instrument governing Acquired Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Debt was incurred or such Capital Stock was issued or its terms amended in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person or the property or assets of the Person, so acquired, provided that such Person is not taken into account in determining on a pro forma basis whether such acquisition subject to such Acquired Debt was permitted by the terms of this Indenture, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (f) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, and (g) this Indenture, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements.]

 SECTION 4.09  Incurrence Of Indebtedness And Issuance Of Preferred Stock.

   [delete: (a) The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or issue Disqualified Stock, the Company shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock except for preferred stock issued to and held by the Company or any Wholly-Owned Restricted Subsidiary of the Company and each Residual Collateral Trust shall not, and the Company shall not permit any Residual Collateral Trust to issue any shares of preferred stock; provided, however, that the Company or any Subsidiary Guarantor (other than the Residual Collateral Trusts) may incur Indebtedness (including Acquired
Debt) or issue Disqualified Stock and any Subsidiary Guarantor (other than the Residual Collateral Trusts) may issue preferred stock if, on the date of such incurrence or issuance and after giving effect thereto, the Consolidated Leverage Ratio does not exceed 2.0 to 1.0.

   (b) The foregoing provisions will not apply to:

      (i) the incurrence by the Company or any Restricted Subsidiary (other than the Residual Collateral Trusts) of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $15.0 million in the aggregate since the Original Issue Date;

      (ii) the existence of Warehouse Facilities, regardless of amount, and the incurrence of Permitted Warehouse Debt by the Company or any of its Restricted Subsidiaries (other than the Residual Collateral Trusts); provided, however, that to the extent any such Indebtedness of the Company or a Restricted Subsidiary of the Company ceases to constitute Permitted Warehouse Debt, to such extent such Indebtedness shall be deemed to be incurred by the Company or such Restricted Subsidiary of the Company, as the case may be, at such time;

      (iii) the incurrence by the Company or any of its Restricted Subsidiaries (other than the Residual Collateral Trusts) of intercompany Indebtedness owing to the Company or any of its Restricted Subsidiaries; provided, however, that any Indebtedness of the Company to any Restricted Subsidiary is permitted by Section 4.07 hereof;

      (iv) the incurrence by the Company of Indebtedness represented by the Senior Notes and the incurrence by the Subsidiary Guarantors of the Subsidiary Guarantees;

      (v) Indebtedness of the Company and its Restricted Subsidiaries (other than the Residual Collateral Trusts) outstanding on the Original Issue Date;

      (vi) the incurrence by the Company or any of its Restricted Subsidiaries (other than the Residual Collateral Trusts) of Permitted Refinancing Indebtedness with respect to Indebtedness that was permitted by this Indenture to be incurred or that was outstanding at the Original Issue Date;

      (vii) the incurrence by the Company or any of its Restricted Subsidiaries (other than the Residual Collateral Trusts) of Hedging Obligations directly related to (w) Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted by this Indenture to be incurred, (x) Receivables held by the Company or a Restricted Subsidiary pending sale in a Securitization, (y) Receivables of the Company or a Restricted Subsidiary that have been sold pursuant to a Warehouse Facility; or (z) Receivables that the Company or a Restricted Subsidiary reasonably expects to purchase or commit to purchase, finance or accept as collateral; provided, however, that, in the case of each of the foregoing clauses (w) through (z), such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by the Company and its Restricted Subsidiaries on the Original Issue Date;

      (viii) the incurrence of Acquired Debt by the Company or any Subsidiary Guarantor (other than the Residual Collateral Trusts) in a principal amount not to exceed $15.0 million in the aggregate since the Original Issue Date that is without recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets (other than the Subsidiary Guarantor acquired subject to such Acquired Debt), and is not guaranteed by any such Person;

      (ix) the Guarantee by the Company or any of the Subsidiary Guarantors (other than the Residual Collateral Trusts) of the Indebtedness of the Company or another Subsidiary Guarantor that was permitted to be incurred by another provision of this Section 4.09;

      (x) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness (other than the Residual Collateral Trusts) secured by (A) Servicing Receivables (other than those on deposit in the Residual Collateral Trusts), (B) Residual Receivables (other than those on deposit in the Residual Collateral Trusts) or (C) the Capital Stock of Subsidiaries (other than the Residual Collateral Trusts or the other Subsidiary Guarantors) substantially all of the assets of which are Residual Receivables and/or Servicing Receivables;

      (xi) the incurrence by the Company and the Subsidiary Guarantors (other than the Residual Collateral Trusts) of Indebtedness in an aggregate principal amount at any time outstanding not to exceed $10.0 million;

      (xii) (A) the incurrence by an Unrestricted Subsidiary of the Company of Non-Recourse Debt (including, without limitation, Non-Recourse Debt that would constitute Permitted Warehouse Debt if incurred by a Restricted Subsidiary of the Company); provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of the Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary and (B) the issuance by an Unrestricted Subsidiary of the Company of preferred stock; and

      (xiii) the Guaranteed Obligations and the Collateral securing the same.

   (c) The Company shall not, and shall not permit any Subsidiary Guarantor to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated to the Senior Notes, or the Subsidiary Guarantee of such Subsidiary Guarantor (as applicable), on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured or of limited recourse.

   (d) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xii) of Section 4.09(b) above or is entitled to be incurred pursuant to Section 4.09(a), the Company shall, in its sole discretion, classify such item of Indebtedness in any manner than complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 4.09(a).]

 SECTION 4.10  Transactions With Affiliates.

   [delete: The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing an "Affiliate Transaction"); provided that Affiliate Transactions shall not include (A) any employment agreement, stock option, employee benefit, indemnification, compensation (including the payment of reasonable fees to Directors of the Company or its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries), business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary and consistent with past practice, or if not consistent with past practice, approved by a majority of the independent members of the Board of Directors whose resolution shall be delivered to the Trustee, (B) transactions between or among the Company and/or its Restricted Subsidiaries (other than the Canadian Subsidiaries) not otherwise prohibited by this Indenture, (C) transactions constituting a Permitted Investment in the Canadian Subsidiaries permitted by clause (a) of the definition of Permitted Investments and transactions between the Canadian Subsidiaries not otherwise prohibited by this Indenture, (D) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries or for advance payment of employee benefits (including, without limitation, prefunding of any severance obligations), but in any event not to exceed $500,000 in aggregate principal amount outstanding to all such persons at any one time, (E) Restricted Payments other than Restricted Investments that are permitted by Section 4.07 hereof, (F) Securitizations and (G) sales, transfers and other dispositions of Residual Receivables and Servicing Receivables, provided that after the consummation thereof, the Company is in compliance with Section 4.17.]

 SECTION 4.11  Liens.

   [delete: The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens. Notwithstanding any provision in this Indenture to the contrary, the entry from time to time by the Company or one or more of the Subsidiary Guarantors with Ocwen Federal Bank, FSB, or its affiliates, successors or assigns (the "Sub-Servicer") into one or more sub-servicing agreements pursuant to which the Sub-Servicer will act as servicer of Receivables and which will be terminable at the election of the Company or a Subsidiary Guarantors for any reason (with payment of specified fees and penalties) on not more than 90 days' prior written notice shall not be deemed a breach of this Section 4.11 or any other provision of this Indenture.]

 SECTION 4.12  Business Activities.

   [delete: The Company and each Restricted Subsidiary shall not, and the Company shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.]

 SECTION 4.13  Payments For Consent.

   [delete: Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any of the Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Senior Notes or any Subsidiary Guarantee unless such consideration is offered to be paid or is paid to all Holders of Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.]

 SECTION 4.14  Corporate Existence.

   [delete: Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.]

 SECTION 4.15  Offer To Repurchase Upon Change Of Control.

   [delete: (a) Upon the occurrence of a Change of Control, each Holder of the Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Senior Notes on the date specified in such notice, which date shall be no earlier than the earliest date permitted under Rule 14e-1 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

   (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all the Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of the Senior Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

   (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer and purchases all the Senior Notes validly tendered and not withdrawn under such Change of Control Offer.]

 SECTION 4.16  Additional Subsidiary Guarantees.

   [delete: If the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture, then the Company shall cause such newly acquired or created Subsidiary to execute a Subsidiary Guarantee and deliver an Opinion of Counsel, in accordance with the terms of this Indenture, except this Section 4.16 shall not apply to any Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture and are prohibited by contract or by their organizational documents from executing a Subsidiary Guaranty for so long as they continue to constitute Unrestricted Subsidiaries and remain subject to such prohibitions. In addition, the Company or its Subsidiary, as applicable, shall enter into a Pledge Agreement with respect to all of the Owner Trust Certificates of any such newly formed or acquired Subsidiary which is required to execute a Subsidiary Guarantee in accordance with this Section. Without limiting the foregoing, Securitization Trusts shall not be obligated to enter into a Subsidiary Guaranty.]

 SECTION 4.17  Maintenance of Residual Receivables Pending Exchange Offer.

   [delete: The Company, Delta Funding and DF Special Holdings shall cause all Residual Receivables owned as of March 15, 2001 by the 2000-1 Trust and the 2000-2 Trust to remain owned by such Trusts until the consummation of the Exchange Offer (other than (i) the release and transfer to DF Special Holdings from the 2000-1 Trust of the Residual Receivables set forth on Schedule 4.17(A) and the deposit by DF Special Holdings into the 2000-1 Trust of the Residual Receivables set forth on Schedule 4.17(B) and (ii) the release and transfer to Delta Funding from the 2000-2 Trust of the Residual Receivables set forth on Schedule 4.17(C) and the deposit by Delta Funding into the 2000-2 Trust of the Residual Receivables set forth on Schedule 4.17(D). Schedule 4.17(E) lists the underlying certificates for all Residual Receivables required to be maintained on deposit with the Residual Collateral Trusts in order to satisfy the requirements of the foregoing sentence.

   After giving effect to (i) the release and transfer to DF Special Holdings from the 2000-1 Trust of the Residual Receivables set forth on Schedule 4.17(A) and the deposit by DF Special Holdings into the 2000-1 Trust of the Residual Receivables set forth on Schedule 4.17(B) and (ii) the release and transfer to Delta Funding from the 2000-2 Trust of the Residual Receivables set forth on Schedule 4.17(C) and the deposit by Delta Funding into the 2000-2 Trust of the Residual Receivables set forth on Schedule 4.17(D), the Residual Receivables then remaining in the 2000-1 Trust and the 2000-2 Trust are and were free and clear of liens and had an aggregate unaudited book value of approximately $152 million as of December 31, 2000; included in such Residual Receivables are Senior Residual Receivables which had an aggregate book value of approximately $75 million as of December 31, 2000.

   For the purposes of this Section 4.17, the Company valued (i) Senior Residual Receivables using a discount rate of 12% and (ii) all other Residual Receivables using a discount rate of 18%. The other assumptions and methodology used by the Company in valuing Senior Residual Receivables and other Residual Receivables were those which are used by the Company in establishing the book value of such Senior Residual Receivables and other Residual Receivables in its annual audited consolidated financial statements prepared in accordance with GAAP consistently applied.

   The foregoing is collectively referred to as the Residual Receivable Maintenance Requirement.]

 SECTION 4.18  Liquidity Maintenance.

   [delete: The Company shall cause the amount of Unencumbered Liquid Assets to be equal to or greater than the amount of Unencumbered Liquid Assets required to be maintained by the Company pursuant to the then effective Warehouse Facilities.]

 SECTION 4.19  Back-Up Servicing Agreements.

   [delete: No later than March 15, 2001, Delta Funding will, at its own cost, enter into and thereafter at all times maintain in full force and effect the Back-Up Servicing Agreements with the Back-Up Servicer and satisfy on a timely basis all conditions with respect to the transfer of servicing thereunder when such conditions are capable of being satisfied. The Back-Up Servicing Agreements shall provide for mapping and monthly back-up of information relating to the mortgage loans underlying Residual Receivables created after 1996 for which Delta Funding or any Affiliate is the primary servicer. Delta Funding may cease such Back-Up Servicing Agreements at any time that the value of Unencumbered Liquid Assets equals or exceeds $40,000,000, as of the conclusion of any Business Day; provided, further, that if Delta Funding has ceased such Back-Up Servicing Agreements in accordance with the foregoing, Delta Funding shall reinstate such Back-Up Servicing Agreements as soon as practicable and in any event within thirty (30) days if Unencumbered Liquid Assets are less than $32,500,000 at the conclusion of any Business Day.]

 SECTION 4.20  Registration Rights.

   [delete: Upon the written request of the Holders holding a majority in interest of the Senior Notes then outstanding, the Company shall use reasonable commercial efforts to cause a registration statement covering the Senior Notes to be filed under the Exchange Act and to have such registration statement declared effective by the SEC.]

 SECTION 4.21  Leverage Ratio (Total Liabilities).

   [delete: The Company and the Subsidiary Guarantors, on a consolidated basis, will not permit the ratio of Total Adjusted Liabilities (excluding
Subordinated Indebtedness) to Adjusted Tangible Net Worth to exceed the greater of (A) 7.0 to 1.0 and (B) the ratio of Total Adjusted Liabilities to Adjusted Tangible Net Worth (if any) set forth in the then-effective Warehouse Facilities, as of any day.]

 SECTION 4.22  Leverage Ratio.

   [delete: The Company and the Subsidiary Guarantors, on a consolidated basis, will not permit the ratio of Adjusted Senior Indebtedness of the Company and the Subsidiary Guarantors as of the end of any fiscal quarter, to Tangible Net Worth as of the end of such fiscal quarter to exceed the greater of (A) 1.5 to
1.0 and (B) the ratio of Adjusted Senior Indebtedness to Tangible Net Worth
(if any) set forth in the then-effective Warehouse Facilities.]

 SECTION 4.23  Net Worth.

   [delete: The Company and the Subsidiary Guarantors, on a consolidated basis, will not, at any time, permit their consolidated Tangible Net Worth to be less than the greater of (A) $45,000,000 and (B) the Tangible Net Worth requirement (if any) set forth in the then-effective Warehouse Facilities.]

 SECTION 4.25 No Pledge or Sale of Residual Receivables or Other Assets after Default or Event of Default.

   [delete: From the date a Default or Event of Default has occurred until the date the Default or Event of Default is cured or waived, the Company shall not and shall not permit any of its Restricted Subsidiaries to sell, lease, securitize, transfer or assign or grant any new security interests or otherwise permit any new Liens (collectively, a "Disposition") to be placed on any of its Residual Receivables, Servicing Receivables, intellectual property, equipment, leasehold interests, real property or capitalized mortgage servicing rights, other than, following a Default and prior to the occurrence of an Event of Default, a Disposition of Residual Receivables, Servicing Receivables or other assets in the ordinary course of business which does not result in any additional Defaults and provided that the proceeds of such Disposition are used simultaneous with such Disposition to either cure the Default or for payment of the Senior Notes or other Guaranteed Obligations arising under the Senior Notes, this Indenture or the Collateral Agreements.]

 SECTION 4.26  Limitations on Asset Sales.

   [delete: The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Owner Trust Certificates issued or sold or otherwise disposed of.

   The Company or the Restricted Subsidiary, as the case shall be, shall apply an amount equal to 100% of such Net Proceeds in the permitted Business of the Company and the Restricted Subsidiaries or to payment of the Senior Notes or other Guaranteed Obligations. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily invest such Net Proceeds in items permitted under (a) or (b) in the definition of Permitted Investments.

   Notwithstanding the foregoing, the Company and each Restricted Subsidiary shall not and the Company shall not permit its Restricted Subsidiaries to consummate an Asset Sale which includes any Collateral or Capital Stock of the Canadian Subsidiaries not constituting Collateral.]

 SECTION 4.27  Flow of Residual Receivables.

   [delete: (a) DELETED.

   (b) On the Issue Date, Delta Funding shall deposit all Residual Receivables owned by it in the Delta Funding Residual Holding Trust 2000-2 Residual Collateral Trust.

   (c) On the Issue Date, DF Special Holdings shall deposit all Residual Receivables owned by it in the Delta Funding Residual Holding Trust 2000-1 Residual Collateral Trust.]

 SECTION 4.28  Notice of Default.

   [delete: If a Default or an Event of Default occurs and is continuing and if it is known to the Company or any Subsidiary Guarantor, the Company shall mail or cause to be mailed to each Holder notice of the uncured Default or Event of Default within five (5) Business Days after such Default or Event of Default first becomes known to the Company or any Subsidiary Guarantor.]

 SECTION 5.01  Merger, Consolidation Or Sale Of Assets.

   [delete: (a) The Company shall not consolidate, or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation, or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture, the Collateral Agreements and the Related Agreements pursuant to a supplemental indenture and other agreements in forms reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists;
(iv) each of the Subsidiary Guarantors confirms its obligations under the Subsidiary Guarantees, this Indenture, the Collateral Agreements and the Related Agreements pursuant to a supplemental indenture and other agreements in forms reasonably satisfactory to the Trustee; (v) the Trustee has received an Opinion of Counsel to the effect that all actions required to perfect any pledges or security interest on the Collateral have been taken and the requirements of clauses (i), (ii) and (iv) have been satisfied (assuming the Trustee's satisfaction); (vi) the Trustee has received an Officers' Certificate to the effect that all requirements of the Section have been satisfied; and (vii) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.09(a).

   (b) Notwithstanding Section 5.01(a), but subject to compliance with Section 5.01(a)(ii) (with respect to the Wholly-Owned Restricted Subsidiaries obligations), (iii), (iv), (v) and (vi), a Wholly-Owned Restricted Subsidiary of the Company may merge into the Company or another Wholly-Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor, provided that the Capital Stock of such surviving Person constitutes Collateral. Notwithstanding the foregoing, no Residual Collateral Trust may be sold, merged or otherwise consolidated with any other entity.]

 SECTION 5.02  Successor Corporation Substituted.

   Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company [delete: in accordance with Section 5.01 hereof], the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company) and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes [delete: except in the case of a sale of all of the Company's assets that meet the requirements of Section 5.01 hereof.]

 SECTION 6.01  Events Of Default.

   [delete: (c) the Company on any Restricted Subsidiary defaults in the payment of interest or principal under any of the Warehouse Facility (whether due at maturity, by acceleration or otherwise) and such default continues beyond the grace period (if any) provided in the applicable Warehouse Facility;

   (d) the Company fails to comply with any of the provisions of Section 4.07, 4.09, 4.11, 4.15, 4.17, 4.18, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27 or 5.01
hereof;

   (e) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Senior Notes and such failure to observe or perform remains uncured for 30 days (or, if the Company has failed to notify the Holders of a Default or an Event of Default as required by Section 4.28, that number of days equal to 30 days minus the number of days during which the Company is in Default of its obligation under Section 4.28) after notice to the Company by the Trustee or the Holders or Beneficial Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding;

   (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness under which there has been a Payment Default or, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more;

   (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company, any of its Restricted Subsidiaries (other than Continental Property Management Corp.), any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

   (h) the Company, any of its Restricted Subsidiaries (other than Continental Property Management Corp.), any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

      (i) commences a voluntary case,

      (ii) consents to the entry of an order for relief against it in an involuntary case,

      (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

      (iv) makes a general assignment for the benefit of its creditors,

   (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

      (1) grants relief in an involuntary case against the Company, any of its Restricted Subsidiaries, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary that results in such entity or entities becoming a debtor or debtors under the Bankruptcy Law;

      (2) appoints a Custodian of the Company, any of its Restricted Subsidiaries, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

      (3) orders the liquidation of the Company, any of its Restricted Subsidiaries, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

   (j) any Subsidiary Guarantee, Collateral Agreement or Related Agreement shall be held in any judicial proceeding to be invalid or unenforceable or shall cease for any reason to be in full force and effect or the Company or any Subsidiary Guarantor or any Person acting on behalf of the Company or any Subsidiary Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee, any Collateral Agreement or Related Agreement; or

   (k) the Company or any Restricted Subsidiary fails to observe or perform any material covenant, representation, warranty or agreement in any Collateral Agreement or any Related Agreement for 15 days after notice to the Company by the Trustee, the Collateral Agent, the Warrant Agent, the Owner Trustee, the Administrator, the Back-Up Servicer, or Holders or Beneficial Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding; or

   (l) the Company or any of its affiliates fails in a material way to perform any of the undertakings set forth in the Letter of Intent on or before August 31, 2001; or

   (m) the Company fails to conclude the Exchange Offer described in the Letter of Intent on or before August 31, 2001; or

   (n) Delta Funding fails to conclude the transfer of actual servicing for the entirety of the mortgage loans underlying Residual Receivables listed on
Schedule 4.17(E) to Ocwen Federal Bank, FSB on or before July 31, 2001.]

 SECTION 6.02  Acceleration.

   If any Event of Default [delete: (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof)] occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Upon any such declaration, the Senior Notes shall become due and payable immediately. [delete: Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs, all outstanding Senior Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Senior Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.]

   [delete: If an Event of Default occurs on or after August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Senior Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Senior Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Notes prior to such date, then, upon acceleration of the Senior Notes, an additional premium shall also become and be immediately due and payable in an amount equal to 5.750% of the principal amount to the date of payment that would otherwise be due but for the provisions of this sentence.]

 SECTION 10.01  Purposes for Which Meetings May Be Called.

   [delete: A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

   (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

   (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

   (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

   (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Senior Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.]

 SECTION 10.02  Manner of Calling Meetings.

   [delete: The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.01, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

   Any meeting of Holders shall be valid without notice if the Holders of all Senior Notes then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Senior Notes outstanding, and if the Company, the Subsidiary Guarantors and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.]

 SECTION 10.03  Call of Meetings by the Company or Holders.

   [delete: In case at any time the Company, pursuant to a Board Resolution or the Holders of not less than 10% in aggregate principal amount of the Senior Notes then outstanding shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Senior Notes in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.02.]

 SECTION 10.04  Who May Attend and Vote at Meetings.

   [delete: To be entitled to vote at any meeting of Holders, a Person shall
(a) be a registered Holder of one or more Senior Notes, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Senior Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Subsidiary Guarantors and their respective counsel.]

 SECTION 10.05 Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.

   [delete: Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Senior Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Senior Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Senior Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

   The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Holders as provided in Section 10.03, in which case the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Senior Notes represented at the meeting and entitled to vote.

   At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Senior Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Senior Notes challenged as not outstanding and ruled by the Trustee to be not outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairman of the meeting shall have no right to vote other than by virtue of Senior Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.02 or Section
10.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Senior Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.]

 SECTION 10.06  Voting at the Meeting and Record to Be Kept.

   [delete: The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Senior Notes or of their representatives by proxy and the principal amount of the Senior Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who cast proxies at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of the Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.02 or Section
10.03. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

   Any record so signed and verified shall be conclusive evidence of the matters therein stated.]

 SECTION 10.07 Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.

   [delete: Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Senior Notes.]

 SECTION 12.01  Collateral Agreements.

   [delete: The due and punctual payment of the principal of and interest on the Senior Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Senior Notes and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders of Senior Notes or the Trustee under this Indenture, the Senior Notes, the Subsidiary Guarantees and the Related Agreements, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Agreements which the Company and certain Subsidiaries have entered into simultaneously with the execution of this Indenture. Each Holder of Senior Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Agreements as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Collateral Agent agrees that it will not consent to any action or proposed action under any of the Related Agreements (except with respect to the release of the Remaining Interest as provided in Section 12.03) without obtaining the prior consent of the Holders or Beneficial Holders of a majority of the principal amount of the then outstanding Senior Notes. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Agreements, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral, by the Collateral Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Senior Notes secured hereby, according to the intent and purposes herein expressed. The Company and the Subsidiary Guarantors shall take, and the Company shall cause its Subsidiaries to take, upon request of the Trustee or Collateral Agent, any and all actions reasonably required to cause the Collateral Agreements to create and maintain, as security for the Guaranteed Obligations of the Company and the Subsidiary Guarantors hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Senior Notes, superior to and prior to the rights of all third Persons and subject to no other Liens.]

 SECTION 12.02  Recording and Opinions.

   [delete: (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering, filing and perfection of this Indenture, financing statements or other instruments necessary to make effective the Liens intended to be created by the Collateral Agreements, or
(ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective and (iii) the due execution and enforceability (subject to customary exceptions) of this Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements.

   (b) The Company shall furnish to the Collateral Agent and the Trustee on September 30 in each year beginning with 2001, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, perfecting, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Collateral Agreements, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Senior Notes and the Collateral Agent and the Trustee hereunder and under the Collateral Agreements with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

   (c) The Subsidiary Guarantors shall otherwise comply with the provisions of TIA Section 314(b).]

 SECTION 12.04  Certificates of the Company.

   [delete: The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral in accordance with the terms hereof (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.]

 SECTION 12.05  Certificates of the Trustee.

   [delete: In the event that the Company wishes to release Collateral and has obtained the consent of the Holders of a majority in aggregate principal amount of the outstanding Senior Notes (other than the Remaining Earnings in accordance with the Escrow Agreement as to which no consent is required) and has delivered the certificates and documents required by such Collateral Agreements and Sections 12.03 and 12.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 12.04(ii), shall deliver a certificate to the Collateral Agent setting forth such determination.]

 SECTION 12.06 Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

   [delete: The Trustee is authorized to receive any funds for the benefit of the Holders of Senior Notes distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders of Senior Notes according to the provisions of this Indenture.]

 SECTION 12.07.  Termination of Security Interest.

   [delete: Upon the payment in full of all Obligations of the Company under this Indenture and the Senior Notes, or upon Legal Defeasance in accordance with Section 8.02, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Agreements.]

If the proposed amendments become effective, certain defined terms and other provisions contained in the indentures and the guarantees undertaken by certain subsidiaries of Delta will be amended, deleted or renumbered as is appropriate in light of the deletions and amendments described above.

2. Pledge Agreements, Security Agreement and Escrow Agreement.

   If the proposed amendments become effective, each of the following pledge agreements entered into in connection with the issuance of the senior secured notes will be terminated, and the security interest created by the pledge agreements will be terminated:

   Pledge Agreement to be made by Delta Financial Corporation in favor of U.S. Bank Trust National Association, as trustee and collateral agent under the indenture, pursuant to which the Company pledged 100% of its holdings of the capital stock of Delta Funding Corporation, Fidelity Mortgage, Inc. and DFC Financial Corporation.

   Pledge Agreement to be made by Delta Funding Corporation in favor of U.S. Bank Trust National Association, as trustee and collateral agent under the indenture, pursuant to which the Delta Funding Corporation pledged 100% of its holdings of the capital stock of DF Special Holdings Corporation and

   Continental Property Management Corp. and 66% of its holdings of the capital stock of DFC Financial of Canada Limited.

   Pledge Agreement to be made by DFC Financial of Canada Limited, an Ontario, Canada corporation, in favor of U.S. Bank Trust National Association, as trustee and collateral agent under the indenture, pursuant to which the DFC Financial of Canada Limited pledged 66% of its holdings of the capital stock of DFC Funding of Canada Limited.

   Pledge Agreement to be made by DF Special Holdings Corporation, a Delaware corporation, in favor of U.S. Bank Trust National Association, as trustee and collateral agent under the indenture, pursuant to which DF Special Holdings Corporation pledged 100% of its holdings of the owner trust certificates Delta Funding Residual Holding Trust 2000-1.

   Pledge Agreement to be made by Delta Funding Corporation, a New York corporation, in favor of U.S. Bank Trust National Association, as trustee and collateral agent under the indenture, pursuant to which Delta Funding Corporation pledged 100% of its holdings of the owner trust certificates Delta Funding Residual Holding Trust 2000-2.

   If the proposed amendments become effective, the following security agreement entered into in connection with the issuance of the senior secured notes will be terminated, and the security interest created by the security agreement will be terminated:

   The Security Agreement entered into by and among Delta Financial Corporation, Delta Funding Corporation, DF Special Holdings Corporation, Fidelity Mortgage, Inc., DFC Financial Corporation, DFC Financial of Canada Limited, DFC Funding of Canada Limited and Continental Property Management Corp. in favor of U.S. Bank Trust National Association, as collateral agent.

   If the proposed amendments become effective, the following escrow agreement entered into in connection with the issuance of the senior secured notes will be terminated, and the security interest created by the escrow agreement will be terminated:

   The Escrow Agreement entered into by and among Delta Financial Corporation, U.S. Bank Trust National Association, as trustee, and U.S. Bank Trust National Association, as escrow agent.

3. Deposit Trust Agreements.

   If the proposed amendments become effective, each of the following deposit trust agreements entered into in connection with the issuance of the senior secured notes will be amended and/or terminated in connection with the consummation of the exchange offer to allow for the release of excess cashflow certificates from the Delaware business trust created thereby:

   Deposit Trust Agreement dated as of December 22, 2000 between DF Special Holdings Corporation, as depositor, and Wilmington Trust Company, as Owner Trustee.

   Deposit Trust Agreement dated as of December 22, 2000 between Delta Funding Corporation, as depositor, and Wilmington Trust Company, as Owner Trustee.

                  STATEMENT OF CERTIFICATEHOLDERS INFORMATION


   The following tables in Exhibits A through V of this prospectus set forth information for each of the underlying securitization trusts and the related underlying mortgage loans. The tables and the information included in the tables are subject to and qualified by reference to the provisions of the underlying agreements and the prospectuses, prospectus supplements or other final offering documents related to the underlying securitizations or the related securities issued to public investors by the securitization trusts, as well as any subsequent information related thereto filed on a current report on Form 8-K with the Securities and Exchange Commission following the closing of the securitization transactions.

   The information set forth in the tables has been produced by the trustees, paying agents, or servicers for the securitization trusts. These statements are derived from data requested from and provided by them, including regular periodic reports provided to holders of the securities issued in connection with the securitizations, loan-by-loan information provided in tape form from the related servicers and information from outside sources such as Bloomberg L.P. We have not verified the accuracy of any of this information.

   Unless otherwise noted, all of the information that is given in these exhibits is given as of, or through, July 13, 2001.

   This information comprises all of the material information concerning the securitization trusts and the publicly issued securities. Copies of the offering documents generally are available from the SEC. Below we provide for each public securitization transaction, the registration file number for the registration statement relating to the offering of the publicly issued related securities.

     Structure/Deal                            Registration Statement File No.
     Delta 1994-2                              Private transaction. No registration statement is available.
     Delta 1995-1                              Private transaction. No registration statement is available.
     Delta 1995-2                              33-98594
     Delta 1998-3 Group I                      333-03418
     Delta 1998-3 Group II                     333-03418
     Delta 1997-3 Group I                      333-03418
     Delta 1997-3 Group II                     333-03418
     Delta 1997-4 Group I                      333-03418
     Delta 1997-4 Group II                     333-03418
     Delta 1998-1 Group I                      333-03418
     Delta 1998-1 Group II                     333-03418
     Delta 1998-2 Group I                      333-03418
     Delta 1998-2 Group II                     333-03418
     Delta 1999-2                              333-51545
     Delta 1998-4                              333-51545
     Delta 1999-1                              333-51545
     Delta 2000-1                              333-96001
     Delta 2000-2                              333-03418
     Delta 2000-3                              333-03418
     Delta 2000-4                              333-03418



                                       B

                                                                       EXHIBIT A

CTS Home Equity Loan Trust
Mortgage Pass-Through Certificates
Series 94-2

Principal Collected                           $23,452.55
Interest Net of Serving Fees                  $67,566.50                                Distribution Date      06/25/2001
--------------------------------------------------------
Total Available Funds                         $91,019.05

------------------------------------------------------------------------------------------------------------------------------------
    Class            Original                  Beginning             Certificate         INTEREST       PRINCIPAL     Ending Balance
                     Amount                    Balance               Rate                AMOUNT          AMOUNT          BALANCE
------------------------------------------------------------------------------------------------------------------------------------
   Class-A       $60,000,000.00            $6,909,363.13              8.31%            $47,847.34     $41,901.31     $6,867,461.82
   Class-S           $0.00                     $0.00                   NA                 $0.00          $0.00           $0.00
   Class-R           $0.00                     $0.00                   NA                 $0.00          $0.00           $0.00
------------------------------------------------------------------------------------------------------------------------------------
    Total        $60,000,000.00            $6,909,363.13                               $47,847.34     $41,901.31     $6,867,461.82

                 TRUSTEE FEE                                                                                               $234.00
                 CERTIFICATE INSURER                                                                                     $1,036.40
 4.05(a)         The amount of the distribution with respect to such                          PER                          TOTAL
                 Holder's Certificate:                                                      $1,000                         AMOUNT
                                           CLASS  A                                         299.16%                     $89,748.64

                                                                                              PER                          TOTAL
 4.05(b)         Amount of Holder's distribution allocable to principal                     $1,000                         AMOUNT
                                           CLASS  A                                         139.67%                      $41,901.31

                 Amount of principal from Prepayments or recoveries.                                                     $23,253.25
                 Overcollateralization Increase Amount                                                                    18,648.06

                                                                                              PER                          TOTAL
 4.05(c)         Amount of Holder's distribution allocable to interest                      $1,000                         AMOUNT
                                           CLASS  A                                          79.75%                      $47,847.34

 4.05(d)         The amount of any Insured Payment in the amount
                 distributed to such Class
                                           CLASS  A
                                                                                                                              $0.00

 4.05(e)         Class A Certificate Principal Balance                                                                $6,867,461.82
                 Class A Certificate Ending Principal Balance Factor.                                                      114.4577

 4.05 (f)        Overcollateralization Reduction Amount                                                                       $0.00

 4.05 (g)        Overcollateralization Deficit                                                                                $0.00

 4.05 (h)        Overcollateralization Deficiency Amount                                                                 $82,198.97

 4.05 (i)        Amount of any Realized Losses for the related Due Period                                                     $0.00
                 Non-Recoverable Loss Adjustment for related Due Period                                                    ($199.30)

 4.05 (j)        Overcollateralization Amount remaining after giving effect to all distribution                         $597,367.44
                 on such Distribution Date.

 4.05 (l)        The total of any Substitution Shortfall Amount or Purchase                                                   $0.00
                 Price amounts paid/received by the Master Servicer

CTS Home Equity Loan Trust
Mortgage Pass-Through Certificates
Series 94-2

 4.05 (m)        The weighted average Mortgage Rate of the Mortgage                                                  11.48%
                 Loans

 4.05 (o)        The current weighted average of the remaining terms of                                                 122
                 the Mortgage Loans

                 The Beginning number of Mortgage Loans outstanding                                                     129
                 Beginning Collateral Balance outstanding                                                     $7,488,082.51
 4.05 (p)
                 The number of Mortgage Loans outstanding                                                               129
                 Ending Collateral Balance outstanding                                                        $7,464,829.26

                                                                                       Number                    Balance
 4.05 (q)        The cumulative number and principal balances of liquidated              49                   $3,423,380.91
                 Mortgage Loans

 4.05 (r)        The cumulative Realized Losses as a percentage of the original principal                             2.70%
                 balance.

 4.05 (s)        Pre-Funding Account Balance on April 25, 1994.                                                ############

                                                                      Number       Percent                 Principal Balance
 4.02 (a)        Delinquent Mortgage Loans :
                 30 TO 59 DAYS                                           3          1.54%                     $115,021.38
                 60 TO 89 DAYS                                           2          2.93%                     $218,891.73
                 90+ DAYS                                               10         11.45%                     $854,362.95
                 BANKRUPTCY                                              9         10.47%                     $781,741.53
                 Note: 30, 60, AND 90+ DAYS MAY INCLUDE FORECLOSURE BUT DOES NOT INCLUDE BANKRUPTCY

                                                                                         Number            Principal Balance
 4.05 (b)        Mortgage Loans in foreclosure                                             8                  $586,649.21

                                                                                         Number            Principal Balance
 4.05 (c)        Mortgage Loans in bankruptcy proceedings                                  9                  $781,741.53

                                                                                         Number            Principal Balance
 4.05 (d)        REO Properties                                                            3                  $247,167.64

 4.05 (e)                                                                                                 N/A

 4.05 (f)                                                                                                 N/A

                                                                       EXHIBIT B

Delta Funding Corporation
Home Equity Loan Trust
Series 95-1

Principal Collected               $221,212.77
Interest Net of Serving Fees      $ 96,575.20    Distribution Date    06/25/2001
----------------------------------------------
Total Available Funds             $317,787.97

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                    Original                  Beginning                   Interest               Principal
   Class             Amount                    Balance                     Amount                  Amount           Ending Balance
------------------------------------------------------------------------------------------------------------------------------------
Class A-1       $27,000,000.00                      $0.00                  $0.00                   $0.00                      $0.00
Class A-2       $28,000,000.00                      $0.00                  $0.00                   $0.00                      $0.00
Class A-3        $6,000,000.00                      $0.00                  $0.00                   $0.00                      $0.00
Class A-4       $12,000,000.00              $2,467,002.66             $15,891.61             $247,908.46              $2,219,094.20
Class A-5        $7,000,000.00              $6,999,783.33             $45,381.93                   $0.00              $6,999,783.33
Class S (*)     $58,044,331.00             $10,295,123.60              $7,226.65                      NA             $10,295,123.60
Class R                  $0.00                      $0.00                  $0.00                   $0.00                      $0.00
------------------------------------------------------------------------------------------------------------------------------------
                $80,000,000.00              $9,466,785.99             $68,500.19             $247,908.46              $9,218,878.00
------------------------------------------------------------------------------------------------------------------------------------

(*) Class S balances are notional

 4.05(a)      The amount of the distribution with respect to such           PER                          TOTAL
              Holder's Certificate:                                       $1,000                        AMOUNT
                                CLASS  A-1                                      -                          $0.00
                                CLASS  A-2                                      -                          $0.00
                                CLASS  A-3                                      -                          $0.00
                                CLASS  A-4                             21.9833391                    $263,800.07
                                CLASS  A-5                              6.4831327                     $45,381.93
                                CLASS  S                                0.2676538                      $7,226.65
                                CLASS  R                                        -                          $0.00


                                                                            PER                          TOTAL
 4.05(b)      Amount of Holder's distribution allocable to principal      $1,000                        AMOUNT
                                CLASS  A-1                                      -                          $0.00
                                CLASS  A-2                                      -                          $0.00
                                CLASS  A-3                                      -                          $0.00
                                CLASS  A-4                             20.6590383                    $247,908.46
                                CLASS  A-5                                      -                          $0.00
                                CLASS  S                                      N/A                            N/A
                                CLASS  R                                      N/A                            N/A


              Amount of principal from Prepayments or recoveries                                     $158,325.95
              Overcollateralization Increase Amount                                                   $10,023.53

                                                                            PER                          TOTAL
 4.05(c)      Amount of Holder's distribution allocable to interest       $1,000                        AMOUNT
                                CLASS  A-1                                      -                          $0.00
                                CLASS  A-2                                      -                          $0.00
                                CLASS  A-3                                      -                          $0.00
                                CLASS  A-4                              1.3243007                     $15,891.61
                                CLASS  A-5                              6.4831327                     $45,381.93
                                CLASS  S                                0.1245023                      $7,226.65
                                CLASS  R                                        -                          $0.00

 4.05(d)      The amount of any Insured Payment in the amount
              distributed to such Class
                                CLASS A                                                                    $0.00
                                CLASS S                                                                    $0.00


Delta Funding Corporation
Home Equity Loan Trust
Series 95-1

                                                                            PER                          TOTAL
 4.05(e)      Class A Certificate Principal Balance Remaining             $1,000                        AMOUNT
                                CLASS  A-1                                      -                          $0.00
                                CLASS  A-2                                      -                          $0.00
                                CLASS  A-3                                      -                          $0.00
                                CLASS  A-4                            184.9245163                  $2,219,094.20
                                CLASS  A-5                            999.9690476                  $6,999,783.33
                                CLASS  S                              173.2682333                 $10,057,238.67

              TRUSTEE FEE                                                                                $150.14
              CERTIFICATE INSURER                                                                      $1,229.18
 4.05(f)      Overcollateralization Reduction Amount                                                       $0.00

 4.05(g)      Overcollateralization Deficit                                                                $0.00

 4.05(h)      Overcollateralization Deficiency Amount before Distribution                            $408,480.37
              Overcollateralization Deficiency Amount after Distribution                             $344,585.04
 4.05(i)      Amount of any Realized Losses for the related Due Period                               $ 16,672.16

 4.05(j)      Overcollateralization Amount remaining after giving effect to all distributions        $838,361.13
              on such Distribution Date
              Specified Overcollateralization Amount                                               $1,182,946.18

 4.05(k)      Beginning Collateral Balances                                                       $10,295,123.60
              Ending Collateral Balances                                                          $10,057,238.67

 4.05(l)      The total of any Substitution Shortfall Amount or Purchase                                   $0.00
              Price amounts paid/received by the Master Servicer

 4.05(m)      The weighted average Mortgage Rate of the Mortgage                                         11.907%
              Loans

 4.05(n)      The amount of any remaining Pre-Funded Amount that has not
              been used to fund the purchase of Subsequent Mortgage Loans and                              $0.00
              be distributed to the Class A Certificates as principal

 4.05(o)      The current weighted average of the remaining terms of                                         171
              the Mortgage Loans

 4.05(p)      The number of Mortgage Loans outstanding                                                       168

                                                                                          Number      Balance
 4.05(q)      The cumulative number and principal balances of liquidated                    79     $6,178,490.83
              Mortgage Loans

              Amount of any Realized Losses for the related Due Period                                $16,672.16
              Non-Recoverable Loss Adjustment for related Due Period                                       $0.00

 4.05(r)      The cumulative Realized Losses and its percentage of the original      $3,591,570.67         4.49%
              principal balance

 4.05(s)      Amount remaining in the Pre-Funding Account on this Distribution Date                        $0.00

 4.05(t)      The sum of the Loan Balances of the three Largest Mortgage Loans                       $600,737.74

 4.05(u)      The amount of the Monthly Excess Spread for such Distribution Date                      $10,023.53

Delta Funding Corporation
Home Equity Loan Trust
Series 95-1

                                                                      Number      Percent        Principal Balance
 4.05(A)      Delinquent Mortgage Loans:
              30 TO 59 DAYS                                             6          2.913%            $293,011.23
              60 TO 89 DAYS                                             4          2.469%            $248,312.90
              90 OR MORE DAYS                                           6          5.347%            $537,747.09
              (*)NOTE: 30, 60, and 90 Days DOES NOT include Foreclosure
                                                                      Number      Percent        Principal Balance
 4.05(B)      Mortgage Loans in foreclosure                             7          5.873%            $590,641.89

                                                                      Number      Percent        Principal Balance
 4.05(C)      Mortgage Loans in bankruptcy proceedings                  13         9.713%            $976,810.37

                                                                      Number      Percent        Principal Balance
 4.05(D)      REO Properties                                            4          3.231%            $324,983.33


Delta Funding Corporation                                                                                              EXHIBIT C
Home Equity Loan Trust
Series 95-2

                                                                               Distribution Date         06/25/2001
               The Available Funds
               -------------------
5.05 (i)       Principal                                                                                                $866,187.84

               Interest                                                                                                 $245,069.58
5.05 (ii)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      Interest       Principal
  Class      Cusip 24763L  Beginning Balance    Certificate Rate    Distribution    Distribution    Ending Balance
-----------------------------------------------------------------------------------------------------------------------------------
Class A-1         AA8           $0.00                 6.64%             $0.00           $0.00             $0.00
Class A-2         AB6           $0.00                 6.57%             $0.00           $0.00             $0.00
Class A-3         AC4        $919,732.55              6.81%           $5,219.48      $693,717.20       $226,015.36
Class A-4         AD2      $11,297,000.00             7.21%          $67,876.14         $0.00        $11,297,000.00
Class A-5         AE0      $12,083,176.63             7.10%          $71,492.13      $106,725.72     $11,976,450.91
 Class S                   $24,299,909.19             1.16%          $23,486.62           N/A        $23,499,466.27
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                     $24,299,909.19                           $168,074.37      $800,442.92     $23,499,466.27
-----------------------------------------------------------------------------------------------------------------------------------

5.05 (iii)      The number and Principal Balances of all Mortgage Loans                                                           7
                that were subject to Principal Prepayments during the Due Period                                        $412,306.88
                Net Liquidation Proceeds                                                                                $398,935.28

5.05 (iv)       The amount of all Curtailments that were received during the                                               ($553.13)
                Due Period

5.05 (v)        The principal portion of all Monthly Payments received                                                   $50,992.80
                during the Due Period

5.05 (vi)       The interest portion of all Monthly Payments received on                                                $111,684.77
                the Mortgage Loans during the Due Period

5.05 (vii)      The amount of the Monthly Advances and the Compensating Interest                                        $138,312.56
                payments to be made on the Determination Date                                                             $1,774.95

                                                                     Number             Percent       Principal Balance
                                                                     ------             -------       -----------------
5.05 (viii)     Delinquent Mortgage Loans:
                                                   30 TO 59 DAYS       34              8.991380%         $2,393,375.37
                                                   60 TO 89 DAYS       14              3.202014%           $852,329.79
                                                    90 PLUS DAYS       15              4.563894%         $1,214,842.55
                                                     FORECLOSURE       29              6.065251%         $1,614,482.23
                                                             REO       16              3.948757%         $1,051,101.93

-----------------------------------------------------------------------------------------------------------------------------------
                            (*)NOTE THAT 30, 60, AND 90 DAYS DOES NOT INCLUDE REO OR FORECLOSURE
-----------------------------------------------------------------------------------------------------------------------------------
5.05 (x)        The amount of any Insured Payments                                                                            $0.00

5.05 (xi)       The amount distributed to the Class R Certificateholder                                                 $139,682.97

5.05 (xii)      The Aggregate Principal Balance of the Mortgage Loans (Before Distribution)                          $27,539,453.82
                The Aggregate Principal Balance of the Mortgage Loans (After Distribution)                           $26,618,555.01

-----------------------------------------------------------------------------------------------------------------------------------
                           Beginning Balance                          Interest         Principal      Ending Balance
  Class      Cusip 24763L   Factor per 1000    Certificate Rate   Factor per 1000   Factor per 1000   Factor per 1000
-----------------------------------------------------------------------------------------------------------------------------------
Class A-1         AA8         0.000000000             6.64%          0.000000000      0.000000000        0.0000000
Class A-2         AB6         0.000000000             6.57%          0.000000000      0.000000000        0.0000000
Class A-3         AC4         0.057987047             6.81%          0.329076351     43.737292561        0.0142498
Class A-4         AD2         1.000000000             7.21%          6.008333186      0.000000000        1.0000000
Class A-5         AE0         0.345016750             7.10%          2.041349152      3.047390850        0.3419694
 Class S                      0.161999395             1.16%          0.156577467      0.000000000        0.1566631
-----------------------------------------------------------------------------------------------------------------------------------

5.05 (xiii)     The weighted average remaining term to maturity                                                                 161
                The weighted average Loan Rate                                                                             11.2973%

Delta Funding Corporation
Home Equity Loan Trust
Series 95-2


5.05 (xiv)      Servicing Fee                                                                                             $6,702.70
                Trustee Fee                                                                                                 $315.56
                Premium Amount                                                                                            $2,741.60
                Reimbursement Amount to Certificate Insurer                                                                   $0.00

5.05 (xv)       The amount of all payments or reimbursements to the Servicer                                                  $0.00

5.05 (xvi)      Overcollateralization Amount                                                                          $3,119,088.74
                Specified Overcollateralization Amount                                                                $3,119,088.74
                Overcollateralization Increase Amount                                                                   ($65,744.92)
                Monthly Excess Spread                                                                                    $73,938.05

5.05 (xvii)     Amounts reimbursable to the Servicer or Seller                                                                $0.00
                Amount paid to Class R pursuant to Section 5.01(a) (v)                                                  $139,682.97

5.05 (xviii)    The number of Mortgage Loans outstanding prior to distribution                                                  418
                The number of Mortgage Loans outstanding after distribution                                                     411

5.05 (xx)       The amount on deposit in the Pre-Funding Account after this Distribution Date                                 $0.00
                The amount on deposit in the Capitalized Interest Account after this Distribution Date                        $0.00

5.05 (xxi)      The Amount of Liquidation Losses/(Gain)                                                                  $59,216.98
                Cumulative Liquidation Losses                                                                         $4,479,931.67
                Cumulative Net Losses as percentage of the Initial Collateral Balance                                       2.9866%
                Non-Recoverable Loss Adjustment                                                                          ($4,506.01)
                Sum of the Three Largest Loan Balances                                                                  $742,995.74

                                                                       EXHIBIT D

Delta Funding Corporation
Home Equity Loan Trust
Series 96-1

                                               Distribution Date   06/25/2001

                                                  Principal         Interest
                                                  ---------         --------
5.03 (i)       The Available Funds              $1,948,293.59      $431,857.23
               Interest Advance Recovery                           $310,692.74
               Servicing Advance Recovery                          $133,610.34

5.03 (ii)

------------------------------------------------------------------------------------------------------------------------------------
                                                                              Interest           Principal
  Class         Cusip 24763L         Beginning Balance         Rate         Distribution       Distribution       Ending Balance
------------------------------------------------------------------------------------------------------------------------------------
Class A-1           AF7                        $0.00         4.19875%             $0.00               $0.00                $0.00
Class A-2           AG5                        $0.00            6.81%             $0.00               $0.00                $0.00
Class A-3           AH3                        $0.00            7.03%             $0.00               $0.00                $0.00
Class A-4           AJ9                        $0.00            7.23%             $0.00               $0.00                $0.00
Class A-5           AK6                $5,625,401.47            7.40%        $34,689.98       $1,860,809.09        $3,764,592.38
Class A-6           AL4               $24,110,000.00            7.72%       $155,107.67               $0.00       $24,110,000.00
Class A-7           AM2               $15,140,000.00            7.95%       $100,302.50               $0.00       $15,140,000.00
------------------------------------------------------------------------------------------------------------------------------------
  TOTALS                              $44,875,401.47                        $290,100.15       $1,860,809.09       $43,014,592.38
------------------------------------------------------------------------------------------------------------------------------------

(**)Class A-1 Certificate rate is a variable rate.

5.03 (xii)   The Aggregate Principal Balance of the Mortgage Loans (Before Distribution)                          $49,296,101.92
             The Aggregate Principal Balance of the Mortgage Loans (After Distribution)                           $47,029,300.24

5.03 (iii)   The number and Principal Balances of all Mortgage Loans                                                          32
             that were subject to Principal Prepayments during the Due Period                                      $1,632,180.26
             Net Recovery Proceeds on Liquidated Loans                                                               $195,758.33

5.03 (iv)    The amount of all Curtailments that were received during the                                             ($2,854.62)
             Due Period

5.03 (v)     The principal portion of all Monthly Payments received                                                  $121,309.26
             during the Due Period

5.03 (vi)    The interest portion of all Monthly Payments received on                                                $271,805.10
             the Mortgage Loans during the Due Period

5.03 (vii)   The amount of the Monthly Advances and the Compensating Interest                                        $172,358.68
             payments to be made on the Determination Date                                                             $4,054.99

                                                                         Number              Percent            Principal Balance
                                                                         ------              -------            -----------------
5.03 (viii)     Delinquent Mortgage Loans:
                                                30 TO 59 DAYS              71              10.821519%              $5,089,284.55
                                                60 TO 89 DAYS              29               4.021711%              $1,891,382.72
                                                 90 PLUS DAYS              30               3.614825%              $1,700,026.81
                                                  FORECLOSURE              55               9.881375%              $4,647,141.71
                                               REO PROPERTIES              24               3.577019%              $1,682,247.21

--------------------------------------------------------------------------------
      (*)NOTE THAT 30, 60, AND 90 DAYS DOES NOT INCLUDE REO OR FORECLOSURE
--------------------------------------------------------------------------------


5.03 (ix)   The amount of any Insured Payments                                                                             $0.00

5.03 (x)    The amount distributed to the Class R Certificateholder                                                  $224,529.32

5.03 (xi)


------------------------------------------------------------------------------------------------------------------------------------
                                Beginning Balance                              Interest            Principal          Ending Balance
   Class      Cusip 24763L       Factor per 1000      Certificate Rate     Factor per 1000      Factor per 1000      Factor per 1000
------------------------------------------------------------------------------------------------------------------------------------
 Class A-1        AF7              0.000000000            4.19875%           0.000000000           0.000000000            0.0000000
 Class A-2        AG5              0.000000000               6.81%           0.000000000           0.000000000            0.0000000
 Class A-3        AH3              0.000000000               7.03%           0.000000000           0.000000000            0.0000000
 Class A-4        AJ9              0.000000000               7.23%           0.000000000           0.000000000            0.0000000
 Class A-5        AK6              0.409417865               7.40%           2.524743503         135.430065138          273.9878002
 Class A-6        AL4              1.000000000               7.72%           6.433333333           0.000000000         1000.0000000
 Class A-7        AM2              1.000000000               7.95%           6.625000000           0.000000000         1000.0000000
------------------------------------------------------------------------------------------------------------------------------------

(**)Class A-1 Certificate rate is a variable rate.

5.03 (xii)  The weighted average remaining term to maturity                 159
            The weighted average Loan Rate                              11.0867%

Delta Funding Corporation
Home Equity Loan Trust
Series 96-1

5.03 (xiii)  Servicing Fee                                                                                               $16,361.54
             Trustee Fee                                                                                                    $410.80
             Premium Amount                                                                                               $4,301.46
             Reimbursement Amount to Certificate Insurer                                                                      $0.00
             Monthly Excess Spread                                                                                      $137,044.83

5.03 (xiv)   The amount of all payments or reimbursements to the Servicer                                                     $0.00

5.03 (xv)    Overcollateralization Amount                                                                             $4,014,707.86
             Overcollateralization  Increase Amount                                                                     ($87,484.50)
             Specified Overcollateralization Amount                                                                   $4,014,707.87
             Sum of Three Largest Loan Balances                                                                         $896,314.54

5.03 (xvi)   Amounts reimbursable to the Servicer or Seller                                                                   $0.00
             Amount paid to Class R pursuant to Section 5.01(a) (v)                                                     $224,529.32

5.03 (xvii)  The number of Mortgage Loans outstanding prior to distribution                                                     790
             The number of Mortgage Loans outstanding after distribution                                                        758

5.03 (xviii) The amount on deposit in the Initial Interest Coverage Account after the Distribution Date                       $0.00

5.03 (xix)   The Amount of Liquidation Losses/(Gain)                                                                    $320,408.45
             Cumulative Net Losses as percentage of the Initial Collateral Balance                                           3.0067%
             Non-Recoverable Loss Adjustment                                                                             ($1,900.36)


                                                                                                                          EXHIBIT E
Delta Funding Corporation
Home Equity Loan Trust
Series 96-2

                                                                        Distribution Date                                 06/25/2001
                                                                            Principal                        Interest
5.03 (i)       The Available Funds for Certificate Group 1                 $1,829,768.49                    $376,161.98
               The Available Funds for Certificate Group 2                 $  151,658.66                     $21,051.20
               Interest Advance Recovery                                                                    $323,236.88
               Servicing Advance Recovery                                                                    $98,797.26

5.03 (ii)
Certificate Group 1

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Interest           Principal
     Class        Cusip 24763L      Beginning Balance     Certificate Rate       Distribution       Distribution   Ending Balance
------------------------------------------------------------------------------------------------------------------------------------
   Class A-1           AN0                 $0.00              0.00000%              $0.00              $0.00            $0.00
   Class A-2           AP5                 $0.00                0.00%               $0.00              $0.00            $0.00
   Class A-3           AQ3             $5,623,041.38            7.54%             $35,331.44       $1,936,704.25    $3,686,337.13
   Class A-4           AR1            $14,764,000.00            7.88%             $96,950.27           $0.00       $14,764,000.00
   Class A-5           AS9            $14,259,000.00            8.01%             $95,178.83           $0.00       $14,259,000.00
------------------------------------------------------------------------------------------------------------------------------------
    TOTALS                            $34,646,041.38                             $227,460.54       $1,936,704.25   $32,709,337.13
------------------------------------------------------------------------------------------------------------------------------------

(**)Class A-1 Certificate rate is a variable rate.

Certificate Group 2

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Interest          Principal
   Class          Cusip 24763L      Beginning Balance     Certificate Rate       Distribution       Distribution   Ending Balance
------------------------------------------------------------------------------------------------------------------------------------
   Class A-6           AT7             $1,324,469.60          4.39875%           $5,016.84          $205,714.77    $1,118,754.83
------------------------------------------------------------------------------------------------------------------------------------
    TOTALS                            $35,970,510.98                            $232,477.38       $2,142,419.02   $33,828,091.96
------------------------------------------------------------------------------------------------------------------------------------

(**)Class A-6 Certificate rate is a variable rate.

                                                                                                      GROUP 1          GROUP 2
                                                                                                      -------          -------
               The Aggregate Principal Balance of the Mortgage Loans (Before Distribution)        $40,782,469.14     $1,994,671.24
               The Aggregate Principal Balance of the Mortgage Loans(After Distribution)          $38,845,764.89     $1,780,634.15

5.03 (iii)     The number and Principal Balances of all Mortgage Loans                                  22                 1
               that were subject to Principal Prepayments during the Due Period                    $1,635,491.64        $85,676.27
               Net Liquidation Proceeds                                                                $0.00              $0.00

5.03 (iv)      The amount of all Curtailments that were received during the                          ($439.40)            $0.00
               Due Period

5.03 (v)       The principal portion of all Monthly Payments received                                $77,061.30          $1,996.68
               during the Due Period

5.03 (vi)      The interest portion of all Monthly Payments received on                             $221,266.68          $6,214.58
               the Mortgage Loans during the Due Period

5.03 (vii)     The amount of the Monthly Advances and the Compensating Interest                     $164,543.52         $15,078.06
               payments to be made on the Determination Date                                          $3,194.82           $0.00

5.03 (ix)      The amount of any Insured Payments                                                      $0.00              $0.00

5.03 (x)       The amount distributed to the Class R Certificateholder                                 $0.00              $0.00

5.03 (xi)


Certificate Group 1

------------------------------------------------------------------------------------------------------------------------------------
                                     Beginning Balance                           Interest            Principal       Ending Balance
     Class        Cusip 24763L       Factor per 1000     Certificate Rate     Factor per 1000      Factor per 1000   Factor per 1000
------------------------------------------------------------------------------------------------------------------------------------
   Class A-1          AN0               0.000000000          0.00000%          0.000000000           0.000000000       0.0000000
   Class A-2          AP5               0.000000000            0.00%           0.000000000           0.000000000       0.0000000
   Class A-3          AQ3               0.264315191            7.54%           1.660780295          91.036206167     173.2789852
   Class A-4          AR1               1.000000000            7.88%           6.566666892           0.000000000    1000.0000000
   Class A-5          AS9               1.000000000            8.01%           6.675000351           0.000000000    1000.0000000
------------------------------------------------------------------------------------------------------------------------------------

(**)Class A-1 Certificate rate is a variable rate.

Certificate Group 2

------------------------------------------------------------------------------------------------------------------------------------
                                     Beginning Balance                           Interest            Principal       Ending Balance
     Class        Cusip 24763L       Factor per 1000     Certificate Rate     Factor per 1000      Factor per 1000   Factor per 1000
------------------------------------------------------------------------------------------------------------------------------------
   Class A-6          AT7               0.088297973          4.39875%          0.334456000          13.714318000      74.5836552
------------------------------------------------------------------------------------------------------------------------------------

(**)Class A-6 Certificate rate is a variable rate.

Delta Funding Corporation
Home Equity Loan Trust
Series 96-2

                                                                                           GROUP 1                       GROUP 2
                                                                                           -------                       -------
5.03 (xii)      The weighted average remaining term to maturity                               165                           277
                The weighted average Loan Rate                                              11.5194%                      12.9634%

5.03 (xiii)     Servicing Fee                                                              $9,777.76                      $241.44
                Trustee Fee                                                                  $339.85                       $16.62
                Premium Amount                                                             $3,276.41                      $111.04
                Reimbursement Amount to Certificate Insurer                                  $0.00                          $0.00

5.03 (xiv)      The amount of all payments or reimbursements to the Servicer                 $0.00                          $0.00

5.03 (xv)       Overcollateralization Amount                                             $6,136,427.76                  $661,879.32
                Specified Overcollateralization Amount                                   $7,493,094.34                  $766,180.18
                Overcollateralization Increase Amount                                        $0.00                          $0.00
                Monthly Excess Spread                                                        $0.00                          $0.00
                Sum of the Three Largest Loans                                             $940,481.08                  $600,704.29

5.03 (xvi)      Amounts reimbursable to the Servicer or Seller                               $0.00                          $0.00
                Amount paid to Class R pursuant to Section 5.01(a) (vi) (6)                  $0.00                          $0.00

5.03 (xvii)     The number of Mortgage Loans outstanding prior to distribution                552                             22
                The number of Mortgage Loans outstanding after distribution                   527                             20

5.03 (xviii)    The Amount of Liquidation Loan Losses                                      $131,285.55                  $62,378.43
                Current Loan Losses as percentage of the Initial Collateral Balance         0.0796%                        0.4159%
                Cumulative Net Losses as percentage of the Initial Collateral Balance        2.3504%                       1.7574%
                Non-Recoverable Loss Adjustment                                           ($24,349.79)                     $0.00

5.03 (xix)      Delinquent Mortgage Loans:  Group 1

                                                                   Number                    Percent               Principal Balance
                                                                   ------                    -------               -----------------
                             30 TO 59 DAYS                           58                    11.044528%                 $4,290,331.45
                             60 TO 89 DAYS                           15                     3.621160%                 $1,406,667.33
                              90 PLUS DAYS                           26                     4.975227%                 $1,932,664.92
                               FORECLOSURE                           54                    12.028705%                 $4,672,642.44
                                       REO                           34                     6.538267%                 $2,539,839.84
------------------------------------------------------------------------------------------------------------------------------------
                              (*)NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
------------------------------------------------------------------------------------------------------------------------------------
                Delinquent Mortgage Loans :  Group 2
                                                                   Number                    Percent               Principal Balance
                                                                   ------                    -------               -----------------

                             30 TO 59 DAYS                           2                      7.413608%                   $132,009.24
                             60 TO 89 DAYS                           0                      0.000000%                         $0.00
                              90 PLUS DAYS                           3                      6.755891%                   $120,297.70
                               FORECLOSURE                           3                     28.721294%                   $511,421.17
                                       REO                           4                     22.203010%                   $395,354.37
------------------------------------------------------------------------------------------------------------------------------------
                       (*)NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
------------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT F
Delta Funding Corporation
Home Equity Loan Trust
Series 96-3


                                                                                Distribution Date                         06/25/2001

                                                                       Principal                       Interest
                                                                       ---------                       --------
5.03 (i)       The Available Funds for Certificate Group 1           $1,099,142.66                   $443,679.90
               The Available Funds for Certificate Group 2              $80,770.08                    $35,444.40
               Interest Advance Recovery                                                             $342,026.69
               Sevicing Advance Recovery                                                             $127,648.68

5.03 (ii)

Certificate Group 1
----------------------------------------------------------------------------------------------------------------------------------
                                                                              Interest          Principal
 Class         Cusip 24763L      Beginning Balance     Certificate Rate     Distribution       Distribution       Ending Balance
----------------------------------------------------------------------------------------------------------------------------------
Class A-1          AU4                 $0.00                4.169%             $0.00              $0.00               $0.00
Class A-2          AV2                 $0.00                6.525%             $0.00              $0.00               $0.00
Class A-3          AW0            $4,046,003.13             6.825%           $23,011.64        $1,274,153.75       $2,771,849.38
Class A-4          AX8            $22,400,000.00            7.075%           $132,066.67          $0.00            $22,400,000.00
Class A-5          AY6            $14,500,000.00            7.250%           $87,604.17           $0.00            $14,500,000.00
 Class S                          $40,946,003.13            0.634%           $21,636.00            n/a             $39,671,849.38
----------------------------------------------------------------------------------------------------------------------------------
TOTALS                            $40,946,003.13                             $264,318.48       $1,274,153.75       $39,671,849.38
----------------------------------------------------------------------------------------------------------------------------------

(**)Class A-1 Certificate rate is a variable rate.

Certificate Group 2
----------------------------------------------------------------------------------------------------------------------------------
                                                                              Interest          Principal
 Class         Cusip 24763L      Beginning Balance     Certificate Rate     Distribution       Distribution       Ending Balance
----------------------------------------------------------------------------------------------------------------------------------
Class A-6          AZ3            $2,672,981.00             4.30875%         $9,917.59         $106,013.95         $2,566,967.05
----------------------------------------------------------------------------------------------------------------------------------
TOTALS                            $43,618,984.13                            $274,236.07       $1,380,167.70       $42,238,816.43
----------------------------------------------------------------------------------------------------------------------------------

(**)Class A-6 Certificate rate is a variable rate.


                                                                                                       GROUP 1           GROUP 2
                                                                                                       -------           -------

                The Aggregate Principal Balance of the Mortgage Loans (Before Distribution)        $48,397,606.33     $3,313,803.71
                The Aggregate Principal Balance of the Mortgage Loans (After Distribution)         $47,097,374.63     $3,148,974.60

5.03 (iii)      The number and Principal Balances of all Mortgage Loans                                 15                  2
                that were subject to Principal Prepayments during the Due Period                    $763,961.80        $98,385.54
                Net Liquidation Proceeds                                                               $0.00              $0.00

5.03 (iv)       The amount of all Curtailments that were received during the                        ($1,337.08)           $0.00
                Due Period

5.03 (v)        The principal portion of all Monthly Payments received                              $73,826.69          $2,843.25
                during the Due Period

5.03 (vi)       The interest portion of all Monthly Payments received on                            $246,958.68         $17,108.91
                the Mortgage Loans during the Due Period

5.03 (vii)      The amount of the Monthly Advances and the Compensating Interest                    $207,646.32         $18,998.16
                payments to be made on the Determination Date                                        $1,645.91            $0.00

5.03 (ix)       The amount of any Insured Payments                                                     $0.00              $0.00

5.03 (x)        The amount distributed to the Class R Certificateholder                                $0.00              $0.00

5.03 (xi)



Certificate Group 1
                               Beginning Balance                                  Interest           Principal       Ending Balance
------------------------------------------------------------------------------------------------------------------------------------
 Class         Cusip 24763L     Factor per 1000       Certificate Rate        Factor per 1000     Factor per 1000   Factor per 1000
Class A-1          AU4                  0                 4.17%                      0                   0                 0
------------------------------------------------------------------------------------------------------------------------------------
Class A-2          AV2             0.000000000           7.2200%                0.000000000         0.000000000        0.0000000
Class A-3          AW0             0.251304542           7.5400%                1.429294582        79.139984472      172.1645575
Class A-4          AX8             1.000000000           7.8800%                5.895833333         0.000000000     1000.0000000
Class A-5          AY6             1.000000000           8.0100%                6.041666667         0.000000000     1000.0000000
Class S                            0.227477795        109914266.0000%           0.120200010             n/a          220.3991632

Certificate rate is a variable rate.
-------------------------------------------------------------------------------

Certificate Group 2

                               Beginning Balance                                  Interest           Principal       Ending Balance
 Class         Cusip 24763L     Factor per 1000       Certificate Rate        Factor per 1000     Factor per 1000   Factor per 1000
------------------------------------------------------------------------------------------------------------------------------------
Class A-6          AZ3             0.089099367            4.31%                 0.330586494         3.533798315       85.5655685
Certificate rate is a variable rate.
------------------------------------------------------------------------------------------------------------------------------------

Delta Funding Corporation
Home Equity Loan Trust
Series 96-3

                                                                                                       GROUP 1           GROUP 2
                                                                                                       -------           -------
5.03 (xii)      The weighted average remaining term to maturity                                          174               300
                The weighted average Loan  Rate                                                         11.45%            13.21%

5.03 (xiii)     Servicing Fee                                                                        $11,025.78          $662.67
                Trustee Fee                                                                            $383.15            $26.23
                Premium Amount                                                                        $3,967.18          $256.70
                Reimbursement Amount to Certificate Insurer                                             $0.00             $0.00

5.03 (xiv)      The amount of all payments or reimbursements to the Servicer                            $0.00             $0.00

5.03 (xv)       Overcollateralization Amount                                                        $7,425,525.25      $582,007.55
                Specified Overcollateralization Amount                                             $10,790,445.86      $693,895.39
                Overcollateralization Increase Amount                                                $175,011.09        $25,243.87
                Monthly Excess Spread                                                                $175,011.09        $25,243.87

5.03 (xvi)      Amounts reimbursable to the Servicer or Seller                                          $0.00             $0.00
                Amount paid to Class R pursuant to Section 5.01(a) (vi) (3)                             $0.00             $0.00

5.03 (xvii)     The number of Mortgage Loans outstanding prior to distribution                           694                40
                The number of Mortgage Loans outstanding after distribution                              679                38

5.03 (xviii)    The Amount of Liquidation Loan Losses                                                $209,114.73        $84,059.03
                Loan Losses as percentage of the Initial Collateral Balance                             0.12%             0.28%
                Cumulative Net Losses as percentage of the Initial Collateral Balance                   2.60%             2.61%
                Non-Recoverable Loss Adjustment                                                      ($8,025.69)          $0.00

5.03 (xix)      Delinquent Mortgage Loans :  Group 1
                                                                                  Number    Percent        Principal Balance

                                                            30 TO 59 DAYS           73     9.375639%          4,415,679.73
                                                            60 TO 89 DAYS           24     3.635214%         $1,712,090.21
                                                             90 PLUS DAYS           37     6.327417%         $2,980,047.17
                                                              FORECLOSURE           62     11.191134%        $5,270,730.54
                                                                      REO           43     6.825048%         $3,214,418.50
------------------------------------------------------------------------------------------------------------------------------------
                              (*)NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
------------------------------------------------------------------------------------------------------------------------------------

                Delinquent Mortgage Loans :  Group 2

                                                                                  Number    Percent        Principal Balance

                                                            30 TO 59 DAYS            6    13.036966%           $410,530.75
                                                            60 TO 89 DAYS            0     0.000000%              $0.00
                                                             90 PLUS DAYS            1     1.629593%            $51,315.47
                                                              FORECLOSURE            3    14.159451%           $445,877.52
                                                                      REO            4     8.264749%           $260,254.86
------------------------------------------------------------------------------------------------------------------------------------
                              (*)NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
------------------------------------------------------------------------------------------------------------------------------------


5.03 (xx)       The amount of Class A-6 Basis Risk Carryover Amount distributed on such Distribution Date and any remaining Class A-6 Basis Risk Carryover Amount

                                                                                              This Distribution
5.03 (xxi)      Class A-1 Formula Rate for related and following Interest Period                   4.17%
                Class A-6 Formula Rate for related and following Interest Period                   4.31%

                                                                       EXHIBIT G
Delta Funding Corporation
Home Equity Loan Trust
Series 97-1


                                               Distribution Date      06/25/2001


                                                           Principal                 Interest
                                                           ---------                 --------
5.03 (i)  The Available Funds for Certificate Group 1   $1,974,453.33              $519,518.35
          The Available Funds for Certificate Group 2     $135,024.88               $56,771.24
          Interest Advance Recovery                                                $556,102.32
          Servicing Advance Recovery                                               $256,872.95


5.03 (ii)
Certificate Group 1
------------------------------------------------------------------------------------------------------------------------------------
                   CUSIP                                                       Interest          Principal
    Class        US24863LB      Beginning Balance      Certificate Rate      Distribution      Distribution      Ending Balance
------------------------------------------------------------------------------------------------------------------------------------
  Class A-1         A70                    $0.00             6.600%               $0.00               $0.00               $0.00
  Class A-2         B53                    $0.00             6.920%               $0.00               $0.00               $0.00
  Class A-3         C37            $7,828,606.82             7.260%          $47,363.07       $1,769,464.42       $6,059,142.40
  Class A-4         D10           $10,374,000.00             7.460%          $64,491.70               $0.00      $10,374,000.00
  Class A-5         E92           $11,966,000.00             7.740%          $77,180.70               $0.00      $11,966,000.00
  Class A-6         F76           $20,413,244.28             7.210%         $122,649.58         $392,653.20      $20,020,591.08
  Class S                         $50,581,851.10          0.376000%          $15,832.44                 n/a      $48,419,733.48
------------------------------------------------------------------------------------------------------------------------------------
  TOTALS                          $50,581,851.10                            $327,517.49       $2,162,117.62      $48,419,733.48
------------------------------------------------------------------------------------------------------------------------------------


Certificate Group 2
------------------------------------------------------------------------------------------------------------------------------------
                   CUSIP                                                       Interest          Principal
    Class        US24863LB      Beginning Balance      Certificate Rate      Distribution      Distribution      Ending Balance
------------------------------------------------------------------------------------------------------------------------------------
  Class A-7         G41            $3,869,333.47           4.28875%          $14,289.80         $176,956.22       $3,692,377.25
------------------------------------------------------------------------------------------------------------------------------------
  TOTALS                          $54,451,184.57                            $341,807.28       $2,339,073.84      $52,112,110.73
------------------------------------------------------------------------------------------------------------------------------------

(**)Class A-7 Certificate rate is a variable rate.


                                                                                                  GROUP 1            GROUP 2
                                                                                                  -------            -------
            The Aggregate Principal Balance of the Mortgage Loans (Before Distribution)       $57,906,393.87      $5,187,119.01
            The Aggregate Principal Balance of the Mortgage Loans (After Distribution)        $55,568,769.77      $4,920,161.85

5.03 (iii)  The number and Principal Balances of all Mortgage Loans                                       32                  1
            that were subject to Principal Prepayments during the Due Period                   $1,583,857.93          $2,432.38


5.03 (iv)   The amount of all Curtailments that were received during the                          ($2,500.53)             $0.00
            Due Period

5.03 (v)    The principal portion of all Monthly Payments received                                $65,327.98          $2,024.78
            during the Due Period

5.03 (vi)   The interest portion of all Monthly Payments received on                             $306,042.58         $20,264.01
            the Mortgage Loans during the Due Period

5.03 (vii)  The amount of the Monthly Advances and the Compensating Interest                     $227,319.78         $37,273.45
            payments to be made on the Determination Date                                          $2,520.32              $0.00

5.03 (ix)   The amount of any Insured Payments                                                         $0.00              $0.00

5.03 (x)    The amount distributed to the Class R Certificateholder                                    $0.00              $0.00

5.03 (xi)

Delta Funding Corporation
Home Equity Loan Trust
Series 97-1

Certificate Group 1
------------------------------------------------------------------------------------------------------------------------------------
                 CUSIP        Beginning Balance                               Interest             Principal          Ending Balance
  Class        US24863LB       Factor per 1000       Certificate Rate      Factor per 1000      Factor per 1000      Factor per 1000
------------------------------------------------------------------------------------------------------------------------------------
Class A-1         A70            0.000000000              6.600%             0.000000000          0.000000000             0.0000000
Class A-2         B53            0.000000000              6.920%             0.000000000          0.000000000             0.0000000
Class A-3         C37            0.555851095              7.260%             3.362899123        125.636496615           430.2145980
Class A-4         D10            1.000000000              7.460%             6.216666667          0.000000000          1000.0000000
Class A-5         E92            1.000000000              7.740%             6.450000000          0.000000000          1000.0000000
Class A-6         F76            0.864967978              7.210%             5.197015935         16.637847565           848.3301306
Class S                          0.255463894             0.3756%             0.079961811                  n/a           244.5441085
------------------------------------------------------------------------------------------------------------------------------------

Certificate Group 2
------------------------------------------------------------------------------------------------------------------------------------
                             Beginning Balance                               Interest             Principal          Ending Balance
  Class          CUSIP        Factor per 1000       Certificate Rate      Factor per 1000      Factor per 1000      Factor per 1000
------------------------------------------------------------------------------------------------------------------------------------
Class A-7                        0.104576580             4.28875%           0.386210752          4.782600611           99.7939798
------------------------------------------------------------------------------------------------------------------------------------

(**)Class A-7 Certificate rate is a variable rate.

                                                                                                     GROUP 1            GROUP 2
                                                                                                     -------            -------
5.03 (xii)   The weighted average remaining term to maturity                                             176                303
             The weighted average Loan  Rate                                                         11.2172%           13.5461%
             One Month LIBOR rate                                                                                         4.089%

5.03 (xiii)  Servicing Fee                                                                        $13,844.01            $766.22
             Trustee Fee                                                                             $301.60             $27.02
             Premium Amount                                                                        $4,034.98            $523.09
             Reimbursement Amount to Certificate Insurer                                               $0.00              $0.00

5.03 (xiv)   The amount of all payments or reimbursements to the Servicer                              $0.00              $0.00

5.03 (xv)    Overcollateralization Amount                                                      $7,149,036.29      $1,227,784.60
             Specified Overcollateralization Amount                                           $11,035,665.63      $1,799,712.79

5.03 (xvi)   Amounts reimbursable to the Servicer or Seller                                            $0.00              $0.00
             Amount paid to Class R pursuant to Section 5.01(a) (vi) (3)                               $0.00              $0.00

5.03 (xvii)  The number of Mortgage Loans outstanding prior to distribution                              851                 56
             The number of Mortgage Loans outstanding after distribution                                 819                 55

5.03 (xviii) The Amount of Liquidation Loan Losses                                               $383,943.46        $131,932.28
             Loan Losses as percentage of the Initial Collateral Balance                              0.1939%            0.3566%
             Cumulative Net Losses as percentage of the Initial Collateral Balance                    2.5722%            3.1657%
             Non-Recoverable Loss Adjustment                                                     ($20,772.69)             $0.00

5.03 (xix)   Delinquent Mortgage Loans:  Group 1
                                                                                      Number      Percent     Principal Balance
                                                                                      ------      -------     -----------------

                                                                   30 TO 59 DAYS        90       9.828303%       $5,461,466.84
                                                                   60 TO 89 DAYS        29       3.477798%       $1,932,569.45
                                                                    90 PLUS DAYS        47       6.577381%       $3,654,969.83
                                                                     FORECLOSURE        81      11.534408%       $6,409,528.87
                                                                             REO        30       3.776210%       $2,098,393.34

--------------------------------------------------------------------------------
    (*)NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
--------------------------------------------------------------------------------

Delta Funding Corporation
Home Equity Loan Trust
Series 97-1



             Delinquent Mortgage Loans:  Group 2

                                                                                      Number      Percent     Principal Balance
                                                                                      ------      -------     -----------------
                                                                   30 TO 59 DAYS         7      16.851737%         $829,132.73
                                                                   60 TO 89 DAYS         2       4.042982%         $198,921.26
                                                                    90 PLUS DAYS         6       8.790930%         $432,527.98
                                                                     FORECLOSURE         9      16.582621%         $815,891.77
                                                                             REO         8      14.311890%         $704,168.14

--------------------------------------------------------------------------------
    (*)NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
--------------------------------------------------------------------------------

                                                                                            This Distribution
5.03 (xxi)   Class A-7 Formula Rate for related and following Interest Period                    4.288750%


                                                                       EXHIBIT H

Delta Funding Corporation
Home Equity Loan Trust
Series 97-2

                                                          Distribution Date     06/25/2001
                                                              Principal          Interest
                                                              ---------          --------
5.03 (i)   The Available Funds for Certificate Group 1      $1,548,521.43       $622,742.68
           The Available Funds for Certificate Group 2         $994.78          $74,862.18
           Interest Advance Recovery                                            $244,781.61
           Servicing Advance Recovery                                           $69,022.57

5.03 (ii)
Certificate Group 1

----------------------------------------------------------------------------------------
                                                                            Interest
              CUSIP        Beginning      Certificate      Interest         Carryover
  Class      24763LB        Balance           Rate       Distribution       Shortfall
----------------------------------------------------------------------------------------
Class A-1       H2           $0.00           6.620%        $0.00              $0.00
Class A-2       J8           $0.00           6.640%        $0.00              $0.00
Class A-3       K5           $0.00           6.770%        $0.00              $0.00
Class A-4       L3      $13,969,855.46       7.030%      $81,840.07           $0.00
Class A-5       M1      $16,625,000.00       7.370%     $102,105.21           $0.00
Class A-6       N9      $16,978,263.24       7.040%      $99,605.81           $0.00
Class M-1       Q2       $8,829,469.41       7.240%      $53,271.13           $0.00
Class M-2       R0       $4,624,960.17       7.490%      $28,867.46           $0.00
Class B-3       S8       $5,739,920.33       7.800%      $37,309.48           $0.00
Class I/O       T6      $20,373,915.89       6.500%           $0.00           $0.00
----------------------------------------------------------------------------------------
TOTALS                  $66,767,468.61                  $402,999.16           $0.00
----------------------------------------------------------------------------------------

-------------------------------------------------------------------

               Principal       Principal Carryover     Ending
  Class       Distribution          Shortfall          Balance
-------------------------------------------------------------------
Class A-1        $0.00                $0.00             $0.00
Class A-2        $0.00                $0.00             $0.00
Class A-3        $0.00                $0.00             $0.00
Class A-4    $1,212,185.31            $0.00         $12,757,670.15
Class A-5        $0.00                $0.00         $16,625,000.00
Class A-6      $196,183.31            $0.00         $16,782,079.93
Class M-1        $0.00                $0.00          $8,829,469.41
Class M-2        $0.00                $0.00          $4,624,960.17
Class B-3        $0.00                $0.00          $5,739,920.33
Class I/O         n/a                  n/a         $20,138,495.92
-------------------------------------------------------------------
TOTALS       $1,408,368.62            $0.00         $65,359,099.99
-------------------------------------------------------------------

Certificate Group 2

-------------------------------------------------------------------------------------
                                                                            Interest
              CUSIP        Beginning      Certificate      Interest         Carryover
  Class      24763LB        Balance           Rate       Distribution       Shortfall
-------------------------------------------------------------------------------------
 Class A-7      P4       $7,274,787.78      4.29900%      $ 26,929.09           $0.00
-------------------------------------------------------------------------------------
 TOTALS                 $74,042,256.39                    $429,928.25
-------------------------------------------------------------------------------------


               Principal       Principal Carryover     Ending
  Class       Distribution          Shortfall          Balance
-------------------------------------------------------------------
 Class A-7    $215,364.96            $0.00          $7,059,422.82
-------------------------------------------------------------------
             $1,623,733.58                         $72,418,522.81
-------------------------------------------------------------------

(**)Class A-7 Certificate rate is a variable rate.


5.03 (v)      The Amount of Excess Interest paid as Principal Group I                                                   $0.00
              The Amount of Excess Interest paid as Principal Group II                                               $214,370.18

5.03 (vi)     Servicing Fee Group I                                                                                  $14,750.66
              Servicing Fee Group II                                                                                   $810.95
              Trustee Fee                                                                                              $403.92

5.03 (vii)                                                                                        Group I             Group II
              The Aggregate Principal Balance of the Mortgage Loans (Before Distribution)     $70,277,468.61       $7,274,787.78
              The Aggregate Principal Balance of the Mortgage Loans (After Distribution)      $68,654,729.81       $7,273,793.00

5.03 (ix)     Overcollateralization Amount                                                                         $3,510,000.00
              Required Overcollateralization Amount                                                                $3,510,000.00

5.03 (x)      Trigger Event (Yes/No)                                                                                    Yes

5.03 (xi)     The number and Principal Balances of all Mortgage Loans               Group I         24             $1,472,552.65
              that were subject to Principal Prepayments during the Due Period      Group II         0                  $0.00

5.03 (xii)    The amount of all Curtailments that were received during the Due Period Group I                       ($1,216.84)
              The amount of all Curtailments that were received during the Due Period Group II                          $0.00

5.03 (xiii)   The principal portion of all Monthly Payments received                Group I                          $72,549.40
              during the Due Period                                                 Group II                           $994.78

5.03 (xiv)    The interest portion of all Monthly Payments received on              Group I                          $637,493.34
              the Mortgage Loans during the Due Period                              Group II                         $75,673.13

5.03 (xv)     The amount of the Monthly Advances and the Compensating Interest      Group I      $317,271.70          $1,872.88
              payments to be made on the Determination Date                         Group II      $55,078.70            $0.00

Certificate Group 1
------------------------------------------------------------------------------------------------------------------------------
                CUSIP        Beginning Balance      Certificate           Interest          Principal         Ending Balance
  Class        24763LB        Factor per 1000           Rate         Factor per 1000     Factor per 1000      Factor per 1000
------------------------------------------------------------------------------------------------------------------------------
Class A-1         H2            0.000000000            6.620%          0.000000000         0.000000000           0.0000000
Class A-2         J8            0.000000000            6.640%          0.000000000         0.000000000           0.0000000
Class A-3         K5            0.000000000            6.770%          0.000000000         0.000000000           0.0000000
Class A-4         L3            0.760264242            7.030%          4.453881361        65.969268466         694.2949740
Class A-5         M1            1.000000000            7.370%          6.141666767         0.000000000        1000.0000000
Class A-6         N9            0.970186471            7.040%          5.691760571        11.210474946         958.9759960
Class M-1         Q2            0.646847576            7.240%          3.902646886         0.000000000         646.8475758
Class M-2         R0            0.646847576            7.490%          4.037406993         0.000000000         646.8475758
Class B-3         S8            0.490591481            7.800%          3.188844628         0.000000000         490.5914813
Class I/O         T6            0.970186471            6.500%          0.000000000              n/a            958.9759960
------------------------------------------------------------------------------------------------------------------------------


Certificate Group 1
------------------------------------------------------------------------------------------------------------------------------
                CUSIP        Beginning Balance      Certificate           Interest          Principal         Ending Balance
  Class        24763LB        Factor per 1000           Rate         Factor per 1000     Factor per 1000      Factor per 1000
------------------------------------------------------------------------------------------------------------------------------
Class A-7         P4            0.145495756          4.29875%          0.538581800         4.307299208          141.1884564
------------------------------------------------------------------------------------------------------------------------------

                                      B-16

Delta Funding Corporation
Home Equity Loan Trust
Series 97-2

(**)Class A-7 Certificate rate is a variable rate.

5.03 (xvi)   The amount distributed to the Class R Certificateholder                                                    $193,055.32

                                                                                                        Group I             Group II
                                                                                                        -------             --------
5.03 (xvii)  The weighted average remaining term to maturity                                              184                 310
             The weighted average Loan  Rate                                                            11.2172%            12.8438%

5.03 (xviii) The amount of all payments or reimbursements to the Servicer                                $0.00               $0.00

5.03 (xix)   The number of Mortgage Loans outstanding prior to distribution                               1040                 93
             The number of Mortgage Loans outstanding after distribution                                  1016                 93

5.03 (xx)    The Amount of Liquidation Loan Losses                                                   $82,288.73              $0.00
             Loan Losses as percentage of the Initial Collateral Balance                               0.0392%              0.0000%
             Cumulative Net Losses as percentage of the Initial Collateral Balance                     1.8251%             2.6846%
             Non-Recoverable Loss Adjustment                                                         ($8,071.36)            $0.00

             Group I


5.03 (xxi)  Delinquent Mortgage Loans:
                                                                                         Number      Percent      Principal Balance
                                                                                         ------      -------      -----------------
                                                                        30 TO 59 DAYS      99         9.199%        $6,315,819.28
                                                                        60 TO 89 DAYS      36         4.132%        $2,836,691.13
                                                                         90 PLUS DAYS      66         7.093%        $4,869,553.20
                                                                          FORECLOSURE      93        11.002%        $7,553,470.30
                                                                                  REO      40         3.501%        $2,403,766.70

--------------------------------------------------------------------------------
    (*)NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
--------------------------------------------------------------------------------

           Group II
5.03 (xxi) Delinquent Mortgage Loans :

                                                                                         Number      Percent      Principal Balance
                                                                                         ------      -------      -----------------
                                                                        30 TO 59 DAYS       6         6.693%         $486,864.66
                                                                        60 TO 89 DAYS       5         9.006%         $655,072.58
                                                                         90 PLUS DAYS       9         8.779%         $638,602.12
                                                                          FORECLOSURE      16        16.890%        $1,228,559.69
                                                                                  REO       9         7.767%         $564,922.88

--------------------------------------------------------------------------------
    (*)NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
--------------------------------------------------------------------------------

5.03 (xxi) Cumulative Loss Event                                                                                               No
           Servicer Termination Test                                                                                           No

                                                                       EXHIBIT I
Delta Funding Corporation
Home Equity Loan Trust
Series 97-3

                                                                    Distribution Date                                    06/25/2001

                                                                                                  Principal              Interest
                                                                                                  ---------              --------
5.03 (i)       The Available Funds for Certificate Group 1                                     $2,277,178.34           $853,435.23
               The Available Funds for Certificate Group                                        $370,198.30            $140,179.83
               Interest Advance Recovery                                                                               $454,455.25
               Servicing Advance Recovery                                                                              $159,681.39

Certificate Group 1
------------------------------------------------------------------------------------------------------------------------------------
                                                                       Interest
                CUSIP     Beginning     Certificate      Interest      Carryover    Principal     Principal Carryover    Ending
   Class       24763L      Balance         Rate        Distribution    Shortfall   Distribution       Shortfall          Balance
------------------------------------------------------------------------------------------------------------------------------------
  Class A-1F     BU3        $0.00         4.17875%         $0.00         $0.00        $0.00             $0.00            $0.00
  Class A-2F     BV1        $0.00          6.590%          $0.00         $0.00        $0.00             $0.00            $0.00
  Class A-3F     BW9     $781,964.59       6.630%        $4,320.35       $0.00     $781,964.59          $0.00            $0.00
  Class A-4F     BX7    $14,014,000.00     6.930%       $80,930.85       $0.00    $1,302,590.56         $0.00        $12,711,409.44
  Class A-5F     BY5    $20,643,000.00     7.250%       $124,718.13      $0.00        $0.00             $0.00        $20,643,000.00
  Class A-6F     BZ2    $23,664,123.91     6.860%       $135,279.91      $0.00     $458,125.65          $0.00        $23,205,998.26
Class A-6 I/O    CA6    $23,664,123.91     6.500%          $0.00         $0.00         n/a               n/a         $23,205,998.26
  Class M-1F     CB4    $16,562,000.00     7.080%        $97,715.80      $0.00        $0.00             $0.00        $16,562,000.00
  Class M-2F     CC2    $12,588,000.00     7.330%        $76,891.70      $0.00        $0.00             $0.00        $12,588,000.00
  Class B-1F     CD0    $10,600,000.00     7.650%        $67,575.00      $0.00        $0.00             $0.00        $10,600,000.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTALS                 $98,853,088.50                  $587,431.74      $0.00    $2,542,680.79         $0.00        $96,310,407.70
------------------------------------------------------------------------------------------------------------------------------------


Certificate Group 2
------------------------------------------------------------------------------------------------------------------------------------
                                                                       Interest
                CUSIP     Beginning     Certificate      Interest      Carryover    Principal     Principal Carryover    Ending
   Class       24763L      Balance         Rate        Distribution    Shortfall   Distribution       Shortfall          Balance
------------------------------------------------------------------------------------------------------------------------------------
Class A-1A       CE8       $0.00          4.28875%        $0.00          $0.00        $0.00             $0.00             $0.00
Class M-1A       CF5    $3,764,754.92     4.45875%      $14,454.70       $0.00     $458,362.01          $0.00         $3,306,392.91
Class M-2A       CG3    $5,250,000.00     4.65875%      $21,061.43       $0.00        $0.00             $0.00         $5,250,000.00
Class B-1A       CH1    $3,750,000.00     5.08875%      $16,432.42       $0.00        $0.00             $0.00         $3,750,000.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTALS                $111,617,843.42                  $639,380.29      $0.00    $3,001,042.80         $0.00        $108,616,800.62
------------------------------------------------------------------------------------------------------------------------------------

5.03 (v)       The Amount of Excess Interest paid as Principal Group I                                                 $265,502.45
               The Amount of Excess Interest paid as Principal Group II                                                $88,163.71

5.03 (vi)      Servicing Fee Group I                                                                                   $23,379.75
               Servicing Fee Group II                                                                                   $1,737.13
               Trustee Fee                                                                                               $568.61

5.03 (vii)
                                                                                                       Group I           Group II
                                                                                                       -------           --------
               The Aggregate Principal Balance of the Mortgage Loans (Before Distribution)          $100,208,240.66   $13,514,750.51
               The Aggregate Principal Balance of the Mortgage Loans (After Distribution)           $97,769,611.83    $13,052,199.83

                                                                                                       Group I           Group II
                                                                                                       -------           --------
5.03 (ix)      Overcollateralization Amount                                                         $1,459,204.13       $745,806.92
               Required Overcollateralization Amount                                                $2,649,972.56       $749,995.59

5.03 (x)       Trigger Event (Yes/No)                                                                    YES                YES

5.03 (xi)      The number and Principal Balances of all Mortgage Loans                       Group I     31           $2,155,946.29
               that were subject to Principal Prepayments during the Due Period             Group II      4            $232,706.10

5.03 (xii)     The amount of all Curtailments that were received during the Due Period       Group I                     ($78.52)
               The amount of all Curtailments that were received during the Due Period      Group II                       $0.00

5.03 (xiii)    The principal portion of all Monthly Payments received                        Group I                   $103,561.06
               during the Due Period                                                        Group II                    $5,507.73

5.03 (xiv)     The interest portion of all Monthly Payments received on                      Group I                    $876,814.98
               the Mortgage Loans during the Due Period                                     Group II                    $141,916.96

5.03 (xv)      The amount of the Monthly Advances and the Compensating Interest              Group I  $390,019.64        $1,963.29
               payments to be made on the Determination Date                                Group II   $97,686.30         $125.90

Delta Funding Corporation
Home Equity Loan Trust
Series 97-3

-----------------------------------------------------------------------------------------------------------------------------------
Certificate Group 1
-----------------------------------------------------------------------------------------------------------------------------------
                   CUSIP         Beginning Balance         Certificate         Interest          Principal       Ending Balance
    Class          24763L         Factor per 1000             Rate          Factor per 1000   Factor per 1000    Factor per 1000
-----------------------------------------------------------------------------------------------------------------------------------
  Class A-1         BU3             0.000000000              4.179%           0.000000000        0.000000000         0.0000000
  Class A-2         BV1             0.000000000              6.590%           0.000000000        0.000000000         0.0000000
  Class A-3         BW9             0.014115903              6.630%           0.077990288       14.115903409         0.0000000
  Class A-4         BX7             1.000000000              6.930%           5.775000000       92.949233297       907.0507667
  Class A-5         BY5             1.000000000              7.250%           6.041666909        0.000000000      1000.0000000
  Class A-6         BZ2             0.892985808              6.860%           5.104902264       17.287760494       875.6980475
Class A-6 I/O       CA6             0.892985808              6.500%           0.000000000        0.000000000       875.6980475
 Class M-1F         CB4             1.000000000              7.080%           5.900000000        0.000000000      1000.0000000
 Class M-2F         CC2             1.000000000              7.330%           6.108333333        0.000000000      1000.0000000
 Class B-1F         CD0             1.000000000              7.650%           6.375000000        0.000000000      1000.0000000
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Certificate Group 2
-----------------------------------------------------------------------------------------------------------------------------------
                   CUSIP         Beginning Balance         Certificate         Interest          Principal       Ending Balance
    Class          24763L         Factor per 1000             Rate          Factor per 1000   Factor per 1000    Factor per 1000
-----------------------------------------------------------------------------------------------------------------------------------
Class A-1A          CE8             0.000000000             4.2888%           0.000000000        0.000000000         0.0000000
Class M-1A          CF5             0.557741470             4.4588%           2.141436753       67.905482232       489.8359874
Class M-2A          CG3             1.000000000             4.6588%           4.011701389        0.000000000      1000.0000000
Class B-1A          CH1             1.000000000             5.0888%           4.381979167        0.000000000      1000.0000000
-----------------------------------------------------------------------------------------------------------------------------------

5.03 (xvi)     The amount distributed to the Class R Certificateholder                                                 $0.00

                                                                                                Group I               Group II
                                                                                                -------               --------
5.03 (xvii)    The weighted average remaining term to maturity                                    232                    314
               The weighted average Loan Rate                                                   10.8112%              12.9614%

5.03 (xviii)   The amount of all payments or reimbursements to the Servicer                      $0.00                  $0.00

5.03 (xix)     The number of Mortgage Loans outstanding prior to distribution                     1392                   151
               The number of Mortgage Loans outstanding after distribution                        1361                   147

5.03 (xx)      The Amount of Liquidation Loan Losses                                          $166,675.26            $92,352.38
               Loan Losses as percentage of the Initial Collateral Balance                       0.0629%               0.1231%
               Cumulative Net Losses as percentage of the Initial Collateral Balance             2.4036%               2.0643%
               Non-Recoverable Loss Adjustment                                                 ($5,224.77)              $0.00
               Group I

5.03 (xxi)     Delinquent Mortgage Loans:
                                                                     Number             Percent        Principal Balance
                                                                     ------             -------        -----------------
                                              30 TO 59 DAYS            113                8.396%          $8,208,743.74
                                              60 TO 89 DAYS             59                4.121%          $4,029,539.25
                                                  90 TO 119             20                1.668%          $1,630,599.04
                                              120 PLUS DAYS             58                4.896%          $4,787,107.96
                                                FORECLOSURE             89                8.314%          $8,128,346.23
                                                        REO             61                4.311%          $4,214,373.07
--------------------------------------------------------------------------------------------------------------------------------
                                      (*)NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
--------------------------------------------------------------------------------------------------------------------------------

              Group II

5.03 (xxi)    Delinquent Mortgage Loans:

                                                                      Number             Percent        Principal Balance
                                                                      ------             -------        -----------------
                                               30 TO 59 DAYS            16               10.277%          $1,341,424.65
                                               60 TO 89 DAYS             6                4.947%            $645,735.03
                                                   90 TO 119             6                3.647%            $475,956.11
                                               120 PLUS DAYS            16               10.604%          $1,384,095.20
                                                 FORECLOSURE            17               12.217%          $1,594,602.88
                                                         REO            11                9.232%          $1,204,978.26
--------------------------------------------------------------------------------------------------------------------------------
                                       (*)NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
--------------------------------------------------------------------------------------------------------------------------------


                                                                                             Group I              Group II
5.03 (xxi)     Cumulative Loss Event                                                           YES                   NO
               Servicer Termination Test                                                                             NO
               Group I Delinquency Amount                                                                      $20,367,546.17
               Group II Delinquency Amount                                                                      $4,863,510.94

                                      B-19

Delta Funding Corporation                                                                                            EXHIBIT J
Home Equity Loan Trust
Series 97-4
                                                                                           Distribution Date              06/25/2001
                                                                                                   Principal             Interest
                                                                                                   ---------             --------
5.03 (i)       The Available Funds for Certificate Group 1                                       $2,678,874.31        $1,157,910.36
               The Available Funds for Certificate Group 2                                         $435,243.39          $160,978.05
               Interest Advance Recovery                                                                                $545,952.51
               Servicing Advance Recovey                                                                                $157,621.15

5.03 (ii)
Certificate Group 1
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      Interest
              CUSIP      Beginning    Certificate     Interest        Carryover      Principal     Principal Carryover    Ending
Class         24763L      Balance         Rate      Distribution      Shortfall     Distribution       Shortfall          Balance
-----------------------------------------------------------------------------------------------------------------------------------
Class A-1F     CJ7         $0.00        4.23875%       $0.00            $0.00          $0.00             $0.00            $0.00
Class A-2F     CK4    $22,466,317.04     6.670%    $124,875.28          $0.00      $2,554,268.43         $0.00       $19,912,048.61
Class A-3F     CL2    $18,000,000.00     6.710%    $100,650.00          $0.00          $0.00             $0.00       $18,000,000.00
Class A-4F     CM0    $25,225,000.00     7.070%    $148,617.29          $0.00          $0.00             $0.00       $25,225,000.00
Class A-5F     CN8    $30,079,155.01     6.670%    $167,189.97          $0.00       $420,425.22          $0.00       $29,658,729.78
Class A-5 I/O  CW8         $0.00         6.500%        $0.00            $0.00           N/A               N/A             $0.00
Class M-1F     CP3    $17,476,362.97     6.970%    $101,508.54          $0.00          $0.00             $0.00       $17,476,362.97
Class M-2F     CQ1    $13,282,035.86     7.170%     $79,360.16          $0.00          $0.00             $0.00       $13,282,035.86
Class B-1F     CR9     $9,867,598.88     7.510%     $61,754.72          $0.00          $0.00             $0.00        $9,867,598.88
-----------------------------------------------------------------------------------------------------------------------------------
  TOTALS             $136,396,469.75               $783,955.96          $0.00      $2,974,693.65         $0.00      $133,421,776.10
-----------------------------------------------------------------------------------------------------------------------------------

Certificate Group 2
------------------------------------------------------------------------------------------------------------------------------------
                                                                      Interest
              CUSIP      Beginning    Certificate     Interest        Carryover      Principal     Principal Carryover    Ending
Class         24763L      Balance         Rate      Distribution      Shortfall     Distribution       Shortfall          Balance
------------------------------------------------------------------------------------------------------------------------------------
Class A-1A     CS7         $0.00        4.30875%       $0.00            $0.00          $0.00             $0.00            $0.00
Class M-1A     CT5     $5,146,707.01    4.56875%    $20,248.18          $0.00       $523,452.07          $0.00        $4,623,254.94
Class M-2A     CU2     $5,525,000.00    4.76875%    $22,687.99          $0.00          $0.00             $0.00        $5,525,000.00
Class B-1A     CV0     $4,675,000.00    5.23875%    $21,089.61          $0.00          $0.00             $0.00        $4,675,000.00
------------------------------------------------------------------------------------------------------------------------------------
  TOTALS              $151,743,176.76              $847,981.74          $0.00      $3,498,145.73         $0.00       $148,245,031.03
------------------------------------------------------------------------------------------------------------------------------------

5.03 (v)       The Amount of Excess Interest paid as Principal Group I                                                 $295,819.34
               The Amount of Excess Interest paid as Principal Group II                                                 $88,208.68

5.03 (vi)      Servicing Fee Group I                                                                                    $33,224.00
               Servicing Fee Group II                                                                                    $1,949.60
               Trustee Fee                                                                                                $779.60

                                                                                                       Group I           Group II
                                                                                                       -------           --------
5.03 (vii)     The Aggregate Principal Balance of the Mortgage Loans (Before Distribution)        $139,810,903.74     $16,108,432.40
               The Aggregate Principal Balance of the Mortgage Loans (After Distribution)         $136,917,048.69     $15,673,239.13

                                                                                                       Group I           Group II
                                                                                                       -------           --------
5.03 (ix)      Overcollateralization Amount                                                        $3,495,272.59       $849,984.19
               Required Overcollateralization Amount                                               $3,495,272.59       $849,984.19

5.03 (x)       Trigger Event (Yes/No)                                                                    YES                YES

5.03 (xi)      The number and Principal Balances of all Mortgage Loans                    Group I        33            $2,375,607.17
               that were subject to Principal Prepayments during the Due Period           Group II        5             $432,778.83

5.03 (xii)     The amount of all Curtailments that were received during the Due Period Group I                           ($1,886.37)
               The amount of all Curtailments that were received during the Due Period Group II                             $0.00

5.03 (xiii)    The principal portion of all Monthly Payments received                     Group I                       $140,008.85
               during the Due Period                                                      Group II                       $2,414.44

5.03 (xiv)     The interest portion of all Monthly Payments received on                   Group I                      $1,191,134.36
               the Mortgage Loans during the Due Period                                   Group II                      $162,927.65

5.03 (xv)      The amount of the Monthly Advances and the Compensating Interest           Group I    $513,037.29         $3,592.89
               payments to be made on the Determination Date                             Group II    $115,102.84         $1,156.44

Delta Funding Corporation
Home Equity Loan Trust
Series 97-4


Certificate Group 1
-----------------------------------------------------------------------------------------------------------------------------------
                     CUSIP        Beginning Balance       Certificate         Interest          Principal         Ending Balance
Class                24763L        Factor per 1000            Rate        Factor per 1000     Factor per 1000     Factor per 1000
-----------------------------------------------------------------------------------------------------------------------------------
Class A-1             CJ7            0.000000000              4.24%              0             0.000000000           0.000000000
Class A-2             CK4            0.838295412              6.67%        4.659525373        95.308523533          742.986888600
Class A-3             CL2            1.000000000              6.71%        5.591666667         0.000000000         1000.000000000
Class A-4             CM0            1.000000000              7.07%        5.891666601         0.000000000         1000.000000000
Class A-5             CN8            0.954893810              6.67%        5.307618095        13.346832518          941.546977200
Class A-5 I/O         CW8            0.000000000              6.50%             0              0.000000000          941.546977200
Class M-1F            CP3            0.887710823              6.97%        5.156120282         0.000000000          887.710822800
Class M-2F            CQ1            0.887658615              7.17%        5.303759941         0.000000000          887.658614900
Class B-1F            CR9            0.895020306              7.51%        5.601335418         0.000000000          895.020306400
-----------------------------------------------------------------------------------------------------------------------------------

Certificate Group 2

                                  Beginning Balance       Certificate         Interest          Principal         Ending Balance
Class                CUSIP         Factor per 1000            Rate        Factor per 1000     Factor per 1000     Factor per 1000
-----------------------------------------------------------------------------------------------------------------------------------
Class A-1A            CS7            0.000000000              4.31%              0             0.000000000           0.000000000
Class M-1A            CT5            0.672772158              4.57%         2.646821158       68.425107488          604.347050400
Class M-2A            CU2            1.000000000              4.77%         4.106423611        0.000000000         1000.000000000
Class B-1A            CV0            1.000000000              5.24%         4.511145833        0.000000000         1000.000000000
-----------------------------------------------------------------------------------------------------------------------------------

5.03 (xvi)     The amount distributed to the Class R Certificateholder                                               $86,099.04

                                                                                               Group I                Group II
                                                                                               -------                --------
5.03 (xvii)    The weighted average remaining term to maturity                                 26100.00%              31700.00%
               The weighted average Loan  Rate                                                   10.52%                 12.49%

5.03 (xviii)   The amount of all payments or reimbursements to the Servicer                      $0.00                   $0.00

5.03 (xix)     The number of Mortgage Loans outstanding prior to distribution                    1927                     174
               The number of Mortgage Loans outstanding after distribution                       1894                     169

5.03 (xx)      The Amount of Liquidation Loan Losses                                         $216,606.84                 $0.00
               Loan Losses as percentage of the Initial Collateral Balance                       0.07%                   0.00%
               Cumulative Net Losses as percentage of the Initial Collateral Balance             1.56%                   1.49%
               Non-Recoverable Loss Adjustment                                                ($1,626.10)              ($50.12)
               Group I


5.03 (xxi)     Delinquent Mortgage Loans:
                                                                                     Number        Percent       Principal Balance
                                                                  30 TO 59 DAYS        172           9.43%         $12,914,358.05
                                                                  60 TO 89 DAYS         85           4.48%          $6,138,956.30
                                                                 90 TO 119 DAYS         24           1.55%          $2,122,894.05
                                                                  120 DAYS PLUS         77           3.91%          $5,348,552.43
                                                                    FORECLOSURE        134           7.31%          10,011,618.43
                                                                            REO         61          3.200%          $4,380,753.27
------------------------------------------------------------------------------------------------------------------------------------
                                 (*)NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
------------------------------------------------------------------------------------------------------------------------------------
               Group II
5.03 (xxi)     Delinquent Mortgage Loans:
                                                                                     Number        Percent        Principal Balance

                                                                  30 TO 59 DAYS         13           7.15%         $1,121,034.68
                                                                  60 TO 89 DAYS         13           3.38%          $529,540.66
                                                                 90 TO 119 DAYS          9           6.26%          $980,333.35


Delta Funding Corporation
Home Equity Loan Trust
Series 97-4

                                                                  120 DAYS PLUS        10            6.30%          $986,980.51
                                                                    FORECLOSURE        22           16.95%         $2,656,992.03
                                                                            REO         8           5.673%          $889,127.70
------------------------------------------------------------------------------------------------------------------------------------
                              (*)NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
------------------------------------------------------------------------------------------------------------------------------------

5.03 (xxi)     Trigger Event                                                                                           YES
               Subordination Trigger Event                                                                              NO


                                                                       EXHIBIT K

Delta Funding Corporation
DELTA FUNDING HOME EQUITY LOAN TRUST
SERIES 1998-1

                                                                                Distribution Date                         06/25/2001

                                                                                                   Principal              Interest

5.03 (i)       The Available Funds for Certificate Group 1                      Group 1          $3,932,033.24         $1,295,676.01
               The Available Funds for Certificate Group 2                      Group 2            $696,270.23           $202,067.39
                                                                                                 -------------         -------------
                                                                                Total            $4,628,303.47         $1,497,743.40

5.03 (ii), (iii), (iv), (viii)

-------------------------------------------------------------------------------------
Certificate Group 1
                                                                          Interest
              CUSIP         Beginning      Certificate      Interest      Carryover
   Class      24763L         Balance           Rate       Distribution    Shortfall
-------------------------------------------------------------------------------------
Class A-1F     CX6                $0.00       4.199%             $0.00      $0.00
Class A-2F     CY4                $0.00       6.310%             $0.00      $0.00
Class A-3F     CZ1       $41,418,332.54       6.330%       $218,481.70      $0.00
Class A-4F     DA5       $10,220,000.00       6.550%        $55,784.17      $0.00
Class A-5F     DB3       $13,441,000.00       7.040%        $78,853.87      $0.00
Class A-6F     DC1       $45,195,157.44       6.520%       $245,560.36      $0.00
Class I/OF     DD9                $0.00       7.000%             $0.00      $0.00
Class M-1F     DE7       $17,710,000.00       4.639%        $70,742.23      $0.00
Class M-2F     DF4       $10,010,000.00       4.809%        $41,450.09      $0.00
Class B-1F     DG2       $13,090,000.00       5.539%        $62,432.48      $0.00
-------------------------------------------------------------------------------------
 TOTALS                 $151,084,489.98                    $773,304.90      $0.00
-------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Certificate Group 1

              LIBOR Carryover      Principal     Principal Carryover         Ending
   Class         Shortfall       Distribution         Shortfall             Balance
----------------------------------------------------------------------------------------
Class A-1F         $0.00                $0.00           $0.00                     $0.00
Class A-2F         $0.00                $0.00           $0.00                     $0.00
Class A-3F         $0.00        $3,337,863.95           $0.00            $38,080,468.59
Class A-4F         $0.00                $0.00           $0.00            $10,220,000.00
Class A-5F         $0.00                $0.00           $0.00            $13,441,000.00
Class A-6F         $0.00          $754,807.57           $0.00            $44,440,349.87
Class I/OF         $0.00                  n/a             n/a                     $0.00
Class M-1F         $0.00                $0.00           $0.00            $17,710,000.00
Class M-2F         $0.00                $0.00           $0.00            $10,010,000.00
Class B-1F         $0.00                $0.00           $0.00            $13,090,000.00
----------------------------------------------------------------------------------------
 TOTALS            $0.00        $4,092,671.52           $0.00           $146,991,818.46
----------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Certificate Group 2
                                                                          Interest
              CUSIP         Beginning      Certificate      Interest      Carryover
   Class      24763L         Balance           Rate       Distribution    Shortfall
------------------------------------------------------------------------------------
Class A-1A     DH0                 $0.00     6.28000%            $0.00      $0.00
Class A-2A     DJ6         $3,013,282.94     4.29875%       $11,154.27      $0.00
Class IOA      DK3                 $0.00     6.80000%            $0.00      $0.00
Class M-1A     DL1         $4,232,000.00     4.53875%       $16,540.21      $0.00
Class M-2A     DM9         $4,094,000.00     4.67875%       $16,494.41      $0.00
Class B-1A     DN7         $7,031,387.99     5.34875%       $32,385.65      $0.00
------------------------------------------------------------------------------------
 TOTALS                   $18,370,670.93                    $76,574.55      $0.00
------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Certificate Group 2

              LIBOR Carryover      Principal     Principal Carryover         Ending
   Class         Shortfall       Distribution         Shortfall             Balance
---------------------------------------------------------------------------------------
Class A-1A         $0.00               $0.00             $0.00                    $0.00
Class A-2A         $0.00         $821,717.65             $0.00            $2,191,565.29
Class IOA          $0.00                 n/a             $0.00                    $0.00
Class M-1A         $0.00               $0.00             $0.00            $4,232,000.00
Class M-2A         $0.00               $0.00             $0.00            $4,094,000.00
Class B-1A         $0.00               $0.00             $0.00            $7,031,387.99
---------------------------------------------------------------------------------------
 TOTALS            $0.00         $821,717.65             $0.00           $17,548,953.27
---------------------------------------------------------------------------------------

               Prepayment Penalty                                                                                         $3,324.16

5.03 (v)       The Amount of Excess Interest paid as Principal Group I                                                  $160,638.28
               The Amount of Excess Interest paid as Principal Group II                                                 $138,574.93

5.03 (vi)      Servicing Fee Group I                                                                                     $40,189.53
               Servicing Fee Group II                                                                                     $2,852.17
               Trustee Fee                                                                                                  $420.42

5.03 (vii)                                                                                         Group I              Group II
               The Aggregate Principal Balance of the Mortgage Loans (Before Distribution)     $160,712,613.47       $19,465,611.58
               The Aggregate Principal Balance of the Mortgage Loans (After Distribution)      $156,374,274.96       $18,630,766.42


                                                                                                   Group I              Group II
5.03 (ix)      Overcollateralization Amount                                                      $9,382,456.50        $1,081,813.15
               Required Overcollateralization Amount                                             $9,382,456.50        $1,094,940.65

5.03 (x)       Trigger Event (Yes/No)                                                                  NO                  YES

5.03 (xi)      The number and Principal Balances of all Mortgage Loans                Group I               48        $3,452,973.05
               that were subject to Principal Prepayments during the Due Period       Group II              10          $601,008.86

5.03 (xii)     The amount of all Curtailments that were received during the Due Period Group I                           ($1,188.57)
               The amount of all Curtailments that were received during the Due Period Group II                               $0.00

5.03 (xiii)    The principal portion of all Monthly Payments received               Group I                             $162,456.04
               during the Due Period                                                Group II                              $8,023.34

5.03 (xiv)     The interest portion of all Monthly Payments received on             Group I                           $1,335,865.54
               the Mortgage Loans during the Due Period                             Group II                            $204,919.56

5.03 (xv)      The amount of the Monthly Advances and the Compensating Interest     Group I        $539,026.58            $3,143.77
               payments to be made on the Determination Date                        Group II       $132,978.39            $1,349.93


------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Certificate Group 1
                 CUSIP        Beginning Balance       Certificate          Interest              Principal           Ending Balance
   Class         24763L        Factor per 1000           Rate           Factor per 1000       Factor per 1000       Factor per 1000
------------------------------------------------------------------------------------------------------------------------------------
Class A-1F        CX6           0.000000000            4.19875%           0.000000000           0.000000000              0.0000000
Class A-2F        CY4           0.000000000            6.31000%           0.000000000           0.000000000              0.0000000
Class A-3F        CZ1           0.634491445            6.33000%           3.346942308          51.133060839            583.3583840
Class A-4F        DA5           1.000000000            6.55000%           5.458333659           0.000000000           1000.0000000
Class A-5F        DB3           1.000000000            7.04000%           5.866666915           0.000000000           1000.0000000
Class A-6F        DC1           0.978250161            6.52000%           5.315159307          16.337826253            961.9123348
Class I/OF        DD9           0.000000000            7.00000%           0.000000000           0.000000000              0.0000000
Class M-1F        DE7           1.000000000            4.63875%           3.994479390           0.000000000           1000.0000000
Class M-2F        DF4           1.000000000            4.80875%           4.140868132           0.000000000           1000.0000000
Class B-1F        DG2           1.000000000            5.53875%           4.769479167           0.000000000           1000.0000000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Certificate Group 2
                             Beginning Balance       Certificate           Interest             Principal          Ending Balance
   Class         Cusip        Factor per 1000           Rate           Factor per 1000       Factor per 1000       Factor per 1000
------------------------------------------------------------------------------------------------------------------------------------
Class A-1A        DH0           0.000000000           6.28000%           0.000000000           0.000000000            0.0000000
Class A-2A        DJ6           0.053219409           4.29875%           0.197002361          14.512851546           38.7065575
Class IOA         DK3           0.000000000           6.80000%           0.000000000           0.000000000            0.0000000
Class M-1A        DL1           1.000000000           4.53875%           3.908368056           0.000000000         1000.0000000
Class M-2A        DM9           1.000000000           4.67875%           4.028923611           0.000000000         1000.0000000
Class B-1A        DN7           0.878484256           5.34875%           4.046182573           0.000000000          878.4842561
------------------------------------------------------------------------------------------------------------------------------------


5.03 (xvi)     The amount distributed to the Class R Certificateholder                                             $361,357.83

                                                                                                  Group I             Group II

5.03 (xvii)    The weighted average remaining term to maturity                                  27600.0000%         32000.0000%
               The weighted average Loan Rate                                                        10.25%              12.86%

5.03 (xviii)   The amount of all payments or reimbursements to the Servicer                          $0.00               $0.00

5.03 (xix)     The number of Mortgage Loans outstanding prior to distribution                         2053                 243
               The number of Mortgage Loans outstanding after distribution                            2005             $233.00

5.03 (xx)      The Amount of Liquidation Loan Losses                                           $409,169.62         $138,674.93
               Loan Losses as percentage of the Initial Collateral Balance                         0.1328%             0.1507%
               Cumulative Net Losses as percentage of the Initial Collateral Balance                 1.00%               1.41%
               Non-Recoverable Loss Adjustment                                                  ($2,864.35)           ($100.00)
               Group I
5.03 (xxi)     Delinquent Mortgage Loans:


                                                                                          Number      Percent      Principal Balance
                                                                   30 TO 59 DAYS            171        9.300%        $14,542,385.79
                                                                   60 TO 89 DAYS             84        4.328%         $6,767,575.71
                                                                  90 to 119 DAYS             29        1.225%         $1,915,419.48
                                                                       120+ DAYS             50        2.662%         $4,162,963.60
                                                                     FORECLOSURE            120        6.676%        $10,439,848.85
                                                                             REO             65         2.66%         $4,154,736.30

--------------------------------------------------------------------------------
  (*)NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
--------------------------------------------------------------------------------

               Group II
  5.03 (xxi)   Delinquent Mortgage Loans :

                                                                                          Number      Percent      Principal Balance
                                                                   30 TO 59 DAYS             25       11.408%         $2,125,388.97
                                                                   60 TO 89 DAYS             12        3.857%           $718,622.01
                                                                  90 to 119 DAYS             11        4.588%           $854,793.99
                                                                       120+ DAYS             23       11.203%         $2,087,205.56
                                                                     FORECLOSURE             33       13.604%         $2,534,492.13
                                                                             REO             18         7.52%         $1,400,088.10

--------------------------------------------------------------------------------
  (*)NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
--------------------------------------------------------------------------------

5.03 (xxi)     Trigger Event                                                                                                NO
               Subordination Trigger Event                                                                                  NO

               Amount of Delinquency Reimbursement Amount                                          $673,868.28
               Amount of Servicing Advance Reimbursements                                          $236,815.95

                                                                       EXHIBIT L

Delta Funding Corporation                                                      1
Delta Home Equity Loan Trust
Series 1998-2
                                               Distribution Date      06/15/2001

                                                             Interest            Principal              Total
                                                             --------            ---------              -----
          The Available Funds for Certificate Group 1      $1,666,142.83       $5,033,077.96        $6,699,220.79
          The Available Funds for Certificate Group 2       $225,460.27         $325,543.06          $551,003.33
          Interest advance Recovery                                                                  $720,455.21
          Servicing Advance Recovery                                                                 $149,237.82

Certificate Group 1
------------------------------------------------------------------------------------------------------------------------------------
            CUSIP       Beginning      Certificate     Interest      Interest Carryover    Principal      Carryover      Ending
  Class     24763L       Balance          Rate       Distribution        Shortfall        Distribution    Shortfall      Balance
------------------------------------------------------------------------------------------------------------------------------------
Class A-1F    DP2          $0.00          6.250%          $0.00             $0.00             $0.00          $0.00        $0.00
Class A-2F    DQ0          $0.00          6.130%          $0.00             $0.00             $0.00          $0.00        $0.00
Class A-3F    DR8     $74,398,665.64      6.240%       $386,873.06          $0.00         $5,352,468.47      $0.00    $69,046,197.17
Class A-4F    DS6     $21,000,000.00      6.380%       $111,650.00          $0.00             $0.00          $0.00    $21,000,000.00
Class A-5F    DT4     $32,000,000.00      6.750%       $180,000.00          $0.00             $0.00          $0.00    $32,000,000.00
Class A-6F    DU1     $36,000,000.00      6.370%       $191,100.00          $0.00             $0.00          $0.00    $36,000,000.00
Class I/OF    DY3     $36,000,000.00     10.000%       $300,000.00          $0.00               NA             NA     $36,000,000.00
Class M-1F    DV9     $19,800,000.00      4.573%        $77,961.13          $0.00             $0.00          $0.00    $19,800,000.00
Class M-2F    DW7     $10,800,000.00      4.763%        $44,291.25          $0.00             $0.00          $0.00    $10,800,000.00
Class B-1F    DX5     $12,600,000.00      5.373%        $58,291.63          $0.00             $0.00          $0.00    $12,600,000.00
------------------------------------------------------------------------------------------------------------------------------------
Total                $206,598,665.64                  $1,350,167.07         $0.00         $5,352,468.47      $0.00   $201,246,197.17
------------------------------------------------------------------------------------------------------------------------------------

Certificate Group 2
------------------------------------------------------------------------------------------------------------------------------------
            CUSIP       Beginning      Certificate     Interest      Interest Carryover    Principal      Carryover      Ending
  Class     24763L       Balance          Rate       Distribution        Shortfall        Distribution    Shortfall      Balance
------------------------------------------------------------------------------------------------------------------------------------
Class A-1A    DZ0           $0.00         6.14000%        $0.00             $0.00            $0.00           $0.00         $0.00
Class A-2A    EA4       $5,995,591.64     4.28250%     $22,109.99           $0.00         $465,648.85        $0.00     $5,529,942.79
Class M-1A    EB2       $7,012,500.00     4.49250%     $27,128.15           $0.00            $0.00           $0.00     $7,012,500.00
Class M-2A    EC0       $4,887,500.00     4.68250%     $19,707.15           $0.00            $0.00           $0.00     $4,887,500.00
Class B-1A    ED8       $4,037,500.00     5.27250%     $18,331.09           $0.00            $0.00           $0.00     $4,037,500.00
------------------------------------------------------------------------------------------------------------------------------------
Total                  $21,933,091.64                  $87,276.38           $0.00         $465,648.85        $0.00    $21,467,442.79
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
GROUP TOTALS          $228,531,757.29                 $1,437,443.44         $0.00        $5,818,117.33       $0.00   $222,713,639.96
------------------------------------------------------------------------------------------------------------------------------------

            LIBOR                   4.12250%
5.03 (v)    The Amount of Excess Interest paid as Principal Group I                                                     $315,482.49
            The Amount of Excess Interest paid as Principal Group II                                                    $138,131.41

5.03 (vi)   Servicing Fee Group I                                                                                        $52,601.93
            Servicing Fee Group II                                                                                        $3,611.05
            Trustee Fee Group 1                                                                                            $493.27
            Trustee Fee Group 2                                                                                             $52.47

                                                                                                       Group I           Group II
5.03 (vii)  The Aggregate Principal Balance of the Mortgage Loans (Before Distribution)             $211,402,121.25   $22,488,702.88
            The Aggregate Principal Balance of the Mortgage Loans (After Distribution)              $206,148,183.81   $22,127,292.80

                                                                                                       Group I           Group II
5.03 (ix)   Overcollateralization Amount                                                            $4,901,986.64      $659,850.01
            Required Overcollateralization Amount                                                    $5,040,000.00      $850,000.00

5.03 (x)    Trigger Event (Yes/No)                                                                        NO                YES

5.03 (xi)   The number and Principal Balances of all Mortgage Loans                        Group I        52          $4,498,488.54
            that were subject to Principal Prepayments during the Due Period              Group II         4           $314,258.98

5.03 (xii)  The amount of all Curtailments that were received during the Due Period Group I                              ($305.75)
            The amount of all Curtailments that were received during the Due Period Group II                               $0.00

5.03 (xiii) The principal portion of all Monthly Payments received                         Group I                      $207,453.59
            during the Due Period                                                         Group II                       $10,397.29

5.03 (xiv)  The interest portion of all Monthly Payments received on                       Group I                     $1,718,744.76
            the Mortgage Loans during the Due Period                                      Group II                      $229,071.32

5.03 (xv)   The amount of the Monthly Advances and the Compensating Interest               Group I     $708,927.99         $0.00

Delta Funding Corporation                                                      2
Delta Home Equity Loan Trust
Series 1998-2

   payments to be made on the Determination Date                  Group II       $141,302.31       $0.00

Delta Funding
Corporation                                                                    3
Delta Home Equity Loan Trust
Series 1998-2

------------------------------------------------------------------------------------------------------------------------------------
Certificate Group 1
              CUSIP     Beginning Balance       Certificate        Interest              Principal           Ending Balance
------------------------------------------------------------------------------------------------------------------------------------
  Class       24763L     Factor per 1000           Rate        Factor per 1000        Factor per 1000        Factor per 1000
Class A-1F     DP2         0.000000000           6.25000%        0.000000000            0.000000000              0.0000000
Class A-2F     DQ0         0.000000000           6.13000%        0.000000000            0.000000000              0.0000000
Class A-3F     DR8         0.932314106           6.24000%        4.848033333           67.073539768            865.2405660
Class A-4F     DS6         1.000000000           6.38000%        5.316666667            0.000000000           1000.0000000
Class A-5F     DT4         1.000000000           6.75000%        5.625000000            0.000000000           1000.0000000
Class A-6F     DU1         1.000000000           6.37000%        5.308333333            0.000000000           1000.0000000
Class I/OF     DY3         1.000000000          10.00000%        8.333333333            0.000000000           1000.0000000
Class M-1F     DV9         1.000000000           4.57250%        3.937430808            0.000000000           1000.0000000
Class M-2F     DW7         1.000000000           4.76250%        4.101041667            0.000000000           1000.0000000
Class B-1F     DX5         1.000000000           5.37250%        4.626319444            0.000000000           1000.0000000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Certificate Group 2
                        Beginning Balance       Certificate        Interest              Principal           Ending Balance
------------------------------------------------------------------------------------------------------------------------------------
  Class        Cusip      Factor per 1000           Rate        Factor per 1000        Factor per 1000        Factor per 1000
Class A-1A     DZ0         0.000000000           6.14000%        0.000000000            0.000000000            0.0000000
Class A-2A     EA4         0.110901117           4.28250%        0.408970974            8.613157993           102.2879591
Class M-1A     EB2         1.000000000           4.49250%        3.868541667            0.000000000           1000.0000000
Class M-2A     EC0         1.000000000           4.68250%        4.032152778            0.000000000           1000.0000000
Class B-1A     ED8         1.000000000           5.27250%        4.540208333            0.000000000           1000.0000000
------------------------------------------------------------------------------------------------------------------------------------

5.03 (xvi)    The amount distributed to the Class R Certificateholder                                                  $0.00

                                                                                                       Group I        Group II
                                                                                                       -------        --------
5.03 (xvii)   The weighted average remaining term to maturity                                            281             323
              The weighted average Loan Rate                                                            10.04%          12.56%

5.03 (xviii)  The amount of all payments or reimbursements to the Servicer                              $0.00           $0.00

5.03 (xix)    The number of Mortgage Loans outstanding prior to distribution                             2600            237
              The number of Mortgage Loans outstanding after distribution                                2548            233

5.03 (xx)     The Amount of Liquidation Loan Losses                                                   $220,859.48     $35,867.02
              Loan Losses as percentage of the Initial Collateral Balance                               0.0613%        0.0422%
              Cumulative Net Losses as percentage of the Initial Collateral Balance                      0.75%          1.29%
              Non-Recoverable Loss Adjustment                                                          ($3,908.02)   ($1,974.38)
              Group I

5.03 (xxi)    Delinquent Mortgage Loans:
              All Delinquencies are exclusive of each other
                                                                                               Number    Percent   Principal Balance

                                                                      30 TO 59 DAYS             222       9.233%     $19,033,005.78
                                                                      60 TO 89 DAYS              75       2.811%      $5,795,116.01
                                                                     90 TO 119 DAYS              34       1.093%      $2,252,677.67
                                                                          120+ DAYS              54       2.173%      $4,479,727.73
                                                                        FORECLOSURE             178        6.84%     $14,106,123.08
                                                                                REO              62        1.94%      $3,998,650.43

--------------------------------------------------------------------------------
 (*)NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
--------------------------------------------------------------------------------
        (*)NOTE THAT 30, 60, 90, OR 120 PLUS DAYS MAY INCLUDE BANKRUPTCY
--------------------------------------------------------------------------------

              Group II
5.03 (xxi)    Delinquent Mortgage Loans:
              All Delinquencies are exclusive of each other
                                                                                               Number    Percent   Principal Balance
                                                                      30 TO 59 DAYS              30      11.100%      $2,456,139.81
                                                                      60 TO 89 DAYS              10       4.710%      $1,042,214.95
                                                                       90 DAYS PLUS               8        4.25%        $939,269.98
                                                                          120+ DAYS              12        5.69%      $1,258,400.97
                                                                        FORECLOSURE              23       10.48%      $2,319,510.55
                                                                                REO              20        8.43%      $1,864,535.92

--------------------------------------------------------------------------------
 (*)NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
--------------------------------------------------------------------------------
        (*)NOTE THAT 30, 60, 90, OR 120 PLUS DAYS MAY INCLUDE BANKRUPTCY
--------------------------------------------------------------------------------

5.03 (xxi)    Trigger Event                                                                                               NO
              Subordination Trigger Event                                                                                 NO

                                      B-27

                                                                       EXHIBIT M

Delta Funding Corporation
Delta Home Equity Loan Trust
Series 1998-3

                                                                                             Distribution Date        06/15/2001

                                                                                                  Interest             Principal
Interest Advance Recovery     $827,393.29     The Available Funds for Certificate Group 1      $2,199,056.33         $7,013,439.42
Servicing Advance Recovery    $172,018.46     The Available Funds for Certificate Group 2       $109,376.54            $75,156.51
------------------------------------------------------------------------------------------------------------------------------------
             Total            $999,411.75                          Total                       $2,308,432.86         $7,088,595.93


5.03 (ii,iii)

Certificate Group 1
------------------------------------------------------------------------------------------------------------------------------------
                  CUSIP                                                    Interest         Principal
Class                         Beginning Balance    Certificate Rate      Distribution      Distribution        Ending Balance
------------------------------------------------------------------------------------------------------------------------------------
Class A-1      24763LEE6            $0.00                0.000%             $0.00             $0.00                $0.00
Class A-2      24763LEF3        $62,308,184.52           5.860%          $304,271.63      $7,237,068.55        $55,071,115.97
Class A-3      24763LEG1        $58,921,000.00           5.960%          $292,640.97          $0.00            $58,921,000.00
Class A-4      24763LEH9        $68,805,000.00           6.220%          $356,639.25          $0.00            $68,805,000.00
Class A-5      24763LEJ5        $32,016,000.00           6.410%          $171,018.80          $0.00            $32,016,000.00
Class A-6      24763LEK2        $44,500,000.00           5.930%          $219,904.17          $0.00            $44,500,000.00
Class IO       24763LEL0        $38,938,000.00           6.000%          $194,690.00            NA             $38,938,000.00
Class BIO      F9803101             $0.00                  NA            $485,297.00            NA                 $0.00
Class R                             $0.00                  NA               $0.00             $0.00                $0.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTALS                         $266,550,184.52                         $2,024,461.82     $7,237,068.55        $259,313,115.97
------------------------------------------------------------------------------------------------------------------------------------


Certificate Group 2
------------------------------------------------------------------------------------------------------------------------------------
                  CUSIP                                                    Interest         Principal
  Class         US24863LB     Beginning Balance    Certificate Rate      Distribution      Distribution        Ending Balance
------------------------------------------------------------------------------------------------------------------------------------
Class A-1A      24763LEM8        $9,563,511.42          4.55000%          $36,255.67        $75,156.51          $9,488,354.91
------------------------------------------------------------------------------------------------------------------------------------
 TOTALS                         $276,113,695.94                         $2,060,717.49      $7,312,225.06       $268,801,470.88
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                    GROUP 1           GROUP 2
                                                                                                    -------           -------

            One Month LIBOR rate                                                                                      4.12250%
5.03 (iv)   The number and Principal Balances of all Mortgage Loans                                    82                1
            that were subject to Principal Prepayments during the Due Period                     $6,560,919.09       $67,535.77

            The amount of all Curtailments that were received during the                           ($550.02)            $0.00
            Due Period

            The principal portion of all Monthly Payments received                                $260,021.14          $7,620.74
            during the Due Period

5.03 (v)    The Amount of Excess Interest for each Loan Group paid as                             $221,271.64            $0.00
            principal

5.03 (vi)   SERVICING FEE                                                                          $70,265.06          $1,896.67
            Premium Amount                                                                         $24,850.84           $909.30
            Reimbursement Amount to Certificate Insurer                                              $0.00               $0.00
            TRUSTEE FEE                                                                             $657.25              $26.34

5.03 (vii)  The Aggregate Principal Balance of the Mortgage Loans (Before Distribution)         $281,680,184.52     $11,288,511.42
            The Aggregate Principal Balance of the Mortgage Loans (After Distribution)          $274,443,115.97     $11,213,354.91

            The Certificate Principal Balance (Before Distribution)                             $266,550,184.52      $9,563,511.42
            The Certificate Principal Balance (After Distribution)                              $259,313,115.97      $9,488,354.91



Certificate Group 1
------------------------------------------------------------------------------------------------------------------------------------
                  CUSIP       Beginning Balance                            Interest           Principal          Ending Balance

  Class         US24863LB      Factor per 1000     Certificate Rate     Factor per 1000     Factor per 1000      Factor per 1000
------------------------------------------------------------------------------------------------------------------------------------
Class A-1          A70           0.000000000            6.600%            0.000000000         0.000000000            0.0000000
Class A-2          B53           0.656663623            6.920%            3.206707358        76.271194381           580.3924285
Class A-3          C37           1.000000000            7.260%            4.966666667         0.000000000          1000.0000000
Class A-4          D10           1.000000000            7.460%            5.183333333         0.000000000          1000.0000000
Class A-5          E92           1.000000000            7.740%            5.341666667         0.000000000          1000.0000000
Class A-6          F76           1.000000000            7.210%            4.941666667         0.000000000          1000.0000000
 Class S                         0.344267223            6.0000%           1.721336115              NA               344.2672231
------------------------------------------------------------------------------------------------------------------------------------

Certificate Group 2
------------------------------------------------------------------------------------------------------------------------------------
                              Beginning Balance                            Interest           Principal          Ending Balance
  Class           Cusip        Factor per 1000     Certificate Rate     Factor per 1000     Factor per 1000      Factor per 1000
------------------------------------------------------------------------------------------------------------------------------------
Class A-1A                       0.318783714            4.54925%          1.208522342          2.505217000          316.2784970
------------------------------------------------------------------------------------------------------------------------------------

Delta Funding Corporation                                                      2
Delta Home Equity Loan Trust
Series 1998-3

                                                                                                     GROUP 1           GROUP 2
5.03 (ix)     Overcollateralization Amount                                                        $15,130,000.00     $1,725,000.00
              Specified Overcollateralization Amount                                              $15,130,000.00     $1,725,000.00

5.03 (x)      The amount of any Insured Payments                                                      $0.00              $0.00

5.03 (xiv)    The interest portion of all Monthly Payments received on                             $1,348,120.58       $43,777.54
              the Mortgage Loans during the Due Period

5.03 (xv)     The amount of the Monthly Advances and the Compensating Interest                      $921,200.81        $67,495.67
              payments to be made on the Determination Date                                            $0.00             $0.00

5.03 (xvi)    The amount distributed to the Class R Certificateholder                                   0.00             $0.00

5.03 (xvii)   The weighted average remaining term to maturity                                            285              327
              The weighted average Loan Rate                                                            9.94%            12.16%

5.03 (xviii)  The amount of all payments or reimbursements to the Servicer                             $0.00             $0.00

5.03 (xvii)   The number of Mortgage Loans outstanding prior to distribution                            3468               119
              The number of Mortgage Loans outstanding after distribution                               3386               118

5.03 (xx)     The Amount of Liquidation Loan Losses                                                  223,629.13           0.00
              Loan Losses as percentage of the Initial Collateral Balance                              0.0503%           0.0000%
              Cumulative Net Losses as percentage of the Initial Collateral Balance                     0.68%             0.84%
              Non-Recoverable Loss Adjusment                                                         (2,357.49)          $0.00

5.03 (xxi)    Delinquent Mortgage Loans:  Group 1
              All Delinquencies are exclusive of each other                             Number        Percent      Principal Balance

                                                             30 TO 59 DAYS               286         9.113317%       $25,010,869.78
                                                             60 TO 89 DAYS               101         2.902568%        $7,965,898.51
                                                             90 PLUS DAYS                 66         1.839725%        $5,048,998.60
                                                             FORECLOSURE                 211         6.225806%       $17,086,295.41
                                                             BANKRUPTCY                  199         5.915323%       $16,234,197.99
                                                                 REO                      78         1.863831%        $5,115,156.30
------------------------------------------------------------------------------------------------------------------------------------
                           (*)NOTE THAT 30, 60, OR 90 PLUS DAYS DOES NOT INCLUDE REO, FORECLOSURE, OR BANKRUPTCY

------------------------------------------------------------------------------------------------------------------------------------
          Delinquent Mortgage Loans:  Group 2
          All Delinquencies are exclusive of each other                                 Number        Percent      Principal Balance
                                                            30 TO 59 DAYS                 14         11.576796%       $1,298,147.17
                                                            60 TO 89 DAYS                  7          7.183175%        $805,474.93
                                                            90 PLUS DAYS                   4          2.871202%        $321,958.10
                                                              FORECLOSURE                 21         17.458294%       $1,957,660.51
                                                               BANKRUPTCY                  7          4.013944%        $450,097.81
                                                                      REO                  4          3.613898%        $405,239.23
------------------------------------------------------------------------------------------------------------------------------------
                           (*)NOTE THAT 30, 60, OR 90 PLUS DAYS DOES NOT INCLUDE REO, FORECLOSURE, OR BANKRUPTCY

------------------------------------------------------------------------------------------------------------------------------------
             Prepayment Penalty                                                                      $23,638.48


                                                                       EXHIBIT N

Delta Funding Corporation                                                      1
Home Equity Loan Trust
Series 1998-4

                                                                                            Distribution Date         06/15/2001

                                                                                                Interest               Principal
5.03 (i)            The Available Funds for Certificate Group 1                               $1,903,364.44          $6,485,373.71
                    The Available Funds for Certificate Group 2                                $130,306.67            $231,104.10
                    ----------------------------------------------------------------------------------------------------------------
                    Total                                                                     $2,033,671.11          $6,716,477.81

                    Interest Advance Recovery                                                                         $183,513.96
                    Servicing Advance Recovery                                                                        $157,938.14
5.03 (ii,iii,viii)

Certificate Group 1
------------------------------------------------------------------------------------------------------------------------------------
                CUSIP                                                     Interest              Principal
  Class                   Beginning Balance     Certificate Rate       Distribution           Distribution          Ending Balance
------------------------------------------------------------------------------------------------------------------------------------
Class A-1    24763LEP1          $0.00                 6.160%               $0.00                  $0.00                   $0.00
Class A-2    24763LEQ9     $56,873,038.53             5.960%            $282,469.42           $6,546,572.99         $50,326,465.54
Class A-3    24763LER7    $133,200,000.00             6.340%            $703,740.00               $0.00            $133,200,000.00
Class A-4    24763LES5     $36,800,000.00             6.190%            $189,826.67               $0.00             $36,800,000.00
 Class B     24763LET3     $14,000,000.00             6.750%             $78,750.00               $0.00             $14,000,000.00
 Class IO    24763LEU0     $49,000,000.00             6.000%            $245,000.00                 NA              $49,000,000.00
Class BIO                       $0.00                   N/A             $214,086.87               $0.00                   $0.00
 Residual                       $0.00                   N/A                $0.00                  $0.00                   $0.00
------------------------------------------------------------------------------------------------------------------------------------
  TOTALS                  $240,873,038.53                              $1,713,872.96          $6,546,572.99         $234,326,465.54
------------------------------------------------------------------------------------------------------------------------------------

Certificate Group 2
------------------------------------------------------------------------------------------------------------------------------------
                CUSIP                                                     Interest              Principal
  Class                   Beginning Balance     Certificate Rate       Distribution           Distribution          Ending Balance
------------------------------------------------------------------------------------------------------------------------------------
Class A-1A   24763LEV8     $14,283,444.64           4.72250%             $58,085.02           $412,158.33           $13,871,286.31
------------------------------------------------------------------------------------------------------------------------------------
 TOTALS                   $255,156,483.17                              $1,771,957.98         $6,958,731.32         $248,197,751.85
------------------------------------------------------------------------------------------------------------------------------------

(**)Class A-1A Certificate rate is a variable rate.

                                                                                                    GROUP 1             GROUP 2
5.03 (v)     The Amount of Excess Interest for each Loan Group paid as                           $121,463.22         $121,463.22
             principal

5.03 (vi)    SERVICING FEE                                                                       $64,121.11            $2,425.54
             Premium Amount                                                                       $19,851.39           $1,249.80
             Reimbursement Amount to Certificate Insurer                                            $0.00                 $0.00
             TRUSTEE FEE                                                                            $493.75              $28.57

5.03 (vii)   The Aggregate Principal Balance of the Mortgage Loans (Before Distribution)        $246,873,038.53      $14,283,444.64
             The Aggregate Principal Balance of the Mortgage Loans (After Distribution)         $240,205,002.32      $13,992,749.53
             The Certificate Principal Balance  (Before Distribution)                           $240,873,038.53      $14,283,444.64
             The Certificate Principal Balance  (After Distribution)                            $234,326,465.54      $13,871,286.31

5.03 (ix)    Overcollateralization Amount                                                         $6,000,000.00
             Required Overcollateralization Amount                                                $6,000,000.00

5.03 (x)     The amount of any Insured Payments                                                      $0.00                $0.00

5.03 (xi)    The number and Principal Balances of all Mortgage Loans                                   57                   3
             that were subject to Principal Prepayments during the Due Period                     $6,037,077.09         $114,463.65

5.03 (xii)   The amount of all Curtailments that were received during the                          ($2,114.12)            $0.00
             Due Period

5.03 (xiii)  The principal portion of all Monthly Payments received                               $229,850.39            $3,970.00
             during the Due Period

Delta Funding Corporation                                                      2
Home Equity Loan Trust
Series 1998-4

------------------------------------------------------------------------------------------------------------------------------------
Certificate Group 1
                CUSIP     Beginning Balance                            Interest              Principal            Ending Balance
------------------------------------------------------------------------------------------------------------------------------------
  Class        24783LE     Factor per 1000      Certificate Rate    Factor per 1000        Factor per 1000        Factor per 1000
Class A-1        P13         0.000000000            6.160%            0.000000000             0.000000000             0.0000000
Class A-2        Q95         0.757095827            5.960%            3.760242608            87.148202731            669.9476243
Class A-3        R78         1.000000000            6.340%            5.283333333             0.000000000           1000.0000000
Class A-4        S51         1.000000000            6.190%            5.158333333             0.000000000           1000.0000000
 Class B         T35         1.000000000            6.750%            5.625000000             0.000000000           1000.0000000
------------------------------------------------------------------------------------------------------------------------------------
Class IO         U08         0.418803419            6.000%            2.094017094             0.000000000            418.8034188

------------------------------------------------------------------------------------------------------------------------------------
Certificate Group 2
                           Beginning Balance                              Interest                 Principal         Ending Balance
----------------------------------------------------------------------------------------------------------------------------------
   Class        Cusip       Factor per 1000       Certificate Rate     Factor per 1000          Factor per 1000      Factor per 1000
Class A-1A                   0.446357645               4.723%            1.815156759              12.879947839          433.4776972
(**)Class A-1A Certificate rate is a variable rate.
------------------------------------------------------------------------------------------------------------------------------------

             One Month LIBOR rate                                                                                        4.12250%
                                                                                                   GROUP 1                GROUP 2
5.03 (xiv)   The interest portion of all Monthly Payments received on                           $1,219,661.27           $54,200.78
             the Mortgage Loans during the Due Period

5.03 (xv)    The amount of the Monthly Advances and the Compensating Interest                    $747,824.28            $78,531.43
             payments to be made on the Determination Date                                           $0.00                 $0.00

5.03 (xvi)   The amount distributed to the Class R Certificateholder                                 $0.00                 $0.00

5.03 (xvii)  The weighted average remaining term to maturity                                          296                   330
             The weighted average Loan  Rate                                                        9.8500%               11.4828%

5.03 (xviii) The amount of all payments or reimbursements to the Servicer                            $0.00                 $0.00

5.03 (xvii)  The number of Mortgage Loans outstanding prior to distribution                          2737                   173
             The number of Mortgage Loans outstanding after distribution                              2680                  170

5.03 (xx)    The Amount of Liquidation Loan Losses                                                $182,662.50           $59,591.01
             Loan Losses as percentage of the Initial Collateral Balance                             0.05%                 0.19%
             Cumulative Net Losses as percentage of the Initial Collateral Balance                   0.55%                 1.04%
             Non-Recoverable Loss Ajustment                                                        $2,163.88               $0.00


5.03 (xxi)   Delinquent Mortgage Loans:  Group 1
             All Delinquencies are exclusive of each other
                                                                                       Number       Percent        Principal Balance
                                                                     30 TO 59 DAYS      238        9.4801040%        $22,771,684.79
                                                                     60 TO 89 DAYS       93        3.1657600%         $7,604,314.41
                                                                      90 PLUS DAYS       58        2.2823240%         $5,482,256.80
                                                                       FORECLOSURE      156        6.5905560%        $15,830,846.33
                                                                        BANKRUPTCY      110         3.993184%         $9,591,827.61
                                                                               REO       56         1.499711%         $3,602,379.67
------------------------------------------------------------------------------------------------------------------------------------
                        (*)NOTE THAT 30, 60, OR 90 PLUS DAYS DOES NOT INCLUDE REO, FORECLOSURE, OR BANKRUPTCY
------------------------------------------------------------------------------------------------------------------------------------

             Delinquent Mortgage Loans: Group 2
             All Delinquencies are exclusive of each other
                                                                                       Number       Percent        Principal Balance

                                                                     30 TO 59 DAYS       23          11.88%           $1,662,463.44
                                                                     60 TO 89 DAYS        5           4.33%            $605,696.98
                                                                      90 PLUS DAYS        8           6.07%            $849,695.73
                                                                       FORECLOSURE       18           9.19%           $1,286,011.95
                                                                        BANKRUPTCY       16           9.69%           $1,356,510.16
                                                                               REO       11           5.36%            $750,534.40
------------------------------------------------------------------------------------------------------------------------------------
                        (*)NOTE THAT 30, 60, OR 90 PLUS DAYS DOES NOT INCLUDE REO, FORECLOSURE, OR BANKRUPTCY
------------------------------------------------------------------------------------------------------------------------------------
5.03 (xxii)  LIBOR Carryover Shortfall Amount                                                                              $0.00
5.03 (xxiii) Allocated Pre-Funded Amount                                                                                   $0.00
             Prepayment Penalty                                                                                         $10,470.68

                                      B-31

                                                                       EXHIBIT O

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:               31-May-2001
Distribution Date:         15-Jun-2001

                                DFH Series 1999-1

                     Certificateholder Distribution Summary

------------------------------------------------------------------------------------------------------------------------------------
                Certificate   Certificate    Beginning                                Current     Ending                  Cumulative
                  Class      Pass-Through   Certificate    Interest      Principal    Realized  Certificate     Total      Realized
 Class   CUSIP  Description      Rate         Balance    Distribution   Distribution    Loss      Balance    Distribution    Losses
------------------------------------------------------------------------------------------------------------------------------------
 A-1F  24763LEW6  SEN_FIX      5.81000%            0.00          0.00           0.00    0.00            0.00           0.00     0.00
 A-2F  24763LEX4  SEN_FIX      5.98000%   56,404,509.67    281,082.47   3,973,194.38    0.00   52,431,315.29   4,254,276.85     0.00
 A-3F  24763LEY2  SEN_FIX      6.13000%   34,800,000.00    177,770.00           0.00    0.00   34,800,000.00     177,770.00     0.00
 A-4F  24763LEZ9  SEN_FIX      6.39000%   52,100,000.00    277,432.50           0.00    0.00   52,100,000.00     277,432.50     0.00
 A-5F  24763LFA3  SEN_FIX      6.81000%   25,750,000.00    146,131.25           0.00    0.00   25,750,000.00     146,131.25     0.00
 A-6F  24763LFB1  SEN_FIX      6.34000%   32,000,000.00    169,066.67           0.00    0.00   32,000,000.00     169,066.67     0.00
 IOF   24763LFC9  SEN_NTL_I    6.00000%            0.00    200,000.00           0.00    0.00            0.00     200,000.00     0.00
 A-1A  24763LFD7  SEN_FIX      4.40250%   29,584,061.99    112,154.41      67,438.99    0.00   29,516,623.00     179,593.40     0.00
 A-2A  24763LFE5  SEN_FIX      5.95000%    4,541,915.05     22,520.33     606,950.95    0.00    3,934,964.10     629,471.28     0.00
  B    24763LFF2  JUN_FIX      6.80000%   11,250,000.00     63,750.00           0.00    0.00   11,250,000.00      63,750.00     0.00
 BIO   DFH991BIO  JUN_FIX      0.00000%            0.00    272,067.38           0.00    0.00            0.00     272,067.38     0.00
 R-1   DFH9901R1  JUN_RES      0.00000%            0.00          0.00           0.00    0.00            0.00           0.00     0.00
 R-2   DFH9901R2  JUN_RES      0.00000%            0.00          0.00           0.00    0.00            0.00           0.00     0.00
 R-3   DFH9901R3  JUN_RES      0.00000%            0.00          0.00           0.00    0.00            0.00           0.00     0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                                   246,430,486.71  1,721,975.01   4,647,584.32    0.00  241,782,902.39   6,369,559.33     0.00
------------------------------------------------------------------------------------------------------------------------------------

All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:         31-May-2001
Distribution Date:   15-Jun-2001

                                DFH Series 1999-1

                        Principal Distribution Statement

---------------------------------------------------------------------------------------------------------------------------
          Original        Beginning     Scheduled     Unscheduled                              Total            Ending
            Face         Certificate    Principal      Principal                Realized      Principal       Certificate
Class      Amount          Balance     Distribution   Distribution   Accretion   Loss (1)     Reduction         Balance
---------------------------------------------------------------------------------------------------------------------------
A-1F    92,400,000.00            0.00        0.00            0.00        0.00      0.00             0.00             0.00
A-2F    71,700,000.00   56,404,509.67        0.00    3,973,194.38        0.00      0.00     3,973,194.38    52,431,315.29
A-3F    34,800,000.00   34,800,000.00        0.00            0.00        0.00      0.00             0.00    34,800,000.00
A-4F    52,100,000.00   52,100,000.00        0.00            0.00        0.00      0.00             0.00    52,100,000.00
A-5F    25,750,000.00   25,750,000.00        0.00            0.00        0.00      0.00             0.00    25,750,000.00
A-6F    32,000,000.00   32,000,000.00        0.00            0.00        0.00      0.00             0.00    32,000,000.00
IOF              0.00            0.00        0.00            0.00        0.00      0.00             0.00             0.00
A-1A    44,000,000.00   29,584,061.99        0.00       67,438.99        0.00      0.00        67,438.99    29,516,623.00
A-2A    11,000,000.00    4,541,915.05        0.00      606,950.95        0.00      0.00       606,950.95     3,934,964.10
 B      11,250,000.00   11,250,000.00        0.00            0.00        0.00      0.00             0.00    11,250,000.00
BIO              0.00            0.00        0.00            0.00        0.00      0.00             0.00             0.00
R-1              0.00            0.00        0.00            0.00        0.00      0.00             0.00             0.00
R-2              0.00            0.00        0.00            0.00        0.00      0.00             0.00             0.00
R-3              0.00            0.00        0.00            0.00        0.00      0.00             0.00             0.00
---------------------------------------------------------------------------------------------------------------------------
Totals 375,000,000.00  246,430,486.71        0.00    4,647,584.32        0.00      0.00     4,647,584.32   241,782,902.39
---------------------------------------------------------------------------------------------------------------------------

[RESTUBBED TABLE]

---------------------------------------------
           Ending       Total
         Certificate   Principal
Class    Percentage   Distribution
---------------------------------------------

A-1F     0.00000000           0.00
A-2F     0.73125963   3,973,194.38
A-3F     1.00000000           0.00
A-4F     1.00000000           0.00
A-5F     1.00000000           0.00
A-6F     1.00000000           0.00
IOF      0.00000000           0.00
A-1A     0.67083234      67,438.99
A-2A     0.35772401     606,950.95
 B       1.00000000           0.00
BIO      0.00000000           0.00
R-1      0.00000000           0.00
R-2      0.00000000           0.00
R-3      0.00000000           0.00
---------------------------------------------
Totals   0.64475441   4,647,584.32
---------------------------------------------

(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:            31-May-2001
Distribution Date:      15-Jun-2001


                                DFH Series 1999-1

                    Principal Distribution Factors Statement


------------------------------------------------------------------------------------------------------------------------------------
             Original        Beginning       Scheduled       Unscheduled                                   Total          Ending
               Face         Certificate      Principal        Principal                      Realized    Principal      Certificate
Class (2)     Amount          Balance       Distribution     Distribution     Accretion      Loss (3)    Reduction        Balance
------------------------------------------------------------------------------------------------------------------------------------
  A-1F     92,400,000.00       0.00000000    0.00000000       0.00000000      0.00000000    0.00000000   0.00000000      0.00000000
  A-2F     71,700,000.00     786.67377503    0.00000000      55.41414756      0.00000000    0.00000000  55.41414756    731.25962748
  A-3F     34,800,000.00    1000.00000000    0.00000000       0.00000000      0.00000000    0.00000000   0.00000000   1000.00000000
  A-4F     52,100,000.00    1000.00000000    0.00000000       0.00000000      0.00000000    0.00000000   0.00000000   1000.00000000
  A-5F     25,750,000.00    1000.00000000    0.00000000       0.00000000      0.00000000    0.00000000   0.00000000   1000.00000000
  A-6F     32,000,000.00    1000.00000000    0.00000000       0.00000000      0.00000000    0.00000000   0.00000000   1000.00000000
  IOF               0.00       0.00000000    0.00000000       0.00000000      0.00000000    0.00000000   0.00000000      0.00000000
  A-1A     44,000,000.00     672.36504523    0.00000000       1.53270432      0.00000000    0.00000000   1.53270432    670.83234091
  A-2A     11,000,000.00     412.90136818    0.00000000      55.17735909      0.00000000    0.00000000  55.17735909    357.72400909
   B       11,250,000.00    1000.00000000    0.00000000       0.00000000      0.00000000    0.00000000   0.00000000   1000.00000000
  BIO               0.00       0.00000000    0.00000000       0.00000000      0.00000000    0.00000000   0.00000000      0.00000000
  R-1               0.00       0.00000000    0.00000000       0.00000000      0.00000000    0.00000000   0.00000000      0.00000000
  R-2               0.00       0.00000000    0.00000000       0.00000000      0.00000000    0.00000000   0.00000000      0.00000000
  R-3               0.00       0.00000000    0.00000000       0.00000000      0.00000000    0.00000000   0.00000000      0.00000000
------------------------------------------------------------------------------------------------------------------------------------

[RESTUBBED TABLE]

----------------------------------------------------
                  Ending           Total
                Certificate      Principal
Class (2)        Percentage     Distribution
----------------------------------------------------

  A-1F           0.00000000      0.00000000
  A-2F            0.73125963    55.41414756
  A-3F            1.00000000     0.00000000
  A-4F            1.00000000     0.00000000
  A-5F            1.00000000     0.00000000
  A-6F            1.00000000     0.00000000
  IOF             0.00000000     0.00000000
  A-1A            0.67083234     1.53270432
  A-2A            0.35772401    55.17735909
   B              1.00000000     0.00000000
  BIO             0.00000000     0.00000000
  R-1             0.00000000     0.00000000
  R-2             0.00000000     0.00000000
  R-3             0.00000000     0.00000000
-----------------------------------------------------
(2) All classes are per $1,000 denomination.
(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:           31-May-2001
Distribution Date:     15-Jun-2001


                                DFH Series 1999-1

                         Interest Distribution Statement

----------------------------------------------------------------------------------------------------------------------------
                                         Beginning                   Payment of
            Original       Current      Certificate/      Current      Unpaid       Current     Non-Supported
              Face       Certificate      Notional        Accrued     Interest      Interest      Interest        Realized
 Class       Amount         Rate          Balance         Interest    Shortfall     Shortfall     Shortfall       Loss (4)
----------------------------------------------------------------------------------------------------------------------------
 A-1F     92,400,000.00    5.81000%            0.00           0.00        0.00           0.00         0.00          0.00
 A-2F     71,700,000.00    5.98000%   56,404,509.67     281,082.47        0.00           0.00         0.00          0.00
 A-3F     34,800,000.00    6.13000%   34,800,000.00     177,770.00        0.00           0.00         0.00          0.00
 A-4F     52,100,000.00    6.39000%   52,100,000.00     277,432.50        0.00           0.00         0.00          0.00
 A-5F     25,750,000.00    6.81000%   25,750,000.00     146,131.25        0.00           0.00         0.00          0.00
 A-6F     32,000,000.00    6.34000%   32,000,000.00     169,066.67        0.00           0.00         0.00          0.00
 IOF               0.00    6.00000%   40,000,000.00     200,000.00        0.00           0.00         0.00          0.00
 A-1A     44,000,000.00    4.40250%   29,584,061.99     112,154.41        0.00           0.00         0.00          0.00
 A-2A     11,000,000.00    5.95000%    4,541,915.05      22,520.33        0.00           0.00         0.00          0.00
  B       11,250,000.00    6.80000%   11,250,000.00      63,750.00        0.00           0.00         0.00          0.00
 BIO               0.00    0.00000%            0.00           0.00        0.00           0.00         0.00          0.00
 R-1               0.00    0.00000%            0.00           0.00        0.00           0.00         0.00          0.00
 R-2               0.00    0.00000%            0.00           0.00        0.00           0.00         0.00          0.00
 R-3               0.00    0.00000%            0.00           0.00        0.00           0.00         0.00          0.00
----------------------------------------------------------------------------------------------------------------------------
Totals   375,000,000.00                               1,449,907.63        0.00           0.00         0.00          0.00
----------------------------------------------------------------------------------------------------------------------------


[RESTUBBED TABLE]

-----------------------------------------------------------------
                              Remaining       Ending
                 Total          Unpaid      Certificate/
                Interest       Interest       Notional
 Class        Distribution     Shortfall      Balance
-----------------------------------------------------------------

 A-1F              0.00            0.00              0.00
 A-2F        281,082.47            0.00     52,431,315.29
 A-3F        177,770.00            0.00     34,800,000.00
 A-4F        277,432.50            0.00     52,100,000.00
 A-5F        146,131.25            0.00     25,750,000.00
 A-6F        169,066.67            0.00     32,000,000.00
 IOF         200,000.00            0.00     34,300,000.00
 A-1A        112,154.41            0.00     29,516,623.00
 A-2A         22,520.33            0.00      3,934,964.10
  B           63,750.00            0.00     11,250,000.00
 BIO         272,067.38            0.00              0.00
 R-1               0.00            0.00              0.00
 R-2               0.00            0.00              0.00
 R-3               0.00            0.00              0.00
-----------------------------------------------------------------
Totals     1,721,975.01            0.00
-----------------------------------------------------------------

(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:            31-May-2001
Distribution Date:      15-Jun-2001

                                DFH Series 1999-1

                     Interest Distribution Factors Statement


----------------------------------------------------------------------------------------------------------------------------
                                         Beginning                   Payment of
            Original       Current      Certificate/      Current      Unpaid       Current     Non-Supported
              Face       Certificate      Notional        Accrued     Interest      Interest      Interest        Realized
 Class (5)   Amount         Rate          Balance         Interest    Shortfall     Shortfall     Shortfall       Loss (6)
----------------------------------------------------------------------------------------------------------------------------
 A-1F     92,400,000.00    5.81000%       0.00000000     0.00000000   0.00000000    0.00000000     0.00000000     0.00000000
 A-2F     71,700,000.00    5.98000%     786.67377503     3.92025760   0.00000000    0.00000000     0.00000000     0.00000000
 A-3F     34,800,000.00    6.13000%    1000.00000000     5.10833333   0.00000000    0.00000000     0.00000000     0.00000000
 A-4F     52,100,000.00    6.39000%    1000.00000000     5.32500000   0.00000000    0.00000000     0.00000000     0.00000000
 A-5F     25,750,000.00    6.81000%    1000.00000000     5.67500000   0.00000000    0.00000000     0.00000000     0.00000000
 A-6F     32,000,000.00    6.34000%    1000.00000000     5.28333344   0.00000000    0.00000000     0.00000000     0.00000000
 IOF               0.00    6.00000%     308.40400925     1.54202005   0.00000000    0.00000000     0.00000000     0.00000000
 A-1A     44,000,000.00    4.40250%     672.36504523     2.54896386   0.00000000    0.00000000     0.00000000     0.00000000
 A-2A     11,000,000.00    5.95000%     412.90136818     2.04730273   0.00000000    0.00000000     0.00000000     0.00000000
  B       11,250,000.00    6.80000%    1000.00000000     5.66666667   0.00000000    0.00000000     0.00000000     0.00000000
 BIO               0.00    0.00000%       0.00000000     0.00000000   0.00000000    0.00000000     0.00000000     0.00000000
 R-1               0.00    0.00000%       0.00000000     0.00000000   0.00000000    0.00000000     0.00000000     0.00000000
 R-2               0.00    0.00000%       0.00000000     0.00000000   0.00000000    0.00000000     0.00000000     0.00000000
 R-3               0.00    0.00000%       0.00000000     0.00000000   0.00000000    0.00000000     0.00000000     0.00000000
-----------------------------------------------------------------------------------------------------------------------------



[RESTUBBED TABLE]

-----------------------------------------------------------------
                              Remaining       Ending
                 Total          Unpaid      Certificate/
                Interest       Interest       Notional
 Class (5)    Distribution     Shortfall      Balance
-----------------------------------------------------------------

 A-1F         0.00000000     0.00000000      0.00000000
 A-2F         3.92025760     0.00000000    731.25962748
 A-3F         5.10833333     0.00000000   1000.00000000
 A-4F         5.32500000     0.00000000   1000.00000000
 A-5F         5.67500000     0.00000000   1000.00000000
 A-6F         5.28333344     0.00000000   1000.00000000
 IOF          1.54202005     0.00000000    264.45643793
 A-1A         2.54896386     0.00000000    670.83234091
 A-2A         2.04730273     0.00000000    357.72400909
  B           5.66666667     0.00000000   1000.00000000
 BIO          0.00000000     0.00000000      0.00000000
 R-1          0.00000000     0.00000000      0.00000000
 R-2          0.00000000     0.00000000      0.00000000
 R-3          0.00000000     0.00000000      0.00000000
-----------------------------------------------------------------

(5) All classes are per $1,000 denomination
(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

                      Certificateholder Component Statement

------------------------------------------------------------------------------------------------------------------------------
               Component               Beginning            Ending              Beginning           Ending         Ending
              Pass-Through              Notional           Notional             Component          Component      Component
 Class            Rate                  Balance            Balance               Balance            Balance       Percentage
-------------------------------------------------------------------------------------------------------------------------------
  OC              0.00000%                  0.00                0.00               0.00               0.00        0.00000000%
 MBIA         1,200.00000%             20,578.29           20,171.63               0.00               0.00       63.37675615%
-------------------------------------------------------------------------------------------------------------------------------

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      31-May-2001
Distribution Date:                15-Jun-2001

                                                             DFH Series 1999-1

                                                    Certificateholder Account Statement

------------------------------------------------------------------    --------------------------------------------------------------
                         CERTIFICATE ACCOUNT                                      PREPAYMENT/CURTAILMENT INTEREST SHORTFALL
Beginning Balance                                             0.00
                                                                      Total Prepayment/Curtailment Interest Shortfall           0.00
Deposits                                                              Servicing Fee Support                                     0.00
  Payments of Interest and Principal                  5,906,514.09                                                              ----
  Liquidations, Insurance Proceeds, Reserve Funds             0.00    Non-Supported Prepayment/Curtailment Interest Shortf      0.00
  Proceeds from Repurchased Loans                             0.00                                                              ====
  Other Amounts (Servicer Advances)                     865,781.01    --------------------------------------------------------------
  Realized Losses                                      (274,700.31)   --------------------------------------------------------------
                                                     -------------                              SERVICING FEES
Total Deposits                                        6,497,594.79
                                                                      Gross Servicing Fee                                 104,301.51
Withdrawals                                                           Trustee Fee- Wells Fargo Bank, N.A.                   3,155.66
  Reimbursement for Servicer Advances                         0.00    Supported Prepayment/Curtailment Interest Shortfall       0.00
  Payment of Service Fee                                128,035.46                                                        ----------
  Payment of Interest and Principal                   6,369,559.33    Net Servicing Fee                                   107,457.17
                                                     -------------                                                        ==========
Total Withdrawals (Pool Distribution Amount)          6,497,594.79    --------------------------------------------------------------

Ending Balance                                                0.00
                                                     =============
------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                                      Beginning             Current    Current               Ending
      Account Type                                                      Balance         Withdrawals   Deposits              Balance
------------------------------------------------------------------------------------------------------------------------------------
Financial Guaranty                                                         0.00                0.00       0.00                 0.00
Financial Guaranty                                                         0.00                0.00       0.00                 0.00
Reserve Fund                                                           5,000.00                0.00       0.00             5,000.00
Reserve Fund                                                           5,000.00                0.00       0.00             5,000.00
------------------------------------------------------------------------------------------------------------------------------------

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      31-May-2001
Distribution Date:                15-Jun-2001

                                                           DFH Series 1999-1

                                            Loan Status Stratification/Credit Enhancement Statement
------------------------------------------------------------------------------------------------------------------------------------
         DELINQUENT                        BANKRUPTCY                     FORECLOSURE                            REO
------------------------------------------------------------------------------------------------------------------------------------
           No. of    Principal               No. of    Principal             No. of     Principal               No. of     Principal
            Loans     Balance                Loans      Balance              Loans       Balance                Loans       Balance
                                 0-29 Days    80    6,218,045.85  0-29 Days     4      249,401.68  0-29 Days       0            0.00
30 Days      281  21,517,682.40  30 Days      19    1,579,252.24  30 Days       1       91,623.56  30 Days         0            0.00
60 Days       97   8,495,912.99  60 Days      14      710,633.90  60 Days      12    1,037,242.26  60 Days         0            0.00
90 Days       36   3,083,570.90  90 Days       6      688,597.49  90 Days      12    1,039,406.00  90 Days         0            0.00
120 Days      37   2,424,409.60  120 Days     59    3,892,175.07  120 Days    173   14,445,018.53  120 Days       67    4,331,527.93
150 Days       0           0.00  150 Days      0            0.00  150 Days      0            0.00  150 Days        0            0.00
180+ Days      0           0.00  180+ Days     0            0.00  180+ Days     0            0.00  180+ Days       0            0.00
            ----  -------------             ----   -------------             ----   -------------               ----    ------------
             451  35,521,575.89              178   13,088,704.55              202   16,862,692.03                 67    4,331,527.93



           No. of    Principal               No. of    Principal             No. of     Principal               No. of     Principal
            Loans     Balance                Loans      Balance              Loans       Balance                Loans       Balance
                                 0-29 Days 2.643754%   2.509466%  0-29 Days 0.132188%   0.100653%  0-29 Days  0.000000%    0.000000%
30 Days   9.286186%   8.684061%  30 Days   0.627892%   0.637351%  30 Days   0.033047%   0.036977%  30 Days    0.000000%    0.000000%
60 Days   3.205552%   3.428763%  60 Days   0.462657%   0.286796%  60 Days   0.396563%   0.418608%  60 Days    0.000000%    0.000000%
90 Days   1.189689%   1.244461%  90 Days   0.198282%   0.277903%  90 Days   0.396563%   0.419481%  90 Days    0.000000%    0.000000%
120 Days  1.222736%   0.978438%  120 Days  1.949769%   1.570796%  120 Days  5.717118%   5.829690%  120 Days   2.214144%    1.748109%
150 Days  0.000000%   0.000000%  150 Days  0.000000%   0.000000%  150 Days  0.000000%   0.000000%  150 Days   0.000000%    0.000000%
180+ Days 0.000000%   0.000000%  180+ Days 0.000000%   0.000000%  180+ Days 0.000000%   0.000000%  180+ Days  0.000000%    0.000000%
          ---------  ----------            ---------   ---------            ---------   ---------             ---------    ---------
          4.904164%  14.335722%            5.882353%   5.282312%            6.675479%   6.805409%             2.214144%    1.748109%
------------------------------------------------------------------------------------------------------------------------------------


[RESTUB]

----------------------------------
            Total
----------------------------------
            No. of     Principal
            Loans       Balance
0-29 Days      84    6,467,447.53
30 Days       301   23,188,558.20
60 Days       123   10,243,789.15
90 Days        54    4,811,574.39
120 Days      336   25,093,131.13
150 Days        0            0.00
180+ Days       0            0.00
             ----   -------------
              898   69,804,500.40

            No. of     Principal
            Loans       Balance
0-29 Days  2.775942%    2.610119%
30 Days    9.947125%    9.358389%
60 Days    4.064772%    4.134167%
90 Days    1.784534%    1.941845%
120 Days  11.103767%   10.127033%
150 Days   0.000000%    0.000000%
180+ Days  0.000000%    0.000000%
          ----------   ----------
          29.676140%   28.171552%
----------------------------------
(7) The 120 day category for delinquent, bankruptcy, foreclosure, REO contains loans that are 120 days or more delinquent.

      Current Period Realized Loss - Includes Interest Shortfall   274,700.31  Principal Balance of Contaminated Properties     0.00
      Cumulative Realized Losses - Includes Interest Shortfall   1,653,859.71  Periodic Advance                           865,781.01
      Current Period Class A Insufficient Funds                          0.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      31-May-2001
Distribution Date:                15-Jun-2001



                                                           DFH Series 1999-1

                                                      Delinquency Status By Group
------------------------------------------------------------------------------------------------------------------------------------
         DELINQUENT                        BANKRUPTCY                     FORECLOSURE                            REO
------------------------------------------------------------------------------------------------------------------------------------
1          No. of    Principal               No. of    Principal             No. of     Principal               No. of     Principal
            Loans     Balance                Loans      Balance              Loans       Balance                Loans       Balance
                                 0-29 Days    66    5,170,158.09  0-29 Days     3      171,230.32  0-29 Days       0            0.00
30 Days      240  17,988,641.51  30 Days      14    1,094,160.16  30 Days       1       91,623.56  30 Days         0            0.00
60 Days       85   7,273,000.41  60 Days      11      520,644.82  60 Days      10      867,119.56  60 Days         0            0.00
90 Days       27   2,343,666.19  90 Days       4      503,111.43  90 Days       9      606,467.28  90 Days         0            0.00
120 Days      26   1,681,138.11  120 Days     44    2,795,683.16  120 Days    141   11,385,120.83  120 Days       52    3,218,935.58
150 Days       0           0.00  150 Days      0            0.00  150 Days      0            0.00  150 Days        0            0.00
180+ Days      0           0.00  180+ Days     0            0.00  180+ Days     0            0.00  180+ Days       0            0.00
            ----  -------------             ----   -------------             ----   -------------               ----    ------------
             378  29,286,446.22              139   10,083,757.66              164   13,121,561.55                 52    3,218,935.58

                                 0-29 Days 2.504744%   2.413774%  0-29 Days 0.113852%   0.079942%  0-29 Days  0.000000%    0.000000%
30 Days   9.108159%   8.398296%  30 Days   0.531309%   0.510827%  30 Days   0.037951%   0.042776%  30 Days    0.000000%    0.000000%
60 Days   3.225806%   3.395521%  60 Days   0.417457%   0.243072%  60 Days   0.379507%   0.404829%  60 Days    0.000000%    0.000000%
90 Days   1.024668%   1.094179%  90 Days   0.151803%   0.234886%  90 Days   0.341556%   0.283139%  90 Days    0.000000%    0.000000%
120 Days  0.986717%   0.784867%  120 Days  1.669829%   1.305211%  120 Days  5.351044%   5.315332%  120 Days   1.973435%    1.502813%
150 Days  0.000000%   0.000000%  150 Days  0.000000%   0.000000%  150 Days  0.000000%   0.000000%  150 Days   0.000000%    0.000000%
180+ Days 0.000000%   0.000000%  180+ Days 0.000000%   0.000000%  180+ Days 0.000000%   0.000000%  180+ Days  0.000000%    0.000000%
         ----------  ----------            ---------   ---------            ---------   ---------             ---------    ---------
         14.345351%  13.672863%            5.275142%   4.707769%            6.223909%   6.126019%             1.973435%    1.502813%
------------------------------------------------------------------------------------------------------------------------------------

[RESTUB]

------------------------------------
              Total
------------------------------------
              No. of     Principal
              Loans       Balance

  0-29 Days      69    5,341,388.41
  30 Days       255   19,174,425.23
  60 Days       106    8,660,764.79
  90 Days        40    3,453,244.90
  120 Days      263   19,080,877.68
  150 Days        0            0.00
  180+ Days       0            0.00
               ----   -------------
                733   55,710,701.01

  0-29 Days  2.618596%    2.493716%
  30 Days    9.677419%    8.951898%
  60 Days    4.022770%    4.043422%
  90 Days    1.518027%    1.612205%
  120 Days   9.981025%    8.908224%
  150 Days   0.000000%    0.000000%
  180+ Days  0.000000%    0.000000%
           ----------    ----------
            27.817837%   26.009464%
------------------------------------


 -----------------------------------------------------------------------------------------------------------------------------------
         DELINQUENT                        BANKRUPTCY                     FORECLOSURE                            REO
------------------------------------------------------------------------------------------------------------------------------------
2          No. of    Principal               No. of    Principal             No. of     Principal               No. of     Principal
            Loans     Balance                Loans      Balance              Loans       Balance                Loans       Balance
                                 0-29 Days    14    1,047,887.76  0-29 Days     1       78,171.36  0-29 Days       0            0.00
30 Days       41   3,529,040.89  30 Days       5      485,092.08  30 Days       0            0.00  30 Days         0            0.00
60 Days       12   1,222,912.58  60 Days       3      189,989.08  60 Days       2      170,122.70  60 Days         0            0.00
90 Days        9     739,904.71  90 Days       2      185,486.06  90 Days       3      432,938.72  90 Days         0            0.00
120 Days      11     743,271.49  120 Days     15    1,096,491.91  120 Days     32    3,059,897.70  120 Days       15    1,112,592.35
150 Days       0           0.00  150 Days      0            0.00  150 Days      0            0.00  150 Days        0            0.00
180+ Days      0           0.00  180+ Days     0            0.00  180+ Days     0            0.00  180+ Days       0            0.00
            ----  -------------             ----   -------------             ----   -------------               ----    ------------
              73   6,235,129.67               39    3,004,946.89               38    3,741,130.48                 15    1,112,592.35

                                 0-29 Days 3.580563%   3.119670%  0-29 Days 0.255754%   0.232724%  0-29 Days  0.000000%    0.000000%
30 Days  10.485934%  10.506320%  30 Days   1.278772%   1.444169%  30 Days   0.000000%   0.000000%  30 Days    0.000000%    0.000000%
60 Days   3.069054%   3.640737%  60 Days   0.767263%   0.565617%  60 Days   0.511509%   0.506473%  60 Days    0.000000%    0.000000%
90 Days   2.301790%   2.202773%  90 Days   0.511509%   0.552211%  90 Days   0.767263%   1.288903%  90 Days    0.000000%    0.000000%
120 Days  2.813299%   2.212796%  120 Days  3.836317%   3.264370%  120 Days  8.184143%   9.109632%  120 Days   3.836317%    3.312302%
150 Days  0.000000%   0.000000%  150 Days  0.000000%   0.000000%  150 Days  0.000000%   0.000000%  150 Days   0.000000%    0.000000%
180+ Days 0.000000%   0.000000%  180+ Days 0.000000%   0.000000%  180+ Days 0.000000%   0.000000%  180+ Days  0.000000%    0.000000%
         ----------  ----------            ---------   ---------            ---------  ----------             ---------    ---------
         18.670077%  18.562626%            9.974425%   8.946038%            9.718670%  11.137732%             3.836317%    3.312302%
------------------------------------------------------------------------------------------------------------------------------------


[RESTUB]

-------------------------------------
               Total
-------------------------------------
               No. of     Principal
               Loans       Balance

   0-29 Days      15    1,126,059.12
   30 Days        46    4,014,132.97
   60 Days        17    1,583,024.36
   90 Days        14    1,358,329.49
   120 Days       73    6,012,253.45
   150 Days        0            0.00
   180+ Days       0            0.00
                ----   -------------
                 165   14,093,799.39

   0-29 Days  3.836317%    3.352394%
   30 Days   11.764706%   11.950489%
   60 Days    4.347826%    4.712827%
   90 Days    3.580563%    4.043887%
   120 Days  18.670077%   17.899100%
   150 Days   0.000000%    0.000000%
   180+ Days  0.000000%    0.000000%
             ----------   ----------
             42.199488%   41.958698%
-------------------------------------

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                             31-May-2001
Distribution Date:                       15-Jun-2001

                                DFH Series 1999-1

--------------------------------------------------------------------------------
                              COLLATERAL STATEMENT

Collateral Description                                    Mixed Fixed & Arm

Weighted Average Gross Coupon                                    9.604588%

Weighted Average Net Coupon                                      9.604588%

Weighted Average Pass-Through Rate                               9.589587%

Weighted Average Maturity (Stepdown Calculation)                       302

Beginning Scheduled Collateral Loan Count                            3,072

Number of Loans Paid in Full                                            46

Ending Scheduled Collateral Loan Count                               3,026

Beginning Scheduled Collateral Balance                      252,430,486.71

Ending Scheduled Collateral Balance                         247,782,902.38

Ending Actual Collateral Balance at 31-May-2001             247,783,653.36

Monthly P&I Constant                                          2,230,079.63

Ending Scheduled Balance for Premium Loans                  247,782,902.38

Required Overcollateralized Amount                                    0.00

Overcollateralized Increase Amount                              274,700.31

Overcollateralized Reduction Amount                                   0.00

Specified O/C Amount                                          6,000,000.00

Overcollateralized Amount                                     6,000,000.00

Overcollateralized Deficiency Amount                            274,700.31

Base Overcollateralization Amount                             6,000,000.00

Extra Principal Distribution Amount                             274,700.31

Excess Cash Amount                                              546,767.69
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Group F Curtailments                                             $1,092.44

Group A Curtailments                                                 $0.00

Delinquency Reimbursement Amount                               $647,106.52

Servicing Advance Reimbursement                                $164,704.39
--------------------------------------------------------------------------------

 Delta Funding Corporation
 Mortgage Pass-Through Certificates
 Record Date:                             31-May-2001
 Distribution Date:                       15-Jun-2001

                                                                                      DFH Series 1999-1
-----------------------------------------------------------------------------------------------------------------
    Group                                                       1                  2                     Total
 Collateral  Description                              Mixed Fixed          Mixed ARM         Mixed Fixed & Arm
 Weighted Average Coupon Rate                           9.497547           10.289329                 9.604588
 Weighted Average Net Rate                              9.482547           10.274329                 9.604588
 Weighted Average Maturity                                297.00              333.00                   302.00
 Record Date                                          05/31/2001          05/31/2001               05/31/2001
 Principal And Interest Constant                    1,924,930.39          305,149.24             2,230,079.63
 Beginning Loan Count                                      2,676                 396                    3,072
 Loans Paid In Full                                           41                   5                       46
 Ending Loan Count                                         2,635                 391                    3,026
 Beginning Scheduled Balance                      218,304,509.67       34,125,977.04           252,430,486.71
 Ending Scheduled Balance                         214,193,205.92       33,589,696.46           247,782,902.38
 Scheduled Principal                                  197,132.58           12,538.06               209,670.64
 Unscheduled Principal                              3,914,171.17          523,742.52             4,437,913.69
 Scheduled Interest                                 1,727,797.81          292,611.18             2,020,408.99
 Servicing Fee                                              0.00                0.00                     0.00
 Master Servicing Fee                                       0.00                0.00                     0.00
 Trustee Fee                                            2,728.81              426.57                 3,155.38
 FRY Amount                                                 0.00                0.00                     0.00
 Special Hazard Fee                                         0.00                0.00                     0.00
 Other Fee                                                  0.00                0.00                     0.00
 Pool Insurance Fee                                         0.00                0.00                     0.00
 Spread 1                                                   0.00                0.00                     0.00
 Spread 2                                                   0.00                0.00                     0.00
 Spread 3                                                   0.00                0.00                     0.00
 Net Interest                                       1,725,069.00          292,184.61             2,017,253.61
 Realized Loss Amount                                 277,766.74           (3,066.43)              274,700.31
 Cumulative Realized Loss                           1,446,480.94          207,378.78             1,653,859.72
 Percentage of Cumulative Losses                            0.01                0.01                     0.01
-----------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT P

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:            31-May-2001
Distribution Date:      15-Jun-2001

                                DFH Series 1999-2

                     Certificateholder Distribution Summary

--------------------------------------------------------------------------------------------------------------------------
                    Certificate    Certificate     Beginning                                  Current       Ending
                       Class      Pass-Through    Certificate     Interest      Principal     Realized    Certificate
Class      CUSIP    Description       Rate          Balance     Distribution   Distribution     Loss        Balance
--------------------------------------------------------------------------------------------------------------------------
A-1F     24763LFG0    SEN_FIX       6.14000%    21,984,641.53    112,488.08    4,335,078.87      0.00     17,649,562.66
A-2F     24763LFH8    SEN_FIX       6.50000%    56,861,000.00    307,997.08            0.00      0.00     56,861,000.00
A-3F     24763LFJ4    SEN_FIX       6.58000%    27,651,000.00    151,619.65            0.00      0.00     27,651,000.00
A-4F     24763LFK1    SEN_FIX       6.83000%    18,534,000.00    105,489.35            0.00      0.00     18,534,000.00
A-5F     24763LFL9    SEN_FIX       7.07000%    21,609,000.00    127,313.02            0.00      0.00     21,609,000.00
A-6F     24763LFM7    SEN_FIX       7.37000%    32,569,000.00    200,027.94            0.00      0.00     32,569,000.00
A-7F     24763LFN5    SEN_FIX       7.03000%    37,000,000.00    216,758.33            0.00      0.00     37,000,000.00
IOF      24763LFT2    SEN_NTL_I     6.00000%             0.00    243,105.00            0.00      0.00              0.00
A-1A     24763LFS4    SEN_FTL       4.44250%    34,048,604.97    130,252.46      682,689.59      0.00     33,365,915.38
M-1      24763LFP0    SEN_FIX       7.37000%    17,850,000.00    109,628.75            0.00      0.00     17,850,000.00
M-2      24763LFQ8    SEN_FIX       7.37000%    17,850,000.00    109,628.75            0.00      0.00     17,850,000.00
 B       24763LFR6    JUN_FIX       7.37000%    16,800,000.00    103,180.00            0.00      0.00     16,800,000.00
BIO      DFH992BIO    JUN_FIX       0.00000%             0.00    432,525.94            0.00      0.00              0.00
 P       DFH99200P    JUN_FIX       0.00000%           100.00     35,667.51            0.00      0.00            100.00
R-1      DFH9902R1    JUN_RES       0.00000%             0.00          0.00            0.00      0.00              0.00
R-2      DFH9902R2    JUN_RES       0.00000%             0.00          0.00            0.00      0.00              0.00
R-3      DFH9902R3    JUN_RES       0.00000%             0.00          0.00            0.00      0.00              0.00
--------------------------------------------------------------------------------------------------------------------------
Totals                                         302,757,346.50  2,385,681.86    5,017,768.46      0.00    297,739,578.04
--------------------------------------------------------------------------------------------------------------------------



[RESTUBBED TABLE]

------------------------------------------
                              Cumulative
              Total            Realized
Class      Distribution         Losses
------------------------------------------

A-1F         4,447,566.95         0.00
A-2F           307,997.08         0.00
A-3F           151,619.65         0.00
A-4F           105,489.35         0.00
A-5F           127,313.02         0.00
A-6F           200,027.94         0.00
A-7F           216,758.33         0.00
IOF            243,105.00         0.00
A-1A           812,942.05         0.00
M-1            109,628.75         0.00
M-2            109,628.75         0.00
 B             103,180.00         0.00
BIO            432,525.94         0.00
 P              35,667.51         0.00
R-1                  0.00         0.00
R-2                  0.00         0.00
R-3                  0.00         0.00
--------------------------------------------
Totals       7,403,450.32         0.00
--------------------------------------------

All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:            31-May-2001
Distribution Date:      15-Jun-2001

                                DFH Series 1999-2

                        Principal Distribution Statement

-----------------------------------------------------------------------------------------------------------------------------
           Original          Beginning      Scheduled     Unscheduled                              Total           Ending
             Face           Certificate     Principal      Principal                  Realized    Principal      Certificate
Class       Amount            Balance      Distribution   Distribution    Accretion   Loss (1)    Reduction        Balance
-----------------------------------------------------------------------------------------------------------------------------
A-1F    123,276,000.00     21,984,641.53    338,936.06   3,996,142.81        0.00        0.00    4,335,078.87   17,649,562.66
A-2F     56,861,000.00     56,861,000.00          0.00           0.00        0.00        0.00            0.00   56,861,000.00
A-3F     27,651,000.00     27,651,000.00          0.00           0.00        0.00        0.00            0.00   27,651,000.00
A-4F     18,534,000.00     18,534,000.00          0.00           0.00        0.00        0.00            0.00   18,534,000.00
A-5F     21,609,000.00     21,609,000.00          0.00           0.00        0.00        0.00            0.00   21,609,000.00
A-6F     32,569,000.00     32,569,000.00          0.00           0.00        0.00        0.00            0.00   32,569,000.00
A-7F     37,000,000.00     37,000,000.00          0.00           0.00        0.00        0.00            0.00   37,000,000.00
IOF               0.00              0.00          0.00           0.00        0.00        0.00            0.00            0.00
A-1A     50,000,000.00     34,048,604.97     19,738.19     662,951.40        0.00        0.00      682,689.59   33,365,915.38
M-1      17,850,000.00     17,850,000.00          0.00           0.00        0.00        0.00            0.00   17,850,000.00
M-2      17,850,000.00     17,850,000.00          0.00           0.00        0.00        0.00            0.00   17,850,000.00
 B       16,800,000.00     16,800,000.00          0.00           0.00        0.00        0.00            0.00   16,800,000.00
BIO               0.00              0.00          0.00           0.00        0.00        0.00            0.00            0.00
 P              100.00            100.00          0.00           0.00        0.00        0.00            0.00          100.00
R-1               0.00              0.00          0.00           0.00        0.00        0.00            0.00            0.00
R-2               0.00              0.00          0.00           0.00        0.00        0.00            0.00            0.00
R-3               0.00              0.00          0.00           0.00        0.00        0.00            0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------
Totals  420,000,100.00    302,757,346.50    358,674.25   4,659,094.21        0.00        0.00    5,017,768.46  297,739,578.04
-----------------------------------------------------------------------------------------------------------------------------

                               [RESTUBBED TABLE]


------------------------------------
            Ending         Total
          Certificate    Principal
Class     Percentage    Distribution
------------------------------------
A-1F       0.14317112   4,335,078.87
A-2F       1.00000000           0.00
A-3F       1.00000000           0.00
A-4F       1.00000000           0.00
A-5F       1.00000000           0.00
A-6F       1.00000000           0.00
A-7F       1.00000000           0.00
IOF        0.00000000           0.00
A-1A       0.66731831     682,689.59
M-1        1.00000000           0.00
M-2        1.00000000           0.00
 B         1.00000000           0.00
BIO        0.00000000           0.00
 P         1.00000000           0.00
R-1        0.00000000           0.00
R-2        0.00000000           0.00
R-3        0.00000000           0.00
------------------------------------
Totals     0.70890359   5,017,768.46
------------------------------------

(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:            31-May-2001
Distribution Date:      15-Jun-2001

                                DFH Series 1999-2

                    Principal Distribution Factors Statement

-----------------------------------------------------------------------------------------------------------------------------
            Original         Beginning     Scheduled       Unscheduled                               Total          Ending
              Face          Certificate    Principal        Principal                Realized      Principal     Certificate
Class (2)    Amount           Balance     Distribution    Distribution  Accretion    Loss (3)      Reduction       Balance
-----------------------------------------------------------------------------------------------------------------------------
A-1F    123,276,000.00      178.33675273    2.74940832    32.41622708  0.00000000  0.00000000     35.16563540    143.17111733
A-2F     56,861,000.00     1000.00000000    0.00000000     0.00000000  0.00000000  0.00000000      0.00000000   1000.00000000
A-3F     27,651,000.00     1000.00000000    0.00000000     0.00000000  0.00000000  0.00000000      0.00000000   1000.00000000
A-4F     18,534,000.00     1000.00000000    0.00000000     0.00000000  0.00000000  0.00000000      0.00000000   1000.00000000
A-5F     21,609,000.00     1000.00000000    0.00000000     0.00000000  0.00000000  0.00000000      0.00000000   1000.00000000
A-6F     32,569,000.00     1000.00000000    0.00000000     0.00000000  0.00000000  0.00000000      0.00000000   1000.00000000
A-7F     37,000,000.00     1000.00000000    0.00000000     0.00000000  0.00000000  0.00000000      0.00000000   1000.00000000
IOF               0.00        0.00000000    0.00000000     0.00000000  0.00000000  0.00000000      0.00000000      0.00000000
A-1A     50,000,000.00      680.97209940    0.39476380    13.25902800  0.00000000  0.00000000     13.65379180    667.31830760
M-1      17,850,000.00     1000.00000000    0.00000000     0.00000000  0.00000000  0.00000000      0.00000000   1000.00000000
M-2      17,850,000.00     1000.00000000    0.00000000     0.00000000  0.00000000  0.00000000      0.00000000   1000.00000000
 B       16,800,000.00     1000.00000000    0.00000000     0.00000000  0.00000000  0.00000000      0.00000000   1000.00000000
BIO               0.00        0.00000000    0.00000000     0.00000000  0.00000000  0.00000000      0.00000000      0.00000000
 P              100.00     1000.00000000    0.00000000     0.00000000  0.00000000  0.00000000      0.00000000   1000.00000000
R-1               0.00        0.00000000    0.00000000     0.00000000  0.00000000  0.00000000      0.00000000      0.00000000
R-2               0.00        0.00000000    0.00000000     0.00000000  0.00000000  0.00000000      0.00000000      0.00000000
R-3               0.00        0.00000000    0.00000000     0.00000000  0.00000000  0.00000000      0.00000000      0.00000000
-----------------------------------------------------------------------------------------------------------------------------


                                [RESTUBBED TABLE]


--------------------------------------
               Ending         Total
             Certificate    Principal
Class (2)    Percentage   Distribution
--------------------------------------
A-1F         0.14317112    35.16563540
A-2F         1.00000000     0.00000000
A-3F         1.00000000     0.00000000
A-4F         1.00000000     0.00000000
A-5F         1.00000000     0.00000000
A-6F         1.00000000     0.00000000
A-7F         1.00000000     0.00000000
IOF          0.00000000     0.00000000
A-1A         0.66731831    13.65379180
M-1          1.00000000     0.00000000
M-2          1.00000000     0.00000000
 B           1.00000000     0.00000000
BIO          0.00000000     0.00000000
 P           1.00000000     0.00000000
R-1          0.00000000     0.00000000
R-2          0.00000000     0.00000000
R-3          0.00000000     0.00000000
--------------------------------------

(2) All classes are per $1,000 denomination.
(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                        31-May-2001
Distribution Date:                  15-Jun-2001

                                DFH Series 1999-2

                         Interest Distribution Statement

--------------------------------------------------------------------------------------------------------------------------------
                                         Beginning                Payment of
           Original         Current     Certificate/    Current     Unpaid     Current   Non-Supported               Total
             Face         Certificate     Notional      Accrued    Interest    Interest     Interest   Realized     Interest
Class       Amount           Rate         Balance       Interest   Shortfall   Shortfall   Shortfall   Loss (4)    Distribution
--------------------------------------------------------------------------------------------------------------------------------
A-1F    123,276,000.00    6.14000%    21,984,641.53    112,488.08     0.00       0.00         0.00        0.00      112,488.08
A-2F     56,861,000.00    6.50000%    56,861,000.00    307,997.08     0.00       0.00         0.00        0.00      307,997.08
A-3F     27,651,000.00    6.58000%    27,651,000.00    151,619.65     0.00       0.00         0.00        0.00      151,619.65
A-4F     18,534,000.00    6.83000%    18,534,000.00    105,489.35     0.00       0.00         0.00        0.00      105,489.35
A-5F     21,609,000.00    7.07000%    21,609,000.00    127,313.02     0.00       0.00         0.00        0.00      127,313.02
A-6F     32,569,000.00    7.37000%    32,569,000.00    200,027.94     0.00       0.00         0.00        0.00      200,027.94
A-7F     37,000,000.00    7.03000%    37,000,000.00    216,758.33     0.00       0.00         0.00        0.00      216,758.33
 IOF              0.00    6.00000%    48,621,000.00    243,105.00     0.00       0.00         0.00        0.00      243,105.00
A-1A     50,000,000.00    4.44250%    34,048,604.97    130,252.47     0.00       0.00         0.00        0.00      130,252.46
 M-1     17,850,000.00    7.37000%    17,850,000.00    109,628.75     0.00       0.00         0.00        0.00      109,628.75
 M-2     17,850,000.00    7.37000%    17,850,000.00    109,628.75     0.00       0.00         0.00        0.00      109,628.75
 B       16,800,000.00    7.37000%    16,800,000.00    103,180.00     0.00       0.00         0.00        0.00      103,180.00
BIO               0.00    0.00000%             0.00          0.00     0.00       0.00         0.00        0.00      432,525.94
 P              100.00    0.00000%           100.00          0.00     0.00       0.00         0.00        0.00       35,667.51
R-1               0.00    0.00000%             0.00          0.00     0.00       0.00         0.00        0.00            0.00
R-2               0.00    0.00000%             0.00          0.00     0.00       0.00         0.00        0.00            0.00
R-3               0.00    0.00000%             0.00          0.00     0.00       0.00         0.00        0.00            0.00
--------------------------------------------------------------------------------------------------------------------------------
Totals  420,000,100.00                               1,917,488.42     0.00       0.00         0.00        0.00     2,385,681.86
--------------------------------------------------------------------------------------------------------------------------------

[RESTUBBED TABLE]

-----------------------------------
        Remaining        Ending
          Unpaid       Certificate/
         Interest       Notional
Class    Shortfall       Balance
------------------------------------
A-1F        0.00      17,649,562.66
A-2F        0.00      56,861,000.00
A-3F        0.00      27,651,000.00
A-4F        0.00      18,534,000.00
A-5F        0.00      21,609,000.00
A-6F        0.00      32,569,000.00
A-7F        0.00      37,000,000.00
 IOF        0.00      45,435,000.00
A-1A        0.00      33,365,915.38
 M-1        0.00      17,850,000.00
 M-2        0.00      17,850,000.00
 B          0.00      16,800,000.00
BIO         0.00               0.00
 P          0.00             100.00
R-1         0.00               0.00
R-2         0.00               0.00
R-3         0.00               0.00
-----------------------------------
Totals      0.00
-----------------------------------

(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                       31-May-2001
Distribution Date:                 15-Jun-2001

                                DFH Series 1999-2

                     Interest Distribution Factors Statement

-----------------------------------------------------------------------------------------------------------------------------
                                         Beginning                  Payment of
           Original         Current     Certificate/    Current       Unpaid         Current     Non-Supported
             Face         Certificate     Notional      Accrued      Interest        Interest      Interest       Realized
Class (5)   Amount           Rate         Balance       Interest     Shortfall       Shortfall     Shortfall       Loss (6)
-----------------------------------------------------------------------------------------------------------------------------
A-1F     123,276,000.00     6.14000%    178.33675273    0.91248970   0.00000000     0.00000000     0.00000000     0.00000000
A-2F      56,861,000.00     6.50000%   1000.00000000    5.41666661   0.00000000     0.00000000     0.00000000     0.00000000
A-3F      27,651,000.00     6.58000%   1000.00000000    5.48333333   0.00000000     0.00000000     0.00000000     0.00000000
A-4F      18,534,000.00     6.83000%   1000.00000000    5.69166667   0.00000000     0.00000000     0.00000000     0.00000000
A-5F      21,609,000.00     7.07000%   1000.00000000    5.89166644   0.00000000     0.00000000     0.00000000     0.00000000
A-6F      32,569,000.00     7.37000%   1000.00000000    6.14166662   0.00000000     0.00000000     0.00000000     0.00000000
A-7F      37,000,000.00     7.03000%   1000.00000000    5.85833324   0.00000000     0.00000000     0.00000000     0.00000000
IOF                0.00     6.00000%    436.01585480    2.18007927   0.00000000     0.00000000     0.00000000     0.00000000
A-1A      50,000,000.00     4.44250%    680.97209940    2.60504940   0.00000000     0.00000000     0.00000000     0.00000000
M-1       17,850,000.00     7.37000%   1000.00000000    6.14166667   0.00000000     0.00000000     0.00000000     0.00000000
M-2       17,850,000.00     7.37000%   1000.00000000    6.14166667   0.00000000     0.00000000     0.00000000     0.00000000
 B        16,800,000.00     7.37000%   1000.00000000    6.14166667   0.00000000     0.00000000     0.00000000     0.00000000
BIO               0.00      0.00000%      0.00000000    0.00000000   0.00000000     0.00000000     0.00000000     0.00000000
 P              100.00      0.00000%   1000.00000000    0.00000000   0.00000000     0.00000000     0.00000000     0.00000000
R-1               0.00      0.00000%      0.00000000    0.00000000   0.00000000     0.00000000     0.00000000     0.00000000
R-2               0.00      0.00000%      0.00000000    0.00000000   0.00000000     0.00000000     0.00000000     0.00000000
R-3               0.00      0.00000%      0.00000000    0.00000000   0.00000000     0.00000000     0.00000000     0.00000000
-----------------------------------------------------------------------------------------------------------------------------

[RESTUBBED TABLE]

-----------------------------------------------------------
                                Remaining       Ending
                Total            Unpaid       Certificate/
                Interest        Interest       Notional
Class (5)      Distribution     Shortfall       Balance
----------------------------------------------------------
A-1F            0.91248970     0.00000000     143.17111733
A-2F            5.41666661     0.00000000    1000.00000000
A-3F            5.48333333     0.00000000    1000.00000000
A-4F            5.69166667     0.00000000    1000.00000000
A-5F            5.89166644     0.00000000    1000.00000000
A-6F            6.14166662     0.00000000    1000.00000000
A-7F            5.85833324     0.00000000    1000.00000000
IOF             2.18007927     0.00000000     407.44493866
A-1A            2.60504920     0.00000000     667.31830760
M-1             6.14166667     0.00000000    1000.00000000
M-2             6.14166667     0.00000000    1000.00000000
 B              6.14166667     0.00000000    1000.00000000
BIO             0.00000000     0.00000000       0.00000000
 P          56675.10000000     0.00000000    1000.00000000
R-1             0.00000000     0.00000000       0.00000000
R-2             0.00000000     0.00000000       0.00000000
R-3             0.00000000     0.00000000       0.00000000
-----------------------------------------------------------

(5)  All classes are per $1,000 denomination

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

                      Certificateholder Component Statement

--------------------------------------------------------------------------------------------------------------------
              Component      Beginning     Ending           Beginning               Ending            Ending
             Pass-Through    Notional     Notional          Component              Component         Component
    Class       Rate         Balance       Balance           Balance                Balance          Percentage
--------------------------------------------------------------------------------------------------------------------
      OC      0.00000%         0.00         0.00          4,829,900.00           4,829,900.00        0.00000000%
--------------------------------------------------------------------------------------------------------------------

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      31-May-2001
Distribution Date:                15-Jun-2001

                                DFH Series 1999-2

                       Certificateholder Account Statement

--------------------------------------------------------------------------
                          CERTIFICATE ACCOUNT

    Beginning Balance                                                 0.00

    Deposits
        Payments of Interest and Principal                    6,061,686.61
        Liquidations, Insurance Proceeds, Reserve Funds               0.00
        Proceeds from Repurchased Loans                               0.00
        Other Amounts (Servicer Advances)                     1,534,038.33
        Realized Losses                                         (60,268.73)
                                                              ------------
    Total Deposits                                            7,535,456.21

    Withdrawals
        Reimbursement for Servicer Advances                           0.00
        Payment of Service Fee                                  132,005.89
        Payment of Interest and Principal                     7,403,450.32
                                                              ------------
    Total Withdrawals (Pool Distribution Amount)              7,535,456.21

    Ending Balance                                                    0.00
                                                              ============
--------------------------------------------------------------------------

--------------------------------------------------------------------------
       PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

  Total Prepayment/Curtailment Interest Shortfall                   0.00
  Servicing Fee Support                                             0.00
                                                              ----------
  Non-Supported Prepayment/Curtailment Interest Shortfall           0.00
                                                              ==========
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                         SERVICING FEES

  Gross Servicing Fee                                         128,161.47
  Admin Fee - Wells Fargo Bank, N.A.                            3,844.42
  Supported Prepayment/Curtailment Interest Shortfall               0.00
                                                              ----------
  Net Servicing Fee                                           132,005.89
                                                              ==========
--------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                               Beginning            Current        Current           Ending
      Account Type              Balance           Withdrawals      Deposits          Balance
----------------------------------------------------------------------------------------------
  Reserve Fund                 10,000.00            0.00             0.00            10,000.00
  Reserve Fund                 10,000.00            0.00             0.00            10,000.00
----------------------------------------------------------------------------------------------

                                      B-47

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                        31-May-2001
Distribution Date:                  15-Jun-2001

                                DFH Series 1999-2

             Loan Status Stratification/Credit Enhancement Statement

----------------------------------------------------------------------------------------------------------------
               DELINQUENT                           BANKRUPTCY                         FORECLOSURE
----------------------------------------------------------------------------------------------------------------
                No. of     Principal                 No. of    Principal                 No. of     Principal
                 Loans      Balance                  Loans      Balance                   Loans      Balance
                                         0-29 Days     85    6,415,085.69     0-29 Days      1        7,756.62
30 Days           318    27,155,103.10   30 Days       15    1,243,834.33     30 Days        1      180,182.28
60 Days           107     8,653,909.41   60 Days       11      596,279.57     60 Days       14    1,229,812.57
90 Days            50     3,773,332.91   90 Days        7      613,638.61     90 Days       10    1,434,287.92
120 Days           53     4,023,106.65   120 Days      46    3,285,033.00     120 Days     185   13,770,819.01
150 Days            0             0.00   150 Days       0            0.00     150 Days       0            0.00
180+ Days           0             0.00   180+ Days      0            0.00     180+ Days      0            0.00
                 ----    -------------               ----   -------------                 ----   -------------
                  528    43,605,452.07                164   12,153,871.20                  211   16,622,858.40


                No. of     Principal                No. of     Principal                No. of     Principal
                 Loans      Balance                  Loans      Balance                  Loans      Balance
                                         0-29 Days  2.252252%   2.116726%     0-29 Days 0.026497%    0.002559%
 30 Days    8.426073%        8.960114%   30 Days    0.397456%   0.410416%     30 Days   0.026497%    0.059453%
 60 Days    2.835188%        2.855449%   60 Days    0.291468%   0.196749%     60 Days   0.370959%    0.405790%
 90 Days    1.324854%        1.245051%   90 Days    0.185480%   0.202477%     90 Days   0.264971%    0.473258%
 120 Days   1.404346%        1.327467%   120 Days   1.218866%   1.083931%     120 Days  4.901961%    4.543828%
 150 Days   0.000000%        0.000000%   150 Days   0.000000%   0.000000%     150 Days  0.000000%    0.000000%
 180+ Days  0.000000%        0.000000%   180+ Days  0.000000%   0.000000%     180+ Days 0.000000%    0.000000%
            ---------       ----------              ---------  ----------               ---------    ---------
            3.990461%       14.388081%              4.345522%   4.010299%               5.590885%    5.484888%
----------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
               REO                                Total
-------------------------------------------------------------------------
               No. of    Principal                No. of      Principal
               Loans      Balance                 Loans        Balance
   0-29 Days      0           0.00   0-29 Days      86      6,422,842.31
   30 Days        1      37,289.20   30 Days       335     28,616,408.91
   60 Days        0           0.00   60 Days       132     10,480,001.55
   90 Days        0           0.00   90 Days        67      5,821,259.44
   120 Days      75   5,086,892.24   120 Days      359     26,165,850.90
   150 Days       0           0.00   150 Days        0              0.00
   180+ Days      0           0.00   180+ Days       0              0.00
               ----   ------------                ----     -------------
                 76   5,124,181.44                 979     77,506,363.11


               No. of    Principal                No. of      Principal
               Loans      Balance                  Loans       Balance
   0-29 Days  0.000000%   0.000000%  0-29 Days  2.278749%      2.119285%
   30 Days    0.026497%   0.012304%  30 Days    8.876524%      9.442287%
   60 Days    0.000000%   0.000000%  60 Days    3.497615%      3.457988%
   90 Days    0.000000%   0.000000%  90 Days    1.775305%      1.920786%
   120 Days   1.987281%   1.678474%  120 Days   9.512454%      8.633700%
   150 Days   0.000000%   0.000000%  150 Days   0.000000%      0.000000%
   180+ Days  0.000000%   0.000000%  180+ Days  0.000000%      0.000000%
              ---------   ---------            ----------    -----------
              2.013778%   1.690778%            25.940647%     25.574046%
-------------------------------------------------------------------------

(7) The 120 day category for delinquent, bankruptcy, foreclosure, REO contains loans that are 120 or more delinquent.

Current Period Realized Loss - Includes Interest Shortfall         0.00   Principal Balance of Contaminated Properties        0.00
Cumulative Realized Losses - Includes Interest Shortfall   1,034,753.16   Periodic Advance                            1,534,038.33
Current Period Class A Insufficient Funds                          0.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                        31-May-2001
Distribution Date:                  15-Jun-2001

                                DFH Series 1999-2
                           Delinquency Status By Group

-------------------------------------------------------------------------------------------------------------------
                   DELINQUENT                         BANKRUPTCY                                  FORECLOSURE
-------------------------------------------------------------------------------------------------------------------
  1                                                 No of     Principal                      No of     Principal
          No of Loans   Prin Balance                Loans      Balance                        Loans      Balance
                                      0-29 Days       75   5,533,655.68        0-29 Days        1        7,756.62
 30 Days        273   23,573,736.75   30 Days         12     976,260.72        30 Days          1      180,182.28
 60 Days         86    6,630,857.07   60 Days         10     503,408.33        60 Days         14    1,229,812.57
 90 Days         38    2,893,528.79   90 Days          5     504,456.99        90 Days          9    1,311,977.50
 120 Days        48    3,723,987.55   120 Days        35   2,539,336.99        120 Days       156   11,351,785.02
 150 Days         0            0.00   150 Days         0           0.00        150 Days         0            0.00
 180+ Days        0            0.00   180+ Days        0           0.00        180+ Days        0            0.00
               ----   -------------                 ----  -------------                      ----   -------------
                445   36,822,110.16                  137  10,057,118.71                       181   14,081,513.99

                                     0-29 Days  2.236803%     2.061270%        0-29 Days  0.029824%     0.002889%
 30 Days    8.141962%   8.781145%    30 Days    0.357888%     0.363654%        30 Days    0.029824%     0.067117%
 60 Days    2.564867%   2.469974%    60 Days    0.298240%     0.187518%        60 Days    0.417537%     0.458101%
 90 Days    1.133313%   1.077831%    90 Days    0.149120%     0.187909%        90 Days    0.268416%     0.488708%
 120 Days   1.431554%   1.387174%    120 Days   1.043841%     0.945895%        120 Days   4.652550%     4.228505%
 150 Days   0.000000%   0.000000%    150 Days   0.000000%     0.000000%        150 Days   0.000000%     0.000000%
 180+ Days  0.000000%   0.000000%    180+ Days  0.000000%     0.000000%        180+ Days  0.000000%     0.000000%
           ----------  ----------              ----------     ---------                   ---------     ---------
           13.271697%  13.716123%               4.085893%     3.746246%                   5.398151%     5.245321%
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
                     REO                                Total
-------------------------------------------------------------------------
             No of       Principal                No of      Principal
              Loans       Balance                 Loans        Balance
 0-29 Days      0           0.00     0-29 Days      76      5,541,412.30
 30 Days        1      37,289.20     30 Days       287     24,767,468.95
 60 Days        0           0.00     60 Days       110      8,364,077.97
 90 Days        0           0.00     90 Days        52      4,709,963.28
 120 Days      54   3,519,841.02     120 Days      293     21,134,950.58
 150 Days       0           0.00     150 Days        0              0.00
 180+ Days      0           0.00     180+ Days       0              0.00
             ----   ------------                  ----     -------------
               55   3,557,130.22                   818     64,517,873.08

 0-29 Days 0.000000%   0.000000%     0-29 Days  2.266627%      2.064159%
 30 Days   0.029824%   0.013890%     30 Days    8.559499%      9.225806%
 60 Days   0.000000%   0.000000%     60 Days    3.280644%      3.115593%
 90 Days   0.000000%   0.000000%     90 Days    1.550850%      1.754447%
 120 Days  1.610498%   1.311130%     120 Days   8.738443%      7.872704%
 150 Days  0.000000%   0.000000%     150 Days   0.000000%      0.000000%
 180+ Days 0.000000%   0.000000%     180+ Days  0.000000%      0.000000%
           ---------   ---------               ----------     ----------
           1.640322%   1.325020%               24.396063%     24.032710%
-------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                    DELINQUENT                        BANKRUPTCY                                FORECLOSURE
-------------------------------------------------------------------------------------------------------------------
  2                                                  No of    Principal                      No of       Principal
           No of Loans  Prin Balance                Loans      Balance                        Loans       Balance
                                      0-29 Days       10     881,430.01        0-29 Days        0           0.00
30 Days         45    3,581,366.35    30 Days          3     267,573.61        30 Days          0           0.00
60 Days         21    2,023,052.34    60 Days          1      92,871.24        60 Days          0           0.00
90 Days         12      879,804.12    90 Days          2     109,181.62        90 Days          1     122,310.42
120 Days         5      299,119.10    120 Days        11     745,696.01        120 Days        29   2,419,033.99
150 Days         0            0.00    150 Days         0           0.00        150 Days         0           0.00
180+ Days        0            0.00    180+ Days        0           0.00        180+ Days        0           0.00
               ---    ------------                   ---   ------------                       ---   ------------
                83    6,783,341.91                    27   2,096,752.49                        30   2,541,344.41

                                      0-29 Days  2.375297%    2.546903%        0-29 Days  0.000000%     0.000000%
30 Days   10.688836%    10.348404%    30 Days    0.712589%    0.773157%        30 Days    0.000000%     0.000000%
60 Days    4.988124%     5.845636%    60 Days    0.237530%    0.268353%        60 Days    0.000000%     0.000000%
90 Days    2.850356%     2.542205%    90 Days    0.475059%    0.315482%        90 Days    0.237530%     0.353418%
120 Days   1.187648%     0.864309%    120 Days   2.612827%    2.154698%        120 Days   6.888361%     6.989830%
150 Days   0.000000%     0.000000%    150 Days   0.000000%    0.000000%        150 Days   0.000000%     0.000000%
180+ Days  0.000000%     0.000000%    180+ Days  0.000000%    0.000000%        180+ Days  0.000000%     0.000000%
          ----------    ----------               ---------    ---------                   ---------     ---------
          19.714964%    19.600554%               6.413302%    6.058593%                   7.125891%     7.343248%
-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                      REO                            Total
--------------------------------------------------------------------------
                No of    Principal                  No of      Principal
                Loans      Balance                  Loans       Balance
   0-29 Days       0           0.00    0-29 Days      10      881,430.01
   30 Days         0           0.00    30 Days        48    3,848,939.96
   60 Days         0           0.00    60 Days        22    2,115,923.58
   90 Days         0           0.00    90 Days        15    1,111,296.16
   120 Days       21   1,567,051.22    120 Days       66    5,030,900.32
   150 Days        0           0.00    150 Days        0            0.00
   180+ Days       0           0.00    180+ Days       0            0.00
                 ---   ------------                 ----  --------------
                  21   1,567,051.22                  161   12,988,490.03

   0-29 Days  0.000000%   0.000000%    0-29 Days  2.375297%    2.546903%
   30 Days    0.000000%   0.000000%    30 Days   11.401425%   11.121562%
   60 Days    0.000000%   0.000000%    60 Days    5.225653%    6.113989%
   90 Days    0.000000%   0.000000%    90 Days    3.562945%    3.211105%
   120 Days   4 988124%   4.528015%    120 Days  15.676960%   14.536851%
   150 Days   0.000000%   0.000000%    150 Days   0.000000%    0.000000%
   180+ Days  0.000000%   0.000000%    180+ Days  0.000000%    0.000000%
              ---------   ---------              ----------   ----------
              4.988124%   4.528015%              38.242280%   37.530410%
--------------------------------------------------------------------------

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                       31-May-2001
Distribution Date:                 15-Jun-2001

                                DFH Series 1999-2
-------------------------------------------------------------------------------
                                   COLLATERAL STATEMENT

     Collateral Description                                Fixed & Mixed ARM

     Weighted Average Gross Coupon                                9.918315%

     Weighted Average Net  Coupon                                 9.418314%

     Weighted Average Pass-Through Rate                           9.403316%

     Weighted Average Maturity (Stepdown Calculation)                     0


     Beginning Scheduled Collateral Loan Count                        3,824

     Number of Loans Paid in Full                                        50

     Ending Scheduled Collateral Loan Count                           3,774


     Beginning Scheduled Collateral Balance                  307,587,246.49

     Ending Scheduled Collateral Balance                     302,569,478.03

     Ending Actual Collateral Balance at 31-May-2001         303,066,490.41

     Monthly P&I Constant                                      2,900,963.55


     Ending Scheduled Balance for Premium Loans              302,569,478.03

     Scheduled Principal                                         358,674.25

     Unscheduled Principal                                     4,659,094.21

     Required Overcollateralized Amount                                0.00

     Overcollateralized Increase Amount                                0.00

     Overcollateralized Reduction Amount                               0.00

     Specified O/C Amount                                      4,830,000.00

     Overcollateralized Amount                                 4,830,000.00

     Overcollateralized Deficiency Amount                              0.00

     Base Overcollateralization Amount                                 0.00

     Extra Principal Distribution Amount                               0.00

     Excess Cash Amount                                          492,794.68
-------------------------------------------------------------------------------
     Group F Curtailments                                        $29,665.32

     Group A Curtailments                                         $1,184.44

     Delinquency Reimbursement Amount                           $935,567.52

     Servicer Reimbursement Amount                              $148,748.23
--------------------------------------------------------------------------------

 Delta Funding Corporation
 Mortgage Pass-Through Certificates
 Record Date:                             31-May-2001
 Distribution Date:                       15-Jun-2001

                                DFH Series 1999-2

-----------------------------------------------------------------------------------------------------------------
    Group                                                  1                    2                  Total
 Collateral  Description                              Mixed Fixed           Mixed ARM        Fixed & Mixed ARM
 Weighted Average Coupon Rate                            9.869303           10.295259                 9.918315
 Weighted Average Net Rate                               9.354303            9.780259                 9.418314
 Weighted Average Maturity                                 295.00              335.00                     0.00
 Record Date                                           05/31/2001          05/31/2001               05/31/2001
 Principal And  Interest Constant                    2,577,585.03          323,378.52             2,900,963.55
 Beginning Loan Count                                       3,394                 430                    3,824
 Loans Paid In Full                                            41                   9                       50
 Ending Loan Count                                          3,353                 421                    3,774
 Beginning Scheduled Balance                       272,195,384.68       35,391,861.81           307,587,246.49
 Ending Scheduled Balance                          268,020,791.23       34,548,686.80           302,569,478.03
 Scheduled Principal                                   338,936.06           19,738.19               358,674.25
 Unscheduled Principal                               3,835,657.39          823,436.82             4,659,094.21
 Scheduled Interest                                  2,238,648.97          303,640.33             2,542,289.30
 Servicing Fee                                         113,414.74           14,746.61               128,161.35
 Master Servicing Fee                                        0.00                0.00                     0.00
 Trustee Fee                                                 0.00                0.00                     0.00
 FRY Amount                                                  0.00                0.00                     0.00
 Special Hazard Fee                                          0.00                0.00                     0.00
 Other Fee                                               3,402.44              442.40                 3,844.84
 Pool Insurance Fee                                          0.00                0.00                     0.00
 Spread 1                                                    0.00                0.00                     0.00
 Spread 2                                                    0.00                0.00                     0.00
 Spread 3                                                    0.00                0.00                     0.00
 Net Interest                                        2,121,831.79          288,451.32             2,410,283.11
 Realized Loss Amount                                   60,268.73                0.00                60,268.73
 Cumulative Realized Loss                              900,774.27          133,978.89             1,034,753.16
 Percentage of Cumulative Losses                             0.00                0.00                     0.00
-----------------------------------------------------------------------------------------------------------------

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      31-May-2001
Distribution Date:                15-Jun-2001

                                DFH Series 1999-3

                     Certificateholder Distribution Summary

------------------------------------------------------------------------------------------------------------------------------
                           Certificate    Certificate    Beginning                                     Current    Ending
                             Class       Pass-Through   Certificate       Interest       Principal    Realized  Certificate
 Class           CUSIP     Description       Rate         Balance       Distribution    Distribution    Loss      Balance
------------------------------------------------------------------------------------------------------------------------------
 A-1F          24763LFU9       SEN         7.46200 %  300,231,793.99    1,866,941.37     7,356,374.00    0.00   292,875,419.99
 A-2F          24763LFV7       SEN         7.56100 %   23,539,118.26      148,316.06       576,762.89    0.00    22,962,355.37
 IOF           24763LFW5       SEN         6.00000 %            0.00      463,500.00             0.00    0.00             0.00
 A-1A          24763LFX3       SEN         4.53250 %  107,658,258.72      420,188.69     2,637,876.57    0.00   105,020,382.15
 M-1           24763LFY1       MEZ         7.60000 %   44,450,000.00      281,516.67             0.00    0.00    44,450,000.00
 M-2           24763LFZ8       MEZ         7.60000 %   24,850,000.00      157,383.33             0.00    0.00    24,850,000.00
  B            24763LGA2       JUN         7.60000 %   29,750,000.00      188,416.67             0.00    0.00    29,750,000.00
 BIO           DFH993BIO       JUN         0.00000 %            0.00      629,466.71             0.00    0.00             0.00
  P            DFH99300P       SEN         0.00000 %            0.00       93,154.49             0.00    0.00             0.00
 R-1           DFH9903R1       JUN         0.00000 %            0.00            0.00             0.00    0.00             0.00
 R-2           DFH9903R2       JUN         0.00000 %            0.00            0.00             0.00    0.00             0.00
 R-3           DFH9903R3       JUN         0.00000 %            0.00            0.00             0.00    0.00             0.00
------------------------------------------------------------------------------------------------------------------------------
Totals                                                530,479,170.97    4,248,883.99    10,571,013.46    0.00   519,908,157.51
------------------------------------------------------------------------------------------------------------------------------

                                [RESTUBBED TABLE]

-----------------------------------------
                            Cumulative
                 Total       Realized
 Class        Distribution    Losses
-----------------------------------------
 A-1F           9,223,315.37    0.00
 A-2F             725,078.95    0.00
 IOF              463,500.00    0.00
 A-1A           3,058,065.26    0.00
 M-1              281,516.67    0.00
 M-2              157,383.33    0.00
  B               188,416.67    0.00
 BIO              629,466.71    0.00
  P                93,154.49    0.00
 R-1                    0.00    0.00
 R-2                    0.00    0.00
 R-3                    0.00    0.00
-----------------------------------------
Totals         14,819,897.45    0.00
-----------------------------------------

All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      31-May-2001
Distribution Date:                15-Jun-2001

                                DFH Series 1999-3

                        Principal Distribution Statement

------------------------------------------------------------------------------------------------------------------------
                  Original         Beginning        Scheduled       Unscheduled                                 Total
                    Face          Certificate      Principal        Principal                   Realized      Principal
 Class             Amount            Balance      Distribution     Distribution     Accretion   Loss (1)      Reduction
------------------------------------------------------------------------------------------------------------------------
 A-1F          418,160,000.00    300,231,793.99    387,496.47     6,968,877.53        0.00        0.00      7,356,374.00
 A-2F           32,790,000.00     23,539,118.26     30,380.94       546,381.95        0.00        0.00        576,762.89
 IOF                     0.00              0.00          0.00             0.00        0.00        0.00              0.00
 A-1A          150,000,000.00    107,658,258.72     59,706.33     2,578,170.24        0.00        0.00      2,637,876.57
 M-1            44,450,000.00     44,450,000.00          0.00             0.00        0.00        0.00              0.00
 M-2            24,850,000.00     24,850,000.00          0.00             0.00        0.00        0.00              0.00
  B             29,750,000.00     29,750,000.00          0.00             0.00        0.00        0.00              0.00
 BIO                     0.00              0.00          0.00             0.00        0.00        0.00              0.00
  P                    100.00              0.00          0.00             0.00        0.00        0.00              0.00
 R-1                     0.00              0.00          0.00             0.00        0.00        0.00              0.00
 R-2                     0.00              0.00          0.00             0.00        0.00        0.00              0.00
 R-3                     0.00              0.00          0.00             0.00        0.00        0.00              0.00
------------------------------------------------------------------------------------------------------------------------
Totals         700,000,100.00    530,479,170.97    477,583.74    10,093,429.72        0.00        0.00     10,571,013.46
------------------------------------------------------------------------------------------------------------------------

                                [RESTUBBED TABLE]

---------------------------------------------------------------
                  Ending          Ending             Total
                Certificate     Certificate        Principal
 Class            Balance       Percentage        Distribution
---------------------------------------------------------------
 A-1F          292,875,419.99    0.70039081       7,356,374.00
 A-2F           22,962,355.37    0.70028531         576,762.89
 IOF                     0.00    0.00000000               0.00
 A-1A          105,020,382.15    0.70013588       2,637,876.57
 M-1            44,450,000.00    1.00000000               0.00
 M-2            24,850,000.00    1.00000000               0.00
  B             29,750,000.00    1.00000000               0.00
 BIO                     0.00    0.00000000               0.00
  P                      0.00    0.00000000               0.00
 R-1                     0.00    0.00000000               0.00
 R-2                     0.00    0.00000000               0.00
 R-3                     0.00    0.00000000               0.00
---------------------------------------------------------------
Totals         519,908,157.51    0.74272583      10,571,013.46
---------------------------------------------------------------

(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Descript

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                        31-May-2001
Distribution Date:                  15-Jun-2001

                                                      DFH Series 1999-3

                                           Principal Distribution Factors Statement
-----------------------------------------------------------------------------------------------------------------------------
                Original          Beginning      Scheduled     Unscheduled                                         Total
                  Face           Certificate     Principal      Principal                         Realized       Principal
Class (2)        Amount            Balance      Distribution   Distribution       Accretion       Loss (3)       Reduction
-----------------------------------------------------------------------------------------------------------------------------
A-1F        418,160,000.00      717.98305431     0.92667034     16.66557665      0.00000000      0.00000000      17.59224699
A-2F         32,790,000.00      717.87490881     0.92653065     16.66306648      0.00000000      0.00000000      17.58959713
 IOF                  0.00        0.00000000     0.00000000      0.00000000      0.00000000      0.00000000       0.00000000
A-1A        150,000,000.00      717.72172480     0.39804220     17.18780160      0.00000000      0.00000000      17.58584380
 M-1         44,450,000.00     1000.00000000     0.00000000      0.00000000      0.00000000      0.00000000       0.00000000
 M-2         24,850,000.00     1000.00000000     0.00000000      0.00000000      0.00000000      0.00000000       0.00000000
  B          29,750,000.00     1000.00000000     0.00000000      0.00000000      0.00000000      0.00000000       0.00000000
 BIO                  0.00        0.00000000     0.00000000      0.00000000      0.00000000      0.00000000       0.00000000
  P                 100.00        0.00000000     0.00000000      0.00000000      0.00000000      0.00000000       0.00000000
 R-1                  0.00        0.00000000     0.00000000      0.00000000      0.00000000      0.00000000       0.00000000
 R-2                  0.00        0.00000000     0.00000000      0.00000000      0.00000000      0.00000000       0.00000000
 R-3                  0.00        0.00000000     0.00000000      0.00000000      0.00000000      0.00000000       0.00000000
-----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                   Ending                  Ending               Total
                 Certificate            Certificate           Principal
Class (2)          Balance               Percentage          Distribution
---------------------------------------------------------------------------
A-1F             700.39080732            0.70039081          17.59224699
A-2F             700.28531168            0.70028531          17.58959713
 IOF               0.00000000            0.00000000           0.00000000
A-1A             700.13588100            0.70013588          17.58584380
 M-1            1000.00000000            1.00000000           0.00000000
 M-2            1000.00000000            1.00000000           0.00000000
  B             1000.00000000            1.00000000           0.00000000
 BIO               0.00000000            0.00000000           0.00000000
  P                0.00000000            0.00000000           0.00000000
 R-1               0.00000000            0.00000000           0.00000000
 R-2               0.00000000            0.00000000           0.00000000
 R-3               0.00000000            0.00000000           0.00000000
---------------------------------------------------------------------------

(2) All classes are per $1,000 denomination.
(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      31-May-2001
Distribution Date:                  15-Jun-2001

                                                              DFH Series 1999-3

                                                           Interest Distribution Statement\

-----------------------------------------------------------------------------------------------------------------------------------
                                                  Beginning                           Payment of
              Original             Current       Certificate/         Current           Unpaid          Current       Non-Supported
                Face             Certificate      Notional            Accrued          Interest         Interest        Interest
 Class         Amount               Rate          Balance             Interest         Shortfall        Shortfall       Shortfall
-----------------------------------------------------------------------------------------------------------------------------------
 A-1F      418,160,000.00         7.46200%     300,231,793.99       1,866,941.37         0.00             0.00            0.00
 A-2F       32,790,000.00         7.56100%      23,539,118.26         148,316.06         0.00             0.00            0.00
 IOF                 0.00         6.00000%      92,700,000.00         463,500.00         0.00             0.00            0.00
 A-1A      150,000,000.00         4.53250%     107,658,258.72         420,188.69         0.00             0.00            0.00
 M-1        44,450,000.00         7.60000%      44,450,000.00         281,516.67         0.00             0.00            0.00
 M-2        24,850,000.00         7.60000%      24,850,000.00         157,383.33         0.00             0.00            0.00
  B         29,750,000.00         7.60000%      29,750,000.00         188,416.67         0.00             0.00            0.00
 BIO                 0.00         0.00000%               0.00               0.00         0.00             0.00            0.00
  P                100.00         0.00000%               0.00               0.00         0.00             0.00            0.00
 R-1                 0.00         0.00000%               0.00               0.00         0.00             0.00            0.00
 R-2                 0.00         0.00000%               0.00               0.00         0.00             0.00            0.00
 R-3                 0.00         0.00000%               0.00               0.00         0.00             0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals     700,000,100.00                                           3,526,262.79         0.00             0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                    Remaining         Ending
                              Total                 Unpaid         Certificate/
                Realized     Interest               Interest          Notional
 Class           Loss(4)   Distribution             Shortfall         Balance
--------------------------------------------------------------------------------
 A-1F             0.00    1,866,941.37                0.00       292,875,419.99
 A-2F             0.00      148,316.06                0.00        22,962,355.37
 IOF              0.00      463,500.00                0.00        92,700,000.00
 A-1A             0.00      420,188.69                0.00       105,020,382.15
 M-1              0.00      281,516.67                0.00        44,450,000.00
 M-2              0.00      157,383.33                0.00        24,850,000.00
  B               0.00      188,416.67                0.00        29,750,000.00
 BIO              0.00      629,466.71                0.00                 0.00
  P               0.00       93,154.49                0.00                 0.00
 R-1              0.00            0.00                0.00                 0.00
 R-2              0.00            0.00                0.00                 0.00
 R-3              0.00            0.00                0.00                 0.00
--------------------------------------------------------------------------------
Totals            0.00    4,248,883.99                0.00
--------------------------------------------------------------------------------

(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:        31-May-2001
Distribution Date:  15-Jun-2001

                                DFH Series 1999-3

                     Interest Distribution Factors Statement

            Original               Current           Beginning             Current           Payment of            Current
Class (5)     Face               Certificate        Certificate/           Accrued             Unpaid              Interest
             Amount                  Rate             Notional             Interest           Interest             Shortfall
                                                      Balance                                 Shortfall
------------------------------------------------------------------------------------------------------------------------------
A-1F      418,160,000.00           7.46200%        717.98305431          4.46465795          0.00000000          0.00000000
A-2F       32,790,000.00           7.56100%        717.87490881          4.52321013          0.00000000          0.00000000
IOF                 0.00           6.00000%        463.03696304          2.31518482          0.00000000          0.00000000
A-1A      150,000,000.00           4.53250%        717.72172480          2.80125793          0.00000000          0.00000000
M-1        44,450,000.00           7.60000%       1000.00000000          6.33333341          0.00000000          0.00000000
M-2        24,850,000.00           7.60000%       1000.00000000          6.33333320          0.00000000          0.00000000
 B         29,750,000.00           7.60000%       1000.00000000          6.33333345          0.00000000          0.00000000
BIO                 0.00           0.00000%          0.00000000          0.00000000          0.00000000          0.00000000
 P                100.00           0.00000%          0.00000000          0.00000000          0.00000000          0.00000000
R-1                 0.00           0.00000%          0.00000000          0.00000000          0.00000000          0.00000000
R-2                 0.00           0.00000%          0.00000000          0.00000000          0.00000000          0.00000000
R-3                 0.00           0.00000%          0.00000000          0.00000000          0.00000000          0.00000000


            Non-Supported                               Total             Remaining            Ending
Class (5)     Interest            Realized             Interest            Unpaid           Certificate/
              Shortfall            Loss (6)          Distribution         Interest            Notional
                                                                          Shortfall            Balance
--------------------------------------------------------------------------------------------------------
A-1F          0.00000000          0.00000000          4.46465795          0.00000000        700.39080732
A-2F          0.00000000          0.00000000          4.52321013          0.00000000        700.28531168
IOF           0.00000000          0.00000000          2.31518482          0.00000000        463.03696304
A-1A          0.00000000          0.00000000          2.80125793          0.00000000        700.13588100
M-1           0.00000000          0.00000000          6.33333341          0.00000000       1000.00000000
M-2           0.00000000          0.00000000          6.33333320          0.00000000       1000.00000000
 B            0.00000000          0.00000000          6.33333345          0.00000000       1000.00000000
BIO           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
 P            0.00000000          0.00000000      31544.90000000          0.00000000          0.00000000
R-1           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
R-2           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
R-3           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000

(5)      All classes are per $1,000 denomination

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.


                      Certificateholder Component Statement

            Component              Beginning           Ending        Beginning          Ending              Ending
           Pass-Through            Notional           Notional       Component         Component           Component
Class          Rate                 Balance            Balance        Balance           Balance            Percentage
----------------------------------------------------------------------------------------------------------------------
MBIA      1,200.00000%               0.00               0.00               0.00               0.00       0.00000000%
 OC           0.00000%               0.00               0.00       9,800,000.00       9,800,000.00       0.00000000%
 SEN          0.00000%               0.00               0.00               0.00               0.00       0.00000000%

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:          31-May-2001
Distribution Date:    15-Jun-2001

                                DFH Series 1999-3

                       Certificateholder Account Statement

--------------------------------------------------------------------------------
                          CERTIFICATE ACCOUNT

Beginning Balance                                                          0.00

Deposits

    Payments of Interest and Principal                            12,476,831.58

    Liquidations, Insurance Proceeds, Reserve Funds                        0.00
    Proceeds from Repurchased Loans                                        0.00
    Other Amounts (Servicer Advances)                              2,864,994.14

    Realized Losses                                                 (291,184.04)
                                                                  -------------
Total Deposits                                                    15,050,641.68

Withdrawals
    Reimbursement for Servicer Advances                                    0.00

    Payment of Service Fee                                           230,744.23
    Payment of Interest and Principal                             14,819,897.45
                                                                  -------------
Total Withdrawals (Pool Distribution Amount)                      15,050,641.68

Ending Balance                                                             0.00
                                                                  =============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

Total Prepayment/Curtailment Interest Shortfall                            0.00

Servicing Fee Support                                                      0.00
                                                                  -------------
Non-Supported Prepayment/Curtailment Interest Shortf                       0.00
                                                                  =============
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                 SERVICING FEES

Gross Servicing Fee                                                  225,116.05

Trustee Fee - Wells Fargo Bank, N.A                                    5,627.89
Supported Prepayment/Curtailment Interest Shortfall                        0.00
                                                                  -------------
Net Servicing Fee                                                    230,743.94
                                                                  =============
--------------------------------------------------------------------------------

                                Beginning          Current       Current        Ending
Account Type                     Balance         Withdrawals    Deposits       Balance
--------------------------------------------------------------------------------------
Net Rate Cap Fund               10,000.00           0.00           0.00      10,000.00
Reserve Fund                         0.00           0.00           0.00           0.00
Class P Deposit                      0.00           0.00           0.00           0.00
Reserve Fund                         0.00           0.00           0.00           0.00
Libor Carryover Fund            10,000.00           0.00           0.00      10,000.00
Financial Guaranty                   0.00           0.00           0.00           0.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:          31-May-2001
Distribution Date:    15-Jun-2001


                                DFH Series 1999-3

             Loan Status Stratification/Credit Enhancement Statement

               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
---------------------------------------------------------------------------------------------------------------------
                 No. of   Principal                      No. of    Principal                     No. of   Principal
                  Loans    Balance                        Loans     Balance                      Loans     Balance
                                           0-29 Days       147  10,784,852.37      0-29 Days         2     145,525.55
   30 Days         668  50,811,928.37      30 Days          35   2,168,349.24      30 Days           1     176,699.72
   60 Days         212  16,221,215.97      60 Days          19   1,303,100.28      60 Days          32   2,790,011.49
   90 Days          96   6,311,569.53      90 Days          13     936,454.32      90 Days          24   1,892,056.21
   120 Days        101   6,786,187.01      120 Days         74   5,501,403.40      120 Days        360  24,928,330.58
   150 Days          0           0.00      150 Days          0           0.00      150 Days          0           0.00
   180+ Days         0           0.00      180+ Days         0           0.00      180+ Days         0           0.00
              --------  -------------                 --------  -------------                 --------  -------------
                 1,077  80,130,900.88                      288  20,694,159.61                      419  29,932,623.55


                 No. of   Principal                      No. of    Principal                     No. of   Principal
                  Loans    Balance                        Loans     Balance                      Loans     Balance

                                           0-29 Days  2.066929%    2.033172%       0-29 Days  0.028121%      0.027435%
   30 Days    9.392576%      9.579122%     30 Days    0.492126%    0.408780%       30 Days    0.014061%      0.033312%
   60 Days    2.980877%      3.058042%     60 Days    0.267154%    0.245662%       60 Days    0.449944%      0.525976%
   90 Days    1.349831%      1.189864%     90 Days    0.182790%    0.176541%       90 Days    0.337458%      0.356693%
   120 Days   1.420135%      1.279340%     120 Days   1.040495%    1.037131%       120 Days   5.061867%      4.699517%
   150 Days   0.000000%      0.000000%     150 Days   0.000000%    0.000000%       150 Days   0.000000%      0.000000%
   180+ Days  0.000000%      0.000000%     180+ Days  0.000000%    0.000000%       180+ Days  0.000000%      0.000000%
              --------  -------------                 --------  -------------                 --------  -------------
              5.143420%     15.106367%                4.049494%    3.901286%                  5.891451%      5.642932%

                REO                                 Total
---------------------------------------------------------------------------
                 No. of   Principal                    No. of    Principal
                  Loans    Balance                      Loans     Balance

 0-29 Days          0          0.00      0-29 Days       149  10,930,377.92
 30 Days            0          0.00      30 Days         704  53,156,977.33
 60 Days            0          0.00      60 Days         263  20,314,327.74
 90 Days            0          0.00      90 Days         133   9,140,080.06
 120 Days          93  5,259,267.60      120 Days        628  42,475,188.59
 150 Days           0          0.00      150 Days          0           0.00
 180+ Days          0          0.00      180+ Days         0           0.00
                   --  ------------                    ----- --------------
                   93  5,259,267.60                    1,877 136,016,951.64


                 No. of   Principal                      No. of    Principal
                  Loans    Balance                        Loans     Balance

 0-29 Days   0.000000%     0.000000%     0-29 Days  2.095051%      2.060607%
 30 Days     0.000000%     0.000000%     30 Days    9.898763%     10.021213%
 60 Days     0.000000%     0.000000%     60 Days    3.697975%      3.829680%
 90 Days     0.000000%     0.000000%     90 Days    1.870079%      1.723098%
 120 Days    1.307649%     0.991483%     120 Days   8.830146%      8.007470%
 150 Days    0.000000%     0.000000%     150 Days   0.000000%      0.000000%
 180+ Days   0.000000%     0.000000%     180+ Days  0.000000%      0.000000%
             ---------     ---------               ----------     ----------
             1.307649%     0.991483%               26.392013%     25.642068%



(7) The 120 Day category for delinquent, bankruptcy, foreclosure, and REO contains loans that are 120 days or more delinquent.

Current Period Realized Loss - Includes Interest Shortfall              0.00
Cumulative Realized Losses - Includes Interest Shortfall        1,372,414.79
Current Period Class A Insufficient Funds                               0.00

Principal Balance of Contaminated Properties                            0.00
Periodic Advance                                                2,864,994.14

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:          31-May-2001
Distribution Date:    15-Jun-2001

                                DFH Series 1999-3
                           Delinquency Status By Group


               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
---------------------------------------------------------------------------------------------------------------------
2            No. of     Principal                  No. of   Principal                       No. of   Principal
              Loans      Balance                    Loans    Balance                         Loans     Balance
                                      0-29 Days      114   8,361,340.98        0-29 Days        2     145,525.55
 30 Days        511   38,749,485.46   30 Days         23   1,320,688.43        30 Days          1     176,699.72
 60 Days        156   11,934,083.40   60 Days         11     804,672.63        60 Days         24   2,341,895.74
 90 Days         73    4,351,812.92   90 Days          6     297,620.41        90 Days         16     849,673.72
 120 Days        66    4,302,079.42   120 Days        48   3,557,891.66        120 Days       253  16,875,760.40
 150 Days         0            0.00   150 Days         0           0.00        150 Days         0           0.00
 180+ Days        0            0.00   180+ Days        0           0.00        180+ Days        0           0.00
                ---   -------------                  ---  -------------                       ---  -------------
                806   59,337,461.20                  202  14,342,214.11                       296  20,389,555.13

                                      0-29 Days   2.099834%    2.180740%       0-29 Days   0.036839%    0.037955%
 30 Days   9.412415%      10.106338%  30 Days     0.423651%    0.344452%       30 Days     0.018420%    0.046085%
 60 Days   2.873457%       3.112554%  60 Days     0.202616%    0.209868%       60 Days     0.442070%    0.610795%
 90 Days   1.344631%       1.135006%  90 Days     0.110518%    0.077623%       90 Days     0.294714%    0.221605%
 120 Days  1.215693%       1.122035%  120 Days    0.884141%    0.927941%       120 Days    4.660158%    4.401404%
 150 Days  0.000000%       0.000000%  150 Days    0.000000%    0.000000%       150 Days    0.000000%    0.000000%
 180+ Days 0.000000%       0.000000%  180+ Days   0.000000%    0.000000%       180+ Days   0.000000%    0.000000%
          ----------      ----------              ---------    ---------                   ---------    ---------
          14.846196%      15.475933%              3.720759%    3.740624%                   5.452201%    5.317844%

                REO                                 Total
---------------------------------------------------------------------------
               No. of   Principal                 No. of    Principal
               Loans     Balance                   Loans     Balance

 0-29 Days        0            0.00   0-29 Days      116   8,506,866.53
 30 Days          0            0.00   30 Days        535  40,246,873.61
 60 Days          0            0.00   60 Days        191  15,080,651.77
 90 Days          0            0.00   90 Days         95   5,499,107.05
 120 Days        69    3,742,941.72   120 Days       436  28,478,673.20
 150 Days         0            0.00   150 Days         0           0.00
 180+ Days        0            0.00   180+ Days        0           0.00
                 --    ------------                -----  -------------
                 69    3,742,941.72                1,373  97,812,172.16


 0-29 Days   0.000000%     0.000000%  0-29 Days   2.136673%    2.218694%
 30 Days     0.000000%     0.000000%  30 Days     9.854485%   10.496875%
 60 Days     0.000000%     0.000000%  60 Days     3.518143%    3.933218%
 90 Days     0.000000%     0.000000%  90 Days     1.749862%    1.434234%
 120 Days    1.270952%     0.976205%  120 Days    8.030945%    7.427585%
 150 Days    0.000000%     0.000000%  150 Days    0.000000%    0.000000%
 180+ Days   0.000000%     0.000000%  180+ Days   0.000000%    0.000000%
             --------      --------              ---------    ---------
             1.270952%     0.976205%             25.290109%   25.510606%


               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
---------------------------------------------------------------------------------------------------------------------
3                No. of   Principal                      No. of    Principal                     No. of   Principal
                  Loans    Balance                        Loans     Balance                      Loans     Balance
                                         0-29 Days        0           0.00         0-29 Days        0           0.00
 30 Days          0           0.00       30 Days          0           0.00         30 Days          0           0.00
 60 Days          0           0.00       60 Days          0           0.00         60 Days          0           0.00
 90 Days          0           0.00       90 Days          0           0.00         90 Days          0           0.00
 120 Days         0           0.00       120 Days         0           0.00         120 Days         0           0.00
 150 Days         0           0.00       150 Days         0           0.00         150 Days         0           0.00
 180+ Days        0           0.00       180+ Days        0           0.00         180+ Days        0           0.00
            --------      --------                   --------     --------                    --------      --------
                  0           0.00                        0           0.00                          0           0.00


                                         0-29 Days   0.000000%    0.000000%        0-29 Days  0.000000%     0.000000%
 30 Days    0.000000%     0.000000%      30 Days     0.000000%    0.000000%        30 Days    0.000000%     0.000000%
 60 Days    0.000000%     0.000000%      60 Days     0.000000%    0.000000%        60 Days    0.000000%     0.000000%
 90 Days    0.000000%     0.000000%      90 Days     0.000000%    0.000000%        90 Days    0.000000%     0.000000%
 120 Days   0.000000%     0.000000%      120 Days    0.000000%    0.000000%        120 Days   0.000000%     0.000000%
 150 Days   0.000000%     0.000000%      150 Days    0.000000%    0.000000%        150 Days   0.000000%     0.000000%
 180+ Days  0.000000%     0.000000%      180+ Days   0.000000%    0.000000%        180+ Days  0.000000%     0.000000%
            --------      --------                   --------     --------                    --------      --------
            0.000000%     0.000000%                  0.000000%    0.000000%                   0.000000%     0.000000%


                REO                                 Total
---------------------------------------------------------------------------
                 No. of   Principal                      No. of    Principal
                  Loans    Balance                        Loans     Balance

0-29 Days        0           0.00        0-29 Days       0            0.00
30 Days          0           0.00        30 Days         0            0.00
60 Days          0           0.00        60 Days         0            0.00
90 Days          0           0.00        90 Days         0            0.00
120 Days         0           0.00        120 Days        0            0.00
150 Days         0           0.00        150 Days        0            0.00
180+ Days        0           0.00        180+ Days       0            0.00
             --------    --------                   --------      --------
                 0           0.00                        0            0.00



 0-29 Days   0.000000%   0.000000%       0-29 Days  0.000000%     0.000000%
 30 Days     0.000000%   0.000000%       30 Days    0.000000%     0.000000%
 60 Days     0.000000%   0.000000%       60 Days    0.000000%     0.000000%
 90 Days     0.000000%   0.000000%       90 Days    0.000000%     0.000000%
 120 Days    0.000000%   0.000000%       120 Days   0.000000%     0.000000%
 150 Days    0.000000%   0.000000%       150 Days   0.000000%     0.000000%
 180+ Days   0.000000%   0.000000%       180+ Days  0.000000%     0.000000%
             --------    --------                   --------      --------
             0.000000%   0.000000%                  0.000000%     0.000000%

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:          31-May-2001
Distribution Date:    15-Jun-2001

                                DFH Series 1999-3

               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
---------------------------------------------------------------------------------------------------------------------
4                No. of   Principal                      No. of    Principal                     No. of   Principal
                  Loans    Balance                        Loans     Balance                      Loans     Balance
                                           0-29 Days       33   2,423,511.39        0-29 Days        0           0.00
 30 Days        157   12,062,442.91        30 Days         12     847,660.81        30 Days          0           0.00
 60 Days         56    4,287,132.57        60 Days          8     498,427.65        60 Days          8     448,115.75
 90 Days         23    1,959,756.61        90 Days          7     638,833.91        90 Days          8   1,042,382.49
 120 Days        35    2,484,107.59        120 Days        26   1,943,511.74        120 Days       107   8,052,570.18
 150 Days         0            0.00        150 Days         0           0.00        150 Days         0           0.00
 180+ Days        0            0.00        180+ Days        0           0.00        180+ Days        0           0.00
                ---   -------------                        --   ------------                       ---   ------------
                271   20,793,439.68                        86   6,351,945.50                       123   9,543,068.42

                                           0-29 Days   2.247956%    2.087256%       0-29 Days   0.000000%    0.000000%
 30 Days  10.694823%      10.388812%       30 Days     0.817439%    0.730050%       30 Days     0.000000%    0.000000%
 60 Days   3.814714%       3.692305%       60 Days     0.544959%    0.429272%       60 Days     0.544959%    0.385941%
 90 Days   1.566757%       1.687846%       90 Days     0.476839%    0.550197%       90 Days     0.544959%    0.897755%
 120 Days  2.384196%       2.139444%       120 Days    1.771117%    1.673855%       120 Days    7.288828%    6.935298%
 150 Days  0.000000%       0.000000%       150 Days    0.000000%    0.000000%       150 Days    0.000000%    0.000000%
 180+ Days 0.000000%       0.000000%       180+ Days   0.000000%    0.000000%       180+ Days   0.000000%    0.000000%
          ---------       ---------                    --------     --------                    --------     --------
          18.460490%      17.908407%                   5.858311%    5.470630%                   8.378747%    8.218994%


                REO                                 Total
----------------------------------------------------------------------------
                 No. of   Principal                   No. of    Principal
                  Loans    Balance                     Loans     Balance

0-29 Days            0           0.00      0-29 Days      33    2,423,511.39
30 Days              0           0.00      30 Days       169   12,910,103.72
60 Days              0           0.00      60 Days        72    5,233,675.97
90 Days              0           0.00      90 Days        38    3,640,973.01
120 Days            24   1,516,325.88      120 Days      192   13,996,515.39
150 Days             0           0.00      150 Days        0            0.00
180+ Days            0           0.00      180+ Days       0            0.00
                    --   ------------                    ---   -------------
                    24   1,516,325.88                    504   38,204,779.48


0-29 Days      0.000000%     0.000000%     0-29 Days   2.247956%    2.087256%
30 Days        0.000000%     0.000000%     30 Days    11.512262%   11.118862%
60 Days        0.000000%     0.000000%     60 Days     4.904632%    4.507518%
90 Days        0.000000%     0.000000%     90 Days     2.588556%    3.135798%
120 Days       1.634877%     1.305940%     120 Days   13.079019%   12.054537%
150 Days       0.000000%     0.000000%     150 Days    0.000000%    0.000000%
180+ Days      0.000000%     0.000000%     180+ Days   0.000000%    0.000000%
               --------      --------                  ---------    ---------
               1.634877%     1.305940%                 34.332425%  32.903971%

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:             31-May-2001
Distribution Date:       15-Jun-2001

                                DFH Series 1999-3

--------------------------------------------------------------------------------
                              COLLATERAL STATEMENT

Collateral Description                                        Mixed Fixed & Arm

Weighted Average Gross Coupon                                         10.445319%

Weighted Average Net Coupon                                            9.945320%

Weighted Average Pass-Through Rate                                     9.932820%

Weighted Average Maturity (Stepdown Calculation)                            341


Beginning Scheduled Collateral Loan Count                                 7,232

Number of Loans Paid in Full                                                120

Ending Scheduled Collateral Loan Count                                    7,112


Beginning Scheduled Collateral Balance                           540,279,170.97

Ending Scheduled Collateral Balance                              529,708,157.51

Ending Actual Collateral Balance at 31-May-2001                  530,444,543.08

Monthly P&I Constant                                               5,180,407.51

Ending Scheduled Balance for Premium Loans                       529,708,157.51

Scheduled Principal                                                  477,583.74

Unscheduled Principal                                             10,093,429.72

Required Overcollateralized Amount                                         0.00

Overcollateralized Increase Amount                                         0.00

Overcollateralized Reduction Amount                                        0.00

Specified O/C Amount                                               9,800,000.00

Overcollateralized Amount                                          9,800,000.00

Overcollateralized Deficiency Amount                                       0.00

Base Overcollateralization Amount                                          0.00

Extra Principal Distribution Amount                                        0.00

Excess Cash Amount                                                   920,650.75
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Group F Curtailments                                                 $44,977.83

Group A Curtailments                                                  $4,881.61

Delinquency Reimbursement Amount                                  $1,897,489.05

Servicing Advance Reimbursement                                     $182,009.27
--------------------------------------------------------------------------------

 Delta Funding Corporation
 Mortgage Pass-Through Certificates
 Record Date:                             31-May-2001
 Distribution Date:                       15-Jun-2001

                                DFH Series 1999-3

    Group                                        2                       3                       4                      Total

Collateral Description                     Fixed 30 Year            Fixed 30 Year               Mixed ARM        Mixed Fixed & Arm
Weighted Average Coupon Rate                   10.413198                11.015840               10.400548                10.445319
Weighted Average Net Rate                       9.900698                10.503340                9.888048                 9.945320
Weighted Average Maturity                          (3.00)                   (3.00)                  (3.00)                  341.00
Record Date                                   05/31/2001               05/31/2001              05/31/2001               05/31/2001
Principal And Interest Constant             3,798,773.82               305,263.16            1,076,370.53             5,180,407.51
Beginning Loan Count                               5,532                      217                   1,483                    7,232
Loans Paid In Full                                   103                        2                      15                      120
Ending Loan Count                                  5,429                      215                   1,468                    7,112
Beginning Scheduled Balance               391,718,307.98            31,259,636.05          117,301,226.94           540,279,170.97
Ending Scheduled Balance                  382,844,190.12            30,889,184.21          115,974,783.18           529,708,157.51
Scheduled Principal                           399,573.53                18,303.88               59,706.33               477,583.74
Unscheduled Principal                       8,474,544.33               352,147.96            1,266,737.43            10,093,429.72
Scheduled Interest                          3,399,200.29               286,959.28            1,016,664.20             4,702,823.77
Servicing Fee                                 163,215.97                13,024.85               48,875.51               225,116.33
Master Servicing Fee                                0.00                     0.00                    0.00                     0.00
Trustee Fee                                     4,080.40                   325.62                1,221.89                 5,627.91
FRY Amount                                          0.00                     0.00                    0.00                     0.00
Special Hazard Fee                                  0.00                     0.00                    0.00                     0.00
Other Fee                                           0.00                     0.00                    0.00                     0.00
Pool Insurance Fee                                  0.00                     0.00                    0.00                     0.00
Spread 1                                            0.00                     0.00                    0.00                     0.00
Spread 2                                            0.00                     0.00                    0.00                     0.00
Spread 3                                            0.00                     0.00                    0.00                     0.00
Net Interest                                3,231,903.92               273,608.81              966,566.80             4,472,079.53
Realized Loss Amount                          105,824.85                     0.00              185,359.19               291,184.04
Cumulative Realized Loss                      874,664.11                     0.00              497,750.68             1,372,414.79
Percentage of Cumulative Losses                     0.00                     0.00                    0.00                     0.00

                                                                       EXHIBIT R
Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:          31-May-2001
Distribution Date:    15-Jun-2001

                                DFH Series 2000-1

                     Certificateholder Distribution Summary

                                  Certificate         Certificate       Beginning
                                     Class            Pass-Through      Certificate            Interest
 Class          CUSIP             Description             Rate           Balance             Distribution
---------------------------------------------------------------------------------------------------------
 A-1F         24763LGB0             SEN SEQ             7.38000%       25,600,907.28          157,445.58
 A-2F         24763LGC8             SEN SEQ             7.58000%       22,700,000.00          143,388.33
 A-3F         24763LGD6             SEN SEQ             7.69000%       30,300,000.00          194,172.50
 A-4F         24763LGE4             SEN SEQ             7.94000%       15,300,000.00          101,235.00
 A-5F         24763LGF1             SEN SEQ             8.09000%       14,900,000.00          100,450.83
 A-6F         24763LGG9                 SEN             7.87000%       10,000,000.00           65,583.33
 IOF          24763LGH7              SEN IO             6.40000%                0.00          226,666.67
 A-1A         24763LGJ3                 SEN             4.38250%       52,519,803.72          198,200.26
 M-1          24763LGK0                 MEZ             8.09000%       16,500,000.00          111,237.50
 M-2          24763LGL8                 MEZ             8.09000%       11,375,000.00           76,686.46
  B           24763LGM6                 SUB             8.09000%       10,625,000.00           71,630.21
 BIO          DFH001BIO              SUB IO             0.00000%                0.00                0.00
  P           DFH00001P                  PO             0.00000%              100.00           53,235.91
 R-1          DFH0002R1                 RES             0.00000%                0.00                0.00
 R-2          DFH0002R2                 RES             0.00000%                0.00                0.00
 R-3          DFH0002R3                 RES             0.00000%                0.00                0.00
----------------------------------------------------------------------------------------------------------
Totals                                                                209,820,811.00        1,499,932.58


                                      Current         Ending                                    Cumulative
            Principal                Realized       Certificate          Total                   Realized
 Class     Distribution                Loss           Balance         Distribution                Losses
----------------------------------------------------------------------------------------------------------
 A-1F      3,328,278.72                0.00       22,272,628.55        3,485,724.30                0.00
 A-2F              0.00                0.00       22,700,000.00          143,388.33                0.00
 A-3F              0.00                0.00       30,300,000.00          194,172.50                0.00
 A-4F              0.00                0.00       15,300,000.00          101,235.00                0.00
 A-5F              0.00                0.00       14,900,000.00          100,450.83                0.00
 A-6F              0.00                0.00       10,000,000.00           65,583.33                0.00
 IOF               0.00                0.00                0.00          226,666.67                0.00
 A-1A      1,471,373.83                0.00       51,048,429.89        1,669,574.09                0.00
 M-1               0.00                0.00       16,500,000.00          111,237.50                0.00
 M-2               0.00                0.00       11,375,000.00           76,686.46                0.00
  B                0.00                0.00       10,625,000.00           71,630.21                0.00
 BIO               0.00                0.00                0.00                0.00                0.00
  P                0.00                0.00              100.00           53,235.91                0.00
 R-1               0.00                0.00                0.00                0.00                0.00
 R-2               0.00                0.00                0.00                0.00                0.00
 R-3               0.00                0.00                0.00                0.00                0.00
----------------------------------------------------------------------------------------------------------
Totals     4,799,652.55                0.00      205,021,158.44        6,299,585.13                0.00


All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

    Delta Funding Corporation
    Mortgage Pass-Through Certificates
    Record Date:                      31-May-2001
    Distribution Date:                15-Jun-2001


                                DFH Series 2000-1

                        Principal Distribution Statement

                     Original          Beginning             Scheduled           Unscheduled
                       Face           Certificate            Principal            Principal
    Class             Amount             Balance            Distribution         Distribution            Accretion
------------------------------------------------------------------------------------------------------------------
    A-1F           53,300,000.00       25,600,907.28          159,425.57        3,168,853.15                0.00
    A-2F           22,700,000.00       22,700,000.00                0.00                0.00                0.00
    A-3F           30,300,000.00       30,300,000.00                0.00                0.00                0.00
    A-4F           15,300,000.00       15,300,000.00                0.00                0.00                0.00
    A-5F           14,900,000.00       14,900,000.00                0.00                0.00                0.00
    A-6F           10,000,000.00       10,000,000.00                0.00                0.00                0.00
    IOF                     0.00                0.00                0.00                0.00                0.00
    A-1A           65,000,000.00       52,519,803.72           25,605.81        1,445,768.02                0.00
    M-1            16,500,000.00       16,500,000.00                0.00                0.00                0.00
    M-2            11,375,000.00       11,375,000.00                0.00                0.00                0.00
     B             10,625,000.00       10,625,000.00                0.00                0.00                0.00
    BIO                     0.00                0.00                0.00                0.00                0.00
     P                    100.00              100.00                0.00                0.00                0.00
    R-1                     0.00                0.00                0.00                0.00                0.00
    R-2                     0.00                0.00                0.00                0.00                0.00
    R-3                     0.00                0.00                0.00                0.00                0.00
------------------------------------------------------------------------------------------------------------------
   Totals         250,000,100.00      209,820,811.00          185,031.38        4,614,621.17                0.00


                                          Total              Ending                Ending              Total
                          Realized      Principal          Certificate           Certificate         Principal
    Class                  Loss (1)     Reduction            Balance             Percentage         Distribution
------------------------------------------------------------------------------------------------------------------
    A-1F                    0.00        3,328,278.72       22,272,628.55          0.41787296         3,328,278.72
    A-2F                    0.00                0.00       22,700,000.00          1.00000000                 0.00
    A-3F                    0.00                0.00       30,300,000.00          1.00000000                 0.00
    A-4F                    0.00                0.00       15,300,000.00          1.00000000                 0.00
    A-5F                    0.00                0.00       14,900,000.00          1.00000000                 0.00
    A-6F                    0.00                0.00       10,000,000.00          1.00000000                 0.00
    IOF                     0.00                0.00                0.00          0.00000000                 0.00
    A-1A                    0.00        1,471,373.83       51,048,429.89          0.78536046         1,471,373.83
    M-1                     0.00                0.00       16,500,000.00          1.00000000                 0.00
    M-2                     0.00                0.00       11,375,000.00          1.00000000                 0.00
     B                      0.00                0.00       10,625,000.00          1.00000000                 0.00
    BIO                     0.00                0.00                0.00          0.00000000                 0.00
     P                      0.00                0.00              100.00          1.00000000                 0.00
    R-1                     0.00                0.00                0.00          0.00000000                 0.00
    R-2                     0.00                0.00                0.00          0.00000000                 0.00
    R-3                     0.00                0.00                0.00          0.00000000                 0.00
------------------------------------------------------------------------------------------------------------------
   Totals                   0.00        4,799,652.55      205,021,158.44          0.82008431         4,799,652.55

(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Descript

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:             31-May-2001
Distribution Date:       15-Jun-2001

                                DFH Series 2000-1

                    Principal Distribution Factors Statement

                     Original          Beginning             Scheduled           Unscheduled
                       Face           Certificate            Principal            Principal
    Class(2)          Amount             Balance            Distribution         Distribution         Accretion
------------------------------------------------------------------------------------------------------------------
    A-1F           53,300,000.00        480.31720976          2.99109887         59.45315478          0.00000000
    A-2F           22,700,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
    A-3F           30,300,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
    A-4F           15,300,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
    A-5F           14,900,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
    A-6F           10,000,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
    IOF                     0.00          0.00000000          0.00000000          0.00000000          0.00000000
    A-1A           65,000,000.00        807.99698031          0.39393554         22.24258492          0.00000000
    M-1            16,500,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
    M-2            11,375,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
     B             10,625,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
    BIO                     0.00          0.00000000          0.00000000          0.00000000          0.00000000
     P                    100.00       1000.00000000          0.00000000          0.00000000          0.00000000
    R-1                     0.00          0.00000000          0.00000000          0.00000000          0.00000000
    R-2                     0.00          0.00000000          0.00000000          0.00000000          0.00000000
    R-3                     0.00          0.00000000          0.00000000          0.00000000          0.00000000
------------------------------------------------------------------------------------------------------------------


                                          Total              Ending                Ending              Total
                      Realized          Principal          Certificate           Certificate         Principal
    Class              Loss (3)         Reduction            Balance             Percentage         Distribution
------------------------------------------------------------------------------------------------------------------
    A-1F              0.00000000         62.44425366        417.87295591          0.41787296         62.44425366
    A-2F              0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
    A-3F              0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
    A-4F              0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
    A-5F              0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
    A-6F              0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
    IOF               0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
    A-1A              0.00000000         22.63652046        785.36045985          0.78536046         22.63652046
    M-1               0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
    M-2               0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
     B                0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
    BIO               0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
     P                0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
    R-1               0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
    R-2               0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
    R-3               0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
------------------------------------------------------------------------------------------------------------------

(2)      All classes are per 1,000 denomination.

(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Descript

     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:                     31-May-2001
     Distribution Date:               15-Jun-2001

                                DFH Series 2000-1

                         Interest Distribution Statement

            Original               Current           Beginning             Current           Payment of            Current
Class         Face               Certificate        Certificate/           Accrued             Unpaid              Interest
             Amount                  Rate             Notional             Interest           Interest             Shortfall
                                                      Balance                                 Shortfall
------------------------------------------------------------------------------------------------------------------------------
A-1F       53,300,000.00             7.38000%       25,600,907.28          157,445.58                0.00                0.00
A-2F       22,700,000.00             7.58000%       22,700,000.00          143,388.33                0.00                0.00
A-3F       30,300,000.00             7.69000%       30,300,000.00          194,172.50                0.00                0.00
A-4F       15,300,000.00             7.94000%       15,300,000.00          101,235.00                0.00                0.00
A-5F       14,900,000.00             8.09000%       14,900,000.00          100,450.83                0.00                0.00
A-6F       10,000,000.00             7.87000%       10,000,000.00           65,583.33                0.00                0.00
IOF                 0.00             6.40000%       42,500,000.00          226,666.67                0.00                0.00
A-1A       65,000,000.00             4.38250%       52,519,803.72          198,200.26                0.00                0.00
M-1        16,500,000.00             8.09000%       16,500,000.00          111,237.50                0.00                0.00
M-2        11,375,000.00             8.09000%       11,375,000.00           76,686.46                0.00                0.00
 B         10,625,000.00             8.09000%       10,625,000.00           71,630.21                0.00                0.00
BIO                 0.00             0.00000%                0.00                0.00                0.00                0.00
 P                100.00             0.00000%              100.00                0.00                0.00                0.00
R-1                 0.00             0.00000%                0.00                0.00                0.00                0.00
R-2                 0.00             0.00000%                0.00                0.00                0.00                0.00
R-3                 0.00             0.00000%                0.00                0.00                0.00                0.00
------------------------------------------------------------------------------------------------------------------------------
Totals    250,000,100.00                             1,446,696.67                0.00                0.00                0.00


            Non-Supported                               Total             Remaining            Ending
Class         Interest            Realized             Interest            Unpaid           Certificate/
              Shortfall            Loss (4)          Distribution         Interest            Notional
                                                                         Shortfall            Balance
--------------------------------------------------------------------------------------------------------
A-1F                0.00                0.00          157,445.58                0.00       22,272,628.55
A-2F                0.00                0.00          143,388.33                0.00       22,700,000.00
A-3F                0.00                0.00          194,172.50                0.00       30,300,000.00
A-4F                0.00                0.00          101,235.00                0.00       15,300,000.00
A-5F                0.00                0.00          100,450.83                0.00       14,900,000.00
A-6F                0.00                0.00           65,583.33                0.00       10,000,000.00
IOF                 0.00                0.00          226,666.67                0.00       37,000,000.00
A-1A                0.00                0.00          198,200.26                0.00       51,048,429.89
M-1                 0.00                0.00          111,237.50                0.00       16,500,000.00
M-2                 0.00                0.00           76,686.46                0.00       11,375,000.00
 B                  0.00                0.00           71,630.21                0.00       10,625,000.00
BIO                 0.00                0.00                0.00                0.00                0.00
 P                  0.00                0.00           53,235.91                0.00              100.00
R-1                 0.00                0.00                0.00                0.00                0.00
R-2                 0.00                0.00                0.00                0.00                0.00
R-3                 0.00                0.00                0.00                0.00                0.00
--------------------------------------------------------------------------------------------------------
Totals              0.00                0.00        1,499,932.58                0.00


(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:                 31-May-2001
     Distribution Date:           15-Jun-2001


                                DFH Series 2000-1

                     Interest Distribution Factors Statement



            Original               Current           Beginning             Current           Payment of            Current
Class (5)     Face               Certificate        Certificate/           Accrued             Unpaid              Interest
             Amount                  Rate             Notional             Interest           Interest             Shortfall
                                                      Balance                                 Shortfall
------------------------------------------------------------------------------------------------------------------------------
A-1F       53,300,000.00             7.38000%        480.31720976          2.95395084          0.00000000          0.00000000
A-2F       22,700,000.00             7.58000%       1000.00000000          6.31666652          0.00000000          0.00000000
A-3F       30,300,000.00             7.69000%       1000.00000000          6.40833333          0.00000000          0.00000000
A-4F       15,300,000.00             7.94000%       1000.00000000          6.61666667          0.00000000          0.00000000
A-5F       14,900,000.00             8.09000%       1000.00000000          6.74166644          0.00000000          0.00000000
A-6F       10,000,000.00             7.87000%       1000.00000000          6.55833300          0.00000000          0.00000000
IOF                 0.00             6.40000%        696.72131148          3.71584705          0.00000000          0.00000000
A-1A       65,000,000.00             4.38250%        807.99698031          3.04923477          0.00000000          0.00000000
M-1        16,500,000.00             8.09000%       1000.00000000          6.74166667          0.00000000          0.00000000
M-2        11,375,000.00             8.09000%       1000.00000000          6.74166681          0.00000000          0.00000000
 B         10,625,000.00             8.09000%       1000.00000000          6.74166682          0.00000000          0.00000000
BIO                 0.00             0.00000%          0.00000000          0.00000000          0.00000000          0.00000000
 P                100.00             0.00000%       1000.00000000          0.00000000          0.00000000          0.00000000
R-1                 0.00             0.00000%          0.00000000          0.00000000          0.00000000          0.00000000
R-2                 0.00             0.00000%          0.00000000          0.00000000          0.00000000          0.00000000
R-3                 0.00             0.00000%          0.00000000          0.00000000          0.00000000          0.00000000


            Non-Supported                               Total             Remaining            Ending
Class (5)     Interest            Realized             Interest            Unpaid           Certificate/
              Shortfall            Loss (6)          Distribution         Interest            Notional
                                                                         Shortfall            Balance
--------------------------------------------------------------------------------------------------------
A-1F          0.00000000          0.00000000          2.95395084          0.00000000        417.87295591
A-2F          0.00000000          0.00000000          6.31666652          0.00000000       1000.00000000
A-3F          0.00000000          0.00000000          6.40833333          0.00000000       1000.00000000
A-4F          0.00000000          0.00000000          6.61666667          0.00000000       1000.00000000
A-5F          0.00000000          0.00000000          6.74166644          0.00000000       1000.00000000
A-6F          0.00000000          0.00000000          6.55833300          0.00000000       1000.00000000
IOF           0.00000000          0.00000000          3.71584705          0.00000000        606.55737705
A-1A          0.00000000          0.00000000          3.04923477          0.00000000        785.36045985
M-1           0.00000000          0.00000000          6.74166667          0.00000000       1000.00000000
M-2           0.00000000          0.00000000          6.74166681          0.00000000       1000.00000000
 B            0.00000000          0.00000000          6.74166682          0.00000000       1000.00000000
BIO           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
 P            0.00000000          0.00000000      32359.10000000          0.00000000       1000.00000000
R-1           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
R-2           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
R-3           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
--------------------------------------------------------------------------------------------------------

(5)      All classes are per 1,000 denomination

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.


                      Certificateholder Component Statement

            Component              Beginning           Ending        Beginning          Ending              Ending
           Pass-Through            Notional           Notional       Component         Component           Component
Class          Rate                 Balance            Balance        Balance           Balance            Percentage
----------------------------------------------------------------------------------------------------------------------
 OC             0.00000%              0.00               0.00       3,535,543.82       3,911,596.72         0.00000000%
FSA             0.08000%     171,320,710.99     166,521,058.44              0.00               0.00        78.73336096%

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                   31-May-2001
Distribution Date:             15-Jun-2001

                                DFH Series 2000-1

                       Certificateholder Account Statement

--------------------------------------------------------------------------------
                        CERTIFICATE ACCOUNT

  Beginning Balance                                                        0.00

  Deposits

      Payments of Interest and Principal                           5,273,578.53
      Liquidations, Insurance Proceeds, Reserve Funds                      0.00
      Proceeds from Repurchased Loans                                      0.00
      Other Amounts (Servicer Advances)                            1,130,771.69
      Realized Losses                                                      0.00
                                                                   ------------
  Total Deposits                                                   6,404,350.22

  Withdrawals
      Reimbursement for Servicer Advances                                  0.00

      Payment of Service Fee                                         104,765.09
      Payment of Interest and Principal                            6,299,585.13
                                                                   ------------
  Total Withdrawals (Pool Distribution Amount)                     6,404,350.22

  Ending Balance                                                           0.00
                                                                   ============
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

Total Prepayment/Curtailment Interest Shortfall                            0.00
Servicing Fee Support                                                      0.00
                                                                   ------------
Non-Supported Prepayment/Curtailment Interest Shortf                       0.00
                                                                   ============
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                       SERVICING FEES

Gross Servicing Fee                                                   88,898.78
Trustee Fee - Wells Fargo Bank, N.A                                    4,444.89
Supported Prepayment/Curtailment Interest Shortfall                        0.00
                                                                   ------------
Net Servicing Fee                                                     93,343.67
                                                                   ============
--------------------------------------------------------------------------------

                                Beginning          Current       Current        Ending
Account Type                     Balance         Withdrawals    Deposits       Balance
--------------------------------------------------------------------------------------

Reserve Fund                    10,000.00           0.00           0.00      10,000.00
Reserve Fund                    10,000.00           0.00           0.00      10,000.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      31-May-2001
Distribution Date:                15-Jun-2001

                                DFH Series 2000-1

             Loan Status Stratification/Credit Enhancement Statement

               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
---------------------------------------------------------------------------------------------------------------------
                 No. of   Principal                      No. of    Principal                     No. of   Principal
                  Loans    Balance                        Loans     Balance                      Loans     Balance
                                           0-29 Days        58   4,469,328.38     0-29 Days         3     144,862.83
   30 Days         241   18,121,632.44     30 Days          12     826,253.96     30 Days           0           0.00
   60 Days          92    6,218,424.00     60 Days           5     391,687.16     60 Days           4     485,464.44
   90 Days          35    2,105,669.61     90 Days           9     547,475.08     90 Days           8     554,634.30
   120 Days         41    2,986,895.00     120 Days         31   2,025,318.81     120 Days        148  10,485,373.77
   150 Days          0            0.00     150 Days          0           0.00     150 Days          0           0.00
   180+ Days         0            0.00     180+ Days         0           0.00     180+ Days         0           0.00
                   ---   -------------                     ---   ------------                     ---  -------------
                   409   29,432,621.05                     115   8,260,063.39                     163  11,670,335.34


                 No. of   Principal                      No. of    Principal                     No. of   Principal
                  Loans    Balance                        Loans     Balance                      Loans     Balance
                                           0-29 Days   2.062589%     2.137065%    0-29 Days   0.106686%     0.069268%
   30 Days    8.570413%       8.665083%    30 Days     0.426743%     0.395084%    30 Days     0.000000%     0.000000%
   60 Days    3.271693%       2.973417%    60 Days     0.177809%     0.187290%    60 Days     0.142248%     0.232131%
   90 Days    1.244666%       1.006852%    90 Days     0.320057%     0.261782%    90 Days     0.284495%     0.265205%
   120 Days   1.458037%       1.428221%    120 Days    1.102418%     0.968431%    120 Days    5.263158%     5.013711%
   150 Days   0.000000%       0.000000%    150 Days    0.000000%     0.000000%    150 Days    0.000000%     0.000000%
   180+ Days  0.000000%       0.000000%    180+ Days   0.000000%     0.000000%    180+ Days   0.000000%     0.000000%
              --------       ---------                 --------      --------                 --------      --------
              4.544808%      14.073573%                4.089616%     3.949652%                5.796586%     5.580316%



                REO                                 Total
----------------------------------------------------------------------------
                 No. of   Principal                      No. of    Principal
                  Loans    Balance                        Loans     Balance

0-29 Days          0          0.00        0-29 Days        61   4,614,191.21
30 Days            1     44,629.69        30 Days         254  18,992,516.09
60 Days            0          0.00        60 Days         101   7,095,575.60
90 Days            0          0.00        90 Days          52   3,207,778.99
120 Days          16    677,975.26        120 Days        236  16,175,562.84
150 Days           0          0.00        150 Days          0           0.00
180+ Days          0          0.00        180+ Days         0           0.00
                  --    ----------                        ---  -------------
                  17    722,604.95                        704  50,085,624.73


0-29 Days   0.000000%     0.000000%       0-29 Days  2.169275%      2.206333%
30 Days     0.035562%     0.021340%       30 Days    9.032717%      9.081507%
60 Days     0.000000%     0.000000%       60 Days    3.591750%      3.392837%
90 Days     0.000000%     0.000000%       90 Days    1.849218%      1.533839%
120 Days    0.568990%     0.324182%       120 Days   8.392603%      7.734546%
150 Days    0.000000%     0.000000%       150 Days   0.000000%      0.000000%
180+ Days   0.000000%     0.000000%       180+ Days  0.000000%      0.000000%
            --------      --------                  ---------      ---------
            0.604552%     0.345523%                 25.035562%     23.949062%



(7) The 120 Day category for delinquent, bankruptcy, foreclosure, and REO contains loans that are 120 days or more delinquent.

Current Period Realized Loss - Includes Interest Shortfall             0.00
Cumulative Realized Losses - Includes Interest Shortfall         264,332.75
Current Period Class A Insufficient Funds                              0.00
Principal Balance of Contaminated Properties                           0.00
Periodic Advance                                                       0.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                31-May-2001
Distribution Date:          15-Jun-2001


                                DFH Series 2000-1
                           Delinquency Status By Group

               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
----------------------------------------------------------------------------------------------------------------------
1             No. of   Principal                         No. of    Principal                     No. of   Principal
               Loans    Balance                           Loans     Balance                      Loans     Balance
                                            0-29 Days       38   2,791,499.59        0-29 Days        2      82,168.97
 30 Days        176   12,721,743.03         30 Days          4     194,462.02        30 Days          0           0.00
 60 Days         61    4,373,134.25         60 Days          3     194,813.87        60 Days          3     400,875.69
 90 Days         26    1,565,945.01         90 Days          7     416,079.60        90 Days          7     367,785.53
 120 Days        30    2,003,850.75         120 Days        19   1,190,208.77        120 Days       102   7,040,803.24
 150 Days         0            0.00         150 Days         0           0.00        150 Days         0           0.00
 180+ Days        0            0.00         180+ Days        0           0.00        180+ Days        0           0.00
                ---   -------------                         --   ------------                       ---   ------------
                293   20,664,673.04                         71   4,787,063.85                       114   7,891,633.43


                                            0-29 Days  1.784038%     1.801584%       0-29 Days  0.093897%     0.053030%
 30 Days    8.262911%      8.210388%        30 Days    0.187793%     0.125502%       30 Days    0.000000%     0.000000%
 60 Days    2.863850%      2.822343%        60 Days    0.140845%     0.125729%       60 Days    0.140845%     0.258718%
 90 Days    1.220657%      1.010633%        90 Days    0.328638%     0.268530%       90 Days    0.328638%     0.237362%
 120 Days   1.408451%      1.293250%        120 Days   0.892019%     0.768140%       120 Days   4.788732%     4.544010%
 150 Days   0.000000%      0.000000%        150 Days   0.000000%     0.000000%       150 Days   0.000000%     0.000000%
 180+ Days  0.000000%      0.000000%        180+ Days  0.000000%     0.000000%       180+ Days  0.000000%     0.000000%
           ---------      ---------                    --------      --------                   --------      --------
           13.755869%     13.336614%                   3.333333%     3.089486%                  5.352113%     5.093120%


                REO                                 Total
---------------------------------------------------------------------------
                 No. of   Principal                    No. of    Principal
                  Loans    Balance                      Loans     Balance

 0-29 Days        0              0.00     0-29 Days      40    2,873,668.56
 30 Days          1         44,629.69     30 Days       181   12,960,834.74
 60 Days          0              0.00     60 Days        67    4,968,823.81
 90 Days          0              0.00     90 Days        40    2,349,810.14
 120 Days         9        398,658.02     120 Days      160   10,633,520.78
 150 Days         0              0.00     150 Days        0            0.00
 180+ Days        0              0.00     180+ Days       0            0.00
                 --        ----------                   ---   -------------
                 10        443,287.71                   488   33,786,658.03

 0-29 Days   0.000000%     0.000000%      0-29 Days  1.877934%     1.854615%
 30 Days     0.046948%     0.028803%      30 Days    8.497653%     8.364693%
 60 Days     0.000000%     0.000000%      60 Days    3.145540%     3.206791%
 90 Days     0.000000%     0.000000%      90 Days    1.877934%     1.516526%
 120 Days    0.422535%     0.257287%      120 Days   7.511737%     6.862686%
 150 Days    0.000000%     0.000000%      150 Days   0.000000%     0.000000%
 180+ Days   0.000000%     0.000000%      180+ Days  0.000000%     0.000000%
             --------      --------                 ---------     ---------
             0.469484%     0.286090%                22.910798%    21.805310%



               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
----------------------------------------------------------------------------------------------------------------------
2               No. of    Principal                      No. of    Principal                     No. of   Principal
                 Loans     Balance                        Loans     Balance                      Loans     Balance
                                            0-29 Days       20   1,677,828.79        0-29 Days        1      62,693.86
 30 Days         65    5,399,889.41         30 Days          8     631,791.94        30 Days          0           0.00
 60 Days         31    1,845,289.75         60 Days          2     196,873.29        60 Days          1      84,588.75
 90 Days          9      539,724.60         90 Days          2     131,395.48        90 Days          1     186,848.77
 120 Days        11      983,044.25         120 Days        12     835,110.04        120 Days        46   3,444,570.53
 150 Days         0            0.00         150 Days         0           0.00        150 Days         0           0.00
 180+ Days        0            0.00         180+ Days        0           0.00        80+ Days         0           0.00
                ---    ------------                         --   ------------                        --   ------------
                116    8,767,948.01                         44   3,472,999.54                        49   3,778,701.91


                                            0-29 Days   2.932551%    3.096365%        0-29 Days  0.146628%    0.115699%
 30 Days    9.530792%      9.965278%        30 Days     1.173021%    1.165946%        30 Days    0.000000%    0.000000%
 60 Days    4.545455%      3.405408%        60 Days     0.293255%    0.363322%        60 Days    0.146628%    0.156105%
 90 Days    1.319648%      0.996040%        90 Days     0.293255%    0.242485%        90 Days    0.146628%    0.344822%
 120 Days   1.612903%      1.814168%        120 Days    1.759531%    1.541162%        120 Days   6.744868%    6.356816%
 150 Days   0.000000%      0.000000%        150 Days    0.000000%    0.000000%        150 Days   0.000000%    0.000000%
 180+ Days  0.000000%      0.000000%        180+ Days   0.000000%    0.000000%        180+ Days  0.000000%    0.000000%
           ---------      ---------                     --------     --------                    --------     --------
           17.008798%     16.180894%                    6.451613%    6.409280%                   7.184751%    6.973442%



                REO                                 Total
----------------------------------------------------------------------------
                 No. of   Principal                    No. of    Principal
                  Loans    Balance                      Loans     Balance

 0-29 Days        0              0.00      0-29 Days      21    1,740,522.65
 30 Days          0              0.00      30 Days        73    6,031,681.35
 60 Days          0              0.00      60 Days        34    2,126,751.79
 90 Days          0              0.00      90 Days        12      857,968.85
 120 Days         7        279,317.24      120 Days       76    5,542,042.06
 150 Days         0              0.00      150 Days        0            0.00
 180+ Days        0              0.00      180+ Days       0            0.00
                  -        ----------                    ---   -------------
                  7        279,317.24                    216   16,298,966.70


 0-29 Days    0.000000%      0.000000%     0-29 Days  3.079179%     3.212064%
 30 Days      0.000000%      0.000000%     30 Days   10.703812%    11.131224%
 60 Days      0.000000%      0.000000%     60 Days    4.985337%     3.924834%
 90 Days      0.000000%      0.000000%     90 Days    1.759531%     1.583347%
 120 Days     1.026393%      0.515469%     120 Days  11.143695%    10.227615%
 150 Days     0.000000%      0.000000%     150 Days   0.000000%     0.000000%
 180+ Days    0.000000%      0.000000%     180+ Days  0.000000%     0.000000%
              --------       --------                ---------     ---------
              1.026393%      0.515469%               31.671554%    30.079084%

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                 31-May-2001
Distribution Date:           15-Jun-2001

                                DFH Series 2000-1

--------------------------------------------------------------------------------
                              COLLATERAL STATEMENT

Collateral Description                                         Mixed Fixed & Arm

Weighted Average Gross Coupon                                         10.841098%

Weighted Average Net Coupon                                           10.341097%

Weighted Average Pass-Through Rate                                    10.316097%

Weighted Average Maturity (Stepdown Calculation)                            345

Beginning Scheduled Collateral Loan Count                                 2,859

Number of Loans Paid in Full                                                 47

Ending Scheduled Collateral Loan Count                                    2,812

Beginning Scheduled Collateral Balance                           213,356,354.81

Ending Scheduled Collateral Balance                              208,932,755.16

Ending Actual Collateral Balance at 31-May-2001                  209,133,969.81

Monthly P&I Constant                                               2,112,545.74

Ending Scheduled Balance for Premium Loans                       208,932,755.16

Scheduled Principal                                                  185,031.38

Unscheduled Principal                                              4,238,568.27

Required Overcollateralized Amount                                         0.00

Overcollateralized Increase Amount                                   376,052.90

Overcollateralized Reduction Amount                                        0.00

Specified O/C Amount                                               4,625,000.00

Overcollateralized Amount                                          3,911,596.72

Overcollateralized Deficiency Amount                               1,089,456.18

Base Overcollateralization Amount                                          0.00

Extra Principal Distribution Amount                                  376,052.90

Excess Cash Amount                                                   376,052.90
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Interest Advance Recoveries                                       $  744,726.99

Servicing Advance Recoveries                                      $   54,794.85
--------------------------------------------------------------------------------

 Delta Funding Corporation
 Mortgage Pass-Through Certificates
 Record Date:                             31-May-2001
 Distribution Date:                       15-Jun-2001

                                DFH Series 2000-1

-------------------------------------------------------------------------------------------------------
    Group                                         1                         2               Total
Collateral Description                       Mixed Fixed               Mixed ARM      Mixed Fixed & Arm
Weighted Average Coupon Rate                   10.914116               10.632835              10.841098
Weighted Average Net Rate                      10.389116               10.107835              10.341097
Weighted Average Maturity                         345.00                  345.00                 345.00
Record Date                                   05/31/2001              05/31/2001             05/31/2001
Principal And Interest Constant             1,596,188.35              516,357.39           2,112,545.74
Beginning Loan Count                               2,163                     696                  2,859
Loans Paid In Full                                    33                      14                     47
Ending Loan Count                                  2,130                     682                  2,812
Beginning Scheduled Balance               157,971,133.90           55,385,220.91         213,356,354.81
Ending Scheduled Balance                  154,787,403.33           54,145,351.83         208,932,755.16
Scheduled Principal                           159,425.57               25,605.81             185,031.38
Unscheduled Principal                       3,024,305.00            1,214,263.27           4,238,568.27
Scheduled Interest                          1,436,762.78              490,751.58           1,927,514.36
Servicing Fee                                  65,821.31               23,077.17              88,898.48
Master Servicing Fee                                0.00                    0.00                   0.00
Trustee Fee                                     3,291.07                1,153.86               4,444.93
FRY Amount                                          0.00                    0.00                   0.00
Special Hazard Fee                                  0.00                    0.00                   0.00
Other Fee                                           0.00                    0.00                   0.00
Pool Insurance Fee                                  0.00                    0.00                   0.00
Spread 1                                            0.00                    0.00                   0.00
Spread 2                                            0.00                    0.00                   0.00
Spread 3                                            0.00                    0.00                   0.00
Net Interest                                1,367,650.40              466,520.55           1,834,170.95
Realized Loss Amount                                0.00                    0.00                   0.00
Cumulative Realized Loss                      256,865.62                7,467.13             264,332.75
Percentage of Cumulative Losses                     0.00                    0.00                   0.00
-------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT S
  Delta Funding Corporation
  Mortgage Pass-Through Certificates
  Record Date:               31-May-2001
  Distribution Date:         15-Jun-2001

                                DFH Series 2000-2

                     Certificateholder Distribution Summary

                                  Certificate         Certificate       Beginning
                                     Class            Pass-Through      Certificate            Interest
 Class          CUSIP             Description             Rate           Balance             Distribution
---------------------------------------------------------------------------------------------------------
    A_1F      24763LGN4                 SEN             7.79000%       36,001,496.51          233,709.71
    A_2F      24763LGP9                 SEN             7.82000%       14,502,000.00           94,504.70
    A_3F      24763LGQ7                 SEN             7.98000%       41,519,000.00          276,101.35
    A_4F      24763LGR5                 SEN             8.22000%       10,953,000.00           75,028.05
    A_5F      24763LGS3                 SEN             8.36000%       20,327,000.00          141,611.43
    A_6F      24763LGT1                 SEN             7.97000%       21,000,000.00          139,475.00
    IOF       24763LGU8                 SEN             7.00000%                0.00          268,333.33
    A_1A      24763LGV6                 SEN             4.44250%       55,245,653.37          211,341.48
    M_1       24763LGW4                 MEZ             8.36000%       16,500,000.00          114,950.00
    M_2       24763LGX2                 MEZ             8.36000%       11,344,000.00           79,029.87
     B        24763LGY0                 JUN             8.36000%       12,375,000.00           86,212.50
    BIO       DFH002BIO                 JUN             0.00000%                0.00               68.61
     OC       DFH0002OC                 JUN             0.00000%        2,975,380.57                0.00
    R_1       DFH0002R1                 JUN             0.00000%                0.00                0.00
    R_2       DFH0002R2                 RES             0.00000%                0.00                0.00
    R_3       DFH0002R3                 RES             0.00000%                0.00                0.00
---------------------------------------------------------------------------------------------------------
   Totals                                                             242,742,530.45        1,720,366.03


                                      Current         Ending                                    Cumulative
            Principal                Realized      Certificate           Total                   Realized
 Class     Distribution                Loss           Balance         Distribution                Losses
----------------------------------------------------------------------------------------------------------
    A_1F   5,800,560.03                0.00       30,200,936.49        6,034,269.74                 0.00
    A_2F           0.00                0.00       14,502,000.00           94,504.70                 0.00
    A_3F           0.00                0.00       41,519,000.00          276,101.35                 0.00
    A_4F           0.00                0.00       10,953,000.00           75,028.05                 0.00
    A_5F           0.00                0.00       20,327,000.00          141,611.43                 0.00
    A_6F           0.00                0.00       21,000,000.00          139,475.00                 0.00
    IOF            0.00                0.00                0.00          268,333.33                 0.00
    A_1A   2,220,722.00                0.00       53,024,931.37        2,432,063.48                 0.00
    M_1            0.00                0.00       16,500,000.00          114,950.00                 0.00
    M_2            0.00                0.00       11,344,000.00           79,029.87                 0.00
     B             0.00                0.00       12,375,000.00           86,212.50                 0.00
    BIO            0.00                0.00                0.00               68.61                 0.00
     OC            0.00                0.00        3,359,456.11                0.00                 0.00
    R_1            0.00                0.00                0.00                0.00                 0.00
    R_2            0.00                0.00                0.00                0.00                 0.00
    R_3            0.00                0.00                0.00                0.00                 0.00
----------------------------------------------------------------------------------------------------------
   Totals  8,021,282.03                0.00      235,105,323.97        9,741,648.06                 0.00


All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

    Delta Funding Corporation
    Mortgage Pass-Through Certificates
    Record Date:                 31-May-2001
    Distribution Date:           15-Jun-2001

                                DFH Series 2000-2

                        Principal Distribution Statement


                     Original          Beginning             Scheduled           Unscheduled
                       Face           Certificate            Principal            Principal
    Class             Amount             Balance            Distribution         Distribution            Accretion
------------------------------------------------------------------------------------------------------------------
    A_1F       61,480,000.00       36,001,496.51          195,146.68        5,605,413.35                0.00
    A_2F       14,502,000.00       14,502,000.00                0.00                0.00                0.00
    A_3F       41,519,000.00       41,519,000.00                0.00                0.00                0.00
    A_4F       10,953,000.00       10,953,000.00                0.00                0.00                0.00
    A_5F       20,327,000.00       20,327,000.00                0.00                0.00                0.00
    A_6F       21,000,000.00       21,000,000.00                0.00                0.00                0.00
    IOF                 0.00                0.00                0.00                0.00                0.00
    A_1A       65,000,000.00       55,245,653.37           24,871.41        2,195,850.59                0.00
    M_1        16,500,000.00       16,500,000.00                0.00                0.00                0.00
    M_2        11,344,000.00       11,344,000.00                0.00                0.00                0.00
     B         12,375,000.00       12,375,000.00                0.00                0.00                0.00
    BIO                 0.00                0.00                0.00                0.00                0.00
     OC                 0.00        2,975,380.57                0.00                0.00                0.00
    R_1                 0.00                0.00                0.00                0.00                0.00
    R_2                 0.00                0.00                0.00                0.00                0.00
    R_3                 0.00                0.00                0.00                0.00                0.00
------------------------------------------------------------------------------------------------------------------
   Totals     275,000,000.00      242,742,530.45          220,018.09        7,801,263.94                0.00


                                          Total              Ending                Ending              Total
                          Realized      Principal          Certificate           Certificate         Principal
    Class                  Loss (1)     Reduction            Balance             Percentage         Distribution
------------------------------------------------------------------------------------------------------------------
    A_1F                    0.00        5,800,560.03       30,200,936.49          0.49123189      5,800,560.03
    A_2F                    0.00                0.00       14,502,000.00          1.00000000              0.00
    A_3F                    0.00                0.00       41,519,000.00          1.00000000              0.00
    A_4F                    0.00                0.00       10,953,000.00          1.00000000              0.00
    A_5F                    0.00                0.00       20,327,000.00          1.00000000              0.00
    A_6F                    0.00                0.00       21,000,000.00          1.00000000              0.00
    IOF                     0.00                0.00                0.00          0.00000000              0.00
    A_1A                    0.00        2,220,722.00       53,024,931.37          0.81576817      2,220,722.00
    M_1                     0.00                0.00       16,500,000.00          1.00000000              0.00
    M_2                     0.00                0.00       11,344,000.00          1.00000000              0.00
     B                      0.00                0.00       12,375,000.00          1.00000000              0.00
    BIO                     0.00                0.00                0.00          0.00000000              0.00
     OC                     0.00                0.00        3,359,456.11          0.00000000              0.00
    R_1                     0.00                0.00                0.00          0.00000000              0.00
    R_2                     0.00                0.00                0.00          0.00000000              0.00
    R_3                     0.00                0.00                0.00          0.00000000              0.00
------------------------------------------------------------------------------------------------------------------
   Totals                   0.00        8,021,282.03      235,105,323.97          0.85492845      8,021,282.03

(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Descript

      Delta Funding Corporation
      Mortgage Pass-Through Certificates
      Record Date:            31-May-2001
      Distribution Date:      15-Jun-2001


                                DFH Series 2000-2

                    Principal Distribution Factors Statement

                     Original          Beginning             Scheduled           Unscheduled
                       Face           Certificate            Principal            Principal
    Class (2)         Amount             Balance            Distribution         Distribution            Accretion
------------------------------------------------------------------------------------------------------------------
    A_1F           61,480,000.00        585.58061988          3.17414899         91.17458279          0.00000000
    A_2F           14,502,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
    A_3F           41,519,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
    A_4F           10,953,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
    A_5F           20,327,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
    A_6F           21,000,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
    IOF                     0.00          0.00000000          0.00000000          0.00000000          0.00000000
    A_1A           65,000,000.00        849.93312877          0.38263708         33.78231677          0.00000000
    M_1            16,500,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
    M_2            11,344,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
     B             12,375,000.00       1000.00000000          0.00000000          0.00000000          0.00000000
    BIO                     0.00          0.00000000          0.00000000          0.00000000          0.00000000
     OC                     0.00          0.00000000          0.00000000          0.00000000          0.00000000
    R_1                     0.00          0.00000000          0.00000000          0.00000000          0.00000000
    R_2                     0.00          0.00000000          0.00000000          0.00000000          0.00000000
    R_3                     0.00          0.00000000          0.00000000          0.00000000          0.00000000


                                          Total              Ending                Ending              Total
                       Realized         Principal          Certificate           Certificate         Principal
    Class (2)           Loss (3)        Reduction            Balance             Percentage         Distribution
------------------------------------------------------------------------------------------------------------------
    A_1F              0.00000000         94.34873178        491.23188826          0.49123189         94.34873178
    A_2F              0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
    A_3F              0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
    A_4F              0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
    A_5F              0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
    A_6F              0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
    IOF               0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
    A_1A              0.00000000         34.16495385        815.76817492          0.81576817         34.16495385
    M_1               0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
    M_2               0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
     B                0.00000000          0.00000000       1000.00000000          1.00000000          0.00000000
    BIO               0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
     OC               0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
    R_1               0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
    R_2               0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
    R_3               0.00000000          0.00000000          0.00000000          0.00000000          0.00000000

(2)      All classes are per 1,000 denomination.

(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Descript

     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:              31-May-2001
     Distribution Date:        15-Jun-2001

                                DFH Series 2000-2

                        Interest Distribution Statement

            Original               Current           Beginning             Current           Payment of            Current
Class         Face               Certificate        Certificate/           Accrued             Unpaid              Interest
             Amount                  Rate             Notional             Interest           Interest             Shortfall
                                                      Balance                                 Shortfall
------------------------------------------------------------------------------------------------------------------------------
A_1F       61,480,000.00             7.79000%       36,001,496.51          233,709.71          0.00                0.00
A_2F       14,502,000.00             7.82000%       14,502,000.00           94,504.70          0.00                0.00
A_3F       41,519,000.00             7.98000%       41,519,000.00          276,101.35          0.00                0.00
A_4F       10,953,000.00             8.22000%       10,953,000.00           75,028.05          0.00                0.00
A_5F       20,327,000.00             8.36000%       20,327,000.00          141,611.43          0.00                0.00
A_6F       21,000,000.00             7.97000%       21,000,000.00          139,475.00          0.00                0.00
IOF                 0.00             7.00000%       46,000,000.00          268,333.33          0.00                0.00
A_1A       65,000,000.00             4.44250%       55,245,653.37          211,341.48          0.00                0.00
M_1        16,500,000.00             8.36000%       16,500,000.00          114,950.00          0.00                0.00
M_2        11,344,000.00             8.36000%       11,344,000.00           79,029.87          0.00                0.00
 B         12,375,000.00             8.36000%       12,375,000.00           86,212.50          0.00                0.00
BIO                 0.00             0.00000%                0.00                0.00          0.00                0.00
 OC                 0.00             0.00000%        2,975,380.57                0.00          0.00                0.00
R_1                 0.00             0.00000%                0.00                0.00          0.00                0.00
R_2                 0.00             0.00000%                0.00                0.00          0.00                0.00
R_3                 0.00             0.00000%                0.00                0.00          0.00                0.00
------------------------------------------------------------------------------------------------------------------------------
Totals    275,000,000.00                                                 1,720,297.42          0.00                0.00


            Non-Supported                               Total             Remaining            Ending
Class         Interest            Realized             Interest            Unpaid           Certificate/
              Shortfall            Loss (4)          Distribution         Interest            Notional
                                                                          Shortfall           Balance
--------------------------------------------------------------------------------------------------------

A_1F                0.00                0.00          233,709.71                0.00       30,200,936.49
A_2F                0.00                0.00           94,504.70                0.00       14,502,000.00
A_3F                0.00                0.00          276,101.35                0.00       41,519,000.00
A_4F                0.00                0.00           75,028.05                0.00       10,953,000.00
A_5F                0.00                0.00          141,611.43                0.00       20,327,000.00
A_6F                0.00                0.00          139,475.00                0.00       21,000,000.00
IOF                 0.00                0.00          268,333.33                0.00       41,000,000.00
A_1A                0.00                0.00          211,341.48                0.00       53,024,931.37
M_1                 0.00                0.00          114,950.00                0.00       16,500,000.00
M_2                 0.00                0.00           79,029.87                0.00       11,344,000.00
 B                  0.00                0.00           86,212.50                0.00       12,375,000.00
BIO                 0.00                0.00               68.61                0.00                0.00
 OC                 0.00                0.00                0.00                0.00        3,359,456.11
R_1                 0.00                0.00                0.00                0.00                0.00
R_2                 0.00                0.00                0.00                0.00                0.00
R_3                 0.00                0.00                0.00                0.00                0.00
--------------------------------------------------------------------------------------------------------
Totals              0.00                0.00        1,720,366.03                0.00

(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:                      31-May-2001
     Distribution Date:                15-Jun-2001


                                DFH Series 2000-2

                     Interest Distribution Factors Statement


            Original               Current           Beginning             Current           Payment of            Current
Class (5)     Face               Certificate        Certificate/           Accrued             Unpaid              Interest
             Amount                  Rate             Notional             Interest           Interest             Shortfall
                                                      Balance                                 Shortfall
------------------------------------------------------------------------------------------------------------------------------
A_1F       61,480,000.00             7.79000%        585.58061988          3.80139411          0.00000000          0.00000000
A_2F       14,502,000.00             7.82000%       1000.00000000          6.51666667          0.00000000          0.00000000
A_3F       41,519,000.00             7.98000%       1000.00000000          6.65000000          0.00000000          0.00000000
A_4F       10,953,000.00             8.22000%       1000.00000000          6.85000000          0.00000000          0.00000000
A_5F       20,327,000.00             8.36000%       1000.00000000          6.96666650          0.00000000          0.00000000
A_6F       21,000,000.00             7.97000%       1000.00000000          6.64166667          0.00000000          0.00000000
IOF                 0.00             7.00000%        786.32478632          4.58689453          0.00000000          0.00000000
A_1A       65,000,000.00             4.44250%        849.93312877          3.25140738          0.00000000          0.00000000
M_1        16,500,000.00             8.36000%       1000.00000000          6.96666667          0.00000000          0.00000000
M_2        11,344,000.00             8.36000%       1000.00000000          6.96666696          0.00000000          0.00000000
 B         12,375,000.00             8.36000%       1000.00000000          6.96666667          0.00000000          0.00000000
BIO                 0.00             0.00000%          0.00000000          0.00000000          0.00000000          0.00000000
 OC                 0.00             0.00000%          0.00000000          0.00000000          0.00000000          0.00000000
R_1                 0.00             0.00000%          0.00000000          0.00000000          0.00000000          0.00000000
R_2                 0.00             0.00000%          0.00000000          0.00000000          0.00000000          0.00000000
R_3                 0.00             0.00000%          0.00000000          0.00000000          0.00000000          0.00000000


            Non-Supported                               Total             Remaining            Ending
Class (5)     Interest            Realized             Interest            Unpaid           Certificate/
              Shortfall            Loss (6)          Distribution         Interest            Notional
                                                                          Shortfall           Balance
--------------------------------------------------------------------------------------------------------
A_1F          0.00000000          0.00000000          3.80139411          0.00000000        491.23188826
A_2F          0.00000000          0.00000000          6.51666667          0.00000000       1000.00000000
A_3F          0.00000000          0.00000000          6.65000000          0.00000000       1000.00000000
A_4F          0.00000000          0.00000000          6.85000000          0.00000000       1000.00000000
A_5F          0.00000000          0.00000000          6.96666650          0.00000000       1000.00000000
A_6F          0.00000000          0.00000000          6.64166667          0.00000000       1000.00000000
IOF           0.00000000          0.00000000          4.58689453          0.00000000        700.85470085
A_1A          0.00000000          0.00000000          3.25140738          0.00000000        815.76817492
M_1           0.00000000          0.00000000          6.96666667          0.00000000       1000.00000000
M_2           0.00000000          0.00000000          6.96666696          0.00000000       1000.00000000
 B            0.00000000          0.00000000          6.96666667          0.00000000       1000.00000000
BIO           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
 OC           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
R_1           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
R_2           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
R_3           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000


(5)      All classes are per 1,000 denomination

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.


                      Certificateholder Component Statement


            Component              Beginning           Ending        Beginning          Ending              Ending
           Pass-Through            Notional           Notional       Component         Component           Component
Class          Rate                 Balance            Balance        Balance           Balance            Percentage
----------------------------------------------------------------------------------------------------------------------

FSA       0.08000%             199,548,149.88         191,526,867.86   0.00               0.00          81.57681749%

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      31-May-2001
Distribution Date:                15-Jun-2001

                                DFH Series 2000-2

                       Certificateholder Account Statement

--------------------------------------------------------------------------------
                              CERTIFICATE ACCOUNT

Beginning Balance                                                          0.00

Deposits

     Payments of Interest and Principal                            7,933,974.68

     Liquidations, Insurance Proceeds, Reserve Funds                       0.00

     Proceeds from Repurchased Loans                                       0.00

     Other Amounts (Servicer Advances)                             1,897,908.95

     Realized Losses                                                       0.00
                                                                   ------------
Total Deposits                                                     9,831,883.63

Withdrawals

     Reimbursement for Servicer Advances                                   0.00

     Payment of Service Fee                                           90,235.57

     Payment of Interest and Principal                             9,741,648.06
                                                                   ------------
Total Withdrawals (Pool Distribution Amount)                       9,831,883.63

Ending Balance                                                             0.00
                                                                   ============
--------------------------------------------------------------------------------
                   PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

Total Prepayment/Curtailment Interest Shortfall                       29,267.50
                                                                   ------------
Servicing Fee Support                                                 29,267.50
                                                                   ------------
Non-Supported Prepayment/Curtailment Interest Shortf                       0.00
                                                                   ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 SERVICING FEES

Gross Servicing Fee                                                  101,142.72

Trustee Fee- Wells Fargo                                               5,057.14

Supported Prepayment/Curtailment Interest Shortfall                   29,267.50
                                                                   ------------
Net Servicing Fee                                                     76,932.36
                                                                   ============
--------------------------------------------------------------------------------


                                Beginning          Current       Current        Ending
Account Type                     Balance         Withdrawals    Deposits       Balance
--------------------------------------------------------------------------------------

Net Rate Cap Fund               10,000.00           34.30          34.30     10,000.00
LIBOR Carryover Fund            10,000.00           34.31          34.31     10,000.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                       31-May-2001
Distribution Date:                 15-Jun-2001


                                DFH Series 2000-2

             Loan Status Stratification/Credit Enhancement Statement

               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
----------------------------------------------------------------------------------------------------------------------
               No. of    Principal                         No. of    Principal                    No. of   Principal
                Loans     Balance                          Loans      Balance                      Loans    Balance
                                            0-29 Days        7     810,459.48        0-29 Days        5     288,446.41
 30 Days        186   13,225,340.12         30 Days          0           0.00        30 Days          0           0.00
 60 Days         75    5,186,359.37         60 Days          2     134,990.68        60 Days          5     488,694.13
 90 Days         35    2,235,437.25         90 Days          1     132,812.83        90 Days         15   1,370,254.62
120 Days         31    1,756,170.35         120 Days        41   2,732,034.28        120 Days       174  12,553,894.63
150 Days          0            0.00         150 Days         0           0.00        150 Days         0           0.00
180+ Days         0            0.00         180+ Days        0           0.00        180+ Days        0           0.00
                ---    ------------                         --   ------------                       ---   ------------
                327   22,403,307.09                         51   3,810,297.27                       199  14,701,289.79

----------------------------------------------------------------------------------------------------------------------
             No. of        Principal                      No. of     Principal                    No. of      Principal
             Loans         Balance                        Loans       Balance                     Loans        Balance
                                            0-29 Days    0.218750%   0.344482%       0-29 Days   0.156250%    0.122603%
 30 Days   5.812500%       5.621366%        30 Days      0.000000%   0.000000%       30 Days     0.000000%    0.000000%
 60 Days   2.343750%       2.204437%        60 Days      0.062500%   0.057377%       60 Days     0.156250%    0.207717%
 90 Days   1.093750%       0.950162%        90 Days      0.031250%   0.056451%       90 Days     0.468750%    0.582420%
 120 Days  0.968750%       0.746452%        120 Days     1.281250%   1.161238%       120 Days    5.437500%    5.335971%
 150 Days  0.000000%       0.000000%        150 Days     0.000000%   0.000000%       150 Days    0.000000%    0.000000%
 180+ Days 0.000000%       0.000000%        180+ Days    0.000000%   0.000000%       180+ Days   0.000000%    0.000000%
           --------        --------                      --------    --------                    --------     --------
           0.218750%       9.522416%                     1.593750%   1.619548%                   6.218750%    6.248711%



                REO                                 Total
-----------------------------------------------------------------------------
                 No. of   Principal                    No. of    Principal
                  Loans    Balance                      Loans     Balance

 0-29 Days          0          0.00     0-29 Days        12     1,098,905.89
 30 Days            0          0.00     30 Days         186    13,225,340.12
 60 Days            0          0.00     60 Days          82     5,810,044.18
 90 Days            1     90,716.84     90 Days          52     3,829,221.54
 120 Days          20    805,202.02     120 Days        266    17,847,301.28
 150 Days           0          0.00     150 Days          0             0.00
 180+ Days          0          0.00     180+ Days         0             0.00
                   --    ----------                     ---    -------------
                   21    895,918.86                     598    41,810,813.01


               No. of     Principal                  No. of       Principal
                Loans      Balance                   Loans         Balance

 0-29 Days   0.000000%     0.000000%    0-29 Days  0.375000%        0.467085%
 30 Days     0.000000%     0.000000%    30 Days    5.812500%        5.621366%
 60 Days     0.000000%     0.000000%    60 Days    2.562500%        2.469531%
 90 Days     0.031250%     0.038559%    90 Days    1.625000%        1.627592%
 120 Days    0.625000%     0.342247%    120 Days   8.312500%        7.585908%
 150 Days    0.000000%     0.000000%    150 Days   0.000000%        0.000000%
 180+ Days   0.000000%     0.000000%    180+ Days  0.000000%        0.000000%
             --------      --------               ---------        ---------
             0.656250%     0.380806%              18.687500%       17.771481%


(7) The 120 day category for delinquent, bankruptcy, foreclosures, and REO contains that are 120 days or more delinquent.

Current Period Realized Loss -
  Includes Interest Shortfall           0.00             Principal Balance of Contaminated Properties             0.00
Cumulative Realized Losses -
  Includes Interest Shortfall           0.00             Periodic Advance                                 1,897,908.95
Current Period Class A
  Insufficient Funds                    0.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                        31-May-2001
Distribution Date:                  15-Jun-2001


                                DFH Series 2000-2
                           Delinquency Status By Group

               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
----------------------------------------------------------------------------------------------------------------------
1             No. of     Principal                      No. of      Principal                      No. of   Principal
               Loans      Balance                        Loans       Balance                        Loans    Balance
                                              0-29 Days         4    382,760.49        0-29 Days        1      43,792.32
 30 Days          129    8,367,812.30         30 Days           0          0.00        30 Days          0           0.00
 60 Days           58    4,330,774.83         60 Days           1     15,530.19        60 Days          3     292,283.06
 90 Days           25    1,618,653.87         90 Days           1    132,812.83        90 Days         10     591,565.71
 120 Days          29    1,247,780.20         120 Days         24  1,363,239.81        120 Days       115   8,001,221.86
 150 Days           0            0.00         150 Days          0          0.00        150 Days         0           0.00
 180+ Days          0            0.00         180+ Days         0          0.00        180+ Days        0           0.00
                  ---   -------------                          --  ------------                       ---   ------------
                  241   15,565,021.20                          30  1,894,343.32                       129   8,928,862.95

                                              0-29 Days  0.159490%     0.214320%       0-29 Days 0.039872%      0.024521%
 30 Days     5.143541%       4.685409%        30 Days    0.000000%     0.000000%       30 Days   0.000000%      0.000000%
 60 Days     2.312600%       2.424941%        60 Days    0.039872%     0.008696%       60 Days   0.119617%      0.163659%
 90 Days     0.996810%       0.906337%        90 Days    0.039872%     0.074366%       90 Days   0.398724%      0.331237%
 120 Days    1.156300%       0.698673%        120 Days   0.956938%     0.763322%       120 Days  4.585327%      4.480143%
 150 Days    0.000000%       0.000000%        150 Days   0.000000%     0.000000%       150 Days  0.000000%      0.000000%
 180+ Days   0.000000%       0.000000%        180+ Days  0.000000%     0.000000%       180+ Days 0.000000%      0.000000%
             --------        --------                    --------      --------                  --------       --------
             9.609250%      8.715360%                   1.196172%     1.060704%                 5.143541%      4.999560%

                REO                                 Total
----------------------------------------------------------------------------
1             No. of     Principal                      No. of      Principal
               Loans      Balance                        Loans       Balance

 0-29 Days          0            0.00         0-29 Days         5    426,552.81
 30 Days            0            0.00         30 Days         129  8,367,812.30
 60 Days            0            0.00         60 Days          62  4,638,588.08
 90 Days            0            0.00         90 Days          36  2,343,032.41
 120 Days          14      518,579.26         120 Days        182 11,130,821.13
 150 Days           0            0.00         150 Days          0          0.00
 180+ Days          0            0.00         180+ Days         0          0.00
                  ---   -------------                         --- -------------
                   14      518,579.26                         414 26,906,806.73

 0-29 Days   0.000000%       0.000000%        0-29 Days  0.199362%     0.238841%
 30 Days     0.000000%       0.000000%        30 Days    5.143541%     4.685409%
 60 Days     0.000000%       0.000000%        60 Days    2.472089%     2.597296%
 90 Days     0.000000%       0.000000%        90 Days    1.435407%     1.311940%
 120 Days    0.558214%       0.290369%        120 Days   7.256778%     6.232508%
 150 Days    0.000000%       0.000000%        150 Days   0.000000%     0.000000%
 180+ Days   0.000000%       0.000000%        180+ Days  0.000000%     0.000000%
             --------        --------                   ---------     ---------
             0.558214%       0.290369%                  16.507177%    15.065993%

               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
----------------------------------------------------------------------------------------------------------------------
2             No. of     Principal                      No. of      Principal                      No. of   Principal
               Loans      Balance                        Loans       Balance                        Loans    Balance
                                              0-29 Days         3    427,698.99        0-29 Days        4     244,654.09
 30 Days           57    4,857,527.82         30 Days           0          0.00        30 Days          0           0.00
 60 Days           17      855,584.54         60 Days           1    119,460.49        60 Days          2     196,411.07
 90 Days           10      616,783.38         90 Days           0          0.00        90 Days          5     778,688.91
 120 Days           2      508,390.15         120 Days         17  1,368,794.47        120 Days        59   4,552,672.77
 150 Days           0            0.00         150 Days          0          0.00        150 Days         0           0.00
 180+ Days          0            0.00         180+ Days         0          0.00        180+ Days        0           0.00
                  ---   -------------                          --  ------------                       ---   ------------
                   86    6,838,285.89                          21  1,915,953.95                        70   5,772,426.84

                                              0-29 Days  0.433526%     0.754636%       0-29 Days 0.578035%      0.431670%
 30 Days     8.236994%       8.570671%        30 Days    0.000000%     0.000000%       30 Days   0.000000%      0.000000%
 60 Days     2.456647%       1.509602%        60 Days    0.144509%     0.210777%       60 Days   0.289017%      0.346550%
 90 Days     1.445087%       1.088259%        90 Days    0.000000%     0.000000%       90 Days   0.722543%      1.373927%
 120 Days    0.289017%       0.897009%        120 Days   2.456647%     2.415115%       120 Days  8.526012%      8.032781%
 150 Days    0.000000%       0.000000%        150 Days   0.000000%     0.000000%       150 Days  0.000000%      0.000000%
 180+ Days   0.000000%       0.000000%        180+ Days  0.000000%     0.000000%       180+ Days 0.000000%      0.000000%
             --------        --------                    --------      --------                  --------       --------
            12.427746%      12.065540%                   3.034682%     3.380528%                10.115607%     10.184928%

                REO                                 Total
----------------------------------------------------------------------------
2             No. of     Principal                      No. of      Principal
               Loans       Balance                        Loans       Balance

 0-29 Days          0            0.00         0-29 Days         7    672,353.08
 30 Days            0            0.00         30 Days          57  4,857,527.82
 60 Days            0            0.00         60 Days          20  1,171,456.10
 90 Days            1       90,716.84         90 Days          16  1,486,189.13
 120 Days           6      286,622.76         120 Days         84  6,716,480.15
 150 Days           0            0.00         150 Days          0          0.00
 180+ Days          0            0.00         180+ Days         0          0.00
                  ---   -------------                         --- -------------
                    7      377,339.60                         184 14,904,006.28

 0-29 Days   0.000000%       0.000000%        0-29 Days  1.011561%     1.186307%
 30 Days     0.000000%       0.000000%        30 Days    8.236994%     8.570671%
 60 Days     0.000000%       0.000000%        60 Days    2.890173%     2.066929%
 90 Days     0.144509%       0.160062%        90 Days    2.312139%     2.622247%
 120 Days    0.867052%       0.505720%        120 Days  12.138728%    11.850625%
 150 Days    0.000000%       0.000000%        150 Days   0.000000%     0.000000%
 180+ Days   0.000000%       0.000000%        180+ Days  0.000000%     0.000000%
             --------        --------                   ---------     ---------
             1.011561%       0.665782%                  26.589595%    26.296778%

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                             31-May-2001
Distribution Date:                       15-Jun-2001

                                DFH Series 2000-2

                              COLLATERAL STATEMENT

Collateral Description                                      Fixed & Mixed ARM

Weighted Average Gross Coupon                                       10.993752%

Weighted Average Net Coupon                                         10.468754%

Weighted Average Pass-Through Rate                                  10.468754%

Weighted Average Maturity (Stepdown Calculation)                          348

Beginning Scheduled Collateral Loan Count                               3,286

Number of Loans Paid in Full                                               86

Ending Scheduled Collateral Loan Count                                  3,200

Beginning Scheduled Collateral Balance                         242,742,530.45

Ending Scheduled Collateral Balance                            235,105,323.97

Ending Actual Collateral Balance at 31-May-2001                235,269,152.69

Monthly P&I Constant                                             2,443,894.13

Ending Scheduled Balance for Premium Loans                     235,105,323.97

Scheduled Principal                                                220,018.09

Unscheduled Principal                                            7,417,188.39

Required Overcollateralized Amount                                       0.00

Overcollateralized Increase Amount                                 384,075.54

Overcollateralized Reduction Amount                                      0.00

Specified O/C Amount                                             4,468,750.00

Overcollateralized Amount                                        3,359,456.11

Overcollateralized Deficiency Amount                             1,493,369.43

Base Overcollateralization Amount                                        0.00

Extra Principal Distribution Amount                                384,075.54

Excess Cash Amount                                                 384,075.54


Group F Curtailment                                                $80,371.57
Group A Curtailment                                                 $4,160.74

 Delta Funding Corporation
 Mortgage Pass-Through Certificates
 Record Date:                             31-May-2001
 Distribution Date:                       15-Jun-2001


                                DFH Series 2000-2


    Group                                                      1                          2                    Total
 Collateral  Description                           Fixed 30 Year          6 Month LIBOR ARM        Fixed & Mixed ARM
 Weighted Average Coupon Rate                          11.009609                  10.943381                10.993752
 Weighted Average Net Rate                             10.484609                  10.418381                10.468754
 Weighted Average Maturity                                300.00                     348.00                   348.00
 Record Date                                          05/31/2001                 05/31/2001               05/31/2001
 Principal And  Interest Constant                   1,889,019.47                 554,874.66             2,443,894.13
 Beginning Loan Count                                      2,577                        709                    3,286
 Loans Paid In Full                                           69                         17                       86
 Ending Loan Count                                         2,508                        692                    3,200
 Beginning Scheduled Balance                      184,624,851.69              58,117,678.76           242,742,530.45
 Ending Scheduled Balance                         178,465,533.57              56,639,790.40           235,105,323.97
 Scheduled Principal                                  195,146.68                  24,871.41               220,018.09
 Unscheduled Principal                              5,964,171.44               1,453,016.95             7,417,188.39
 Scheduled Interest                                 1,693,872.79                 530,003.25             2,223,876.04
 Servicing Fee                                         76,927.02                  24,215.70               101,142.72
 Master Servicing Fee                                       0.00                       0.00                     0.00
 Trustee Fee                                            3,846.35                   1,210.79                 5,057.14
 FRY Amount                                                 0.00                       0.00                     0.00
 Special Hazard Fee                                         0.00                       0.00                     0.00
 Other Fee                                                  0.00                       0.00                     0.00
 Pool Insurance Fee                                         0.00                       0.00                     0.00
 Spread 1                                                   0.00                       0.00                     0.00
 Spread 2                                                   0.00                       0.00                     0.00
 Spread 3                                                   0.00                       0.00                     0.00
 Net Interest                                       1,613,099.42                 504,576.76             2,117,676.18
 Realized Loss Amount                                       0.00                       0.00                     0.00
 Cumulative Realized Loss                                   0.00                       0.00                     0.00
 Percentage of Cumulative Losses                            0.00                       0.00                     0.00

EXHIBIT T

  Delta Funding Corporation
  Mortgage Pass-Through Certificates
  Record Date:                              31-May-2001
  Distribution Date:                        15-Jun-2001

                                DFH Series 2000-3

                     Certificateholder Distribution Summary


                                          Certificate     Certificate    Beginning
                                             Class       Pass-Through   Certificate          Interest         Principal
   Class                 CUSIP            Description        Rate         Balance          Distribution      Distribution
    A_1F             24763LGZ7               SEN           7.26000%     30,188,248.69        182,638.90      3,418,807.40
    A_2F             24763LHA1               SEN           7.17000%     12,000,000.00         71,700.00              0.00
    A_3F             24763LHB9               SEN           7.31000%     29,000,000.00        176,658.33              0.00
    A_4F             24763LHC7               SEN           7.61000%      8,000,000.00         50,733.33              0.00
    A 5F             24763LHD5               SEN           7.89000%     17,500,000.00        115,062.50              0.00
    A 6F             24763LHE3               SEN           7.51000%     12,000,000.00         75,100.00              0.00
    IOF              24763LHF0               SEN           9.20000%              0.00        334,266.67              0.00
    A_1A             24763LHG8               SEN           4.37250%     49,608,744.23        186,787.26      1,560,451.51
    M_1              24763LHH6               MEZ           7.89000%      9,500,000.00         62,462.50              0.00
    M_2              24763LHJ2               MEZ           7.89000%      8,500,000.00         55,887.50              0.00
     B               24763LHK9               JUN           7.89000%      6,500,000.00         42,737.50              0.00
    BIO              DFH003BIO               JUN           0.00000%              0.00              0.00              0.00
    R_1              DFH0003R1               SEN           0.00000%              0.00              0.00              0.00
    R_2              DFH0003R2               SEN           0.00000%              0.00              0.00              0.00
    R_3              DFH0003R3               SEN           0.00000%              0.00              0.00              0.00
     P               DFH00003P               JUN           0.00000%            100.00        133,821.33              0.00

   Totals                                                              182,797,092.92      1,487,855.82      4,979,258.91

                             Current      Ending                                  Cumulative
                             Realized   Certificate           Total                Realized
   Class                      Loss        Balance         Distribution              Losses
    A_1F                      0.00     26,769,441.29      3,601,446.30               0.00
    A_2F                      0.00     12,000,000.00         71,700.00               0.00
    A_3F                      0.00     29,000,000.00        176,658.33               0.00
    A_4F                      0.00      8,000,000.00         50,733.33               0.00
    A 5F                      0.00     17,500,000.00        115,062.50               0.00
    A 6F                      0.00     12,000,000.00         75,100.00               0.00
    IOF                       0.00              0.00        334,266.67               0.00
    A_1A                      0.00     48,048,292.72      1,747,238.77               0.00
    M_1                       0.00      9,500,000.00         62,462.50               0.00
    M_2                       0.00      8,500,000.00         55,887.50               0.00
     B                        0.00      6,500,000.00         42,737.50               0.00
    BIO                       0.00              0.00              0.00               0.00
    R_1                       0.00              0.00              0.00               0.00
    R_2                       0.00              0.00              0.00               0.00
    R_3                       0.00              0.00              0.00               0.00
     P                        0.00            100.00        133,821.33               0.00

   Totals                     0.00    177,817,834.01      6,467,114.73               0.00



All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

    Delta Funding Corporation
    Mortgage Pass-Through Certificates
    Record Date:                      31-May-2001
    Distribution Date:                  15-Jun-2001


                                DFH Series 2000-3

                        Principal Distribution Statement

                        Original         Beginning            Scheduled         Unscheduled
                         Face           Certificate           Principal           Principal
    Class               Amount            Balance           Distribution        Distribution              Accretion
    A_1F           42,000,000.00       30,188,248.69          126,346.42        3,292,460.98                0.00
    A_2F           12,000,000.00       12,000,000.00                0.00                0.00                0.00
    A_3F           29,000,000.00       29,000,000.00                0.00                0.00                0.00
    A_4F            8,000,000.00        8,000,000.00                0.00                0.00                0.00
    A_5F           17,500,000.00       17,500,000.00                0.00                0.00                0.00
    A_6F           12,000,000.00       12,000,000.00                0.00                0.00                0.00
    IOF                     0.00                0.00                0.00                0.00                0.00
    A_1A           55,000,000.00       49,608,744.23           19,471.01        1,540,980.50                0.00
    M_1             9,500,000.00        9,500,000.00                0.00                0.00                0.00
    M_2             8,500,000.00        8,500,000.00                0.00                0.00                0.00
     B              6,500,000.00        6,500,000.00                0.00                0.00                0.00
    BIO                     0.00                0.00                0.00                0.00                0.00
     P                    100.00              100.00                0.00                0.00                0.00
                          100.00              100.00                0.00                0.00                0.00
     Totals       200,000,200.00      182,797,192.92          145,817.43        4,833,441.48                0.00

                                            Total             Ending                Ending               Total
                          Realized        Principal         Certificate           Certificate          Principal
    Class                 Loss (1)        Reduction           Balance             Percentage         Distribution
    A_1F                    0.00        3,418,807.40       26,769,441.29          0.63736765         3,418,807.40
    A_2F                    0.00                0.00       12,000,000.00          1.00000000                 0.00
    A_3F                    0.00                0.00       29,000,000.00          1.00000000                 0.00
    A_4F                    0.00                0.00        8,000,000.00          1.00000000                 0.00
    A_5F                    0.00                0.00       17,500,000.00          1.00000000                 0.00
    A_6F                    0.00                0.00       12,000,000.00          1.00000000                 0.00
    IOF                     0.00                0.00                0.00          0.00000000                 0.00
    A_1A                    0.00        1,560,451.51       48,048,292.72          0.87360532         1,560,451.51
    M_1                     0.00                0.00        9,500,000.00          1.00000000                 0.00
    M_2                     0.00                0.00        8,500,000.00          1.00000000                 0.00
     B                      0.00                0.00        6,500,000.00          1.00000000                 0.00
    BIO                     0.00                0.00                0.00          0.00000000                 0.00
     P                      0.00                0.00              100.00          1.00000000                 0.00
                            0.00                0.00              100.00          1.00000000                 0.00

     Totals                 0.00        4,979,258.91      177,817,934.01          0.88908878         4,979,258.91


(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Descript

      Delta Funding Corporation
      Mortgage Pass-Through Certificates
      Record Date:                        31-May-2001
      Distribution Date:                  15-Jun-2001

                                DFH Series 2000-3

                    Principal Distribution Factors Statement

                    Original         Beginning        Scheduled      Unscheduled
                      Face          Certificate       Principal       Principal                        Realized
 Class (2)           Amount           Balance       Distribution    Distribution     Accretion         Loss (3)
    A_1F         42,000,000.00      718.76782595     3.00824810     78.39192810      0.00000000      0.00000000
    A_2F         12,000,000.00     1000.00000000     0.00000000      0.00000000      0.00000000      0.00000000
    A_3F         29,000,000.00     1000.00000000     0.00000000      0.00000000      0.00000000      0.00000000
    A_4F          8,000,000.00     1000.00000000     0.00000000      0.00000000      0.00000000      0.00000000
    A_5F         17,500,000.00     1000.00000000     0.00000000      0.00000000      0.00000000      0.00000000
    A_6F         12,000,000.00     1000.00000000     0.00000000      0.00000000      0.00000000      0.00000000
     IOF                  0.00        0.00000000     0.00000000      0.00000000      0.00000000      0.00000000
    A_1A         55,000,000.00      901.97716782     0.35401836     28.01782727      0.00000000      0.00000000
     M_1          9,500,000.00     1000.00000000     0.00000000      0.00000000      0.00000000      0.00000000
     M_2          8,500,000.00     1000.00000000     0.00000000      0.00000000      0.00000000      0.00000000
      B           6,500,000.00     1000.00000000     0.00000000      0.00000000      0.00000000      0.00000000
     BIO                  0.00        0.00000000     0.00000000      0.00000000      0.00000000      0.00000000
     R_1                  0.00        0.00000000     0.00000000      0.00000000      0.00000000      0.00000000
     R_2                  0.00        0.00000000     0.00000000      0.00000000      0.00000000      0.00000000
     R_3                  0.00        0.00000000     0.00000000      0.00000000      0.00000000      0.00000000
      P                 100.00     1000.00000000     0.00000000      0.00000000      0.00000000      0.00000000


                          Total               Ending                    Ending               Total
                        Principal           Certificate               Certificate          Principal
 Class (2)              Reduction             Balance                 Percentage          Distribution
    A_1F              81.40017619           637.36764976              0.63736765          81.40017619
    A_2F               0.00000000          1000.00000000              1.00000000           0.00000000
    A_3F               0.00000000          1000.00000000              1.00000000           0.00000000
    A_4F               0.00000000          1000.00000000              1.00000000           0.00000000
    A_5F               0.00000000          1000.00000000              1.00000000           0.00000000
    A_6F               0.00000000          1000.00000000              1.00000000           0.00000000
     IOF               0.00000000             0.00000000              0.00000000           0.00000000
    A_1A              28.37184564           873.60532218              0.87360532          28.37184564
     M_1               0.00000000          1000.00000000              1.00000000           0.00000000
     M_2               0.00000000          1000.00000000              1.00000000           0.00000000
      B                0.00000000          1000.00000000              1.00000000           0.00000000
     BIO               0.00000000             0.00000000              0.00000000           0.00000000
     R_1               0.00000000             0.00000000              0.00000000           0.00000000
     R_2               0.00000000             0.00000000              0.00000000           0.00000000
     R_3               0.00000000             0.00000000              0.00000000           0.00000000
      P                0.00000000          1000.00000000              1.00000000           0.00000000



(2)      All classes are per $1,000 denomination.

(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Descript

     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:                        31-May-2001
     Distribution Date:                  15-Jun-2001


                                DFH Series 2000-3

                         Interest Distribution Statement


            Original               Current           Beginning             Current      Payment of         Current
Class         Face               Certificate        Certificate/           Accrued        Unpaid           Interest
             Amount                  Rate             Notional             Interest      Interest         Shortfall
                                                      Balance                            Shortfall
---------------------------------------------------------------------------------------------------------------------
A_1F          42,000,000.00             7.26000%       30,188,248.69      182,638.90        0.00            0.00
A_2F          12,000,000.00             7.17000%       12,000,000.00       71,700.00        0.00            0.00
A_3F          29,000,000.00             7.31000%       29,000,000.00      176,658.33        0.00            0.00
A_4F           8,000,000.00             7.61000%        8,000,000.00       50,733.33        0.00            0.00
A_5F          17,500,000.00             7.89000%       17,500,000.00      115,062.50        0.00            0.00
A_6F          12,000,000.00             7.51000%       12,000,000.00       75,100.00        0.00            0.00
IOF                    0.00             9.20000%       43,600,000.00      334,266.67        0.00            0.00
A_1A          55,000,000.00             4.37250%       49,608,744.23      186,787.26        0.00            0.00
M_1            9,500,000.00             7.89000%        9,500,000.00       62,462.50        0.00            0.00
M_2            8,500,000.00             7.89000%        8,500,000.00       55,887.50        0.00            0.00
B              6,500,000.00             7.89000%        6,500,000.00       42,737.50        0.00            0.00
BIO                    0.00             0.00000%                0.00            0.00        0.00            0.00
R_1                    0.00             0.00000%                0.00            0.00        0.00            0.00
R_2                    0.00             0.00000%                0.00            0.00        0.00            0.00
R_3                    0.00             0.00000%                0.00            0.00        0.00            0.00
P                    100.00             0.00000%              100.00            0.00        0.00            0.00

Totals       200,000,100.00                                             1,354,034.49        0.00            0.00

                     Non-Supported                 Total        Remaining         Ending
Class                  Interest     Realized      Interest        Unpaid        Certificate/
                      Shortfall     Loss (4)    Distribution     Interest        Notional
                                                                Shortfall        Balance
-----------------------------------------------------------------------------------------------

A_1F                    0.00        0.00        182,638.90        0.00        26,769,441.29
A_2F                    0.00        0.00         71,700.00        0.00        12,000,000.00
A_3F                    0.00        0.00        176,658.33        0.00        29,000,000.00
A_4F                    0.00        0.00         50,733.33        0.00         8,000,000.00
A_5F                    0.00        0.00        115,062.50        0.00        17,500,000.00
A_6F                    0.00        0.00         75,100.00        0.00        12,000,000.00
IOF                     0.00        0.00        334,266.67        0.00        38,400,000.00
A_1A                    0.00        0.00        186,787.26        0.00        48,048,292.72
M_1                     0.00        0.00         62,462.50        0.00         9,500,000.00
M_2                     0.00        0.00         55,887.50        0.00         8,500,000.00
B                       0.00        0.00         42,737.50        0.00         6,500,000.00
BIO                     0.00        0.00              0.00        0.00                 0.00
R_1                     0.00        0.00              0.00        0.00                 0.00
R_2                     0.00        0.00              0.00        0.00                 0.00
R_3                     0.00        0.00              0.00        0.00                 0.00
P                       0.00        0.00        133,821.33        0.00               100.00

Totals                  0.00        0.00      1,487,855.82        0.00


(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:                      31-May-2001
     Distribution Date:                  15-Jun-2001

                                DFH Series 2000-3

                     Interest Distribution Factors Statement

                     Original         Current         Beginning         Current       Payment of      Current
 Class (5)             Face         Certificate      Certificate/       Accrued         Unpaid       Interest
                      Amount           Rate            Notional         Interest       Interest      Shortfall
                                                       Balance                         Shortfall
   A_1F           42,000,000.00       7.26000%      718.76782595       4.34854524     0.00000000     0.00000000
   A_2F           12,000,000.00       7.17000%     1000.00000000       5.97500000     0.00000000     0.00000000
   A_3F           29,000,000.00       7.31000%     1000.00000000       6.09166655     0.00000000     0.00000000
   A_4F            8,000,000.00       7.61000%     1000.00000000       6.34166625     0.00000000     0.00000000
   A_5F           17,500,000.00       7.89000%     1000.00000000       6.57500000     0.00000000     0.00000000
   A_6F           12,000,000.00       7.51000%     1000.00000000       6.25833333     0.00000000     0.00000000
    IOF                    0.00       9.20000%      893.44262295       6.84972684     0.00000000     0.00000000
   A_1A           55,000,000.00       4.37250%      901.97716782       3.39613200     0.00000000     0.00000000
   M_1             9,500,000.00       7.89000%     1000.00000000       6.57500000     0.00000000     0.00000000
   M_2             8,500,000.00       7.89000%     1000.00000000       6.57500000     0.00000000     0.00000000
    B              6,500,000.00       7.89000%     1000.00000000       6.57500000     0.00000000     0.00000000
   BIO                     0.00       0.00000%        0.00000000       0.00000000     0.00000000     0.00000000
   R_1                     0.00       0.00000%        0.00000000       0.00000000     0.00000000     0.00000000
   R_2                     0.00       0.00000%        0.00000000       0.00000000     0.00000000     0.00000000
   R_3                     0.00       0.00000%        0.00000000       0.00000000     0.00000000     0.00000000
     P                   100.00       0.00000%     1000.00000000       0.00000000     0.00000000     0.00000000

                Non-Supported                    Total              Remaining           Ending
 Class (5)       Interest        Realized       Interest              Unpaid          Certificate/
                 Shortfall        Loss (6)    Distribution           Interest           Notional
                                                                     Shortfall           Balance
   A_1F          0.00000000     0.00000000       4.34854524         0.00000000        637.36764976
   A_2F          0.00000000     0.00000000       5.97500000         0.00000000       1000.00000000
   A_3F          0.00000000     0.00000000       6.09166655         0.00000000       1000.00000000
   A_4F          0.00000000     0.00000000       6.34166625         0.00000000       1000.00000000
   A_5F          0.00000000     0.00000000       6.57500000         0.00000000       1000.00000000
   A_6F          0.00000000     0.00000000       6.25833333         0.00000000       1000.00000000
    IOF          0.00000000     0.00000000       6.84972684         0.00000000        786.88524590
   A_1A          0.00000000     0.00000000       3.39613200         0.00000000        873.60532218
   M_1           0.00000000     0.00000000       6.57500000         0.00000000       1000.00000000
   M_2           0.00000000     0.00000000       6.57500000         0.00000000       1000.00000000
    B            0.00000000     0.00000000       6.57500000         0.00000000       1000.00000000
   BIO           0.00000000     0.00000000       0.00000000         0.00000000          0.00000000
   R_1           0.00000000     0.00000000       0.00000000         0.00000000          0.00000000
   R_2           0.00000000     0.00000000       0.00000000         0.00000000          0.00000000
   R_3           0.00000000     0.00000000       0.00000000         0.00000000          0.00000000
     P           0.00000000     0.00000000   38213.30000000         0.00000000       1000.00000000


(5)      All classes are per $1,000 denomination

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                        31-May-2001
Distribution Date:                  15-Jun-2001

                                DFH Series 2000-3

                       Certificateholder Account Statement

-----------------------------------------------------------------------------------
                               CERTIFICATE ACCOUNT
-----------------------------------------------------------------------------------
Beginning Balance                                                              0.00

Deposits
    Payments of Interest and Principal                                 5,385,820.39
    Liquidations, Insurance Proceeds, Reserve Funds                            0.00
    Proceeds from Repurchased Loans                                            0.00
    Other Amounts (Servicer Advances)                                  1,155,429.67

    Realized Losses                                                            0.00
                                                                       ------------
Total Deposits                                                         6,541,250.06

Withdrawals
    Reimbursement for Servicer Advances                                        0.00
    Payment of Service Fee                                                74,135.33
    Payment of Interest and Principal                                  6,467,114.73
                                                                       ------------
Total Withdrawals (Pool Distribution Amount)                           6,541,250.06

Ending Balance                                                                 0.00
                                                                       ============
-----------------------------------------------------------------------------------
                    PREPAYMENT/CURTAILMENT INTEREST SHORTFALL
-----------------------------------------------------------------------------------

Total Prepayment/Curtailment Interest Shortfall                           17,897.66

Servicing Fee Support                                                     17,897.66
                                                                       ------------
Non-Supported Prepayment/Curtailment Interest Shortfall                        0.00
                                                                       ============
-----------------------------------------------------------------------------------
                                 SERVICING FEES
-----------------------------------------------------------------------------------

Gross Servicing Fee                                                       76,871.31
Trustee - Wells Fargo Bank N.A                                             4,608.55
Supported Prepayment/Curtailment Interest Shortfall                       17,897.66
                                                                       ------------
Net Servicing Fee                                                         63,582.20
                                                                       ============
-----------------------------------------------------------------------------------

                               Beginning                  Current            Current               Ending
       Account Type             Balance                 Withdrawals          Deposits              Balance
------------------------------------------------------------------------------------------------------------
 Net Rate Cap Fund             10,000.00                   0.00                0.00                10,000.00
 LIBOR Carryover Fund          10,000.00                   0.00                0.00                10,000.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                        31-May-2001
Distribution Date:                  15-Jun-2001


                                DFH Series 2000-3

             Loan Status Stratification/Credit Enhancement Statement

               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
----------------------------------------------------------------------------------------------------------------------
                 No. of     Principal                   No. of    Principal                   No. of   Principal
                  Loans      Balance                    Loans      Balance                     Loans    Balance
                                          0-29 Days        7     447,659.09    0-29 Days         3       85,787.43
   30 Days         151    9,686,134.65    30 Days          0           0.00    30 Days           1       87,123.90
   60 Days          61    3,882,009.08    60 Days          2      75,167.02    60 Days           5      382,984.02
   90 Days          20    1,451,664.97    90 Days          1     101,272.62    90 Days          14    1,432,204.34
   120 Days         17      671,023.12    120 Days        10     608,882.03    120 Days        163   10,010,253.97
   150 Days          0            0.00    150 Days         0           0.00    150 Days          0            0.00
   180+ Days         0            0.00    180+ Days        0           0.00    180+ Days         0            0.00
                   ---   -------------                    --   ------------                    ---   -------------
                   249   15,690,831.82                    20   1,232,980.76                    186   11,998,353.66

                REO                                 Total
-----------------------------------------------------------------------------
                No. of    Principal                  No. of    Principal
                 Loans     Balance                    Loans     Balance
0-29 Days          0          0.00    0-29 Days        10     533,446.52
30 Days            0          0.00    30 Days         152   9,773,258.55
60 Days            0          0.00    60 Days          68   4,340,160.12
90 Days            0          0.00    90 Days          35   2,985,141.93
120 Days           5    334,061.41    120 Days        195  11,624,220.53
150 Days           0          0.00    150 Days          0           0.00
180+ Days          0          0.00    180+ Days         0           0.00
                   -    ----------                    ---  -------------
                   5    334,061.41                    460  29,256,227.65

               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
----------------------------------------------------------------------------------------------------------------------
              No. of          Principal              No. of        Principal               No. of         Principal
               Loans           Balance                Loans         Balance                Loans           Balance
                                          0-29 Days 0.265152%      0.248967%   0-29 Days  0.113636%       0.047711%
   30 Days    5.719697%       5.386983%   30 Days   0.000000%      0.000000%   30 Days    0.037879%       0.048454%
   60 Days    2.310606%       2.158995%   60 Days   0.075758%      0.041804%   60 Days    0.189394%       0.212998%
   90 Days    0.757576%       0.807349%   90 Days   0.037879%      0.056323%   90 Days    0.530303%       0.796526%
   120 Days   0.643939%       0.373192%   120 Days  0.378788%      0.338632%   120 Days   6.174242%       5.567244%
   150 Days   0.000000%       0.000000%   150 Days  0.000000%      0.000000%   150 Days   0.000000%       0.000000%
   180+ Days  0.000000%       0.000000%   180+ Days 0.000000%      0.000000%   180+ Days  0.000000%       0.000000%
              --------        --------              --------       --------               --------        --------
              9.431818%       8.726520%             0.757576%      0.685727%              7.045455%       6.672933%


                REO                                 Total
-----------------------------------------------------------------------------
              No. of       Principal               No. of       Principal
              Loans        Balance                 Loans         Balance
0-29 Days   0.000000%     0.000000%   0-29 Days  0.378788%      0.296678%
30 Days     0.000000%     0.000000%   30 Days    5.757576%      5.435438%
60 Days     0.000000%     0.000000%   60 Days    2.575758%      2.413798%
90 Days     0.000000%     0.000000%   90 Days    1.325758%      1.660199%
120 Days    0.189394%     0.185790%   120 Days   7.386364%      6.464858%
150 Days    0.000000%     0.000000%   150 Days   0.000000%      0.000000%
180+ Days   0.000000%     0.000000%   180+ Days  0.000000%      0.000000%
            --------      --------              ---------      ---------
            0.189394%     0.185790%             17.424242%     16.270970%



(7) The 120 day category for delinquent, bankruptcy, foreclosure, and REO contains loans that are 120 days or more delinquent.


Current Period Realized Loss -
  Includes Interest Shortfall                       0.00    Principal Balance of Contaminated Properties             0.00
Cumulative Realized Losses -
  Includes Interest Shortfall                       0.00    Periodic Advance                                 1,155,429.67

Current Period Class A Insufficient Funds           0.00


Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                        31-May-2001
Distribution Date:                  15-Jun-2001


                                DFH Series 2000-3

                           Delinquency Status By Group

                     DELINQUENT                             BANKRUPTCY                             FORECLOSURE
----------------------------------------------------------------------------------------------------------------------
1               No. of       Principal                No. of      Principal                 No. of       Principal
                 Loans         Balance                 Loans        Balance                  Loans         Balance

                                          0-29 Days        5     273,623.77    0-29 Days         3       85,787.43
   30 Days          99    6,142,977.50    30 Days          0           0.00    30 Days           1       87,123.90
   60 Days          41    2,377,455.79    60 Days          2      75,167.02    60 Days           3      265,726.87
   90 Days          16    1,184,426.31    90 Days          0           0.00    90 Days          10      858,117.37
   120 Days         10      223,506.31    120 Days         5     310,172.75    120 Days         98    5,887,656.77
   150 Days          0            0.00    150 Days         0           0.00    150 Days          0            0.00
   180+ Days         0            0.00    180+ Days        0           0.00    180+ Days         0            0.00
                   ---    ------------                    --     ----------                    ---    ------------
                   166    9,928,365.91                    12     658,963.54                    115    7,184,412.34

                                          0-29 Days 0.251762%      0.211343%   0-29 Days  0.151057%       0.066261%
   30 Days    4.984894%       4.744738%   30 Days   0.000000%      0.000000%   30 Days    0.050352%       0.067293%
   60 Days    2.064451%       1.836309%   60 Days   0.100705%      0.058058%   60 Days    0.151057%       0.205243%
   90 Days    0.805639%       0.914832%   90 Days   0.000000%      0.000000%   90 Days    0.503525%       0.662796%
   120 Days   0.503525%       0.172633%   120 Days  0.251762%      0.239572%   120 Days   4.934542%       4.547532%
   150 Days   0.000000%       0.000000%   150 Days  0.000000%      0.000000%   150 Days   0.000000%       0.000000%
   180+ Days  0.000000%       0.000000%   180+ Days 0.000000%      0.000000%   180+ Days  0.000000%       0.000000%
              --------        --------              --------       --------               --------        --------
              8.358510%       7.668511%             0.604230%      0.508973%              5.790534%       5.549126%


                       REO                                 Total
-----------------------------------------------------------------------------
               No. of     Principal                 No. of      Principal
                Loans       Balance                  Loans        Balance
 0-29 Days          0          0.00    0-29 Days         8     359,411.20
 30 Days            0          0.00    30 Days         100   6,230,101.40
 60 Days            0          0.00    60 Days          46   2,718,349.68
 90 Days            0          0.00    90 Days          26   2,042,543.68
 120 Days           4    234,472.82    120 Days        117   6,655,808.65
 150 Days           0          0.00    150 Days          0           0.00
 180+ Days          0          0.00    180+ Days         0           0.00
                    -    ----------                    ---  -------------
                    4    234,472.82                    297  18,006,214.61

 0-29 Days   0.000000%     0.000000%   0-29 Days  0.402820%      0.277603%
 30 Days     0.000000%     0.000000%   30 Days    5.035247%      4.812031%
 60 Days     0.000000%     0.000000%   60 Days    2.316213%      2.099610%
 90 Days     0.000000%     0.000000%   90 Days    1.309164%      1.577628%
 120 Days    0.201410%     0.181103%   120 Days   5.891239%      5.140840%
 150 Days    0.000000%     0.000000%   150 Days   0.000000%      0.000000%
 180+ Days   0.000000%     0.000000%   180+ Days  0.000000%      0.000000%
             --------      --------              ---------      ---------
             0.201410%     0.181103%             14.954683%     13.907713%



                   DELINQUENT                             BANKRUPTCY                             FORECLOSURE
----------------------------------------------------------------------------------------------------------------------
2               No. of       Principal                No. of      Principal                 No. of       Principal
                 Loans         Balance                 Loans        Balance                  Loans         Balance
                                          0-29 Days        2     174,035.32    0-29 Days         0            0.00
   30 Days          52    3,543,157.15    30 Days          0           0.00    30 Days           0            0.00
   60 Days          20    1,504,553.29    60 Days          0           0.00    60 Days           2      117,257.15
   90 Days           4      267,238.66    90 Days          1     101,272.62    90 Days           4      574,086.97
   120 Days          7      447,516.81    120 Days         5     298,709.28    120 Days         65    4,122,597.20
   150 Days          0            0.00    150 Days         0           0.00    150 Days          0            0.00
   180+ Days         0            0.00    180+ Days        0           0.00    180+ Days         0            0.00
                    --    ------------                     -     ----------                     --    ------------
                    83    5,762,465.91                     8     574,017.22                     71    4,813,941.32

                                          0-29 Days 0.305810%      0.345740%   0-29 Days  0.000000%       0.000000%
   30 Days    7.951070%       7.038870%   30 Days   0.000000%      0.000000%   30 Days    0.000000%       0.000000%
   60 Days    3.058104%       2.988960%   60 Days   0.000000%      0.000000%   60 Days    0.305810%       0.232944%
   90 Days    0.611621%       0.530899%   90 Days   0.152905%      0.201189%   90 Days    0.611621%       1.140487%
   120 Days   1.070336%       0.889041%   120 Days  0.764526%      0.593419%   120 Days   9.938838%       8.189991%
   150 Days   0.000000%       0.000000%   150 Days  0.000000%      0.000000%   150 Days   0.000000%       0.000000%
   180+ Days  0.000000%       0.000000%   180+ Days 0.000000%      0.000000%   180+ Days  0.000000%       0.000000%
             ---------       ---------              --------       --------              ---------        --------
             12.691131%      11.447770%             1.223242%      1.140348%             10.856269%       9.563422%


                       REO                                 Total
-----------------------------------------------------------------------------
               No. of     Principal                 No. of      Principal
                Loans       Balance                  Loans        Balance

 0-29 Days          0          0.00    0-29 Days         2     174,035.32
 30 Days            0          0.00    30 Days          52   3,543,157.15
 60 Days            0          0.00    60 Days          22   1,621,810.44
 90 Days            0          0.00    90 Days           9     942,598.25
 120 Days           1     99,588.59    120 Days         78   4,968,411.88
 150 Days           0          0.00    150 Days          0           0.00
 180+ Days          0          0.00    180+ Days         0           0.00
                    -     ---------                    ---  -------------
                    1     99,588.59                    163  11,250,013.04

 0-29 Days   0.000000%     0.000000%   0-29 Days  0.305810%      0.345740%
 30 Days     0.000000%     0.000000%   30 Days    7.951070%      7.038870%
 60 Days     0.000000%     0.000000%   60 Days    3.363914%      3.221904%
 90 Days     0.000000%     0.000000%   90 Days    1.376147%      1.872575%
 120 Days    0.152905%     0.197844%   120 Days  11.926606%      9.870294%
 150 Days    0.000000%     0.000000%   150 Days   0.000000%      0.000000%
 180+ Days   0.000000%     0.000000%   180+ Days  0.000000%      0.000000%
             --------      --------              ---------      ---------
             0.152905%     0.197844%             24.923547%     22.349383%



Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                             31-May-2001
Distribution Date:                       15-Jun-2001

                                DFH Series 2000-3

                              COLLATERAL STATEMENT


Collateral Description                                    Fixed & Mixed ARM

Weighted Average Gross Coupon                                     11.737372%

Weighted Average Net Coupon                                       11.236967%

Weighted Average Pass-Through Rate                                11.206966%

Weighted Average Maturity (Stepdown Calculation)                        352

Beginning Scheduled Collateral Loan Count                             2,700

Number of Loans Paid in Full                                             60

Ending Scheduled Collateral Loan Count                                2,640

Beginning Scheduled Collateral Balance                       184,341,936.33

Ending Scheduled Collateral Balance                          179,719,684.84

Ending Actual Collateral Balance at 31-May-2001              179,806,288.94

Monthly P&I Constant                                           2,082,713.62

Ending Scheduled Balance for Premium Loans                   179,719,684.84

Required Overcollateralized Amount                                     0.00

Overcollateralized Increase Amount                               357,007.43

Overcollateralized Reduction Amount                                    0.00

Specified O/C Amount                                           4,500,000.00

Overcollateralized Amount                                      1,901,850.82

Overcollateralized Deficiency Amount                           2,955,156.61

Base Overcollateralization Amount                                      0.00

Extra Principal Distribution Amount                                    0.00

Excess Cash Amount                                               357,007.43

Curtailments Group F                                           -$116,703.49
Curtailments Group A                                                $527.83
Group F Prepayment Penalties                                     $83,886.92
Group A Prepayment Penalties                                     $49,934.41

 Delta Funding Corporation
 Mortgage Pass-Through Certificates
 Record Date:                             31-May-2001
 Distribution Date:                       15-Jun-2001

                                DFH Series 2000-3

    Group                                                      1                   2                    Total
 Collateral  Description                             Mixed Fixed           Mixed ARM        Fixed & Mixed ARM
 Weighted Average Coupon Rate                          12.565268           12.719395                11.737372
 Weighted Average Net Rate                             12.034706           12.189395                11.236967
 Weighted Average Maturity                                200.00              350.00                   352.00
 Record Date                                          05/31/2001          05/31/2001               05/31/2001
 Principal And Interest Constant                    1,515,165.98          567,547.64              ,082,713.62
 Beginning Loan Count                                      2,034                 666                    2,700
 Loans Paid In Full                                           48                  12                       60
 Ending Loan Count                                         1,986                 654                    2,640
 Beginning Scheduled Balance                      132,634,133.19       51,707,803.14           184,341,936.33
 Ending Scheduled Balance                         129,404,115.24       50,315,569.60           179,719,684.84
 Scheduled Principal                                  126,346.42           19,471.01               145,817.43
 Unscheduled Principal                              3,103,671.53        1,372,762.53             4,476,434.06
 Scheduled Interest                                 1,388,819.56          548,076.63             1,936,896.19
 Servicing Fee                                         55,326.34           21,544.92                76,871.26
 Master Servicing Fee                                       0.00                0.00                     0.00
 Trustee Fee                                            3,315.86            1,292.69                 4,608.55
 FRY Amount                                                 0.00                0.00                     0.00
 Special Hazard Fee                                         0.00                0.00                     0.00
 Other Fee                                                  0.00                0.00                     0.00
 Pool Insurance Fee                                         0.00                0.00                     0.00
 Spread 1                                                   0.00                0.00                     0.00
 Spread 2                                                   0.00                0.00                     0.00
 Spread 3                                                   0.00                0.00                     0.00
 Net Interest                                       1,330,177.36          525,239.02             1,855,416.38
 Realized Loss Amount                                       0.00                0.00                     0.00
 Cumulative Realized Loss                                   0.00                0.00                     0.00
 Percentage of Cumulative Losses                            0.00                0.00                     0.00


                                                                      EXHIBIT U
  Delta Funding Corporation
  Mortgage Pass-Through Certificates
  Record Date:                      31-May-2001
  Distribution Date:                  15-Jun-2001


                                DFH Series 2000-4

                     Certificateholder Distribution Summary

                                  Certificate         Certificate       Beginning
                                     Class            Pass-Through      Certificate            Interest
 Class          CUSIP             Description             Rate           Balance             Distribution
---------------------------------------------------------------------------------------------------------

     A         24763LHL7               SEN               7.06000%       94,138,878.81          553,850.40
     IO        24763LHM5                IO               9.25000%                0.00          250,666.67
    M-1        24763LHN3               MEZ               7.15000%        6,000,000.00           35,750.00
    M-2        24763LHP8               MEZ               7.15000%        5,500,000.00           32,770.83
     B         24763LHQ6               SUB               7.15000%        4,900,000.00           29,195.83
    BIO        DFH004BIO               SUB               0.00000%                0.00                0.00
    R-1        DFH0004R1               RES               0.00000%                0.00                0.00
    R-2        DFH0004R2               RES               0.00000%                0.00                0.00
    R-3        DFH0004R3               RES               0.00000%                0.00                0.00
     P         DFH00004P               SEN               0.00000%              100.00            6,318.01
---------------------------------------------------------------------------------------------------------
   Totals                                                              110,538,978.81          908,551.74

                                      Current         Ending                                    Cumulative
            Principal                Realized      Certificate           Total                   Realized
 Class     Distribution                Loss           Balance         Distribution                Losses
----------------------------------------------------------------------------------------------------------

     A      3,428,331.92                0.00       90,710,546.88        3,982,182.32                 0.00
     IO             0.00                0.00                0.00          250,666.67                 0.00
    M-1             0.00                0.00        6,000,000.00           35,750.00                 0.00
    M-2             0.00                0.00        5,500,000.00           32,770.83                 0.00
     B              0.00                0.00        4,900,000.00           29,195.83                 0.00
    BIO             0.00                0.00                0.00                0.00                 0.00
    R-1             0.00                0.00                0.00                0.00                 0.00
    R-2             0.00                0.00                0.00                0.00                 0.00
    R-3             0.00                0.00                0.00                0.00                 0.00
     P              0.00                0.00              100.00            6,318.01                 0.00
----------------------------------------------------------------------------------------------------------
   Totals   3,428,331.92                0.00      107,110,646.88        4,336,883.66                 0.00

All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

    Delta Funding Corporation
    Mortgage Pass-Through Certificates
    Record Date:                      31-May-2001
    Distribution Date:                  15-Jun-2001


                                DFH Series 2000-4

                        Principal Distribution Statement

                     Original          Beginning             Scheduled          Unscheduled
                       Face           Certificate            Principal            Principal
    Class             Amount             Balance            Distribution         Distribution            Accretion
------------------------------------------------------------------------------------------------------------------

     A             98,600,000.00       94,138,878.81           74,564.55        3,353,767.37                0.00
     IO                     0.00                0.00                0.00                0.00                0.00
    M-1             6,000,000.00        6,000,000.00                0.00                0.00                0.00
    M-2             5,500,000.00        5,500,000.00                0.00                0.00                0.00
     B              4,900,000.00        4,900,000.00                0.00                0.00                0.00
    BIO                     0.00                0.00                0.00                0.00                0.00
    R-1                     0.00                0.00                0.00                0.00                0.00
    R-2                     0.00                0.00                0.00                0.00                0.00
    R-3                     0.00                0.00                0.00                0.00                0.00
     P                      0.00              100.00                0.00                0.00                0.00
------------------------------------------------------------------------------------------------------------------
   Totals         115,000,000.00      110,538,978.81           74,564.55        3,353,767.37                0.00

                                          Total              Ending                Ending              Total
                          Realized      Principal          Certificate           Certificate         Principal
    Class                  Loss (1)     Reduction            Balance             Percentage         Distribution
------------------------------------------------------------------------------------------------------------------

     A                     0.00        3,428,331.92       90,710,546.88          0.91998526         3,428,331.92
     IO                    0.00                0.00                0.00          0.00000000                 0.00
    M-1                    0.00                0.00        6,000,000.00          1.00000000                 0.00
    M-2                    0.00                0.00        5,500,000.00          1.00000000                 0.00
     B                     0.00                0.00        4,900,000.00          1.00000000                 0.00
    BIO                    0.00                0.00                0.00          0.00000000                 0.00
    R-1                    0.00                0.00                0.00          0.00000000                 0.00
    R-2                    0.00                0.00                0.00          0.00000000                 0.00
    R-3                    0.00                0.00                0.00          0.00000000                 0.00
     P                     0.00                0.00              100.00          0.00000000                 0.00
------------------------------------------------------------------------------------------------------------------
   Totals                  0.00        3,428,331.92      107,110,646.88          0.93139693         3,428,331.92

(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Descript

      Delta Funding Corporation
      Mortgage Pass-Through Certificates
      Record Date:                      31-May-2001
      Distribution Date:                  15-Jun-2001

                                DFH Series 2000-4

                    Principal Distribution Factors Statement

                     Original          Beginning             Scheduled          Unscheduled
                       Face           Certificate            Principal            Principal
    Class (2)         Amount             Balance            Distribution         Distribution            Accretion
------------------------------------------------------------------------------------------------------------------

     A             98,600,000.00        954.75536318          0.75623276         34.01386785             0.00000000
     IO                     0.00          0.00000000          0.00000000          0.00000000             0.00000000
    M-1             6,000,000.00       1000.00000000          0.00000000          0.00000000             0.00000000
    M-2             5,500,000.00       1000.00000000          0.00000000          0.00000000             0.00000000
     B              4,900,000.00       1000.00000000          0.00000000          0.00000000             0.00000000
    BIO                     0.00          0.00000000          0.00000000          0.00000000             0.00000000
    R-1                     0.00          0.00000000          0.00000000          0.00000000             0.00000000
    R-2                     0.00          0.00000000          0.00000000          0.00000000             0.00000000
    R-3                     0.00          0.00000000          0.00000000          0.00000000             0.00000000
     P                      0.00          0.00000000          0.00000000          0.00000000             0.00000000

                                          Total              Ending                Ending              Total
                          Realized      Principal          Certificate           Certificate         Principal
    Class (2)               Loss (3)     Reduction            Balance             Percentage         Distribution
------------------------------------------------------------------------------------------------------------------

     A                0.00000000         34.77010061        919.98526247          0.91998526          34.77010061
     IO               0.00000000          0.00000000          0.00000000          0.00000000           0.00000000
    M-1               0.00000000          0.00000000       1000.00000000          1.00000000           0.00000000
    M-2               0.00000000          0.00000000       1000.00000000          1.00000000           0.00000000
     B                0.00000000          0.00000000       1000.00000000          1.00000000           0.00000000
    BIO               0.00000000          0.00000000          0.00000000          0.00000000           0.00000000
    R-1               0.00000000          0.00000000          0.00000000          0.00000000           0.00000000
    R-2               0.00000000          0.00000000          0.00000000          0.00000000           0.00000000
    R-3               0.00000000          0.00000000          0.00000000          0.00000000           0.00000000
     P                0.00000000          0.00000000          0.00000000          0.00000000           0.00000000

(2)      All classes are per $1,000 denomination.

(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Descript

     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:                      31-May-2001
     Distribution Date:                  15-Jun-2001

                                DFH Series 2000-4

                         Interest Distribution Statement


            Original               Current           Beginning             Current           Payment of            Current
Class         Face               Certificate        Certificate/           Accrued             Unpaid              Interest
             Amount                  Rate             Notional             Interest           Interest             Shortfall
                                                      Balance                                 Shortfall
------------------------------------------------------------------------------------------------------------------------------

 A         98,600,000.00             7.06000%       94,138,878.81          553,850.40             0.00                0.00
 IO                 0.00             9.25000%       32,518,919.00          250,666.67             0.00                0.00
M-1         6,000,000.00             7.15000%        6,000,000.00           35,750.00             0.00                0.00
M-2         5,500,000.00             7.15000%        5,500,000.00           32,770.83             0.00                0.00
 B          4,900,000.00             7.15000%        4,900,000.00           29,195.83             0.00                0.00
BIO                 0.00             0.00000%                0.00                0.00             0.00                0.00
R-1                 0.00             0.00000%                0.00                0.00             0.00                0.00
R-2                 0.00             0.00000%                0.00                0.00             0.00                0.00
R-3                 0.00             0.00000%                0.00                0.00             0.00                0.00
 P                  0.00             0.00000%              100.00                0.00             0.00                0.00
------------------------------------------------------------------------------------------------------------------------------
Totals    115,000,000.00                                                   902,233.73             0.00                0.00


            Non-Supported                               Total             Remaining            Ending
Class         Interest            Realized             Interest            Unpaid           Certificate/
              Shortfall            Loss (4)          Distribution         Interest            Notional
                                                                         Shortfall            Balance
--------------------------------------------------------------------------------------------------------

 A               0.00                0.00          553,850.40                0.00           90,710,546.88
 IO              0.00                0.00          250,666.67                0.00           32,518,919.00
M-1              0.00                0.00           35,750.00                0.00            6,000,000.00
M-2              0.00                0.00           32,770.83                0.00            5,500,000.00
 B               0.00                0.00           29,195.83                0.00            4,900,000.00
BIO              0.00                0.00                0.00                0.00                    0.00
R-1              0.00                0.00                0.00                0.00                    0.00
R-2              0.00                0.00                0.00                0.00                    0.00
R-3              0.00                0.00                0.00                0.00                    0.00
 P               0.00                0.00            6,318.01                0.00                  100.00
--------------------------------------------------------------------------------------------------------
Totals           0.00                0.00          908,551.74                0.00

(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:                      31-May-2001
     Distribution Date:                  15-Jun-2001

                                DFH Series 2000-4

                     Interest Distribution Factors Statement

            Original               Current           Beginning             Current           Payment of            Current
Class (5)     Face               Certificate        Certificate/           Accrued             Unpaid              Interest
             Amount                  Rate             Notional             Interest           Interest             Shortfall
                                                      Balance                                 Shortfall
------------------------------------------------------------------------------------------------------------------------------

 A         98,600,000.00             7.06000%        954.75536318          5.61714402          0.00000000          0.00000000
 IO                 0.00             9.25000%        972.83312094          7.49892205          0.00000000          0.00000000
M-1         6,000,000.00             7.15000%       1000.00000000          5.95833333          0.00000000          0.00000000
M-2         5,500,000.00             7.15000%       1000.00000000          5.95833273          0.00000000          0.00000000
 B          4,900,000.00             7.15000%       1000.00000000          5.95833265          0.00000000          0.00000000
BIO                 0.00             0.00000%          0.00000000          0.00000000          0.00000000          0.00000000
R-1                 0.00             0.00000%          0.00000000          0.00000000          0.00000000          0.00000000
R-2                 0.00             0.00000%          0.00000000          0.00000000          0.00000000          0.00000000
R-3                 0.00             0.00000%          0.00000000          0.00000000          0.00000000          0.00000000
 P                  0.00             0.00000%          0.00000000          0.00000000          0.00000000          0.00000000

            Non-Supported                               Total             Remaining            Ending
Class (5)     Interest            Realized             Interest            Unpaid           Certificate/
              Shortfall            Loss (6)          Distribution         Interest            Notional
                                                                         Shortfall            Balance
--------------------------------------------------------------------------------------------------------

 A            0.00000000          0.00000000          5.61714402          0.00000000        919.98526247
 IO           0.00000000          0.00000000          7.49892205          0.00000000        972.83312094
M-1           0.00000000          0.00000000          5.95833333          0.00000000       1000.00000000
M-2           0.00000000          0.00000000          5.95833273          0.00000000       1000.00000000
 B            0.00000000          0.00000000          5.95833265          0.00000000       1000.00000000
BIO           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
R-1           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
R-2           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
R-3           0.00000000          0.00000000          0.00000000          0.00000000          0.00000000
 P            0.00000000          0.00000000          0.00000000          0.00000000          0.00000000

(5)      All classes are per $1,000 denomination

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.


                        Certificate Component Statement

              Component            Beginning           Ending           Beginning           Ending             Ending
             Pass-Through           Notional          Notional          Component          Component          Component
Class           Rate                Balance           Balance            Balance            Balance           Percentage
---------------------------------------------------------------------------------------------------------------------------

OC           0.00000%              0.00               0.00              805,287.45         972,612.73         0.00000000%
FSA          0.10000%              0.00               0.00                    0.00               0.00         0.00000000%
SUB          0.00000%              0.00               0.00                    0.00               0.00         0.00000000%

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      31-May-2001
Distribution Date:                15-Jun-2001

                                DFH Series 2000-4

                       Certificateholder Account Statement



--------------------------------------------------------------------------------
                               CERTIFICATE ACCOUNT

 Beginning Balance                                                   0.00

 Deposits
     Payments of Interest and Principal                      3,803,196.08
     Liquidations, Insurance Proceeds, Reserve Funds                 0.00
     Proceeds from Repurchased Loans                                 0.00
     Other Amounts (Servicer Advances)                         591,766.76
     Realized Losses                                                 0.00
                                                            -------------
 Total Deposits                                              4,394,962.84

 Withdrawals
     Reimbursement for Servicer Advances                             0.00
     Payment of Service Fee                                     58,079.18
     Payment of Interest and Principal                       4,336,883.66
                                                            -------------
 Total Withdrawals (Pool Distribution Amount)                4,394,962.84

 Ending Balance                                                      0.00
                                                            =============
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

 Total Prepayment/Curtailment Interest Shortfall                15,644.36
 Servicing Fee Support                                          15,644.36
                                                            -------------
 Non-Supported Prepayment/Curtailment Interest Shortf                0.00
                                                            =============
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                 SERVICING FEES


 Gross Servicing Fee                                            60,311.42
 Trustee Fee - Wells Fargo Bank, N.A.                            5,567.21
 Supported Prepayment/Curtailment Interest Shortfall            15,644.36
                                                            -------------
 Net Servicing Fee                                               50,234.27
                                                            =============

--------------------------------------------------------------------------------

                                 Beginning        Current        Current       Ending
  Account Type                   Balance        Withdrawals      Deposits      Balance

  Reserve Fund                    5,000.00           0.00           0.00       5,000.00
  Reserve Fund                        0.00           0.00           0.00           0.00
  Financial Guaranty                  0.00           0.00           0.00           0.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      31-May-2001
Distribution Date:                  15-Jun-2001

                                DFH Series 2000-4

             Loan Status Stratification/Credit Enhancement Statement


               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
---------------------------------------------------------------------------------------------------------------------
             No. of      Principal                      No. of    Principal                     No. of   Principal
              Loans       Balance                        Loans     Balance                      Loans     Balance
                                           0-29 Days        0           0.00        0-29 Days        1      16,481.55
30 Days         129    7,728,334.94        30 Days          1      47,986.16        30 Days          0           0.00
60 Days          53    3,662,777.44        60 Days          0           0.00        60 Days          1     104,160.45
90 Days          20    1,145,796.49        90 Days          0           0.00        90 Days         13   1,052,036.10
120 Days          7      398,765.27        120 Days         0           0.00        120 Days        76   5,231,414.39
150 Days          0            0.00        150 Days         0           0.00        150 Days         0           0.00
180+ Days         0            0.00        180+ Days        0           0.00        180+ Days        0           0.00
                ---   -------------                        --   ------------                       ---   ------------
                209   12,935,674.14                         1      47,986.16                        91   6,404,092.49

             No. of      Principal                      No. of    Principal                     No. of   Principal
              Loans       Balance                        Loans     Balance                      Loans     Balance
                                           0-29 Days   0.000000%    0.000000%       0-29 Days   0.061958%    0.015243%
30 Days    7.992565%       7.147507%       30 Days     0.061958%    0.044380%       30 Days     0.000000%    0.000000%
60 Days    3.283767%       3.387499%       60 Days     0.000000%    0.000000%       60 Days     0.061958%    0.096332%
90 Days    1.239157%       1.059683%       90 Days     0.000000%    0.000000%       90 Days     0.805452%    0.972970%
120 Days   0.433705%       0.368796%       120 Days    0.000000%    0.000000%       120 Days    4.708798%    4.838244%
150 Days   0.000000%       0.000000%       150 Days    0.000000%    0.000000%       150 Days    0.000000%    0.000000%
180+ Days  0.000000%       0.000000%       180+ Days   0.000000%    0.000000%       180+ Days   0.000000%    0.000000%
          ---------       ---------                    --------     --------                    --------     --------
           2.949195%      11.963485%                   0.061958%    0.044380%                   5.638166%    5.922789%


                REO                                    Total
---------------------------------------------------------------------------
               No. of     Principal                   No. of     Principal
                Loans      Balance                     Loans      Balance

0-29 Days            0           0.00    0-29 Days         1       16,481.55
30 Days              0           0.00    30 Days         130    7,776,321.10
60 Days              0           0.00    60 Days          54    3,766,937.89
90 Days              0           0.00    90 Days          33    2,197,832.59
120 Days             0           0.00    120 Days         83    5,630,179.66
150 Days             0           0.00    150 Days          0            0.00
180+ Days            0           0.00    180+ Days         0            0.00
                    --   ------------                    ---   -------------
                     0           0.00                    301   19,387,752.79

               No. of     Principal                   No. of     Principal
                Loans      Balance                     Loans      Balance

0-29 Days      0.000000%     0.000000%   0-29 Days      0.061958%    0.015243%
30 Days        0.000000%     0.000000%   30 Days        8.054523%    7.191886%
60 Days        0.000000%     0.000000%   60 Days        3.345725%    3.483831%
90 Days        0.000000%     0.000000%   90 Days        2.044610%    2.032653%
120 Days       0.000000%     0.000000%   120 Days       5.142503%    5.207040%
150 Days       0.000000%     0.000000%   150 Days       0.000000%    0.000000%
180+ Days      0.000000%     0.000000%   180+ Days      0.000000%    0.000000%
               --------      --------                  ---------    ---------
               0.000000%     0.000000%                 18.649318%   17.930653%



(7) The 120 Day category for delinquent, bankruptcy, foreclosure, and REO contains loans that are 120 days or more delinquent.

         Current Period Realized Loss - Includes Interest Shortfall       0.00
         Cumulative Realized Losses - Includes Interest Shortfall         0.00
         Current Period Class A Insufficient Funds                        0.00
         Principal Balance of Contaminated Properties                     0.00
         Periodic Advance                                           591,766.76

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                        31-May-2001
Distribution Date:                  15-Jun-2001

                                DFH Series 2000-4
                           Delinquency Status By Group

               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
---------------------------------------------------------------------------------------------------------------------
 1           No. of      Principal                      No. of    Principal                     No. of   Principal
              Loans       Balance                        Loans     Balance                      Loans     Balance
                                           0-29 Days       0           0.00         0-29 Days       0           0.00
30 Days         95    5,800,466.18         30 Days         1      47,986.16         30 Days         0           0.00
60 Days         38    2,427,397.60         60 Days         0           0.00         60 Days         1     104,160.45
90 Days         16      836,163.72         90 Days         0           0.00         90 Days        10     934,006.58
120 Days         6      374,797.71         120 Days        0           0.00         120 Days       52   3,779,020.83
150 Days         0            0.00         150 Days        0           0.00         150 Days        0           0.00
180+ Days        0            0.00         180+ Days       0           0.00         180+ Days       0           0.00
               ---   -------------                        --   ------------                       ---   ------------
               155    9,438,825.21                         1      47,986.16                        63   4,817,187.86

                                           0-29 Days   0.000000%    0.000000%       0-29 Days  0.000000%   0.000000%
30 Days    6.914119%       6.282065%       30 Days     0.072780%    0.051970%       30 Days    0.000000%   0.000000%
60 Days    2.765648%       2.628939%       60 Days     0.000000%    0.000000%       60 Days    0.072780%   0.112809%
90 Days    1.164483%       0.905588%       90 Days     0.000000%    0.000000%       90 Days    0.727802%   1.011555%
120 Days   0.436681%       0.405916%       120 Days    0.000000%    0.000000%       120 Days   3.784571%   4.092784%
150 Days   0.000000%       0.000000%       150 Days    0.000000%    0.000000%       150 Days   0.000000%   0.000000%
180+ Days  0.000000%       0.000000%       180+ Days   0.000000%    0.000000%       180+ Days  0.000000%   0.000000%
          ---------       ---------                    --------     --------                    --------     --------
          11.280932%      10.222508%                   0.072780%    0.051970%                  4.585153%   5.217148%


                REO                                    Total
---------------------------------------------------------------------------
               No. of     Principal                   No. of     Principal
                Loans      Balance                     Loans      Balance

0-29 Days            0           0.00    0-29 Days         0            0.00
30 Days              0           0.00    30 Days          96    5,848,452.34
60 Days              0           0.00    60 Days          39    2,531,558.05
90 Days              0           0.00    90 Days          26    1,770,170.30
120 Days             0           0.00    120 Days         58    4,153,818.54
150 Days             0           0.00    150 Days          0            0.00
180+ Days            0           0.00    180+ Days         0            0.00
                    --   ------------                    ---   -------------
                     0           0.00                    219   14,303,999.23

0-29 Days      0.000000%     0.000000%   0-29 Days      0.000000%    0.000000%
30 Days        0.000000%     0.000000%   30 Days        6.986900%    6.334035%
60 Days        0.000000%     0.000000%   60 Days        2.838428%    2.741747%
90 Days        0.000000%     0.000000%   90 Days        1.892285%    1.917143%
120 Days       0.000000%     0.000000%   120 Days       4.221252%    4.498700%
150 Days       0.000000%     0.000000%   150 Days       0.000000%    0.000000%
180+ Days      0.000000%     0.000000%   180+ Days      0.000000%    0.000000%
               --------      --------                  ---------    ---------
               0.000000%     0.000000%                 15.938865%   15.491626%



               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
---------------------------------------------------------------------------------------------------------------------
 2           No. of      Principal                      No. of    Principal                     No. of   Principal
              Loans       Balance                        Loans     Balance                      Loans     Balance
                                           0-29 Days       0           0.00         0-29 Days       1      16,481.55
30 Days         34    1,927,868.76         30 Days         0           0.00         30 Days         0           0.00
60 Days         15    1,235,379.84         60 Days         0           0.00         60 Days         0           0.00
90 Days          4      309,632.77         90 Days         0           0.00         90 Days         3     118,029.52
120 Days         1       23,967.56         120 Days        0           0.00         120 Days       24   1,452,393.56
150 Days         0            0.00         150 Days        0           0.00         150 Days        0           0.00
180+ Days        0            0.00         180+ Days       0           0.00         180+ Days       0           0.00
               ---   -------------                        --   ------------                       ---   ------------
                54    3,496,848.93                         0           0.00                        28   1,586,904.63

                                           0-29 Days   0.000000%    0.000000%       0-29 Days   0.416667%    0.104363%
30 Days   14.166667%      12.207452%       30 Days     0.000000%    0.000000%       30 Days     0.000000%    0.000000%
60 Days    6.250000%       7.822545%       60 Days     0.000000%    0.000000%       60 Days     0.000000%    0.000000%
90 Days    1.666667%       1.960625%       90 Days     0.000000%    0.000000%       90 Days     1.250000%    0.747374%
120 Days   0.416667%       0.151765%       120 Days    0.000000%    0.000000%       120 Days   10.000000%    9.196697%
150 Days   0.000000%       0.000000%       150 Days    0.000000%    0.000000%       150 Days    0.000000%    0.000000%
180+ Days  0.000000%       0.000000%       180+ Days   0.000000%    0.000000%       180+ Days   0.000000%    0.000000%
          ---------       ---------                    --------     --------                   ---------    ---------
          22.500000%      22.142386%                   0.000000%    0.000000%                  11.666667%   10.048434%

                REO                                    Total
---------------------------------------------------------------------------
               No. of     Principal                   No. of     Principal
                Loans      Balance                     Loans      Balance

0-29 Days            0           0.00    0-29 Days         1       16,481.55
30 Days              0           0.00    30 Days          34    1,927,868.76
60 Days              0           0.00    60 Days          15    1,235,379.84
90 Days              0           0.00    90 Days           7      427,662.29
120 Days             0           0.00    120 Days         25    1,476,361.12
150 Days             0           0.00    150 Days          0            0.00
180+ Days            0           0.00    180+ Days         0            0.00
                    --   ------------                    ---   -------------
                     0           0.00                     82    5,083,753.56


0-29 Days      0.000000%     0.000000%   0-29 Days      0.416667%    0.104363%
30 Days        0.000000%     0.000000%   30 Days       14.166667%   12.207452%
60 Days        0.000000%     0.000000%   60 Days        6.250000%    7.822545%
90 Days        0.000000%     0.000000%   90 Days        2.916667%    2.707999%
120 Days       0.000000%     0.000000%   120 Days      10.416667%    9.348462%
150 Days       0.000000%     0.000000%   150 Days       0.000000%    0.000000%
180+ Days      0.000000%     0.000000%   180+ Days      0.000000%    0.000000%
               --------      --------                  ---------    ---------
               0.000000%     0.000000%                 34.166667%   32.190820%

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                             31-May-2001
Distribution Date:                       15-Jun-2001

                                DFH Series 2000-4

--------------------------------------------------------------------------------
                              COLLATERAL STATEMENT

Collateral Description                                        Mixed Fixed & Arm

Weighted Average Gross Coupon                                        12.321607%

Weighted Average Net Coupon                                          11.671605%

Weighted Average Pass-Through Rate                                   11.611599%

Weighted Average Maturity (Stepdown Calculation)                            319

Beginning Scheduled Collateral Loan Count                                 1,650

Number of Loans Paid in Full                                                 36

Ending Scheduled Collateral Loan Count                                    1,614

Beginning Scheduled Collateral Balance                           111,344,166.26

Ending Scheduled Collateral Balance                              108,083,159.61

Ending Actual Collateral Balance at 31-May-2001                  108,126,304.71

Monthly P&I Constant                                               1,217,847.10

Ending Scheduled Balance for Premium Loans                       108,083,159.61

Scheduled Principal                                                   74,564.55

Unscheduled Principal                                              3,186,442.10

Required Overcollateralized Amount                                         0.00

Overcollateralized Increase Amount                                   167,325.27

Overcollateralized Reduction Amount                                        0.00

Specified O/C Amount                                               2,587,500.00

Overcollateralized Amount                                            972,612.73

Overcollateralized Deficiency Amount                               1,782,212.55

Base Overcollateralization Amount                                          0.00

Extra Principal Distribution Amount                                        0.00

Excess Cash Amount                                                   167,325.27
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Curtailments                                                         $15,036.45
--------------------------------------------------------------------------------

 Delta Funding Corporation
 Mortgage Pass-Through Certificates
 Record Date:                             31-May-2001
 Distribution Date:                       15-Jun-2001

                                DFH Series 2000-4

 Group                                                      1                    2                    Total

 Collateral  Description                             Mixed Fixed         Mixed ARM          Mixed Fixed & Arm
 Weighted Average Coupon Rate                          12.311093           12.381743                12.321607
 Weighted Average Net Rate                             11.601093           11.671743                11.671605
 Weighted Average Maturity                                319.00              319.00                   319.00
 Record Date                                          05/31/2001          05/31/2001               05/31/2001
 Principal And Interest Constant                    1,041,305.74          176,541.36             1,217,847.10
 Beginning Loan Count                                      1,403                 247                    1,650
 Loans Paid In Full                                           29                   7                       36
 Ending Loan Count                                         1,374                 240                    1,614
 Beginning Scheduled Balance                       94,773,616.15       16,570,550.11           111,344,166.26
 Ending Scheduled Balance                          92,297,079.08       15,786,080.53           108,083,159.61
 Scheduled Principal                                   69,000.10            5,564.45                74,564.55
 Unscheduled Principal                              2,407,536.97          778,905.13             3,186,442.10
 Scheduled Interest                                   972,305.64          170,976.91             1,143,282.55
 Servicing Fee                                         51,335.71            8,975.71                60,311.42
 Master Servicing Fee                                       0.00                0.00                     0.00
 Trustee Fee                                            4,738.68              828.53                 5,567.21
 FRY Amount                                                 0.00                0.00                     0.00
 Special Hazard Fee                                         0.00                0.00                     0.00
 Other Fee                                                  0.00                0.00                     0.00
 Pool Insurance Fee                                         0.00                0.00                     0.00
 Spread 1                                                   0.00                0.00                     0.00
 Spread 2                                                   0.00                0.00                     0.00
 Spread 3                                                   0.00                0.00                     0.00
 Net Interest                                         916,231.25          161,172.67             1,077,403.92
 Realized Loss Amount                                       0.00                0.00                     0.00
 Cumulative Realized Loss                                   0.00                0.00                     0.00
 Percentage of Cumulative Losses                            0.00                0.00                     0.00

  Delta Funding Non-Performing Loan Trust                             EXHIBIT V
  Mortgage Pass-Through Certificates
  Record Date:                      31-May-2001
  Distribution Date:                15-Jun-2001

                                DNT Series 2000-1

                     Certificateholder Distribution Summary

                                  Certificate         Certificate       Beginning
                                     Class            Pass-Through      Certificate            Interest
 Class          CUSIP             Description             Rate           Balance             Distribution
---------------------------------------------------------------------------------------------------------
   NOTES        DNT00001A            SEN                9.50000%        1,570,371.92           12,432.11
  TRUSTCER      DNT0001TC            JUN                0.00000%                0.00                0.00
                                                                        ------------           ---------
   Totals                                                               1,570,371.92           12,432.11

                                      Current         Ending                                    Cumulative
                 Principal           Realized      Certificate           Total                   Realized
 Class          Distribution           Loss           Balance         Distribution                Losses
----------------------------------------------------------------------------------------------------------
   NOTES         253,839.49           0.00        1,316,532.43          266,271.60                 0.00
  TRUSTCER             0.00           0.00                0.00                0.00                 0.00
                 ----------           ----        ------------          ----------                 ----
   Totals        253,839.49           0.00        1,316,532.43          266,271.60                 0.00



All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

    Delta Funding Non-Performing Loan Trust
    Mortgage Pass-Through Certificates
    Record Date:                      31-May-2001
    Distribution Date:                15-Jun-2001

                                DNT Series 2000-1

                        Principal Distribution Statement



                     Original          Beginning             Scheduled          Unscheduled
                       Face           Certificate            Principal            Principal
    Class             Amount             Balance            Distribution         Distribution            Accretion
------------------------------------------------------------------------------------------------------------------
   NOTES          3,013,040.40        1,570,371.92          252,159.12            1,680.37                0.00
 TRUSTCERT                0.00                0.00                0.00                0.00                0.00
                  ------------        ------------          ----------            --------                ----
   Totals         3,013,040.40        1,570,371.92          252,159.12            1,680.37                0.00

                                          Total              Ending                Ending              Total
                          Realized      Principal          Certificate           Certificate         Principal
    Class                  Loss (1)     Reduction            Balance             Percentage         Distribution
------------------------------------------------------------------------------------------------------------------
   NOTES                    0.00        253,839.49        1,316,532.43          0.43694483           253,839.49
 TRUSTCERT                  0.00              0.00                0.00          0.00000000                 0.00
                            ----        ----------        ------------          ----------           ----------
   Totals                   0.00        253,839.49        1,316,532.43          0.43694483           253,839.49

(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Descript

      Delta Funding Non-Performing Loan Trust
      Mortgage Pass-Through Certificates
      Record Date:                      31-May-2001
      Distribution Date:                15-Jun-2001

                                DNT Series 2000-1

                    Principal Distribution Factors Statement

                     Original          Beginning             Scheduled          Unscheduled
                       Face           Certificate            Principal            Principal
    Class             Amount             Balance            Distribution         Distribution          Accretion
------------------------------------------------------------------------------------------------------------------
   NOTES            3,013,040.40        521.19179019         83.68925953          0.55769913          0.00000000
 TRUSTCERT                  0.00          0.00000000          0.00000000          0.00000000          0.00000000

                                          Total              Ending                Ending              Total
                          Realized      Principal          Certificate           Certificate         Principal
    Class                  Loss (3)     Reduction            Balance             Percentage         Distribution
------------------------------------------------------------------------------------------------------------------
   NOTES                0.00000000     84.24695865        436.94483154          0.43694483          84.24695865
 TRUSTCERT              0.00000000      0.00000000          0.00000000          0.00000000           0.00000000


(2)      All Classes are per $1,000 denomination.

(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Descript

     Delta Funding Non-Performing Loan Trust
     Mortgage Pass-Through Certificates
     Record Date:                      31-May-2001
     Distribution Date:                15-Jun-2001

                                DNT Series 2000-1

                         Interest Distribution Statement

            Original               Current           Beginning             Current           Payment of            Current
Class         Face               Certificate        Certificate/           Accrued             Unpaid              Interest
             Amount                  Rate             Notional             Interest           Interest             Shortfall
                                                      Balance                                 Shortfall
------------------------------------------------------------------------------------------------------------------------------
 NOTES      3,013,040.40          9.50000%         1,570,371.92           12,432.11              0.00               0.00
TRUSTCE             0.00          0.00000%                 0.00                0.00              0.00               0.00
            ------------                                                  ---------              ----               ----
Totals      3,013,040.40                                                  12,432.11              0.00               0.00

            Non-Supported                               Total             Remaining            Ending
Class         Interest            Realized             Interest            Unpaid           Certificate/
              Shortfall            Loss (4)          Distribution         Interest            Notional
                                                                         Shortfall            Balance
--------------------------------------------------------------------------------------------------------
 NOTES           0.00               0.00               12,432.11            0.00           1,316,532.43
TRUSTCE          0.00               0.00                    0.00            0.00                   0.00
                 ----               ----               ---------            ----
Totals           0.00               0.00               12,432.11            0.00


(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

     Delta Funding Non-Performing Loan Trust
     Mortgage Pass-Through Certificates
     Record Date:                      31-May-2001
     Distribution Date:                15-Jun-2001

                                DNT Series 2000-1

            Original               Current           Beginning             Current           Payment of            Current
Class (5)     Face               Certificate        Certificate/           Accrued             Unpaid              Interest
             Amount                  Rate             Notional             Interest           Interest             Shortfall
                                                      Balance                                 Shortfall
------------------------------------------------------------------------------------------------------------------------------
  NOTES     3,013,040.40          9.50000%         521.19179019           4.12610133         0.00000000         0.00000000
TRUSTCER            0.00          0.00000%           0.00000000           0.00000000         0.00000000         0.00000000

            Non-Supported                               Total             Remaining            Ending
Class (5)     Interest            Realized             Interest            Unpaid           Certificate/
              Shortfall            Loss (4)          Distribution         Interest            Notional
                                                                         Shortfall            Balance
--------------------------------------------------------------------------------------------------------
  NOTES       0.00000000        0.00000000         4.12610133           0.00000000        436.94483154
TRUSTCER      0.00000000        0.00000000         0.00000000           0.00000000          0.00000000

(5)      All Classes are per $1,000 denomination

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Non-Performing Loan Trust
Mortgage Pass-Through Certificates
Record Date:                      31-May-2001
Distribution Date:                15-Jun-2001

                                DNT Series 2000-1

                       Certificateholder Account Statement

--------------------------------------------------------------------------------
                               CERTIFICATE ACCOUNT

    Beginning Balance                                               0.00

    Deposits

        Payments of Interest and Principal                    277,672.62

        Liquidations, Insurance Proceeds, Reserve Funds             0.00
        Proceeds from Repurchased Loans                             0.00
        Other Amounts (Servicer Advances)                           0.00

        Realized Losses                                        (6,616.02)
                                                             -----------
    Total Deposits                                            271,056.60

    Withdrawals
        Reimbursement for Servicer Advances                         0.00
        Payment of Service Fee                                  4,785.00
        Payment of Interest and Principal                     266,271.60
                                                             -----------
    Total Withdrawals (Pool Distribution Amount)              271,056.60

    Ending Balance                                                  0.00
                                                             ===========
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

    Total Prepayment/Curtailment Interest Shortfall                 0.00

    Servicing Fee Support                                           0.00
                                                             -----------
    Non-Supported Prepayment/Curtailment Interest Shortf            0.00
                                                             ===========
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                 SERVICING FEES

    Gross Servicing Fee                                         2,160.00

    Trustee - Wells Fargo Bank, N.A.                            1,500.00
    Trust Expenses                                              1,125.00
    Owner Trustee Fee                                               0.00
    Supported Prepayment/Curtailment Interest Shortfall             0.00
                                                             -----------
    Net Servicing Fee                                           4,785.00
                                                             ===========
--------------------------------------------------------------------------------

Delta Funding Non-Performing Loan Trust
Mortgage Pass-Through Certificates
Record Date:                      31-May-2001
Distribution Date:                15-Jun-2001

                                DNT Series 2000-1

             Loan Status Stratification/Credit Enhancement Statement

               DELINQUENT                             BANKRUPTCY                             FORECLOSURE
---------------------------------------------------------------------------------------------------------------------
             No. of      Principal                      No. of    Principal                     No. of   Principal
              Loans       Balance                        Loans     Balance                      Loans     Balance
                                           0-29 Days       1      46,418.92         0-29 Days       0           0.00
30 Days          3      254,546.51         30 Days         0           0.00         30 Days         0           0.00
60 Days          0            0.00         60 Days         0           0.00         60 Days         0           0.00
90 Days          0            0.00         90 Days         0           0.00         90 Days         0           0.00
120 Days         0            0.00         120 Days        1      19,579.06         120 Days        0           0.00
150 Days         0            0.00         150 Days        0           0.00         150 Days        0           0.00
180+ Days        0            0.00         180+ Days       6     732,267.30         180+ Days      12   2,092,432.86
               ---   -------------                        --   ------------                       ---   ------------
                 3      254,546.51                         8     798,265.28                        12   2,092,432.86

                                           0-29 Days    3.125000%    1.292853%      0-29 Days    0.000000%    0.000000%
30 Days   9.375000%       7.089592%        30 Days      0.000000%    0.000000%      30 Days      0.000000%    0.000000%
60 Days   0.000000%       0.000000%        60 Days      0.000000%    0.000000%      60 Days      0.000000%    0.000000%
90 Days   0.000000%       0.000000%        90 Days      0.000000%    0.000000%      90 Days      0.000000%    0.000000%

120 Days  0.000000%       0.000000%        120 Days     3.125000%    0.545313%      120 Days     0.000000%    0.000000%
150 Days  0.000000%       0.000000%        150 Days     0.000000%    0.000000%      150 Days     0.000000%    0.000000%
180+ Days 0.000000%       0.000000%        180+ Days   18.750000%   20.395002%      180+ Days   37.500000%   58.278136%
          ---------       ---------                    ---------    ---------                   ---------    ---------
          9.375000%       7.089592%                    25.000000%    2.233169%                   7.500000%    8.278136%

                REO                                    Total
---------------------------------------------------------------------------
               No. of     Principal                   No. of     Principal
                Loans      Balance                     Loans      Balance

0-29 Days            0           0.00    0-29 Days         1       46,418.92
30 Days              0           0.00    30 Days           3      254,546.51
60 Days              0           0.00    60 Days           0            0.00
90 Days              0           0.00    90 Days           0            0.00
120 Days             0           0.00    120 Days          1       19,579.06
150 Days             0           0.00    150 Days          0            0.00
180+ Days            4     139,499.57    180+ Days        22    2,964,199.73
                    --   ------------                    ---   -------------
                     4     139,499.57                     27    3,284,744.22

0-29 Days      0.000000%     0.000000%   0-29 Days      3.125000%    1.292853%
30 Days        0.000000%     0.000000%   30 Days        9.375000%    7.089592%
60 Days        0.000000%     0.000000%   60 Days        0.000000%    0.000000%
90 Days        0.000000%     0.000000%   90 Days        0.000000%    0.000000%

120 Days       0.000000%     0.000000%   120 Days       3.125000%    0.545313%
150 Days       0.000000%     0.000000%   150 Days       0.000000%    0.000000%
180+ Days     12.500000%     3.885322%   180+ Days     68.750000%   82.558460%
              ---------      --------                  ---------    ---------
              12.500000%     3.885322%                 84.375000%   91.486219%


(7) The 90 day category for delinquent, bankruptcy, foreclosures, and REO may contain loans that are 90 days or more delinquent.

         Current Period Realized Loss - Includes Interest Shortfall         0.00
         Cumulative Realized Losses - Includes Interest Shortfall     275,154.16
         Current Period Class A Insufficient Funds                          0.00
         Principal Balance of Contaminated Properties                       0.00
         Periodic Advance                                                   0.00

Delta Funding Non-Performing Loan Trust
Mortgage Pass-Through Certificates
Record Date:                      31-May-2001
Distribution Date:                15-Jun-2001

                                DNT Series 2000-1

--------------------------------------------------------------------------------
                              COLLATERAL STATEMENT

Collateral Description                               Fixed Mixed & ARM & Balloon

Weighted Average Gross Coupon                                          3.309306%

Weighted Average Net Coupon                                            2.635845%

Weighted Average Pass-Through Rate                                     2.168165%

Weighted Average Maturity (Stepdown Calculation)                               1

Beginning Scheduled Collateral Loan Count                                     33

Number of Loans Paid in Full                                                   1

Ending Scheduled Collateral Loan Count                                        32

Beginning Scheduled Collateral Balance                              3,848,779.62

Ending Scheduled Collateral Balance                                 3,590,425.17

Ending Actual Collateral Balance at 31-May-2001                     3,590,425.17

Monthly P&I Constant                                                  269,317.29
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Reimbursed Servicer Advances                                           $3,044.80

Reimbursed Escrow Advances                                             $5,659.38

Interest on Taxes                                                          $0.00
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers

   Our certificate of incorporation and Delta Funding Residual Management, Inc.'s certificate of incorporation eliminate, to the fullest extent permitted by the law of the State of Delaware, personal liability of directors to those companies and their shareholders for monetary damages for breach of fiduciary duty as directors.

   Section 145(a) of the Delaware General Corporation Law, or DGCL, provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

   With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor. . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement or such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

   To the fullest extent permitted by applicable law, each of us and Delta Funding Residual Management Inc. agrees to indemnify any of its respective officers or directors for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with his or her duties as an officer or director formed pursuant to our or Delta Funding Residual Management's charter documents, as the case may be, including the costs and expenses (including reasonable legal fees and expenses) of defending him or herself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

   Delta Funding Residual Exchange Company, LLC's operating agreement eliminates to the fullest extent permitted by the State of Delaware, the personal liability of its managing member.

   Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any manager from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, as are set forth in its limited liability company agreement.

   Section 7 of Delta Funding Residual Exchange Company, LLC's operating agreement, provides that neither the manager, nor any of its agents, partners, employees, counsel or affiliates (other than professionals employed by Delta Funding Residual Exchange Company, LLC who shall be held to the usual standards of professional practice), shall be liable, responsible or accountable in damages or otherwise to Delta Funding Residual Exchange Company, LLC or any member for any action taken or failure to act (even if such action or failure to act constituted negligence, other than gross negligence, on such person's part) on behalf of Delta Funding Residual Exchange Company, LLC unless such act or failure to act was fraudulent, performed or omitted, in bad faith or constituted gross negligence.

   Delta Funding Residual Exchange Company, LLC's operating agreement further provides that Delta Funding Residual Exchange Company, LLC shall indemnify and hold harmless the manager and each officer of Delta Funding Residual Exchange Company, LLC and any of the manager's affiliates with respect to the following activities as follows:

   o Delta Funding Residual Exchange Company, LLC shall indemnify and hold harmless, to the fullest extent permitted by law, each of the above listed parties from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the party may be involved, or threatened to be involved, as a party or otherwise arising as a result of such person's status as an indemnified party, regardless of whether the party continues in such capacity at the time any such liability or expense is paid or incurred, and regardless of whether any such action is brought by a third party, a member, or by or in the name of Delta Funding Residual Exchange Company, LLC; provided, however, no party shall be indemnified under Delta Funding Residual Exchange Company, LLC's operating agreement for any costs that proximately result from such party's fraud, gross negligence or willful misconduct, or a material breach of the Delta Funding Residual Exchange Company, LLC's operating agreement.

   o Delta Funding Residual Exchange Company, LLC shall pay or reimburse, to the fullest extent allowed by law, in advance of the final disposition of the proceeding, costs as incurred by the indemnified party in connection with any; provided, however, that such indemnified party shall repay all amounts received from Delta Funding Residual Exchange Company, LLC pursuant to its operating agreement if it shall ultimately be determined at the final disposition of the proceeding that such indemnified party is not entitled to be indemnified by Delta Funding Residual Exchange Company, LLC as authorized by its operating agreement.

   o Delta Funding Residual Exchange Company, LLC shall pay or reimburse costs incurred by an indemnified party in connection with such person's appearance as a witness or other participation in a proceeding involving or affecting Delta Funding Residual Exchange Company, LLC at a time when the indemnified party is not a named defendant or respondent in the proceeding.

   o The managing member of Delta Funding Residual Exchange Company, LLC may cause it to purchase and maintain insurance or other arrangements on behalf of the indemnified parties and/or Delta Funding Residual Exchange Company, LLC against any liability asserted against any indemnified party and incurred by any indemnified party in such person's capacity as such or arising out of the indemnified party's status in such capacity, regardless of whether Delta Funding Residual Exchange Company, LLC would have the power to indemnify the indemnified party against that liability under Section 7 of its operating agreement, to the extent that such insurance is available on commercially reasonable terms. An party shall not be denied indemnification in whole or in part under the operating agreement because the party had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the operating agreement.

Item 21. Exhibits and Financial Statements and Schedules

   (a) Exhibits


Exhibit
Number                                    Exhibit
------                                    -------
3.1       Articles of Incorporation of Delta Financial Corporation.(1)

3.2       Bylaws of Delta Financial Corporation.(1)

3.3       Delta Funding Residual Exchange Company, LLC Amended and Restated Limited Liability Company Agreement.(2)

3.4       Delta Funding Residual Management, Inc. Certificate of Incorporation.(3)

3.5       Delta Funding Residual Management, Inc. Amended and Restated Certificate of Incorporation.(2)

3.6       Delta Funding Residual Management, Inc. Bylaws.(2)

3.7       Certificate of Designations, Voting Powers, Preferences and Rights of The Series A Preferred Stock of Delta Financial
          Corporation.(2)

3.8       Reorganization and Exchange Agreement.(2)

3.9       Management Agreement for Delta Funding Residual Management, Inc.(2)

Exhibit
Number                                    Exhibit
------                                    -------
4.1       Senior Notes Indenture, dated as of July 23, 1997, of Delta Financial Corporation.(4)

4.2       Senior Notes First Supplemental Indenture, dated as of August 1, 2000, of Delta Financial Corporation.(5)

4.3       Senior Notes Second Supplemental Indenture, dated as of October 16, 2000, of Delta Financial Corporation.(3)

4.4       Senior Notes Third Supplemental Indenture, dated as of November 20, 2000, of Delta Financial Corporation.(3)

4.5       Senior Notes Fourth Supplemental Indenture, dated as of December 21, 2000, of Delta Financial Corporation.(3)

4.6       Senior Secured Notes Indenture, dated as of December 21, 2000, of Delta Financial Corporation.(6)

4.7       Senior Secured Notes First Supplemental Indenture, dated as of January 11, 2001, of Delta Financial Corporation.(3)

4.8       Senior Secured Notes Second Supplemental Indenture, dated as of February 12, 2001, of Delta Financial Corporation.(3)

4.9       Senior Secured Notes Third Supplemental Indenture, dated as of March 16, 2001, of Delta Financial Corporation.(7)

4.10      Senior Secured Notes Fourth Supplemental Indenture, dated as of July 31, 2001, of Delta Financial Corporation.(2)

5.1       Legal Opinion of Stroock & Stroock & Lavan LLP.(2)

8.1       Legal Opinion of Stroock & Stroock & Lavan LLP as to tax matters.(2)

10.1      Employment Agreement, dated October 1, 1996, between Delta Financial Corporation and Sidney A. Miller.(9)

10.2      Employment Agreement, dated October 1, 1996, between Delta Financial Corporation and Hugh Miller.(9)

10.3      Employment Agreement, dated October 1, 1996, between Delta Financial Corporation and Christopher Donnelly.(9)

10.4      Employment Agreement, dated March 4, 1997, between Delta Financial Corporation and Richard Blass.(9)

10.5      Lease Agreement between Delta Funding Corporation and the Tilles Investment Company.(8)

13.1      Annual Report of Delta Financial Corporation.(10)

23.1      Consent of KPMG LLP.(2)

23.2      Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1).(2)

24.1      Power of Attorney (included in the signature page).

99.1      Letter of Transmittal and Consent.(11)

99.2      Letter to Holders of the Notes.(11)

99.3      Letter to Broker, Dealers, Commercial Banks Trust Companies and Other Nominees.(10)

99.4      Letter to Our Clients.(11)

99.5      Delta Funding Residual Exchange Company, LLC Notice of Guaranteed Delivery Pursuant to the Prospectus Dated July 23,
          2001.(11)

---------------

(1) Incorporated by reference from Delta Financial Corporation's Registration Statement on Form S-1 filed with the Commission on October 9, 1996 (File No. 333-11289).

(2)   Filed with this amendment.
(3) Incorporated by reference from Amendment No. 1 to Delta Financial Corporation, Delta Funding Residual Exchange Company, LLC and Delta Funding Residual Management, Inc.'s Registration Statement on Form S-4 filed with the Commission on July 3, 2001 (File No. 333-60188).
(4) Incorporated by reference from Delta Financial Corporation's Current Report on Form 8-K filed with the Commission on September 30, 1997 (File No. 1- 12109).
(5) Incorporated by reference from Delta Financial Corporation's Current Report on Form 8-K filed with the Commission on August 1, 2001 (File No. 1-12109).
(6) Incorporated by reference from Delta Financial Corporation's Current Report on Form 8-K filed with the Commission on January 10, 2001 (File No. 1- 12109).
(7) Incorporated by reference from Delta Financial Corporation's Current Report on Form 8-K filed with the Commission on March 16, 2001 (File No. 1-12109).
(8)   To be filed by amendment.
(9) Incorporated by reference from Delta Financial Corporation's Amendment to Registration Statement on Form S-1/A filed with the Commission on July 18, 1997 (File No. 1-12109).
(10) Incorporated by reference from Delta Financial Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000, filed with the Commission on July 3, 2001 (File No. 1-12109).
(11) Incorporated by reference from Amendment No. 2 to Delta Financial Corporation, Delta Funding Residual Exchange Company, LLC and Delta Funding Residual Management, Inc.'s Registration Statement on Form S-4 filed with the Commission on July 18, 2001 (File No. 333-60188).

Item 22. Undertakings

   (a) Each of the undersigned registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Each of the undersigned Registrants hereby undertakes:

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective ate of the registration statement through the date of responding to the request.

   (d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused Amendment No. 4 to this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 9, 2001.


                      DELTA FINANCIAL CORPORATION


                      By: /s/ Hugh Miller
                          ---------------------------------------------
                          Name:  Hugh Miller
                          Title: President and Chief Executive Officer


                      DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC


                      By: Delta Funding Residual Management Inc., as its
                          Managing Member

                      By: /s/ Hugh Miller
                          ---------------------------------------------
                          Name:  Hugh Miller
                          Title: President


                      DELTA FUNDING RESIDUAL MANAGEMENT, INC.

                      By: /s/ Hugh Miller
                          ---------------------------------------------
                          Name:  Hugh Miller
                          Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

                  Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Hugh Miller and Marc Miller and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto) and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

DELTA FINANCIAL CORPORATION:

Signature                              Title                                          Date
---------                              -----                                          ----

*/s/ Hugh Miller                       Chairman of the Board of Directors             August 9, 2001
------------------------------
Sidney Miller

/s/ Hugh Miller                        Chief Executive Officer, President             August 9, 2001
------------------------------         and Director (Principal Executive Officer)
Hugh Miller

*/s/ Hugh Miller                       Executive Vice President, Chief                August 9, 2001
------------------------------         Financial Officer and Director (Principal
Richard Blass                          Financial Officer)


*/s/ Hugh Miller                       Director                                       August 9, 2001
------------------------------
Arnold B. Pollard

* By Hugh Miller as Attorney-in-Fact.

DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC:


Signature                              Title                                          Date
---------                              -----                                          ----

By: Delta Funding Residual
Management, Inc., as its
Managing Member

/s/ Hugh Miller                        Chief Executive Officer and                    August 9, 2001
------------------------------         President
Hugh Miller



DELTA FUNDING RESIDUAL MANAGEMENT, INC.:

Signature                              Title                                          Date
---------                              -----                                          ----

/s/ Hugh Miller                        Chief Executive Officer, President             August 9, 2001
------------------------------         and Director (Principal Executive Officer)
Hugh Miller

/s/ Richard Blass                      Executive Vice President, Chief                August 9, 2001
------------------------------         Financial Officer and Director (Principal
Richard Blass                          Financial Officer)


/s/ Marc E. Miller                     Senior Vice President, Secretary               August 9, 2001
------------------------------         and Director
Marc E. Miller


